EXECUTION COPY





               J. P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.,

                                  Depositor,


                         MIDLAND LOAN SERVICES, L.P.,

                    Master Servicer and Special Servicer,


                            LASALLE NATIONAL BANK,

                                  Trustee,

                                     and

                              ABN AMRO BANK N.V.

                                 Fiscal Agent
                       ________________________________

                       POOLING AND SERVICING AGREEMENT

                        Dated as of September 1, 1997

                       ________________________________

                                $1,033,747,782

                      MORTGAGE PASS-THROUGH CERTIFICATES

                                SERIES 1997-C5



                              TABLE OF CONTENTS
                             -----------------

                                                                       Page
                                                                       ----

                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.01   Defined Terms . . . . . . . . . . . . . . . . . . . .   3
          Accepted Servicing Practices  . . . . . . . . . . . . . . . . .   3
          Accepted Special Servicing Practices  . . . . . . . . . . . . .   3
          Acquisition Date  . . . . . . . . . . . . . . . . . . . . . . .   4
          Adjusted Available Distribution Amount  . . . . . . . . . . . .   4
          Adjusted Collateral Value . . . . . . . . . . . . . . . . . . .   4
          Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Advance/Delinquency Report  . . . . . . . . . . . . . . . . . .   5
          Advance Rate  . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Allocation Fraction . . . . . . . . . . . . . . . . . . . . . .   5
          Asset Strategy Report . . . . . . . . . . . . . . . . . . . . .   5
          Assignment of Leases and Rents  . . . . . . . . . . . . . . . .   5
          Assignment of Mortgage  . . . . . . . . . . . . . . . . . . . .   5
          Assumed Final Distribution Date . . . . . . . . . . . . . . . .   5
          Auction Closing Date  . . . . . . . . . . . . . . . . . . . . .   6
          Auction Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Auction Valuation Date  . . . . . . . . . . . . . . . . . . . .   6
          Available Distribution Amount . . . . . . . . . . . . . . . . .   6
          Balloon Mortgage Loan . . . . . . . . . . . . . . . . . . . . .   6
          Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . .   6
          Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . .   6
          Book-Entry Certificate  . . . . . . . . . . . . . . . . . . . .   6
          Business Day  . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Certificate Account . . . . . . . . . . . . . . . . . . . . . .   6
          Certificate Balance . . . . . . . . . . . . . . . . . . . . . .   7
          Certificateholder" or "Holder"  . . . . . . . . . . . . . . . .   7
          Certificate Owner . . . . . . . . . . . . . . . . . . . . . . .   7
          Certificate Register" and "Certificate Registrar" . . . . . . .   7
          Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Class A1 Certificate  . . . . . . . . . . . . . . . . . . . . .   7
          Class A2 Certificate  . . . . . . . . . . . . . . . . . . . . .   7
          Class A3 Certificate  . . . . . . . . . . . . . . . . . . . . .   7
          Class B Certificate . . . . . . . . . . . . . . . . . . . . . .   7
          Class Balance . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Class C Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class D Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class E Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class F Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class G Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class H Certificate . . . . . . . . . . . . . . . . . . . . . .   8
          Class NR-I Certificate  . . . . . . . . . . . . . . . . . . . .   8
          Class NR-P Certificate  . . . . . . . . . . . . . . . . . . . .   8
          Class Portion . . . . . . . . . . . . . . . . . . . . . . . . .   8
          Class Prepayment Fraction . . . . . . . . . . . . . . . . . . .   8
          Class R-I Certificate . . . . . . . . . . . . . . . . . . . . .   8
          Class R-II Certificate  . . . . . . . . . . . . . . . . . . . .   9
          Class R-III Certificate . . . . . . . . . . . . . . . . . . . .   9
          Class X Certificate . . . . . . . . . . . . . . . . . . . . . .   9
          Class X Component . . . . . . . . . . . . . . . . . . . . . . .   9
          Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Collateral Value Adjustment . . . . . . . . . . . . . . . . . .  11
          Collateral Value Adjustment Capitalization Amount . . . . . . .  11
          Collateral Value Adjustment Event . . . . . . . . . . . . . . .  11
          Collateral Value Adjustment Reduction Amount  . . . . . . . . .  11
          Collection Account  . . . . . . . . . . . . . . . . . . . . . .  12
          Collection Period . . . . . . . . . . . . . . . . . . . . . . .  12
          Condemnation Proceeds . . . . . . . . . . . . . . . . . . . . .  12
          Corporate Trust Office  . . . . . . . . . . . . . . . . . . . .  12
          Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Cut-off Date Balance  . . . . . . . . . . . . . . . . . . . . .  12
          Defaulted Mortgage Loan . . . . . . . . . . . . . . . . . . . .  12
          Deficient Valuation . . . . . . . . . . . . . . . . . . . . . .  13
          Definitive Certificate  . . . . . . . . . . . . . . . . . . . .  13
          Delivery Date . . . . . . . . . . . . . . . . . . . . . . . . .  13
          Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          Depository  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          Depository Participant  . . . . . . . . . . . . . . . . . . . .  13
          Detailed Loan Indicative Data File  . . . . . . . . . . . . . .  13
          Determination Date  . . . . . . . . . . . . . . . . . . . . . .  13
          Directing Certificateholder . . . . . . . . . . . . . . . . . .  13
          Directly Operate  . . . . . . . . . . . . . . . . . . . . . . .  14
          Disqualified Organization . . . . . . . . . . . . . . . . . . .  14
          Distribution Date . . . . . . . . . . . . . . . . . . . . . . .  14
          Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Eligible Account  . . . . . . . . . . . . . . . . . . . . . . .  14
          Environmental Laws  . . . . . . . . . . . . . . . . . . . . . .  15
          Escrow Account  . . . . . . . . . . . . . . . . . . . . . . . .  16
          Escrow Payments . . . . . . . . . . . . . . . . . . . . . . . .  16
          Event of Default  . . . . . . . . . . . . . . . . . . . . . . .  16
          Excess Condemnation Proceeds  . . . . . . . . . . . . . . . . .  16
          Excess Insurance Proceeds . . . . . . . . . . . . . . . . . . .  17
          FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Final Certification . . . . . . . . . . . . . . . . . . . . . .  17
          Final Recovery Determination  . . . . . . . . . . . . . . . . .  17
          Fiscal Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Hazardous Materials . . . . . . . . . . . . . . . . . . . . . .  17
          Holder or Certificateholder.  . . . . . . . . . . . . . . . . .  17
          Independent . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . .  18
          Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . .  18
          Interest Accrual Amount . . . . . . . . . . . . . . . . . . . .  18
          Interest Distribution Amount  . . . . . . . . . . . . . . . . .  18
          Interested Person . . . . . . . . . . . . . . . . . . . . . . .  19
          Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          Liquidation Event . . . . . . . . . . . . . . . . . . . . . . .  19
          Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . .  19
          Loan Sale Agreement . . . . . . . . . . . . . . . . . . . . . .  19
          Loss Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . .  19
          Master Remittance Date  . . . . . . . . . . . . . . . . . . . .  20
          Master Servicer . . . . . . . . . . . . . . . . . . . . . . . .  20
          Master Servicing Fee  . . . . . . . . . . . . . . . . . . . . .  20
          Master Servicing Fee Rate . . . . . . . . . . . . . . . . . . .  20
          Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . .  20
          MGT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Minimum Auction Price . . . . . . . . . . . . . . . . . . . . .  20
          Modification  . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Monitoring Certificateholder  . . . . . . . . . . . . . . . . .  20
          Monitoring Class  . . . . . . . . . . . . . . . . . . . . . . .  20
          Monthly Payment . . . . . . . . . . . . . . . . . . . . . . . .  20
          Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Mortgage Loan Documents . . . . . . . . . . . . . . . . . . . .  21
          Mortgage Loan File  . . . . . . . . . . . . . . . . . . . . . .  21
          Mortgage Loan Schedule  . . . . . . . . . . . . . . . . . . . .  21
          Mortgage Loan Seller  . . . . . . . . . . . . . . . . . . . . .  21
          Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . .  21
          Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . .  21
          Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . .  21
          Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          Most Subordinate Class of Certificates  . . . . . . . . . . . .  22
          Net Prepayment Premium  . . . . . . . . . . . . . . . . . . . .  22
          Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . .  22
          Nonrecoverable Advance Certificate  . . . . . . . . . . . . . .  22
          Non-United States Person  . . . . . . . . . . . . . . . . . . .  22
          Non-U.S. Treasury Net Prepayment Premium  . . . . . . . . . . .  22
          Notional Amount . . . . . . . . . . . . . . . . . . . . . . . .  22
          Officers' Certificate . . . . . . . . . . . . . . . . . . . . .  22
          Operating Statements and Rent Rolls Report  . . . . . . . . . .  22
          Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . .  23
          Original Class Balance  . . . . . . . . . . . . . . . . . . . .  23
          Ownership Interest  . . . . . . . . . . . . . . . . . . . . . .  23
          P&I Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . .  23
          Payment Reserve . . . . . . . . . . . . . . . . . . . . . . . .  23
          Percentage Interest . . . . . . . . . . . . . . . . . . . . . .  23
          Permitted Investments . . . . . . . . . . . . . . . . . . . . .  23
          Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          Prepayment Assumption . . . . . . . . . . . . . . . . . . . . .  25
          Prepayment Interest Excess  . . . . . . . . . . . . . . . . . .  25
          Prepayment Interest Shortfall . . . . . . . . . . . . . . . . .  25
          Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . .  25
          Primary Seller  . . . . . . . . . . . . . . . . . . . . . . . .  25
          Prime Rate  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          Principal Distribution Amount . . . . . . . . . . . . . . . . .  25
          Principal Prepayment  . . . . . . . . . . . . . . . . . . . . .  26
          Private Certificates  . . . . . . . . . . . . . . . . . . . . .  26
          Property Improvement Expenses . . . . . . . . . . . . . . . . .  26
          Property Inspection Report  . . . . . . . . . . . . . . . . . .  26
          Property Protection Expenses  . . . . . . . . . . . . . . . . .  26
          Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . .  27
          Qualified Insurer . . . . . . . . . . . . . . . . . . . . . . .  27
          Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . .  28
          Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . .  28
          Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          REMIC I . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          REMIC I Uncertificated Interests  . . . . . . . . . . . . . . .  29
          REMIC II  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          REMIC II Uncertificated Interests . . . . . . . . . . . . . . .  29
          REMIC III . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          REMIC Provisions  . . . . . . . . . . . . . . . . . . . . . . .  29
          Remittance Period . . . . . . . . . . . . . . . . . . . . . . .  30
          Remittance Rate . . . . . . . . . . . . . . . . . . . . . . . .  30
          Remittance Report . . . . . . . . . . . . . . . . . . . . . . .  30
          Rents from Real Property  . . . . . . . . . . . . . . . . . . .  30
          REO Account . . . . . . . . . . . . . . . . . . . . . . . . . .  30
          REO Acquisition . . . . . . . . . . . . . . . . . . . . . . . .  30
          REO Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  30
          REO Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  30
          REO Property  . . . . . . . . . . . . . . . . . . . . . . . . .  30
          REO Status Report . . . . . . . . . . . . . . . . . . . . . . .  31
          Repair and Remediation Reserve  . . . . . . . . . . . . . . . .  31
          Replacement Reserve . . . . . . . . . . . . . . . . . . . . . .  31
          Replacement Special Servicer  . . . . . . . . . . . . . . . . .  31
          Request for Release and Receipt of Documents  . . . . . . . . .  31
          Required Appraisal Date . . . . . . . . . . . . . . . . . . . .  31
          Required Rating . . . . . . . . . . . . . . . . . . . . . . . .  31
          Residual Certificate  . . . . . . . . . . . . . . . . . . . . .  31
          Responsible Officer . . . . . . . . . . . . . . . . . . . . . .  32
          Scheduled Principal Balance . . . . . . . . . . . . . . . . . .  32
          Security Agreement  . . . . . . . . . . . . . . . . . . . . . .  32
          Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
          Servicing Advance . . . . . . . . . . . . . . . . . . . . . . .  32
          Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . .  32
          Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . .  32
          Servicing Officer . . . . . . . . . . . . . . . . . . . . . . .  32
          Servicing Transfer Date . . . . . . . . . . . . . . . . . . . .  32
          Servicing Transfer Event  . . . . . . . . . . . . . . . . . . .  33
          Specially Serviced Mortgage Loan  . . . . . . . . . . . . . . .  33
          Specially Serviced Mortgage Loan Status Report  . . . . . . . .  33
          Special Servicer  . . . . . . . . . . . . . . . . . . . . . . .  33
          Special Servicing Fee . . . . . . . . . . . . . . . . . . . . .  33
          Startup Day . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          State Tax Laws  . . . . . . . . . . . . . . . . . . . . . . . .  33
          Stated Principal Balance  . . . . . . . . . . . . . . . . . . .  33
          Subservicing Fee Rate . . . . . . . . . . . . . . . . . . . . .  34
          Tax Matters Person  . . . . . . . . . . . . . . . . . . . . . .  34
          Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          Tenant Improvement and Leasing Commissions Reserve  . . . . . .  35
          Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . .  35
          Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          Trustee Fee . . . . . . . . . . . . . . . . . . . . . . . . . .  35
          UCC Financing Statement . . . . . . . . . . . . . . . . . . . .  35
          Uncertificated Interest I . . . . . . . . . . . . . . . . . . .  35
          Uncertificated Interest II  . . . . . . . . . . . . . . . . . .  35
          Uncertificated Interest III . . . . . . . . . . . . . . . . . .  35
          Uncertificated Interest IV  . . . . . . . . . . . . . . . . . .  35
          Uncertificated Interest V . . . . . . . . . . . . . . . . . . .  36
          Uncertificated Interest VI  . . . . . . . . . . . . . . . . . .  36
          Uncertificated Interest VII . . . . . . . . . . . . . . . . . .  36
          Uncertificated Interest VIII  . . . . . . . . . . . . . . . . .  36
          Uncertificated Interest IX  . . . . . . . . . . . . . . . . . .  36
          Uncertificated Interest X . . . . . . . . . . . . . . . . . . .  36
          Uncertificated Interest XI  . . . . . . . . . . . . . . . . . .  36
          Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          United States Person  . . . . . . . . . . . . . . . . . . . . .  36
          U.S. Treasury Net Prepayment Premium  . . . . . . . . . . . . .  36
          Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . .  37
          Weighted Average Remittance Rate  . . . . . . . . . . . . . . .  37
     SECTION 1.02   Calculations  . . . . . . . . . . . . . . . . . . . .  37
     SECTION 1.03   Rules of Construction . . . . . . . . . . . . . . . .  37

                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01   Conveyance of Mortgage Loans  . . . . . . . . . . . .  38
     SECTION 2.02   Acceptance by Trustee . . . . . . . . . . . . . . . .  40
     SECTION 2.03 Representations and Warranties of the Depositor, the Master Servicer and the Special Servicer; Assignment
                    of Rights . . . . . . . . . . . . . . . . . . . . . .  41
     SECTION 2.04   Repurchase  of  Mortgage   Loans  for  Breaches   of
                    Representation and Warranty . . . . . . . . . . . . .  46
     SECTION 2.05   Execution of Certificates . . . . . . . . . . . . . .  47

                                 ARTICLE III

                     GENERAL SERVICING AND ADMINISTRATION

     SECTION 3.01   Access  to   Certain  Documentation   Regarding  the
                    Mortgage Loans and This Agreement . . . . . . . . . .  48
     SECTION 3.02   Annual Statement As to Compliance . . . . . . . . . .  48
     SECTION 3.03   Annual  Independent  Public  Accountants'  Servicing
                    Report  . . . . . . . . . . . . . . . . . . . . . . .  49
     SECTION 3.04   Merger or Consolidation of Any Servicer . . . . . . .  49
     SECTION 3.05   Limitation on Liability of the Servicers and Others .  49
     SECTION 3.06   Resignation of Servicers  . . . . . . . . . . . . . .  50
     SECTION 3.07   Maintenance  of Errors  and  Omissions and  Fidelity
                    Coverage  . . . . . . . . . . . . . . . . . . . . . .  50
     SECTION 3.08   Indemnity . . . . . . . . . . . . . . . . . . . . . .  51
     SECTION 3.09   Information Systems . . . . . . . . . . . . . . . . .  53
     SECTION 3.10   Successor to a Servicer . . . . . . . . . . . . . . .  53
     SECTION 3.11   REMIC Administration  . . . . . . . . . . . . . . . .  54
     SECTION 3.12   Notices to Mortgagors . . . . . . . . . . . . . . . .  58
     SECTION 3.13   Subservicing  . . . . . . . . . . . . . . . . . . . .  58
     SECTION 3.14   Record Title to Mortgage Loans, Etc.  . . . . . . . .  60
     SECTION 3.15   Release    of   Documents    and   Instruments    of
          Satisfaction  . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                  ARTICLE IV

                               MASTER SERVICING

     SECTION 4.01   The Master Servicer . . . . . . . . . . . . . . . . .  62
     SECTION 4.02   Collection Account;  Collection of  Certain Mortgage
                    Loan Payments . . . . . . . . . . . . . . . . . . . .  64
     SECTION 4.03   Permitted Withdrawals from the Collection Account . .  66
     SECTION 4.04   Remittances to the Trustee  . . . . . . . . . . . . .  68
     SECTION 4.05   Master Servicer Advances  . . . . . . . . . . . . . .  69
     SECTION 4.06   Escrow Accounts . . . . . . . . . . . . . . . . . . .  70
     SECTION 4.07   Maintenance of Insurance  . . . . . . . . . . . . . .  72
     SECTION 4.08   Enforcement  of  "Due-on-Sale"  Clauses;  Assumption
                    Agreements  . . . . . . . . . . . . . . . . . . . . .  74
     SECTION 4.09   Review of Property Inspections, Operating Statements
                    and Rent Rolls  . . . . . . . . . . . . . . . . . . .  75
     SECTION 4.10   Reports of the Master Servicer  . . . . . . . . . . .  75
     SECTION 4.11   Confirmation of Balloon Payment . . . . . . . . . . .  76
     SECTION 4.12   Master Servicer Compensation  . . . . . . . . . . . .  76
     SECTION 4.13   Adjustment of Master Servicer's Compensation. . . . .  77
     SECTION 4.14   Implementation of Operations and Maintenance Plans. .  77
     SECTION 4.15   Dissemination of Information  . . . . . . . . . . . .  77

                                  ARTICLE V

                                  (RESERVED)


                                  ARTICLE VI

                              SPECIAL SERVICING

     SECTION 6.01   The Special Servicer  . . . . . . . . . . . . . . . .  79
     SECTION 6.02   Transfer to Special Servicing . . . . . . . . . . . .  79
     SECTION 6.03   Servicing of Specially Serviced Mortgage Loans  . . .  80
     SECTION 6.04   Management of REO Property. . . . . . . . . . . . . .  84
     SECTION 6.05   Sale of REO Property and Specially Serviced Mortgage
                    Loans . . . . . . . . . . . . . . . . . . . . . . . .  85
     SECTION 6.06   REO Account; Collection of REO Proceeds . . . . . . .  87
     SECTION 6.07   Master Servicer.  . . . . . . . . . . . . . . . . . .  88
     SECTION 6.08   Remittances to Master Servicer  . . . . . . . . . . .  88
     SECTION 6.09   Specially Serviced Mortgage Loan Status Reports, REO
                    Status Reports and Other Reports. . . . . . . . . . .  88
     SECTION 6.10   Special Servicer Advances . . . . . . . . . . . . . .  89
     SECTION 6.11   Environmental Considerations. . . . . . . . . . . . .  90
     SECTION 6.12   Restoration of Specially Serviced Mortgage Loans  . .  93
     SECTION 6.13   Special Servicer Compensation.  . . . . . . . . . . .  94
     SECTION 6.14   (RESERVED)  . . . . . . . . . . . . . . . . . . . . .  94
     SECTION 6.15   Collateral Value Adjustments  . . . . . . . . . . . .  94
     SECTION 6.16   Replacement Special Servicer  . . . . . . . . . . . .  94

                                 ARTICLE VII

                        PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 7.01   Certificate Account; Remittances to the Trustee . . .  96
     SECTION 7.02   Distributions . . . . . . . . . . . . . . . . . . . .  96
     SECTION 7.03   Statements to Certificateholders  . . . . . . . . . . 100
     SECTION 7.04   Distribution of  Reports  to  the  Trustee  and  the
                    Depositor; Advances by the Master Servicer  . . . . . 102
     SECTION 7.05   Allocations of Realized Losses and Collateral  Value
                    Adjustments . . . . . . . . . . . . . . . . . . . . . 103
     SECTION 7.06   Auction . . . . . . . . . . . . . . . . . . . . . . . 104



                                 ARTICLE VIII

                               THE CERTIFICATES

     SECTION 8.01   The Certificates  . . . . . . . . . . . . . . . . . . 106
     SECTION 8.02   Registration   of    Transfer   and    Exchange   of
                    Certificates  . . . . . . . . . . . . . . . . . . . . 107
     SECTION 8.03   Mutilated, Destroyed, Lost or Stolen Certificates . . 111
     SECTION 8.04   Persons Deemed Owners . . . . . . . . . . . . . . . . 111

                                  ARTICLE IX

                                THE DEPOSITOR

     SECTION 9.01   Liability of the Depositor  . . . . . . . . . . . . . 112
     SECTION 9.02   Merger,   Consolidation   or   Conversion   of   the
                    Depositor . . . . . . . . . . . . . . . . . . . . . . 112
     SECTION 9.03   Limitation on Liability of the Depositor and Others . 112

                                  ARTICLE X

                                   DEFAULT

     SECTION 10.01  Events of Default . . . . . . . . . . . . . . . . . . 113
     SECTION 10.02  Trustee to Act; Appointment of Successor  . . . . . . 115
     SECTION 10.03  Notification to Certificateholders  . . . . . . . . . 116
     SECTION 10.04  Waiver of Events of Default . . . . . . . . . . . . . 116
     SECTION 10.05  Additional  Remedies   of  Trustee  Upon   Event  of
                    Default . . . . . . . . . . . . . . . . . . . . . . . 116

                                  ARTICLE XI

                   CONCERNING THE TRUSTEE AND FISCAL AGENT

     SECTION 11.01  Duties of Trustee . . . . . . . . . . . . . . . . . . 118
     SECTION 11.02  Monitoring    Certificateholders    and    Directing
                    Certificateholder . . . . . . . . . . . . . . . . . . 119
     SECTION 11.03  Powers of Attorney  . . . . . . . . . . . . . . . . . 120
     SECTION 11.04  Certification by Certificate Owners . . . . . . . . . 120
     SECTION 11.05  Certain Matters Affecting the Trustee . . . . . . . . 121
     SECTION 11.06  Trustee  Not  Liable  for Certificates  or  Mortgage
                    Loans.  . . . . . . . . . . . . . . . . . . . . . . . 122
     SECTION 11.07  Trustee and Fiscal Agent May Own Certificates . . . . 123
     SECTION 11.08  Fees  and Expenses  of  Trustee; Indemnification  of
                    Trustee . . . . . . . . . . . . . . . . . . . . . . . 123
     SECTION 11.09  Eligibility Requirements for Trustee  . . . . . . . . 124
     SECTION 11.10  Resignation and Removal of the Trustee  . . . . . . . 124
     SECTION 11.11  Successor Trustee . . . . . . . . . . . . . . . . . . 125
     SECTION 11.12  Merger or Consolidation of Trustee  . . . . . . . . . 126
     SECTION 11.13  Appointment of Co-Trustee or Separate Trustee . . . . 126
     SECTION 11.14  Appointment of Custodians . . . . . . . . . . . . . . 127
     SECTION 11.15  Representations and Warranties of the Trustee . . . . 129
     SECTION 11.16  Representations and Warranties of the Fiscal Agent  . 130
     SECTION 11.17  The Fiscal Agent  . . . . . . . . . . . . . . . . . . 132
     SECTION 11.18  SEC Filings.  . . . . . . . . . . . . . . . . . . . . 132
     SECTION 11.19  Information Systems . . . . . . . . . . . . . . . . . 133

                                 ARTICLE XII

                                 TERMINATION

     SECTION 12.01  Termination  Upon Repurchase  or Liquidation  of All
                    Mortgage Loans  . . . . . . . . . . . . . . . . . . . 134


                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS


     SECTION 13.01  Amendment . . . . . . . . . . . . . . . . . . . . . . 136
     SECTION 13.02  Recordation of Agreement; Counterparts  . . . . . . . 137
     SECTION 13.03  Limitation on Rights of Certificateholders  . . . . . 138
     SECTION 13.04  Governing Law . . . . . . . . . . . . . . . . . . . . 139
     SECTION 13.05  Notices . . . . . . . . . . . . . . . . . . . . . . . 139
     SECTION 13.06  Severability of Provisions  . . . . . . . . . . . . . 140
     SECTION 13.07  Grant of a Security Interest  . . . . . . . . . . . . 140
     SECTION 13.08  Successors and Assigns  . . . . . . . . . . . . . . . 140
     SECTION 13.09  Article and Section Headings  . . . . . . . . . . . . 141
     SECTION 13.10  Notices and Information to Rating Agencies  . . . . . 141
     SECTION 13.11  Certificateholders' List  . . . . . . . . . . . . . . 142


                                  EXHIBITS

Exhibit A Form of Certificate
Exhibit B Form of Asset Strategy Report
Exhibit C Form of Transferor Certificate
Exhibit D-1    Form of Investment Letter - Qualified Institutional Buyers
Exhibit D-2    Form of Investment Letter - Regulation S
Exhibit D-3    Form of Investment Letter - Rule 144A
Exhibit E Form of Investment Letter - Accredited Investors
Exhibit F-1    Form of Transfer Affidavit
Exhibit F-2    Form of Transferor Certificate
Exhibit G Mortgage Loan Schedule
Exhibit H (RESERVED)
Exhibit I Form of Loan Sale Agreement
Exhibit J Form of Acknowledgment
Exhibit K Form of Reports
Exhibit L Form of Special Servicer Letter Pursuant to Section 4.01(e)
Exhibit M Form of Property Inspection Report Pursuant to Section 4.09(a) Exhibit N Form of Summary of Operating Statements and Rent Rolls Pursuant to
             Section 4.09(b)
Exhibit O Form of Remittance Report Pursuant to Section 4.10(a)
Exhibit P Form of  Detailed Loan  Indicative  Data File  Pursuant to  Section
          4.10(a)
Exhibit Q (RESERVED)
Exhibit R (RESERVED)
Exhibit S Form of Notice Regarding Transfer to Special Servicing Pursuant to
             Section 6.02(a)
Exhibit T Form of Special Servicer Letter Pursuant to Section 6.02(b)
Exhibit U Form of Special Servicer Letter Pursuant to Section 6.02(e)
Exhibit V Form of Specially Serviced Mortgage Loan and REO Status Report Pursuant to Section 6.09(a)
Exhibit W Form of Special Servicer Notice Pursuant to Section 6.12(a)
Exhibit X Form of Special Servicer Notice Pursuant to Section 6.12(b)
Exhibit Y Form of Request for Release and Receipt of Documents Pursuant to
             Section 3.15 or Section 11.14(b)
Exhibit Z Form of REO Account Letter Pursuant to Section 6.09(b)

          This Pooling and Servicing Agreement, dated and effective as of September 1, 1997, among J.P. Morgan Commercial Mortgage Finance Corp, a Delaware corporation, as Depositor, Midland Loan Services, L.P., a Missouri limited partnership, as Master Servicer and Special Servicer, LaSalle National Bank, a nationally chartered bank, as Trustee, and ABN AMRO Bank N.V., a Netherlands banking corporation, as Fiscal Agent.


                            PRELIMINARY STATEMENT:

          The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined below). The Mortgage Loans will be serviced pursuant to the terms hereof. The Depositor hereby assigns to the Trustee, acting on behalf of the Certificateholders, its interests and rights in the Mortgage Loans. As provided herein, the Trustee will elect that the segregated pool of assets subject to this Agreement (including, without limitation, the Mortgage Loans) be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC") and such segregated pool of assets will be designated as "REMIC I." Two hundred and sixty-nine partial undivided beneficial ownership interests in each of the Mortgage Loans (the "REMIC I Uncertificated Classes"), will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, for purposes of the REMIC Provisions (as defined herein) under federal income tax law. A segregated pool of assets consisting of the REMIC I Uncertificated Classes will be designated as "REMIC II" and the Trustee will make a separate REMIC election with respect thereto. Eleven partial undivided beneficial ownership interests in REMIC II (the "REMIC II Uncertificated Classes") will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, for purposes of the REMIC Provisions under federal income tax laws. A segregated pool of assets consisting of the REMIC II Uncertificated Classes will be designated as "REMIC III" and the Trustee will make a separate REMIC election with respect thereto. The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class NR-I and Class NR-P Certificates and each of the Class X Components will be designated as the "regular interests" in REMIC III, and the Class R-III Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions under federal income tax law.

          The following table sets forth the designation, Pass-Through Rate and Original Class Balance for each Class of Certificates comprising the interests in the Trust Fund created hereunder.



              Class                                               Original
          Designation              Pass-Through Rate            Class Balance
          ----------------------------------------------------------------

     Class A1                           6.9520%                  $134,387,000
                                        ------
     Class A2                           7.0690%                  $305,885,000
                                        ------
     Class A3                           7.0880%                  $298,856,000
                                        ------
     Class B                            7.1590%                  $ 51,687,000
                                        ------
     Class C                            7.2385%                  $ 56,856,000
                                        ------
     Class D                            7.3510%                  $ 56,856,000
                                        ------
     Class E                            7.6120%                  $ 15,506,000
                                        ------
     Class X                              (1)                         (2)
     Class F                            7.5605%                  $ 51,688,000
                                        ------
     Class G                            7.2500%                  $ 36,180,000
                                        ------
     Class H                            7.2500%                  $  5,168,000
                                        ------
     Class NR-I                         7.2500%                       (2)
                                        ------


     Class NR-P                            0%                    $ 20,678,782
                                           -
     Class R-I                             NA                         NA
     Class R-II                           NA                          NA
     Class R-III                           NA                         NA


----------------

(1) The Pass-Through Rate for the Class X Certificates will equal, on each Distribution Date, the excess of the Weighted Average Remittance Rate for such Distribution Date over the weighted average of the Pass-Through Rates on all other Classes of Certificates (other than the Class NR-P Certificates) immediately prior to such Distribution Date weighted on the basis of the Class Balance of each such Class (other than the Class NR-I Certificates which shall be weighted on the basis of the Class Balance of the Class NR-P Certificates) immediately prior to such Distribution Date.

(2)  Based on the Notional Amount.


          As of close of business on the Cut-off Date, the Mortgage Loans had an aggregate Cut-off Date Balance equal to $1,033,747,782.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and Fiscal Agent agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.01   Defined Terms.

          Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "Accepted Servicing Practices": The procedures that the Master Servicer follows in the servicing and administration of mortgage loans, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios and are similar to the Mortgage Loans and (ii) the standard of care, skill, prudence and diligence which the Master Servicer services and administers mortgage loans that are held for its own portfolio and are similar to the Mortgage Loans, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers but without regard to:

     (i) any relationship that the Master Servicer or any Affiliate of the Master Servicer may have with any Mortgagor or any Affiliate of any Mortgagor or any other party to this Agreement;

    (ii) the Master Servicer's obligations to make Advances with respect to the Mortgage Loans;

   (iii) the adequacy of the Master Servicer's compensation for its services hereunder or with respect to any particular transaction;

    (iv) the ownership, servicing or management for others by the Master Servicer of any other mortgage loans or property;

     (v) the ownership by the Master Servicer of any Certificates or other securities; or

    (vi)  the  obligation of the  Master Servicer to  repurchase any Mortgage
          Loan.

          To the extent consistent with the foregoing and subject to the express limitations set forth in this Agreement, the procedures followed by the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans.

          "Accepted Special Servicing Practices": The procedures that the Master Servicer and the Special Servicer follow in the servicing, administration and disposition of distressed mortgage loans and related real property, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Master Servicer and the Special Servicer service, administer and dispose of, distressed mortgage loans and related property that are held for other portfolios and are similar to the Mortgage Loans, Mortgaged Property and REO Property and (ii) the standard of care, skill, prudence and diligence with which the Master Servicer and the Special Servicer service, administer and dispose of, distressed mortgage loans and related property that are held for its own portfolio and are similar to the Mortgage Loans, Mortgaged Property and REO Property, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans, but without regard to:

     (i) any relationship that the Master Servicer or Special Servicer or any Affiliate of the Master Servicer or Special Servicer, as applicable, may have with any Mortgagor or any Affiliate of any Mortgagor or any other party to this Agreement;

    (ii) the Master Servicer's or Special Servicer's obligations to make Advances with respect to the Mortgage Loans;

   (iii) the adequacy of the Master Servicer's or Special Servicer's as applicable compensation for its services hereunder or with respect to any particular transaction;

    (iv) the ownership, servicing or management for others by the Master Servicer or Special Servicer of any other mortgage loans or property;

     (v) the ownership by the Master Servicer or Special Servicer of any Certificates or other securities issued in connection with any Securitization; or

    (vi) the obligation of the Master Servicer or any Special Servicer to repurchase any Mortgage Loan.

          "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

          "Adjusted  Available Distribution  Amount":    With respect  to any
Distribution  Date,   the  Available  Distribution  Amount  net  of  any  Net
Prepayment Premiums.

          "Adjusted Collateral Value": With respect to any Distribution Date, the excess of the Stated Principal Balance of any Mortgage Loan over the related Collateral Value Adjustment.

          "Advance":  A P&I Advance or Servicing Advance.

          "Advance/Delinquency  Report":  The  report  prepared  pursuant  to
Section 4.10(a)(ii) hereof in the form of Exhibit Q hereto.

          "Advance Rate":   An annual rate equal to  the Prime Rate in effect
from time to time.

          "Affiliate": With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement":     This  Pooling  and  Servicing  Agreement  and  all
amendments hereof and supplements hereto.

          "Allocation Fraction": For any class of Certificates and any Distribution Date shall equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Certificates over (b) the discount rate used to calculate the related Net Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Rate on the related Mortgage Loan over (b) the discount rate referenced in clause (x) above.

          "Asset Strategy Report": The report prepared pursuant to Section 6.03(c).

          "Assignment of Leases and Rents": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assignment of Mortgage": An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to effect the transfer of the Mortgage to the Trust Fund, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

          "Assumed  Final Distribution  Date":    The  Distribution  Date  in
September   2029, which is  the first Distribution Date  following the second anniversary of the date at

which the Stated Principal Balance of all the Mortgage Loans has been reduced to zero, assuming no prepayments and that the Balloon Mortgage Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

          "Auction Closing Date":  As defined in Section 7.06.

          "Auction Fees":  As defined in Section 7.06.

          "Auction Valuation Date":  As defined in Section 7.06.

          "Available Distribution Amount": With respect to any Distribution Date, the amount on deposit in the Certificate Account as of the close of business on the related Master Remittance Date immediately preceding such Distribution Date, after giving effect to expenses of the Trust Fund (other than distributions on the Certificates) pursuant to this Agreement, plus any P&I Advances deposited in the Certificate Account with respect to such Distribution Date.

          "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date.

          "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Book-Entry Certificate":   Any Certificate registered in  the name
of the Depository or its nominee.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking and savings and loan institutions in the states of Missouri, Illinois or New York are authorized or obligated by law or executive order to remain closed.

          "Certificate": Any Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II or Class R-III Certificate.

          "Certificate Account": The segregated trust account or accounts created and maintained by the Trustee pursuant to Section 7.01 in trust for Certificateholders, which shall be entitled "LaSalle National Bank, as Trustee, in trust for registered holders of J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5."

          "Certificate Balance": With respect to any Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H or Class NR-P Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Balance of the Class of Certificates to which such Certificate belongs. None of the Class X, Class NR-I or Residual Certificates have a Certificate Balance.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Depositor or any Affiliate of either shall be deemed not to be outstanding with respect to Sections 10.04 and 13.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

          "Certificate Register" and  "Certificate Registrar":   The register
maintained and the registrar appointed pursuant to Section 8.02.

          "Class":   Collectively, all  of the Certificates  bearing the same
capital letter designation.

          "Class A1 Certificate":   Any of the Certificates  issued hereunder
and designated as such.

          "Class A2 Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class A3 Certificate":   Any of the  Certificates issued hereunder
and designated as such.

          "Class  B Certificate":   Any of the  Certificates issued hereunder
and designated as such.

          "Class Balance": With respect to any Class, the aggregate principal amount of such Class outstanding as of any date of determination equal to (A) the Original Class Balance thereof plus (B) any Collateral Value Adjustment Capitalization Amount minus (C) any amounts allocated or distributed to such Class in reduction of its Class Balance pursuant to the terms hereof.

          "Class  C Certificate":   Any of the  Certificates issued hereunder
and designated as such.

          "Class D Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class  E Certificate":   Any of the  Certificates issued hereunder
and designated as such.

          "Class  F Certificate":   Any of the  Certificates issued hereunder
and designated as such.

          "Class G Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class  H Certificate:"   Any of the  Certificates issued hereunder
and designated as such.

          "Class NR-I Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class NR-P Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class Portion": With respect to any Distribution Date and (a) any Class of Certificates, other than the Class X, Class NR-I and Class NR-P Certificates, the product of (x) any U.S. Treasury Net Prepayment Premiums for such Distribution Date, (y) the related Class Prepayment Fraction for such Distribution Date and (z) the related Allocation Fraction for such Distribution Date and (b) the Class NR-I Certificates, the amount calculated pursuant to clause (a) assuming that such Class has a Class Balance equal to the Class Balance of the Class NR-P Certificates and a Pass-Through Rate equal to the Pass-Through Rate on the Class NR-I Certificates, and (c) the Class X Certificates, the excess of any U.S. Treasury Net Prepayment Premiums for such Distribution Date over the amounts calculated pursuant to clauses
(a) and (b).  The Class NR-P Certificates will not have a Class Portion.

          "Class Prepayment Fraction": For any class of Certificates and any Distribution Date shall equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date.

          "Class R-I Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class R-II Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class   R-III  Certificate":    Any  of  the  Certificates  issued
hereunder and designated as such.

          "Class X Certificate": Any of the Certificates issued hereunder and designated as such.

          "Class X Component": Each of the following components of the Class X Certificates:

               (a) the Class A1X Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 6.9520% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class A1 Certificates immediately prior to such Distribution Date;

               (b) the Class A2X Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.0690% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class A2 Certificates immediately prior to such Distribution Date;

               (c) the Class A3X Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.0880% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class A3 Certificates immediately prior to such Distribution Date;

               (d) the Class BX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.1590% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class B Certificates immediately prior to such Distribution Date;

               (e) the Class CX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.2385% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class C Certificates immediately prior to such Distribution Date;

               (f) the Class DX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.3510% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class D Certificates immediately prior to such Distribution Date;

               (g) the Class EX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date 7.6120% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class E Certificates immediately prior to such Distribution Date;

               (h) the Class FX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.5605% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class F Certificates immediately prior to such Distribution Date;

               (i) the Class GX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.2500% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class G Certificates immediately prior to such Distribution Date;

               (j) the Class HX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.2500% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class H Certificates immediately prior to such Distribution Date;

               (k) the Class NRX Component, with a Pass-Through Rate for any Distribution Date equal to the excess of the Weighted Average Remittance Rate for such Distribution Date over 7.25% per annum and a notional amount solely for purposes of calculating interest thereon equal to the Class Balance of the Class NR-P Certificates immediately prior to such Distribution Date.

          "Code":  The Internal Revenue Code of 1986, as amended.

          "Collateral Value Adjustment": With respect to a Mortgage Loan as to which a Collateral Value Adjustment Event has occurred, an amount equal to the excess of (a) the Stated Principal Balance of the Mortgage Loan as of the date of the Collateral Value Adjustment Event over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an Independent MAI appraisal thereof prepared in accordance with 12 CFR Section 225.62 over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate, (C) any unpaid Servicing Fees and Trustee Fees (to the extent not included in Clause (A)) and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of any amounts due on the related Mortgage Loans with respect to such Mortgage Loan or REO Property). Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve months preceding such extension and (iii) the payments on such Mortgage Loan were then current, provided that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above.

          "Collateral Value Adjustment Capitalization Amount": With respect to each class of Certificates to which a Collateral Value Adjustment has been allocated, and to the extent not reversed, interest accrued at the related Pass-Through Rate on the portion of the Class Balance of such class equal to the sum of the aggregate Collateral Value Adjustment allocated to such class for such Distribution Date and accrued and unpaid interest at the related Pass-Through Rate on such Collateral Value Adjustment amount for prior Distribution Dates.

          "Collateral Value Adjustment Event": With respect to any Mortgage Loan the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of such Mortgage Loan, (ii) the date on which a receiver is appointed in respect of the related Mortgaged Property, (iii) the date on which the related Mortgaged Property becomes an REO Property or (iv) the date on which the payment rate, Mortgage Rate, principal balance, amortization terms or Maturity Date of such Mortgage Loan has been changed or otherwise materially modified pursuant to and in accordance with the terms hereof.

          "Collateral Value Adjustment Reduction Amount": With respect to the Class NR-I Certificates, the portion of the Interest Accrual Amount accrued on the portion of the related Notional Amount corresponding to any Collateral Value Adjustment or Collateral
Value Adjustment Capitalization Amount allocated, and not reversed, to the Class Balance of the class NR-P Certificates.

          "Collection Account": The separate accounts, which shall be Eligible Accounts, created and maintained for the Mortgage Loans pursuant to
Section 4.02 hereof, which shall be entitled (the servicer), for the benefit of J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1997-C5".

          "Collection Period": With respect to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date (or, in the case of the initial Distribution Date, the Cut-off Date) and ending on the first day of the month of such Distribution Date.

          "Condemnation Proceeds": With respect to each Mortgage Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, on account of the exercise of the power of eminent domain or condemnation, held in an Escrow Account or in a trust account, which is an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgaged Property and applied or to be applied to the restoration or repair of such Mortgaged Property or required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable law.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--J. P. Morgan 1997-C5.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 11.14 as a document custodian for the Mortgage Loan Files, which Person shall not be the Depositor, the Person which originated, or sold the related Mortgage Loan to the Depositor, the related Mortgagor or an Affiliate of any of the foregoing. The initial Custodian shall be LaSalle National Bank, acting in its capacity as custodian for the Trustee.

          "Cut-off Date":  September 1, 1997.

          "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of the principal portion of all unpaid Monthly Payments due on or before such date.

          "Defaulted Mortgage Loan": Any Mortgage Loan which is more than 60 days delinquent in whole or in part in respect of any Monthly Payment or is delinquent in whole or in part in respect of the related Balloon Payment, if any; provided that for purposes of this definition, no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than five dollars ($5.00) of all amounts due and payable on such Mortgage Loan has not been received as of the most recent Due Date therefor.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation results from a proceeding initiated under the Bankruptcy Code or a state court deficiency proceeding.

          "Definitive  Certificate":    Any  certificated,  fully  registered
certificate.

          "Delivery Date":  September 29, 1997.

          "Depositor": J.P. Morgan Commercial Mortgage Finance Corp., or its successor in interest.

          "Depository": The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The initial Depository shall be The Depository Trust Company, a nominee of which is CEDE & Co.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Detailed Loan Indicative Data File": The report prepared pursuant to Section 4.10(a)(i) hereof in the form of Exhibit P hereto, as such form may be reasonably amended from time to time by the Master Servicer.

          "Determination Date":   With respect to any  Distribution Date, the
fourth Business Day preceding the related Distribution Date.

          "Directing Certificateholder": The Monitoring Certificateholder selected by a majority of the Monitoring Certificateholders, by Certificate
Balance, as certified by the Trustee from time to time; provided, that, absent such selection, or (i) until a Directing Certificateholder is so selected, or (ii) upon receipt of notice from a majority of the Monitoring
Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer so designated, the Monitoring Certificateholder(s) which owns the largest aggregate Certificate Balance of one or more Monitoring Classes shall be the Directing Certificateholder.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in
Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code. A corporation will not be treated as an instrumentality of the United States or of any State or any political subdivision thereof if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation (a corporate instrumentality of the United States) a majority of its board of directors is not selected by a governmental unit.

          "Distribution Date":   The fifteenth (15th) day (or if any such day
is not a Business Day, the Business Day immediately succeeding such fifteenth
(15th) day) of each month.

          "Due Date":   With  respect to any  Mortgage Loan,  the day  of the
month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be due.

          "Eligible Account":  Either:

               (a) an account or accounts maintained with a federal or state chartered depository institution or trust company (1)(i) to the extent funds are on deposit in such account for a period not in excess of 30 days, the commercial paper, short-term debt obligations or other short-term deposits of which have the Required Rating or (ii) to the extent funds are on deposit in such account for a period of 30 days or more, the long-term unsecured debt obligations of which have a long term rating of at least "AA-" by Standard and Poor's Ratings Services and if rated by Fitch Investors Service, L.P., then Fitch Investors Service, L.P. and (2) to the extent funds are on deposit in such account for a period (a) not in excess of one month, (b) in excess of one month, but not in excess of three months, (c) in excess of three months, but not in excess of six months and (d) in excess of six months, the short term debt obligations and/or long-term unsecured obligations shall have the following respective ratings from Moody's Investors Service, Inc.:
          (a) A2 or Prime-1, (b) A1 and Prime-1, (c) Aa3 and Prime-1 and (d) Aa3 and Prime-1; provided that if any such depository institution ceases to satisfy the requirements set forth above, then each of such accounts that are held by such depository institution shall be transferred to a depository institution which satisfies such requirements within 30 days; or

               (b) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution or a U.S. trust company subject to regulations regarding fiduciary funds on deposit set forth in or similar to 12 C.F.R. Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity and (i)(A) whose accounts are fully insured by FDIC's Bank Insurance Fund or Savings Associations Insurance Fund or under the National Credit Union Administration's Share Insurance Fund,
          (B) which are rated "C" or better by Thomson Bankwatch, Inc. or "75" or better by IDC Financial Publishing, Inc., or (C) whose long-term unsecured debt obligations are rated "AAA" or "Aaa" by each Rating Agency (or if such obligations are not rated by Fitch Investors Service, L.P., each other Rating Agency). In connection with determining whether a depository institution satisfies the criteria set forth in clauses (ii)(B) or (ii)(C) of the preceding sentence, each Servicer and the Trustee shall each use ratings that have been issued within the three-month period preceding the date of such determination, and shall re-check the applicable ratings of any depository institution with whom they have established an account no less often than every three months. If any such depository institution ceases to satisfy the requirements set forth above, then each of such accounts that are held by such depository institution shall be transferred to a depository institution which satisfies such requirements within 30 days; or

               (c) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Certificate Account, Escrow Account or Collection Account will not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates).

          "Environmental Laws": Any present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, Hazardous Materials or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended:

          (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. SectionSection 9601-9657;

         (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. SectionSection 6901-6991i;

        (iii)  the    Toxic    Substance     Control    Act,    15     U.S.C.
               SectionSection 2601-2629;

         (iv)  the Water Pollution Control Act (also known as the Clean Water
               Act), 33 U.S.C. Section 1251 et seq.;
                                            -- ----

          (v)  the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and
                                                         -- ----

         (vi)  the  Hazardous   Materials  Transportation   Act,  49   U.S.C.
               Section 1801 et seq.
                            -- ---

          "Escrow Account": Each separate account or subaccount, each of which shall be an Eligible Account, created and maintained for the Mortgage Loans pursuant to Section 4.06 hereof, each of which shall be entitled "(the Master Servicer) for the benefit of J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1997-C5, Account No. _____________."

          "Escrow Payments": With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, Payment Reserve, Replacement Reserve, Repair and Remediation Reserve, Tenant Improvement and Leasing Commissions Reserve and any other payments, in each case, to the extent required to be escrowed by the Mortgagor pursuant to the Mortgage or any other document included in the Mortgage Loan File.

          "Event of Default": One or more of the events described in Section 10.01.

          "Excess Condemnation Proceeds": With respect to each Mortgage Loan, all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, on account of the exercise of the power of eminent domain or condemnation, other than any such awards or settlements held in an Escrow Account or in a trust account, which shall be an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgaged Property and applied or to be applied to the restoration or repair of such Mortgaged Property or required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable law.

          "Excess Insurance Proceeds": With respect to each Mortgage Loan, proceeds of any primary hazard insurance policy required to be maintained pursuant to Section 4.07, title insurance policy or any other Insurance Policy covering such Mortgage Loan or the related Mortgaged Property, other than any proceeds to be held in an Escrow Account or in a trust account, which shall be an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgage Loan and applied or to be applied to the restoration or repair of the related Mortgaged Property or required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable law.

          "FDIC":     The  Federal  Deposit  Insurance  Corporation,  or  any
successor thereto.

          "Final Certification":  As defined in Section 2.02(b).

          "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Mortgage Loan, as certified in writing by a Servicing Officer setting forth such determination and the procedures and considerations of the Special Servicer forming the basis of such determination, that there has been a recovery of all REO
Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer, in its reasonable good faith judgment, expects to be ultimately recoverable.

          "Fiscal  Agent":    ABN  AMRO  Bank  N.V.,  a  Netherlands  banking
corporation, or its successor in interest.

          "Hazardous Materials": All materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. Section 172.010, materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls ("PCBs"), radon gas, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

          "Holder" or "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Depositor or any Affiliate of either shall be deemed not to be outstanding with respect to Sections 10.04 and 13.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special
Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Insurance  Policy":    With  respect  to  any Mortgage  Loan,  any
insurance policy required to be maintained under this Agreement or the related Mortgage Loan Documents.

          "Insurance Proceeds": With respect to each Mortgage Loan, proceeds of any primary hazard insurance policy required to be maintained pursuant to
Section 4.07 hereof, or any other Insurance Policy covering such Mortgage Loan or the related Mortgaged Property, to be held in an Escrow Account or in a trust account, which is an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgage Loan and applied or to be applied to the restoration or repair of the related Mortgaged Property or required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents, or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable Law.

          "Interest Accrual Amount": With respect to each Distribution Date and any Class of Certificates (other than the Residual Certificates), interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or the Cut-off Date with respect to the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date at the then applicable Pass-Through Rate applicable to such Class of Certificates for such Distribution Date.

          "Interest Distribution Amount": With respect to each Distribution Date and any Class, the Interest Accrual Amount for such Distribution Date and such Class (x) reduced by (i) the product of (a) any excess of Prepayment Interest Shortfalls for such Distribution Date over the sum of (x) Prepayment Interest Excess, (y) Prepayment Premiums then available and (z) the amounts available as a result of an adjustment to the Master Servicer's compensation pursuant to Section 4.13 and the amount otherwise payable to the related subservicer, if any, based on the Subservicing Fee Rate, in each case calculated for the related Distribution Date and any interest not collectible pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 and (b) the Interest Accrual Amount on such Class divided by the Interest Accrual Amount for all such Classes of Certificates for such Distribution Date and (ii)(a) with respect to each class of Certificates other than the Class X and Class NR-I Certificates, any Collateral Value Adjustment Capitalization Amount allocated to such class and (b) with respect to the Class NR-I Certificates, any Collateral Value Adjustment Reduction Amount and (y) increased by an undistributed portion of the Interest Distribution
Amount for the prior Distribution Date plus interest thereon at the related Pass-Through Rate. The Interest Distribution Amount for the Class with the lowest priority with respect to the order of payment of interest or principal shall be reduced further by the portion of any interest deferred with respect to any Mortgage Loans (such reduction will be based on the same basis as distributions of interest are made to the extent allocated to Classes which receive distributions concurrently). Such deferred amount, together with interest at the related Pass-Through Rate, shall be payable to the extent it is collected after such Distribution Date.

          "Interested Person": As of any date of determination with respect to any Mortgage Loan, the Mortgagor, the related Mortgage Loan Seller, the Depositor, the Special Servicer or the Master Servicer.

          "Law": Any judgment, order, decree, writ, injunction, award, statute, rule, regulation or requirement of any federal, state, local or other agency, commission, instrumentality, tribunal, governmental authority, arbitrator or court having or asserting jurisdiction over any particular Person, property or matter applicable to such particular Person, property or matter.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Depositor pursuant to Section 2.04 or
Section 12.01; or (v) such Mortgage Loan is purchased by the Master Servicer or the Special Servicer pursuant to Section 12.01.

          "Liquidation Proceeds": Cash (including any Excess Insurance Proceeds or Excess Condemnation Proceeds, but excluding REO Proceeds) received in connection with the liquidation of a Defaulted Mortgage Loan, whether through the sale or assignment of such Defaulted Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

          "Loan  Sale Agreement":   The  Loan Sale  Agreement, dated   as  of
September 1, 1997, between MGT and the Depositor relating to the transfer and assignment of the Mortgage Loans, attached hereto as Exhibit I.

          "Loss Mortgage Loan": Any Mortgage Loan (a) as to which a Liquidation Event has occurred, (b) with respect to which the Master Servicer or (unless advanced by the Master Servicer) the Special Servicer has determined that an Advance previously made or proposed to be made is a Nonrecoverable Advance or (c) with respect to which a Deficient Valuation has been made or a portion of the principal balance thereof has been otherwise permanently forgiven.

          "Master Remittance Date": With respect to each Distribution Date, one Business Day preceding such Distribution Date.

          "Master Servicer": Midland Loan Services, L.P., a Missouri limited partnership, its successor in interest, or any successor servicer appointed as such as herein provided.

          "Master Servicing Fee":  As defined in Section 4.12 hereof.

          "Master Servicing Fee Rate": With respect to each Mortgage Loan, the related rate set forth under "Master Servicing Fee" in the Mortgage Loan Schedule.

          "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note.

          "MGT":    Morgan  Guaranty  Trust  Company of  New  York,  and  its
successors in interest.

          "Minimum Auction Price":  As defined in Section 7.06.

          "Modification":  As defined in Section 6.14(a).

          "Monitoring Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of a Monitoring Class as certified to the Trustee from time to time by such Holder or Certificate Owner.

          "Monitoring Class":  As defined in Section 11.02(c).

          "Monthly Payment": With respect to any Mortgage Loan and any Due Date, the scheduled monthly payment with respect to such Mortgage Loan, including any Escrow Payments but excluding any Balloon Payment, which is payable by a Mortgagor under the related Mortgage Note and applicable Law and, with respect to a Balloon Mortgage Loan for which a Balloon Payment is due and has not been made, the monthly payment with respect to such Balloon Mortgage Loan that would be payable on and after the related Maturity Date based on the full amortization schedule determined by the Special Servicer.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note, including the assignment of leases and rents related thereto.

          "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee for the benefit of the Certificateholders pursuant to
Section 2.01 or Section 2.02 and from time to time held in the Trust Fund, the Mortgage Loans so held pursuant to Sections 2.01 and 2.02 being identified on the Mortgage Loan Schedule (including, any successor REO Mortgage Loan). As used herein, the term "Mortgage Loan" includes the related
Mortgage Note, Mortgage and other security documents contained in the related Mortgage Loan File.

          "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, the Mortgage, Mortgage Note, Assignment of Mortgage, Assignment of Leases and Rents (if separate from Mortgage), any security agreements, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liabilities agreements, any escrow agreements for improvements, any guaranties related to such Mortgage Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents and all modification, consolidation and extension agreements, if any.

          "Mortgage Loan File": In connection with any Mortgage Loan, all the documents held or required to be held by the Custodian pertaining to such Mortgage Loan, including the Mortgage Loan Documents, the related appraisal, reports regarding physical and structural characteristics and condition of the related Mortgaged Property, reports regarding environmental condition of the related Mortgaged Property, lease subordination agreements and tenant estoppel and related opinions of counsel.

          "Mortgage Loan Schedule":   The list of  Mortgage Loans transferred
to the Trustee as part of the Trust Fund, attached hereto as Exhibit G.

          "Mortgage Loan Seller":   Any of MGT, Prudential Securities  Credit
Corp. or Smith Barney Mortgage Capital Group, Inc.

          "Mortgage Note": The note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

          "Mortgage Rate":   With  respect to any  Mortgage Loan,  the annual
rate at which interest accrues on such Mortgage Loan in accordance with the terms of the related Mortgage Loan absent default.

          "Mortgaged Property": The underlying property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

          "Mortgagor":  The obligor or obligors on a Mortgage Note.

          "Most  Subordinate  Class  of  Certificates":     At  the  time  of
determination, the Class to which any Realized Losses would be first allocated to as of such time in accordance with Section 7.05.

          "Net Prepayment Premium": With respect to any Distribution Date, the excess (but not less than zero) of (a) any Prepayment Premium received prior to the Master Remittance Date and not previously distributed or applied to reimburse the Master Servicer with respect to its Master Servicing Fee over (b) the excess of any Prepayment Interest Shortfall allocated prior to the related Master Remittance Date and not previously allocated over any Prepayment Interest Excess (but not less than zero).

          "Nonrecoverable Advance": Any Advance previously made or proposed to be made by any Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of a Mortgage Loan which together with interest thereon, in the good faith judgment of such Person, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by such Person from net proceeds received solely with respect to such Mortgage Loan or the related Mortgaged Property, including related Excess Insurance Proceeds, Liquidation Proceeds, REO Proceeds, Excess Condemnation Proceeds and escrowed amounts.

          "Nonrecoverable Advance Certificate": A certificate signed by a Servicing Officer setting forth the determination of a Nonrecoverable Advance and the procedures and considerations of the related Servicer forming the basis of such determination (including but not limited to information such as related income and expense statements, rent rolls, occupancy status, property inspections, and with respect to the Master Servicer and Special Servicer an Independent MAI appraisal of the related Mortgaged Property).

          "Non-United States Person": Any person other than a United States Person.

          "Non-U.S. Treasury Net Prepayment Premium": With respect to any Distribution Date, any Net Prepayment Premiums for such Distribution Date which are not U.S. Treasury Net Prepayment Premiums.

          "Notional Amount": With respect to the Class X Certificates and any Distribution Date, the Class Balance of all other Certificates immediately preceding such Distribution Date, and with respect to the Class NR-I Certificates and any Distribution Date, the Class Balance of the Class NR-P Certificates immediately preceding such Distribution Date.

          "Officers'  Certificate":     With  respect  to  any   Servicer,  a
certificate signed by a Servicing Officer of such Servicer.

          "Operating Statements and Rent Rolls Report": The report prepared pursuant to Section 4.09(b) hereof in the form of Exhibit N hereto, as such report may be reasonably amended from time to time by the Master Servicer.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC, (b) compliance with the REMIC Provisions, or (c) any actions or duties which can not be undertaken or are no longer permitted under applicable law, must be an opinion of counsel who is in fact Independent.

          "Original Class Balance":   As to any Class of  Certificates with a
Class  Balance, the  Original  Class  Balance set  forth  in the  Preliminary
Statement.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance":   Any amounts identified in this  Agreement as a P&I
Advance.

          "Pass-Through Rate": With respect to any Distribution Date and any Class, other than the Residual Certificates, a per annum rate equal to the corresponding Pass-Through Rate as set forth in the Preliminary Statement. The Residual Certificates will not have a Pass-Through Rate.

          "Payment Reserve": With respect to a Mortgage Loan, the amount, if any, of principal and interest payable thereon required, pursuant to the related Mortgage Loan Documents, to be deposited into an escrow account to cover a portion of the related Mortgagor's debt service obligations thereunder.

          "Percentage Interest": With respect to any Class of Certificates, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Balance or initial Notional Amount of such Certificate as of the Delivery Date, as specified on the face thereof, and the denominator of which is the Original Class Balance or Notional Amount of the relevant Class.

          "Permitted Investments": Any one or more of the obligations and securities listed below that provide for a date of maturity of not more than 30 days but in any event not later than the date prior to the date such funds will be required to be distributed:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) which has the Required Rating;

          (iii) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 270 days after the date of issuance thereof) that has the Required Rating for short-term debt;

          (iv) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in clause (ii) above and having maturities of not more than 365 days; and

          (v) any other obligation or security acceptable to each Rating Agency, as indicated in writing that would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates;

provided, however, that no such instrument shall be a Permitted Investment
--------  -------
(v) if such instrument evidences a right to receive either (A) only interest payments with respect to the obligations underlying such instrument or (B) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; (w) if its terms do not have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (x) to the extent rated, an "r" highlighter is affixed to its rating; (y) to the extent the related interest rate is variable, interest thereon is not tied to a single interest rate index plus a single fixed spread (if any), or does not move proportionately with that index; or (z) if such instrument is purchased at a premium over par.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability corporation, limited liability company, limited liability partnership, or government or any agency or political subdivision thereof.

          "Pool Factor": With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Class Balance of the Certificates, after giving effect to distributions made or to be made on such Distribution Date and the denominator of which is the aggregate original Class Balance of the Certificates.

          "Prepayment  Assumption":   It is assumed  for purposes  of Section
3.11(l) that there are no prepayments on the Mortgage Loans.

          "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part prior to the related Determination Date and after the preceding Due Date, the amount of interest accrued at the Remittance Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part after the related Determination Date and prior to the following Due Date, the amount of interest that would have accrued at the Remittance Rate for such Mortgage Loan on the amount of such Principal
Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

          "Prepayment Premium": Any premium, penalty or fee paid or payable, as set forth in the related Mortgage Note, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Seller": Each of Prudential Securities Credit Corp. and Smith Barney Mortgage Capital Group, Inc.

          "Prime Rate":  As of any day, the per annum rate reported in The
                                                                       ---
Wall Street Journal on the immediately preceding Business Day as the prime
-------------------
rate.

          "Principal Distribution Amount": With respect to any Distribution Date an amount equal to the aggregate of (a) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received, (b) if the scheduled Balloon Payment is not received, with respect to any Balloon Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (c) to the extent not previously advanced, any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund or receipt of overdue payments,
(d) any Collateral Value Adjustment Capitalization Amount allocated in connection with such Distribution Date, and (e) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates pursuant to clause (xx) of
Section 7.02(a) for the related or any prior Distribution Date, including any Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of amounts described in this clause (e) to principal distributions on the Certificates.

          "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Private Certificates": The Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III Certificates.

          "Property Improvement Expenses": Any costs and expenses for repairs, replacements or improvements which the Special Servicer deems advisable under the circumstances, but only to the extent that they are paid to third persons in arms' length arrangements, which may, to the extent expressly approved in the related Asset Strategy Report, be Affiliates who are generally in the business of providing such goods and services, and that such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided, designed to maintain or improve the value of a Mortgaged Property or REO Property but not immediately necessary to operate it, that are incurred for the purpose of facilitating the sale of the related Specially Serviced Mortgage Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following: (a) cosmetic improvements such as painting and landscaping;
(b) build-out or modification to suit a particular prospective or actual tenant or buyer; (c) replacement of items which are obsolescent or wearing out but which may not be dysfunctional; and (d) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

          "Property  Inspection Report":   The  report  prepared pursuant  to
Section 4.09(a) hereof in the form of Exhibit M hereto.

          "Property Protection Expenses": The following costs and expenses, but, with respect to items (b) through (n) below, only to the extent that they are paid to third persons in arms' length arrangements, which may, to the extent expressly approved in the related Asset Strategy Report, be Affiliates who are generally in the business of providing such goods and services, and that such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided: (a) real estate taxes, assessments and similar charges; (b) premiums for insurance; (c) utility costs; (d) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, elevators, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service, credit checks and monitoring the satisfaction of real estate tax assessments and the designation from time to time of special flood hazard areas; (e) payroll costs and benefits for on-site maintenance personnel, including but not limited to housekeeping employees, porters and general maintenance and security employees; (f) property management fees; (g) usual and customary leasing and sales brokerage expenses and commissions and other costs and expenses associated with marketing, selling or otherwise disposing of Specially Serviced Mortgage Loans or REO Properties including, without limitation, marketing brochures, auction services, reasonable legal fees, surveys, title insurance premiums and other title company costs; (h) permits, licenses and registration fees and costs; (i) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement, if the consequences of failure to prevent or cure could, in the sole judgment of the Special Servicer, have a material adverse effect with respect to the Mortgage Loan, REO Property or Mortgaged Property; (j) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance with respect to any Mortgaged Property, including without limitation any environmental remediation; (k) costs and expenses of appraisals, valuations, surveys, inspections, environmental assessments, credit reports, or market studies (including, in each case, review thereof); (l) transportation, lodging and other travel related costs incurred by the Special Servicer in performing its duties under this Agreement, provided that the travel expenses of the Special Servicer's employees providing services under this Agreement shall be limited to the lesser of actual expenses or a reasonable budgeted amount for each calendar year mutually agreed upon by the Trustee and the Special Servicer; (m) other such reasonable marketing, legal, accountants, expert witness fees and other fees and expenses incurred by the Special Servicer in connection with the enforcement, collection, foreclosure, management and operation of Specially Serviced Mortgage Loans or REO Properties, the bankruptcy of any related Mortgagor, and the performance of their servicing duties under this Agreement; and (n) such other expenses as are reasonable and immediately necessary to operate, maintain, preserve or protect the Mortgaged Property or REO Property.

          "Purchase Price": With respect to any Mortgage Loan to be purchased pursuant to Section 2.02(c), Section 2.04, Section 6.05(a) or
Section 12.01, the Stated Principal Balance thereof as of the date of purchase, together with (i) all accrued and unpaid interest at the Mortgage Rate on such Mortgage Loan to but not including the date of purchase, (ii) all related unreimbursed Advances (other than Advances with respect to interest included in clause (i)) and (iii) all accrued and unpaid interest on related Advances, including any expense arising out of the enforcement of the repurchase obligation and any costs associated with such repurchase.

          "Qualified Insurer":  An insurance company:

     (a) (i) duly authorized and, if required, licensed in such state to transact the applicable insurance business and to write the insurance provided; and

         (ii) whose claims paying ability is rated not less than the lower of (x) "A-" or "A3" and (y) one rating category below the highest rating for the outstanding Certificates, but not less than "BBB" or "Baa2", as applicable, by each Rating Agency (or, if not rated by Fitch Investors Service, L.P., the other Rating Agencies);

        (iii)  with respect  to any  insurance required  pursuant to  Section
6.03(b), duly            qualified as  such under the  laws of  the state  in
which the related             Mortgaged Property is located; or

     (b) acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such Qualified Insurer will not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates).

          "Rating Agency":   Each of  Fitch Investors Service,  L.P., Moody's
Investors Service, Inc. and Standard & Poor's Ratings Services.

          "Realized Loss": With respect to each Loss Mortgage Loan (or REO Mortgage Loan) as to which a Liquidation Event has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Mortgage Loan) as of the date of the Liquidation Event, plus
(ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which such Liquidation Event occurred on the Stated Principal Balance of such Mortgage Loan (including any REO Mortgage Loan) outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances and interest accrued and payable thereon (subject to Section 6.10), minus (iv) the proceeds, if any, received during the month in which such Liquidation Event occurred, to the extent applied as recoveries of interest at the Remittance Rate and to principal of the Mortgage Loan. With respect to each Loss Mortgage Loan with respect to which an Advance previously made or proposed to be made has been determined to be a Nonrecoverable Advance, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (including any REO Mortgage
Loan) as of the date of such determination, plus (ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which such determination was made on the Stated Principal Balance of such Mortgage Loan (including any REO Mortgage Loan) outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances and interest accrued and payable thereon, minus (iv) the proceeds, if any, received during the month in which such determination was made, to the extent applied as recoveries of interest at the Remittance Rate and to principal of the Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

          "Record Date":   With  respect to any  Distribution Date,  the last
Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "REMIC":  A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC I": The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (a) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Loan File; (b) such funds or assets as from time to time are deposited in the Certificate Account; (c) such funds or assets as from time to time are deposited in the Collection Account, Escrow Account or REO Account; (d) any REO Property; and (e) all Insurance Policies with respect to the Mortgage Loans listed on the Mortgage Loan Schedule.

          "REMIC I  Uncertificated Interests":   Each of the two  hundred and
sixty-nine interests with a principal balance and interest rate equal to that of one of the Mortgage Loans.

          "REMIC II": A segregated pool of assets consisting of two hundred and sixty-nine uncertificated regular interests issued under REMIC I.

          "REMIC II Uncertificated Interests": Each of Uncertificated Interest I, Uncertificated Interest II, Uncertificated Interest III, Uncertificated Interest IV, Uncertificated Interest V, Uncertificated Interest VI, Uncertificated Interest VII, Uncertificated Interest VIII, Uncertificated Interest IX, Uncertificated Interest X and Uncertificated Interest XI.

          "REMIC III": A segregated pool of assets consisting of Uncertificated Interest I, Uncertificated Interest II, Uncertificated Interest III, Uncertificated Interest IV, Uncertificated Interest V, Uncertificated Interest VI, Uncertificated Interest VII, Uncertificated Interest VIII, Uncertificated Interest IX, Uncertificated Interest X and Uncertificated Interest XI.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "Remittance Period": For any Distribution Date is the period beginning after a Determination Date in the immediately preceding month (or the Cut-off Date, in the case of the first Distribution Date) through the related Determination Date.

          "Remittance Rate": With respect to any Mortgage Loan, the per annum rate equal to the excess of the related Mortgage Rate (without giving affect to any modification or other reduction thereof following the Cut-off
Date) over the sum of the related Servicing Fee Rate. For this purpose, if the related Mortgage Rate is calculated other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), such Mortgage Rate will be recalculated on a 30/360 basis.

          "Remittance  Report":    The report  prepared  pursuant  to Section
4.10(a)(i) hereof in the form of Exhibit O hereto.

          "Rents  from Real  Property":   With respect  to any  REO Property,
gross income of the character described in Section 856(d) of the Code.

          "REO  Account":   One  or  more  accounts  established pursuant  to
Section 6.06.

          "REO Acquisition":    The acquisition  by the  Special Servicer  on
behalf of the Trustee for the benefit of the Certificateholders of any Mortgaged Property.

          "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has been acquired by the Special Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, until the Special Servicer has determined that all amounts that it reasonably expects to recover from or on account of such Mortgage Loan have been recovered, whether from Excess Condemnation Proceeds, Excess Insurance Proceeds, Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or otherwise (in which case such Mortgage Loan shall no longer be an REO Mortgage Loan).

          "REO Proceeds": Proceeds (net of any directly related expenses, including without limitation, Property Protection Expenses and Property Improvement Expenses, incurred by the Special Servicer for the proper operation, management and maintenance of the related REO Property) received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) and cash received in connection with the final liquidation of the related REO Property.

          "REO  Property":   A  Mortgaged  Property acquired  by  the Special
Servicer on behalf of the Trust Fund through foreclosure or by deed in lieu of foreclosure.

          "REO Status Report": With respect to any Mortgage Loan, shall have the meaning set forth herein.

          "Repair  and Remediation  Reserve": With  respect  to any  Mortgage
Loan, the amounts required to be paid by the Mortgagor, pursuant to the Mortgage Loan Documents, contemporaneously with the execution thereof, for payment of costs and expenses relating to certain maintenance, repairs and/or remedial or corrective work.

          "Replacement Reserve": With respect to any Mortgage Loan, the amounts required to be paid by the Mortgagor pursuant to the Mortgage Loan Documents for payment of costs and expenses in connection with the performance of work on the roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment or other repairs on the related Mortgaged Property.

          "Replacement Special Servicer":  As defined in Section 6.16.

          "Request for Release and Receipt of Documents": A written Request for Release and Receipt of Documents, substantially in the form of Exhibit Y hereto.

          "Required Appraisal Date": With respect to any Mortgage Loan within 30 days of (a) any Collateral Value Adjustment Event, (b) the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the last sentence of the definition of "Collateral Value Adjustment Event") more than twelve months after an appraisal was obtained with respect to a previous Collateral Value Adjustment or (c) if the Servicers have made P&I Advances for twelve consecutive months following a Collateral Value Adjustment.

          "Required Rating":   For purposes  of the definitions  of "Eligible
Account" and "Permitted Investments" the following ratings:

          (a) with respect to commercial paper, short-term debt obligations or other short-term deposits, the highest short-term rating category of each Rating Agency (or if such obligations are not rated by Fitch Investors Service, L.P., each other Rating Agency); or

          (b) with respect to long-term debt obligations, the highest long-term rating category of each Rating Agency (or, if such obligations are not rated by Fitch Investors Service, L.P., each other Rating Agency).

          "Residual Certificate":   Any of the Class R-I, Class R-II or Class
R-III Certificates.

          "Responsible Officer": When used with respect to the Trustee, any officer assigned to and working in its Asset-Backed Securities Trust Services Group and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Scheduled Principal Balance": As to each Mortgage Loan and any date of determination, the principal balance of such Mortgage Loan on the Cut-off Date, minus the sum of (i) all amounts representing the principal
              -----
portion of Monthly Payments due on or
before such date of determination whether or not received and (ii) all amounts representing unscheduled payments or recoveries of principal (other than amounts representing late payments subtracted pursuant to clause (i) above) collected with respect to such Mortgage Loan on or before the last day of the immediately preceding Collection Period.

          "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

          "Servicer":    The Master  Servicer  or  the  Special Servicer,  as
applicable.

          "Servicing Advance": Any expenses identified in this Agreement as a Servicing Advance which are incurred by any Servicer consistent with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, or, with respect to any Mortgage Loan.

          "Servicing Fee":   With respect to any Mortgage Loan the sum of the
Master  Servicing Fee, the  fee payable to  the Special Servicer  pursuant to
Section 6.13 and the fee payable to the related subservicer, if any.

          "Servicing Fee  Rate":   With respect to  any Mortgage  Loan, shall
equal the per annum rate set on the Mortgage Loan Schedule under the caption "Total Fee".

          "Servicing Officer": With respect to any Servicer, any Assistant Treasurer, Assistant Secretary, Assistant Vice President, Vice President or other employee of such Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans under this Agreement and authorized to act on behalf of such Servicer, as designated by inclusion on a list of such Persons furnished to the Trustee and each other Servicer by the related Servicer, as such list may from time to time be amended.

          "Servicing Transfer Date": The date after the occurrence of a Servicing Transfer Event on which the Special Servicer receives the information, documents and records required to be delivered thereto pursuant to Section 6.02(c).

          "Servicing Transfer Event": The occurrence of any of the following with respect to a Mortgage Loan: (i) such Mortgage Loan becomes a Defaulted Mortgage Loan; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer or the Special Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgaged Loan and has continued unremedied for the applicable grace period specified in the related Mortgage;
(vi) the related Mortgaged Property becomes REO Property; or (vii) if for any reason, the Mortgaged Property is transferred and an assumption agreement pursuant to Section 4.08 cannot be entered into.

          "Specially Serviced Mortgage Loan": Any Mortgage Loan with respect to which a Servicing Transfer Event has occurred and which has not ceased to be a Specially Serviced Mortgage Loan pursuant to Section 6.12.

          "Specially Serviced Mortgage Loan Status Report":   With respect to
any Mortgage Loan, shall have the meaning set forth herein.

          "Special  Servicer":   Midland  Loan  Services,  L.P.,  a  Missouri
limited partnership, or its successor servicer appointed as such as herein provided.

          "Special Servicing  Fee":   The compensation  the Special  Servicer
shall be entitled to receive pursuant to Section 6.13.

          "Startup Day":  The Delivery Date.

          "State Tax Laws": The laws of the states of New York, Missouri and Illinois as well as any state the applicability of which to the Trust or the REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (provided that the Trustee shall have no obligation to seek or pay for any such Opinion of Counsel), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

          "Stated  Principal Balance":   With  respect  to any  Mortgage Loan
(other than an REO Mortgage Loan), as of any date of determination, (a) the Cut-off Date Balance, minus (b) the sum, without duplication, of:

     (i) the principal portion of each Monthly Payment and Balloon Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders before such date of determination;

    (ii)  all  Principal Prepayments received  with respect to  such Mortgage
          Loan  after  the   Cut-off  Date,  to  the  extent  distributed  to
          Certificateholders before such date of determination;

   (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders before such date of determination; and

    (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recently ended Distribution Date.

With respect to any REO Mortgage Loan, as of any date of determination, an amount (not less than zero) equal to (x) the Stated Principal Balance of the related Mortgage Loan as of the date of the related REO Acquisition, minus
(y) the sum of:

     (i) the principal portion of each P&I Advance made with respect to such REO Mortgage Loan that was distributed to Certificateholders before such date of determination; and

    (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Proceeds received with respect to such REO Mortgage Loan, to the extent distributed to Certificateholders before such date of determination.

A Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance through and including the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders.

          "Subservicing Fee Rate": With respect to any Mortgage Loan subject to a subservicing agreement pursuant to Section 3.13, the excess of the related Servicing Fee Rate over the sum of the Master Servicing Fee Rate and 0.0045%.

          "Tax Matters Person": The "tax matters person" (as defined in the REMIC Provisions) of the REMIC created hereunder.

          "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

          "Tenant Improvement and Leasing Commissions Reserve": With respect to any Mortgage Loan, the amounts required to be paid by the Mortgagor pursuant to the

Mortgage Loan Documents to refit and release either vacant space or blocks of space anticipated to be vacated during the term of financing.

          "Transfer Date": With respect to any Mortgage Loan, shall have the meaning set forth herein.

          "Trust Fund":  REMIC I, REMIC II and REMIC III.

          "Trustee": LaSalle National Bank, a nationally chartered bank or its successor in interest in its capacity as Trustee hereunder, or any successor trustee appointed as herein provided.

          "Trustee  Fee":  The fee payable to  the Trustee in accordance with
Section 11.08(a).

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana or the Commonwealth of Puerto Rico, the comparable provisions of Louisiana or Puerto Rico law, as applicable.

          "Uncertificated  Interest I":    An  interest in  REMIC  II with  a
principal balance equal to the Class Balance of the Class A1 Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest II":   An  interest  in REMIC  II with  a
principal balance equal to the Class Balance of the Class A2 Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest III":   An  interest in  REMIC II  with a
principal balance equal to the Class Balance of the Class A3 Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest IV":   An  interest  in REMIC  II with  a
principal balance equal to the Class Balance of the Class B Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest V":    An  interest in  REMIC  II with  a
principal balance equal to the Class Balance of the Class C Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest VI":   An  interest  in REMIC  II with  a
principal balance equal to the Class Balance of the Class D Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest VII":   An  interest in  REMIC II  with a
principal balance equal to the Class Balance of the Class E Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated Interest  VIII":   An interest in  REMIC II  with a
principal balance equal to the Class Balance of the Class F Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest IX":   An  interest  in REMIC  II with  a
principal balance equal to the Class Balance of the Class G Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest X":    An  interest in  REMIC  II with  a
principal balance equal to the Class Balance of the Class H Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Uncertificated  Interest XI":   An  interest  in REMIC  II with  a
principal balance equal to the Class Balance of the Class NR-P Certificates which accrues interest at the Weighted Average Remittance Rate.

          "Underwriter":   Any  of J.P.  Morgan  Securities Inc.,  Prudential
Securities Incorporated or Smith Barney Inc.

          "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except in the case of a partnership, to the extent provided in regulation under the Code), or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust as defined in Section7701(a)(30) of the Code.

          "U.S. Treasury Net Prepayment Premium": With respect to any Distribution Date, any Net Prepayment Premiums for such Distribution Date calculated under the related Mortgage Loan Documents by reference to a U.S. Treasury rate.

          "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98.0% of all the Voting Rights shall be allocated among the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class NR-P Certificates in proportion to the respective Class Balances (provided that, any Voting Rights so allocated to the Class NR-P Certificates shall be allocated 50% to the Class NR-P Certificates and 50% to the Class NR-I Certificates), 1.00% of all Voting Rights shall be allocated to the Class X Certificates, and 0.331/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Allocation of Realized Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will also result in a corresponding change to such Class' Voting Rights.

          "Weighted Average Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to four decimal places, of the Remittance Rates in effect for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans outstanding immediately following the Distribution Date in the related Collection Period.

     SECTION 1.02   Calculations.

          Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     SECTION 1.03   Rules of Construction.

          Any action or delivery which is required pursuant to the terms hereof which falls on a day which is not a Business Day will be due on the immediately following Business Day, except as otherwise expressly provided herein.


                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01   Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the mortgage loans identified on the Mortgage Loan Schedule (the "Mortgage Loans") and all other assets included or to be included in the Trust Fund, to be held in trust for the benefit of the Certificateholders. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and related property accomplished hereby is absolute and, notwithstanding Section 13.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, or the initial Custodian as the agent of the Trustee, the following documents or instruments (or copies thereof as permitted by this Section) for each Mortgage Loan so assigned:

       (i) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by MGT or the prior holder of record, in blank or to the order of the Trustee;

      (ii) the original Mortgage, and any intervening assignments (or certified copies of such assignments) thereof, in each case with evidence of recording indicated thereon, or certified copies thereof if not returned from the applicable recording office;

     (iii) originals or certified copies of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), any intervening assignments of each such document or instrument, and any related UCC Financing Statements;

      (iv) an assignment of the Mortgage, executed by MGT or the prior holder of record in blank or to the order of the Trustee, with the assignment to the Trustee in the following form: "LaSalle National Bank, as Trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1997-C5", in recordable form;

       (v) assignments in recordable form of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), executed by MGT or the prior holder of record in blank or to the order of the Trustee, with the assignment to the Trustee in the following form: "LaSalle National Bank, as Trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1997-C5";

      (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

     (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan;

    (viii) with respect to any Mortgage Loan secured by a leasehold interest, a certified copy of the related ground lease and any amendments and modifications thereto;

      (ix) either (i) the originals of all intervening assignments, including warehousing assignments, with evidence of recording thereon, (ii) copies of such assignments certified by a title company or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office or (iii) copies of such assignments certified by the public recording offices where such assignments were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded assignments are lost;

       (x) either (i) copies of the UCC-1 financing statements and any related continuation statements, each showing the mortgagors as debtor and the originator as secured party and each with evidence of filing thereon, together with a copy of each intervening UCC-2 or UCC-3 financing statement showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the Trustee with evidence of filing thereon disclosing the assignment to the Trustee of the security interest in the personal property securing the Mortgage Loan or (ii) copies of such financing statements certified to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing; and

      (xi) an escrow, guarantee and environmental liability agreement, if any.

          (c) The Depositor shall, as to each Mortgage Loan on the Mortgage Loan Schedule, promptly (and in any event within 45 days of the Delivery
Date) cause (i) the assignment of the Mortgage specified in clauses  (iv) and
(v) above to be submitted for recording or filing, at its own expense, in the appropriate public office for real property records; and (ii) the UCC-2 or UCC-3 Assignments of Financing Statements specified in clause (x) above to be submitted for recording or filing, at its own expense, in the appropriate public office for UCC Assignments. Any such assignment delivered in blank shall be completed to the order of the Trustee, in the following form:
"LaSalle National Bank, as Trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1997-C5" prior to recording. Each such assignment shall reflect that it should be returned by the public recording office following recording to LaSalle National Bank as the initial Custodian. If any such assignment is lost or returned unrecorded or unfiled because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter cause the same to be duly recorded or filed.

          (d)  The  Depositor   shall  complete  the  endorsements  on  those
Mortgage Notes delivered in blank (or cause such to be completed) to the order of the Trustee.

     SECTION 2.02   Acceptance by Trustee.

          (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt, subject to the provisions of Section 2.01, the provisions of this Section 2.02 and any exceptions noted on a schedule of exceptions provided to the Depositor on or prior to the Delivery Date of the documents specified in clauses (i)-(v) and (vii) of Section 2.01(b), and declares that it or the Custodian on its behalf holds and will hold such documents and the other documents delivered to it or the Custodian constituting the Mortgage Loan Files, and that it holds or will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

          (b) On or prior to 180 days following the Delivery Date, the Trustee shall deliver to the Depositor and the Master Servicer, or shall cause the Custodian to deliver to the Depositor, the Trustee and the Master Servicer, a Final Certification in a form acceptable to the Depositor (the "Final Certification") to the effect that it has reviewed the Mortgage Loan Documents delivered to it hereunder and has determined that all documents required to be delivered pursuant to Section 2.01(b) have been received by the Trustee, subject to any exceptions identified in an exception report delivered with the Final Certification. Notwithstanding that the Final Certification is made by a Custodian, the Trustee shall in all cases be primarily liable for all statements made therein. In performing the reviews called for herein, the Trustee and Custodian, acting on its behalf, may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the review called for is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in the Mortgage Loan Schedule.

          (c) If, in the process of reviewing the Mortgage Loan Files, the Trustee or the Custodian finds any document or documents constituting a part of a Mortgage Loan File not to have been properly executed, or to be missing or to be defective on its face in any material respect, the Trustee shall promptly so notify, or shall cause the Custodian to promptly notify the Master Servicer and the Depositor. If the Depositor does not correct or cure such omission or defect within 60 days from the date of such notice the
Depositor shall purchase such Mortgage Loan from the Trust Fund at its Purchase Price within 90 days from the date of such notice. The Purchase Price for any such Mortgage shall be deposited or caused to be deposited by the Master Servicer into the Collection Account and, upon receipt by the Trustee of written notification of such deposit, signed by a Servicing Officer, the Trustee or the Custodian, as the case may be, shall release to the Depositor the related Mortgage Loan File and such Mortgage Loan and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Depositor or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund and not subject to the servicing terms hereof. It is understood and agreed that the obligation of the Depositor to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

     SECTION 2.03 Representations and Warranties of the Depositor, the Master Servicer and the Special Servicer; Assignment of Rights.

          (a) The Depositor hereby represents and warrants to and covenants with the Trustee, the Fiscal Agent, the Master Servicer, and the Special Servicer, as of the Delivery Date, that:

          (i)  The  Depositor  is  a   corporation  duly  organized,  validly
               existing and in good standing under the laws of the State of Delaware.

          (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement by the Depositor has been duly authorized, and the Depositor has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to
               (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which such Depositor is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, instrument, or other document which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (viii) At the time of the assignment of the Mortgage Loans to the Trust Fund hereunder, the Depositor had good title to and was the sole owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trust Fund free and clear of any pledge, lien, encumbrance or security interest.

          (b)  Each   of  the  Servicers   hereby  represents,  warrants  and
covenants to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Depositor, as of the Delivery Date, that:

          (i)  Due Organization and Authority.
               ------------------------------

                    (A) such Servicer has or shall obtain all licenses necessary to carry on its business as now being conducted and is or will become licensed, qualified and in good standing in each state where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Servicer and if such failure to be licensed or qualified could have a material and adverse effect on the ability of the Servicer to perform its obligations under this Agreement or enforce the Mortgage Loan Documents; no license, consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by such Servicer of or compliance by such Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, or if such license, consent, approval, authorization or order of or registration or filing with or notice to any court or governmental agency or body is required, such Servicer has obtained the same or will obtain the same prior to the time necessary for such Servicer to perform its obligations under this Agreement relative thereto; and in any event such Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the servicing of such Mortgage Loan in accordance with the terms of this Agreement and the failure to have any such license not yet obtained does not and will not materially adversely affect the rights of the Certificateholders hereunder or under the Mortgage Loan Documents;

                    (B) such Servicer has the full power, authority and legal right to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments to be delivered pursuant to this Agreement) by such Servicer and the consummation of the transactions contemplated hereby by such Servicer have been duly and validly authorized; and

                    (C) this Agreement and all agreements contemplated hereby to which such Servicer is or will be a party evidence the valid, legal, binding and enforceable obligations of such Servicer, regardless of whether such enforcement is sought in a proceeding in equity or at law subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and to the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law; and all requisite corporate action has been taken by such Servicer to make this Agreement and all agreements contemplated hereby to which such Servicer is or will be a party valid and binding upon the Servicer in accordance with their terms and conditions;

          (ii) Ordinary Course of Business.  The consummation of the
               ---------------------------
transactions contemplated by this Agreement are in the ordinary course of business of such Servicer;

          (iii)     Conflicts.  Neither the execution and delivery of this
                    ---------
Agreement, the acquisition of the servicing responsibilities by such Servicer, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (a) conflict with or result in a breach of any of the terms, conditions or provisions of such Servicer's charter or by-laws or any legal restriction or, in any material respect, any agreement or instrument to which such Servicer is now a party or by which it is bound, or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) or result in an acceleration under any of the foregoing, or (c) result in the violation of, and such Servicer is not in violation of, any law, rule, regulation, order, judgment or decree to which such Servicer or its property is subject, or (d) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon the condition (financial or otherwise) of such Servicer or any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or
(e) impair the ability of the Trustee to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Trustee to realize the full benefits accruing pursuant to this Agreement;

          (iv) Ability to Service.  To the best of such Servicer's knowledge
               ------------------
no event has occurred (including but not limited to, any change in insurance coverage) which would make such Servicer unable to comply with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable. Such Servicer has the facilities, procedures, and experienced personnel necessary for the prudent servicing of multifamily and commercial mortgage loans of the same type as the Mortgage Loans;

          (v)  Servicing Fee.  Such Servicer agrees that the Servicing Fee
               -------------
payable to it with respect to each Mortgage Loan is reasonable compensation for its services hereunder and that the entire Servicing Fee payable to it with respect to the Mortgage Loans pursuant to this Agreement shall be treated by such Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

          (vi) Ability to Perform.  Such Servicer believes (and there are no
               ------------------
facts or circumstances known to the Servicer contrary to such belief) that it can perform each and every covenant made by it in this Agreement;

          (vii)     Subservicing Agreements.  The terms of any subservicing
                    -----------------------
agreement entered into pursuant to Section 3.13 shall be in all material respects consistent with the terms of this Agreement.

          (viii)    No Litigation.  There is no action, suit, proceeding or
                    -------------
investigation pending or to the best of such Servicer's knowledge, threatened against such Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Servicer, or in any material impairment of the right or ability of such Servicer to carry on its business substantially as now conducted, or in any material liability on the part of such Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of such Servicer contemplated herein, or which would be likely to impair materially the ability of such Servicer to perform under the terms and conditions of this Agreement; and

          (ix) Financial Condition.  Such Servicer's net worth, determined
               -------------------
in accordance with GAAP, is at least equal to fifteen million dollars ($15,000,000) and such Servicer has sufficient liquidity to meet all of its obligations (including any obligation to make Advances) hereunder;

          (c) In addition, Midland Loan Services, L.P., as a condition to the consummation of the transaction contemplated herein, hereby represents and warrants to the
Trustee, the Fiscal Agent and the Depositor that as of the Delivery Date, (i) it is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Missouri; and (ii) has received a favorable rating by Standard & Poor's Ratings Services and Fitch Investors Service, L.P., to the extent required to be rated thereby, to act as servicer of commercial mortgage loans.

          (d) The Depositor, as assignee of MGT under the Loan Sale Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its rights, title and interest (but none of its obligations) in respect of the Loan Sale Agreement.

          (e) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or the Trustee of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

     SECTION 2.04 Repurchase of Mortgage Loans for Breaches of Representa-tion and Warranty.

          (a) Within 90 days of the earlier of, the discovery by the Depositor of, or receipt by the Depositor of written notice from the Master Servicer, the Special Servicer, the Trustee or any Certificateholder, specifying in reasonable detail the existence of a breach of any representation or warranty of the Depositor set forth in Section 2.03(a), or of MGT, assigned to the Trustee pursuant to Section 2.03(d) for the benefit of the Certificateholders, which materially and adversely affects the value of any Mortgage Loan or the interest of any Certificateholder therein, the Depositor shall at its option (i)(A) in all material respects cure such breach or (B) purchase the affected Mortgage Loan from the Trust Fund at the Purchase Price or (ii) cause MGT at its option (A) in all material respects to cure such breach or (B) to purchase the affected Mortgage Loan from the Trust Fund at the Purchase Price.

          (b) The purchase of any Mortgage Loan by the Depositor or MGT pursuant to Section 2.04(a), shall be effected by delivering the Purchase Price therefor to the Master Servicer for deposit in the Collection Account. The Trustee, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Depositor, MGT or its designee, as applicable, the related Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment (in recordable form if recording is appropriate), in each case without recourse, as shall be necessary to vest in the
Depositor, MGT or its designee, as applicable, any Mortgage Loan released pursuant hereto. In connection with such repurchase, the Master Servicer, and the Special Servicer, as applicable, shall release to the Depositor or MGT all documents and records maintained by such Servicer and requested by the Depositor or MGT; provided, that such Servicer may retain copies of such documents and records at its own expense. The Depositor shall be responsible for the payment of all reasonable expenses of the Trustee and the Servicers incurred in connection with such repurchase.

          (c)  It is understood  and agreed that the provisions  set forth in
Section 2.04(a) of this Agreement shall constitute the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any breach of the representations and warranties contained in Section 2.03(a) of this Agreement or in the Loan Sale Agreement.

     SECTION 2.05   Execution of Certificates.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the Loan Sale Agreement to the extent set forth herein and, concurrently with such assignment, has executed and caused the Certificate Registrar to authenticate and deliver to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates in authorized denominations evidencing beneficial ownership of the entire Trust Fund.


                                 ARTICLE III

                     GENERAL SERVICING AND ADMINISTRATION

     SECTION 3.01 Access to Certain Documentation Regarding the Mortgage Loans and This Agreement.

          (a) Upon reasonable advance written notice, each Servicer shall give the Trustee, the Fiscal Agent, the other Servicer, the Rating Agencies, the Depositor and such Person's agents or representatives, during normal business hours at such Servicer's offices, reasonable access to all reports, information and documentation regarding any Mortgage Loan, this Agreement, and the rights and obligations of the Certificateholders and any of the Servicers hereunder (including the right to make copies or extracts therefrom) and access to officers of such Servicer responsible for such obligations, provided, however, that each Servicer shall have no obligation
             --------  -------
to disclose or provide access to any computer programs which are proprietary to such Servicer or access to which is limited by licensing agreements. In addition, with respect to this or any other provision of this Agreement which requires a Servicer to transmit documents, information or reports to any Person, the Servicer shall be entitled to include in its transmittal letter or other data transmission format a statement that the enclosed information should not be disseminated or otherwise used in any manner contrary to any federal or state laws.

          (b) Each Servicer shall, upon written request, allow the Rating Agencies, the Depositor, the Trustee, the Fiscal Agent, the other Servicer and their agents or representatives reasonable access to such Servicer's premises and to such books and records (including records stored electronically on computer tapes, magnetic disks and the like) relating to the Mortgage Loans or REO Property as to which access is reasonably requested and to a knowledgeable financial or accounting officer thereof for the purpose of answering questions asked by such Person regarding such Servicer or its ability to service the Mortgage Loans.

     SECTION 3.02   Annual Statement As to Compliance.

          Each Servicer shall deliver to the Depositor and the Trustee, on or before March 31 of each year, beginning March 31, 1998, a statement, signed by a Servicing Officer thereof, stating that (a) a review of the activities of such Servicer during the preceding calendar year (or during the period from the date of commencement of its duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and of its performance under this Agreement has been made under such Servicing Officer's supervision; and (b) to the best of such Servicing Officer's knowledge, based on such review, such Servicer has fulfilled all of its material obligations under this Agreement throughout such period, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Servicing Officer and the nature and status thereof.

     SECTION 3.03   Annual Independent Public Accountants' Servicing Report.

          On or before March 31 of each year, beginning March 31, 1998, each Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the servicing of the Mortgage Loans under this Agreement or substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that the assertion of the management of such Servicer that it maintained an effective internal control system over servicing of mortgage loans is fairly stated in all material respects, based upon established criteria and meets the standards applicable to accountants' reports intended for general distribution.

     SECTION 3.04   Merger or Consolidation of Any Servicer.

          (a) Each Servicer shall keep in full force and effect its existence, rights and franchises as a limited partnership, an association or corporation under the laws of the state of its organization except as permitted in this Section 3.04 and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          (b) Any Person into which a Servicer may be merged, converted, or consolidated, or any Person resulting from any merger, conversion or consolidation to which a Servicer shall be a party, or any Person succeeding to the business of a Servicer, shall be the successor of such Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person
                  --------  -------
shall be an entity whose business includes the servicing of mortgage loans, shall service multifamily and/or commercial mortgage loans, as applicable, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and shall satisfy the requirements of Section 3.10 hereof with respect to the qualifications of a successor to a Servicer.

     SECTION 3.05   Limitation on Liability of the Servicers and Others.

          Neither the Servicers nor any of the directors, officers, employees or agents thereof nor any general partner thereof shall be under any liability for any action taken or for refraining from taking any action in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, in good faith pursuant to this Agreement or for errors in judgment (not constituting negligence or wilful misconduct); provided, however, that this provision shall not protect any Servicer or
--------  -------
agents of such Servicer against
any liability resulting from any breach of any representation or warranty made herein, or from any liability specifically imposed on such Servicer herein; and provided, further, that this provision shall not protect any
            --------  -------
Servicer  or  agents  of  such  Servicer against  any  liability  that  would otherwise be imposed by reason of the willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of the obligations or duties hereunder. Each Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any other Servicer,
         ----- -----
the Depositor, the Trustee or the Custodian respecting any matters arising hereunder. No Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided, however, that
                                                      --------  -------
any Servicer may undertake any such action that it may deem necessary or desirable in respect to this Agreement and any Mortgage Loan and the rights and duties of the parties hereto or the interest of the Certificateholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and such Servicer shall be entitled to be reimbursed therefor from the Trust Fund upon written demand.

     SECTION 3.06   Resignation of Servicers.

          Except as set forth in this Section 3.06, neither the Master Servicer nor the Special Servicer shall resign as such or delegate its rights or duties hereunder or any portion thereof except upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer. Any determination pursuant to the immediately preceding sentence permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. The Master Servicer may resign subject to the requirements set forth below in this Section 3.06; provided that no such resignation shall become effective until a successor shall have assumed such Servicer's responsibilities and obligations hereunder in the manner provided in Section
3.10 hereof. Any such successor Servicer must be an established mortgage loan servicing institution which meets the eligibility requirements for a successor Servicer pursuant to Section 3.10. All costs associated with such resignation shall be borne by the resigning Servicer and shall not be an expense of the Trustee.

     SECTION 3.07   Maintenance   of  Errors   and  Omissions   and  Fidelity
                    Coverage.

          (a) Each Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy issued by a Qualified Insurer covering such Servicer's officers and employees in connection with its activities under this Agreement. The amount of coverage shall be determined in accordance with Accepted Servicing Practices and be at least equal to the sum of the following based upon the total portfolio that such Servicer services for itself and all others:

          (i)  $300,000, plus;

          (ii) 0.150% of the excess of the unpaid principal balance of all the mortgage loans serviced by such Servicer over $100,000,000 but less than or equal to $500,000,000, plus;

          (iii) 0.125% of the excess of the unpaid principal balance of all the mortgage loans serviced by such Servicer over $500,000,000 but less than or equal to $1,000,000,000 plus;

          (iv) 0.100% of  the excess of  the unpaid principal balance  of all
               the  mortgage   loans   serviced   by   such   Servicer   over
               $1,000,000,000.

The deductible on the fidelity bond or errors and omissions policy shall not exceed the greater of $100,000 and five (5) percent of the face amount of such bond or policy. In the event that any such bond or policy ceases to be in effect, such Servicer shall immediately obtain a comparable replacement bond or policy. Notwithstanding the foregoing, so long as the long term unsecured debt obligations of such Servicer or its corporate parent have the Required Rating for Eligible Accounts, such Servicer shall be entitled to provide self-insurance or obtain from its parent adequate insurance, as applicable, with respect to its obligation to maintain a blanket fidelity bond or an errors and omissions insurance policy.

          (b) From time to time, upon the request of the Trustee, each Servicer shall furnish the Trustee copies of all binders or certificates evidencing that the bond and policy described in clause (a) above are in full force and effect. Each Servicer shall promptly report in writing to the Trustee and each other Servicer any change in such coverage resulting in a failure to satisfy the requirements of clause (a) above and all cases of embezzlement or fraud or irregularities of operation if such events involve such Servicer and funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such Servicer's bonding companies or insurers, a copy of such report shall be promptly furnished to the Trustee and each other Servicer.

     SECTION 3.08   Indemnity.

          (a) Each Servicer shall indemnify the Depositor, the Trustee, the Fiscal Agent, the other Servicer and the Trust Fund against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising from claims or actions that were caused by or resulted from a breach of any of such Servicer's representations and warranties contained in this Agreement, the failure of such Servicer to perform its duties and to service the Mortgage Loans in accordance with the terms of this Agreement or actions taken by such Servicer pursuant to a power of attorney granted in accordance with Section 4.01(b) or arising out of the Servicer's willful misfeasance, bad faith or negligence.

          (b) Each Servicer and its respective officers, directors, employees, general partner and agents shall be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, incurred in connection with any legal action relating to any Mortgage Loan and this Agreement, other than any cost, expense, loss, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of its duties hereunder or by reason of reckless disregard of obligations or duties of such Servicer hereunder.

          (c) As soon as reasonably practicable after receipt by the Depositor, any Servicer or the Trustee of a notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under clause (a) or (b) above (each, an "Indemnified Party"), such Indemnified Party shall notify each Servicer from which indemnification is sought pursuant to clause (a) above and the Trustee, if indemnification is sought from the Trust Fund (each, an "Indemnifying Party") in writing of such complaint or of the commencement of such action or proceeding, but failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have hereunder or otherwise, except to the extent that such failure materially prejudices the rights of the Indemnifying Party. If the Indemnifying Party so elects or is requested by such Indemnified Party, the Indemnifying Party shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to each Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, such Indemnified Party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or that having common counsel would in any other way disadvantage such Indemnified Party or if the Indemnifying Party fails to assume the defense of the action or proceeding in a timely manner, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel; provided, however, that the Indemnifying
                                   --------  -------
Party shall not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Indemnifying Party assumes and in which an Indemnified Party is not entitled to separate counsel pursuant to the immediately preceding sentence, such Indemnified Party shall have the right to participate in such litigation and to retain its own counsel at such Indemnified Party's expense. The Indemnifying Party shall not, without the prior consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

     SECTION 3.09   Information Systems.

          Each Servicer shall maintain a data storage and retrieval system capable of maintaining, updating and providing reports with respect to all relevant information with respect to each Mortgage Loan that may be required to satisfy the terms of this Agreement, including but not limited to all information on the Mortgage Loan Schedule. Each Servicer shall update the data on such system to reflect any information available thereto from time to time.

     SECTION 3.10   Successor to a Servicer.

          (a) Within thirty (30) days or another period agreed to by the Trustee in writing after the termination of any Servicer's responsibilities and duties pursuant to Section 3.06 or Section 10.01 hereof, the Trustee shall either (i) succeed (as of the date of such succession) to and assume all of such Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor that shall succeed (as of the date of such succession) to all rights and assume all of the responsibilities and duties of such Servicer under this Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that the fees of the successor Servicer with respect to the Mortgage Loans shall not be higher than the fees of the predecessor Servicer. In the event that any Servicer's duties and responsibilities under this Agreement are terminated pursuant to the aforementioned Sections, such Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if such dates are not the same) with the same degree of diligence and prudence that it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor, any other Servicer, the Trustee or the Fiscal Agent. The termination of a Servicer's responsibilities and duties under this Agreement pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 3.10 (or until the Trustee succeeds to and assumes all of such Servicer's responsibilities under this Agreement) and shall in no event relieve such Servicer of the covenants, representations and warranties made herein and the remedies available to the Trustee under this Agreement. The provisions of Section 3.05 hereof shall be applicable to each Servicer, to the extent of claims against the Servicer arising out of the Servicer's actions or failure to act prior to termination, notwithstanding any termination of such Servicer's responsibilities and duties under this Agreement or the termination of this Agreement. A successor Servicer shall not, by reason of its appointment or assumption of the duties and responsibilities of another Servicer, assume any of the liabilities of such Servicer.

          (b) Any successor appointed as provided herein shall execute, acknowledge and deliver to each Servicer and to the Trustee, an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities and obligations of the Servicer it is succeeding, with like effect as if originally named as a party to this Agreement. Any resignation or termination of a Servicer pursuant to Section 3.06, Section 6.16 or Section 12.01 hereof shall not affect any claims that the Trustee, the Fiscal Agent or any Servicer may have against the Trustee, the Fiscal Agent or another Servicer, in any case arising prior to any such termination or resignation.

          (c) Upon its termination or resignation, the terminated or resigning Servicer shall immediately deliver to the successor the funds in any account maintained by such Servicer pursuant to this Agreement (net of all unpaid Servicing Fees payable to it, unreimbursed Advances advanced by it and interest on such Advances at the Advance Rate), any Mortgage Loan Documents in such Servicer's possession and related documents and statements held by it hereunder and such Servicer shall account for all funds. Such Servicer shall execute and deliver such instruments and do all such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of such Servicer. The successor shall promptly make arrangements to reimburse such Servicer for amounts such Servicer actually expended, unreimbursed Advances and amounts owed to such Servicer in respect of unpaid Servicing Fees pursuant to this Agreement that would otherwise have been recovered by such Servicer pursuant to this Agreement but for the appointment of the successor servicer, net of any amounts owed by such Servicer hereunder.

          (d) Notwithstanding anything contained herein, a successor Servicer shall be an established housing and home finance institution or mortgage servicing institution (x) which has a net worth of not less than $15,000,000 and (y) as to which each Rating Agency has given written confirmation stating that if the designated replacement were to serve as successor Servicer, none of the then current rating or ratings of all outstanding classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof.

     SECTION 3.11   REMIC Administration.

          (a) The Trustee shall make an election to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC I election in respect of the Trust Fund, the two hundred and sixty-nine REMIC I Uncertificated Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, the REMIC II Uncertificated Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interest" in REMIC II. For the purposes of the REMIC III election in respect of the Trust Fund, the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class NR-I and
Class NR-P Certificates and the Class X Components shall be designated as the "regular interests" and the Class R-III Certificates shall be designated as the sole class of "residual interest" in REMIC III. To the extent the affairs of the Trust Fund are within their control, the Master Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the REMIC I Uncertificated Interests, the REMIC II Uncertificated Interests and the Certificates.

          (b) The Delivery Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

          (c) The Holder of the Class R-I Certificate is hereby designated, and by the acceptance of the Class R-I Certificate agrees to act, as Tax Matters Person for REMIC I. The Holder of the Class R-II Certificate is hereby designated, and by the acceptance of the Class R-II Certificate agrees to act, as Tax Matters Person for REMIC II. The Holder of the R-III
Certificate is hereby designated, and by acceptance of the Class R-III Certificate, agrees to act, as Tax Matters Person for REMIC III.

          (d) The Tax Matters Person hereby irrevocably authorizes the Trustee to be its attorney-in-fact for purposes of signing all Tax Returns. This grant of power of attorney is coupled with an interest and is therefore properly irrevocable.

          (e) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to either REMIC I, REMIC II or REMIC III created hereunder and shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (f) The Trustee shall provide (i) to any Transferor of a Class R-I, Class R-II or Class R-III Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II and Class R-III Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

          (g) The Trustee shall take such actions and shall cause each of REMIC I, REMIC II and REMIC III created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do
so). None of the Master Servicer, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause either of REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC I, REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to either REMIC I, REMIC II or REMIC III created hereunder, endanger such status or, unless such party determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax.

          (h) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to a Servicer, if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and (iii) otherwise, against amounts on deposit in the Certificate Account and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

          (i) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (j) Following the Startup Day, neither the Master Service nor the Trustee shall accept any contributions of assets to REMIC I, REMIC II and REMIC III unless the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I, REMIC II and REMIC III will not cause REMIC I, REMIC II and REMIC III to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I, REMIC II and REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (k) Neither the Master Servicer, the Special Servicer nor the Trustee shall enter into any arrangement by which REMIC I, REMIC II and REMIC III will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either such REMIC to receive an income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (l) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Class Balance of each Class of Certificates representing a regular interest in REMIC III and the Uncertificated Class would be reduced to zero is the Distribution Date in September 2029, which is the first Distribution Date following the second anniversary of the date at which all of the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

          (m) Within 30 days after the Delivery Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for REMIC I, REMIC II and REMIC III.

          (n) None of the Trustee, the Master Servicer or the Special Servicer shall sell or dispose of any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgage Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, REMIC II and REMIC III, (iii) the termination of REMIC I, REMIC II and REMIC III pursuant to Article XI of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II of this agreement) nor acquire any assets for REMIC I, REMIC II and REMIC III, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to REMIC I, REMIC II and REMIC III after the Delivery Date, unless it has received an Opinion of Counsel that such sale or disposition will not affect adversely the status of REMIC I, REMIC II and REMIC III as REMICs.

          (o) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Delivery Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including without limitation, the price, yield, original issue discount, market discount or premium, Prepayment Assumption and projected cash flow (based upon the Prepayment Assumption) of the Certificates. In addition, the Master
Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Article. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

          (p) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 3.11 as may be agreed upon by the Trustee and the Depositor, provided that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

     SECTION 3.12   Notices to Mortgagors.

          The Master Servicer shall, within five (5) Business Days of the Delivery Date for any Mortgage Loan, send by first class mail or by hand delivery written notice to the related Mortgagor that the Master Servicer has been engaged to service such Mortgage Loan, which notice shall direct such
Mortgagor to make further payments and to send all future notices with respect to such Mortgage Loan directly to the Master Servicer. Notwithstanding the foregoing, the Master Servicer shall not be required to send such notice with respect to any given Mortgage Loan if the Master Servicer was the servicer of such Mortgage Loan prior to the Delivery Date or if the Mortgage Loans shall be subserviced pursuant to Section 3.13 by a subservicer which was the servicer of such Mortgage prior to the Delivery Date, and there is no change in where the Mortgagor is required to send payments under the Mortgage Loan.

     SECTION 3.13   Subservicing.

          The Master Servicer and the Special Servicer may enter into subservicing agreements with one or more subservicers (including subsidiaries or affiliates of the Servicer or the Depositor) for the servicing and administration of the Mortgage Loans. Any such subservicer shall be entitled to a subservicing fee calculated based on the Subservicing Fee Rate. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer in servicing the Mortgage Loans include actions taken or to be taken by a subservicer on behalf of such Master Servicer or Special Servicer.

          Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between either Servicer and a subservicer or reference to actions taken through such Persons or otherwise, such Servicer shall remain obligated and liable to the Trustee, the Fiscal Agent and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements, or by virtue of indemnification from a subservicer, and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of such Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to the Mortgage Loans involving a subservicer shall be deemed to be between the subservicer and the related Servicer, and none of the Trustee, the Fiscal Agent the Certificateholders nor the Depositor shall be deemed parties thereto and none of such Persons shall have claims or rights (except as specified below), nor obligations, duties or liabilities with respect to the subservicer; provided,
                                                                    --------
that the Trustee and the Certificateholders may rely upon the representations and warranties of the subservicer contained therein and each of the Trustee and the Depositor shall be a third party beneficiary of the covenants and other provisions setting forth obligations of the subservicer therein.

          If the Trustee or any successor Servicer assumes the obligations of the Master Servicer or the Special Servicer, as applicable, in accordance with this Agreement, the Trustee or such successor Servicer may, at its option, (i) terminate any subservicing agreement entered into by the Master Servicer or Special Servicer pursuant to this Section 3.13 or (ii) succeed to all of the rights and obligations of the Master Servicer or Special Servicer under any subservicing agreement, and any such subservicing agreement shall provide such right of termination or succession to the Trustee or such successor Servicer. Notwithstanding the foregoing, neither the Trustee nor a successor Servicer may terminate any such subservicing agreement, unless otherwise permitted thereunder, unless it shall have been determined that the related subservicer is not acceptable to the Rating Agencies or the Depositor. In such event, the Trustee or such successor Servicer shall be deemed to have assumed all of the interest of the Master Servicer or Special Servicer therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or Special Servicer prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the Trustee or such successor Servicer, except that the Master Servicer or the Special Servicer shall not thereby be relieved of any liability or obligations under such subservicing agreement that accrued prior to the assumption of duties hereunder by the Trustee or such successor Servicer.

          No subservicer may modify the terms of a Mortgage Loan or initiate foreclosure proceedings with respect to any Mortgaged Property without the approval of the Special Servicer. In the event that the Trustee or any successor Servicer assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, upon request of the Trustee or such successor Servicer, the Master Servicer or Special Servicer shall, at its own expense, promptly deliver to the Trustee or such successor Servicer all documents and records relating to any subservicing agreement and the Mortgage Loans then being serviced thereunder, and the Servicer will otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the Trustee or such successor Servicer.

     SECTION 3.14   Record Title to Mortgage Loans, Etc.

          No Servicer shall hold record title to any Mortgage or any Mortgage Note.

     SECTION 3.15   Release of Documents and Instruments of Satisfaction.

          The Trustee may, subject to the terms hereof, upon receipt of a Request for Release and Receipt of Documents provided by any Servicer substantially in the form set forth on Exhibit Y, release to such Servicer the related Mortgage Loan File or the documents from a Mortgage Loan File set forth in such request. Each Servicer acknowledges that during all times that any Mortgage Loan File or any contents thereof are in the physical possession of such Servicer, such Mortgage Loan File and the documents contained therein shall be held by the Servicer in trust for the benefit of the Certificateholders.

          Subject to any state law requirement or court order, each Servicer hereby agrees to return to the Trustee each and every document previously requested from the Mortgage Loan File when such Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the related Mortgage Loan shall be liquidated or paid in full, in which case, upon receipt of the Request for Release and Receipt of Documents from either Servicer, the Trustee may release the related Servicer's prior request form, together with all other documents still retained by the Trustee with respect to such Mortgage Loan, to such Servicer.

          Upon receipt of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer or Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer shall promptly deliver to the Trustee a Request for Release and Receipt of Documents in the form set forth on Exhibit S requesting delivery to such Servicer of the Mortgage Loan File for such Mortgage Loan and indicating that all amounts received in connection with such payment that are required to be deposited in the Collection Account pursuant to Section 4.02 hereof have been or will be so deposited.

          The Master Servicer and the Special Servicer shall forward to the Trustee original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into by such Servicer in accordance with this Agreement within ten (10) Business Days of the execution thereof and the delivery of such instrument to such Servicer; provided, however, that such Servicer may, in lieu thereof, provide the
--------  -------
Trustee with a certified true copy of any such document submitted for recordation within five (5) Business Days of its execution, in which event such Servicer shall provide the Trustee with the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the recorded original within five (5) Business Days of receipt thereof by such Servicer.

          Upon any payment in full of a Mortgage Loan, the Master Servicer or Special Servicer may execute an instrument of satisfaction regarding the related Mortgage and any other related Mortgage Loan Documents, which instruments of satisfaction shall be recorded by such Servicer if required by applicable law and shall be delivered to the Person entitled thereto, it being understood and agreed that all reasonable expenses incurred by such Servicer in connection with such instruments of satisfaction shall be deemed a Servicing Advance, which shall be reimbursed pursuant to the terms of this Agreement. Such Servicer shall notify the Trustee of an instrument of satisfaction described above as soon as practicable.



                                  ARTICLE IV

                               MASTER SERVICING

     SECTION 4.01   The Master Servicer.

          (a) The Master Servicer shall service and administer each Mortgage Loan (except as such obligations may be assigned to the Special Servicer pursuant to Article VI hereof) on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders in accordance with the terms of this Agreement, the terms of the respective Mortgage Loans and Accepted Servicing Practices.

          (b) Subject to Accepted Servicing Practices and the terms of this Agreement and of each Mortgage Loan, the Master Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration that it may deem, in its best judgment, necessary or desirable, including, without limitation, to execute and deliver, on behalf of the Trust Fund, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to any Mortgage Loan which is not a Specially Serviced Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer shall, and is hereby authorized and empowered with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Trust Fund and at the Trust Fund's expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on the related Mortgaged Property and related collateral. The Master Servicer shall service and administer each Mortgage Loan in accordance with applicable state and federal law and shall provide to each related Mortgagor any information required to be provided to it thereby. Subject to the foregoing, the Master Servicer shall service and administer each Mortgage Loan in accordance with the related Mortgage Loan Documents, and shall enforce all provisions designated in such Mortgage Loan Documents, including but not limited to the establishment and administration of escrow accounts, reserve accounts, impound accounts and operation and maintenance plans. The Master Servicer may from time to time obtain from the Trustee any powers of attorney and other documents necessary or appropriate to enable such Master Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding the foregoing, the Master Servicer shall not modify, waive or amend any term of any Mortgage Loan (or consent to any such modification, waiver or amendment) if such modification, waiver or amendment would affect the related Monthly Payment (other than the portion thereof relating to Escrow Payments), the related Maturity Date, the related Mortgage interest rate or the related amortization schedule. The Master Servicer shall prepare for signature by the Trustee any such powers of attorney or other documents necessary or appropriate to carry out such duties hereunder. The Trustee shall not be responsible for any action taken or omitted to be taken by any Servicer pursuant to the application of such powers of attorney unless such action was taken or omitted to be taken at the express written direction of, and in the manner specified by, the Trustee.

          (c) The Master Servicer assumes, with respect to each Mortgage Loan (except as otherwise set forth in Article VI and this Section 4.01(c)), full responsibility for the timely payment of all customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in connection with:

          (i) any enforcement, administrative or judicial proceedings, or any necessary legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, bankruptcies, condemnations, drug seizures, foreclosures by subordinate or superior lienholders, legal costs associated with preparing powers of attorney pursuant to Section 4.01(b) above, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable);

          (ii) all ground rents, taxes, assessments, water rates, sewer rates and other charges, as applicable, that are or may become a lien upon a related Mortgaged Property, and all fire, flood and hazard insurance coverage (to the extent required in this Agreement, including renewal payments); and

          (iii) compliance with the servicing provisions applicable to such Master Servicer set forth herein.

With respect to any costs described in clauses (i) and (ii) above and to the extent the related Mortgage Loan Documents do not provide for Escrow Payments or the Master Servicer determines that any such payments have not been made by the related Mortgagor, the Master Servicer shall make a Servicing Advance to effect timely payment of all such expenses (in the case of those set forth in clause (ii) above, before they become delinquent) if the Master Servicer shall have or should have had knowledge based on Accepted Servicing Practices of such nonpayment by the Mortgagor before it becomes delinquent, and, otherwise, the Master Servicer shall effect immediate payment of all such expenses which it has knowledge or should have knowledge based on Accepted Servicing Practices have become delinquent. The Master Servicer shall make such Servicing Advances with respect to Mortgage Loans from its own funds to effect such payments only to the extent not deemed a Nonrecoverable Advance and shall be reimbursed therefor in accordance with Section 4.03(a) and
Section 4.06(c) hereof. With respect to any costs described in clause (iii) above, the Master Servicer shall be entitled to reimbursement of such costs as Servicing Advances only to the extent expressly provided in this Agreement. If the Master Servicer determines with respect to any Mortgage Loan that a Servicing Advance, if made, would constitute a Nonrecoverable Advance or that it has made a Nonrecoverable Advance, it shall deliver to the Trustee a Nonrecoverable Advance Certificate. Notwithstanding the foregoing, with respect to legal costs incurred in connection with preparing powers of attorney pursuant to clause (i) above, the Master Servicer shall only be entitled to reimbursement for preparing a form of a power of attorney for each state and not for legal costs incurred in connection with the preparation of a power of attorney specifically for a Mortgage Loan.

          (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan, the Master Servicer shall effect the timely and efficient transfer of its servicing responsibilities to the Special Servicer.

          (e) Unless the Master Servicer and the Special Servicer with respect to a Mortgage Loan are the same Person, not later than two (2) Business Days after a Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, the Special Servicer shall send a letter by first class mail in the form of Exhibit L hereto notifying the related Mortgagor that servicing has been transferred to the Master Servicer.

          (f) The Master Servicer shall, have no responsibility for the performance by the Special Servicer of its duties hereunder, provided that the Master Servicer shall continue certain servicing and reporting functions with respect to Specially Serviced Mortgage Loans as set forth in this Agreement.

     SECTION 4.02 Collection Account; Collection of Certain Mortgage Loan Payments.

          (a) Subject to Article VI, from the date hereof until the principal and interest on the Mortgage Loans are paid in full, the Master Servicer shall proceed diligently to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for other portfolios, except that to the extent that the Master Servicer does not service and administer similar mortgage loans for others, then the Master Servicer shall follow such collection procedures as it would follow with respect to its own portfolio, to the extent such procedures shall be consistent with this Agreement and, in connection with collections under any applicable insurance policy, the terms of such insurance policy required to be maintained with respect thereto, and in accordance with Accepted Servicing Practices.

          (b) On or before the Delivery Date, and as necessary thereafter, the Master Servicer shall establish, and hereby agrees to maintain for the duration of this Agreement, the Collection Account. The Collection Account shall be an Eligible Account. The Collection Account shall relate solely to collections with respect to Mortgage Loans, and funds in the Collection Account shall be held by the Master Servicer for the benefit of the Certificateholders and shall not be commingled with any other moneys. The Master Servicer shall deposit, within one Business Day following receipt, all collections with respect to the Mortgage Loans received by it into the Collection Account and the applicable subaccount of the Escrow Account pursuant to this Section 4.02(b) and pursuant to Section 4.06(a), respectively. The Master Servicer shall, within five (5) Business Days of the establishment thereof, notify the Trustee and the Special Servicer in writing of the location and account number thereof and shall give the Trustee and the Special Servicer written notice of any change of such location or account number on or prior to the date of such change. Funds in the Collection Account may be invested by, at the risk of, and for the benefit of, the Master Servicer in Permitted Investments which shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be registered in the name of the Master Servicer (in its capacity as such and for the benefit of the Certificateholders) or its nominee. All income therefrom shall be the property of the Master Servicer. In addition, if the amounts in the Collection Account are invested for the benefit of the Master Servicer, the Master Servicer shall deposit into such account out of its own funds an amount representing any net losses realized on Permitted Investments with respect to funds in such account no later than the first Master Remittance Date after the occurrence of such loss.

          (c) The Master Servicer shall deposit the following amounts, without duplication, into the Collection Account:

          (i) all payments on account of principal, including amounts required to be deposited therein pursuant to Section 2.04 or
               Section 4.06(c)(iii) hereof, and Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (including default interest) on the Mortgage Loans (including amounts required to be deposited therein pursuant to Section 2.04 or Section 4.06(c)(iii) hereof);

          (iii)     all  Liquidation Proceeds,  Excess Condemnation  Proceeds
                    and  Excess  Insurance  Proceeds  with  respect  to   the
                    Mortgaged Properties;

          (iv) out of such Master Servicer's own funds, an amount representing net losses realized on Permitted Investments with respect to funds in such Collection Account pursuant to
               Section 4.02(b);

          (v) any amounts representing Prepayment Premiums paid by the Mortgagors;

          (vi) any amounts  received from  the Special  Servicer pursuant  to
               Section 6.10(b);

          (vii) any other amounts received from the Mortgagors with respect to the Mortgage Loans; and

          (viii)    any  amounts  received from  the  Special  Servicer under
                    Section 6.08 hereof;

but excluding (1) REO Proceeds (except as provided in clause (viii)), (2)
    ---------
amounts representing fees or late charge penalties or modification fees, assumption fees, extension fees, NSF check charges and similar fees and charges payable by Mortgagors with respect to the Mortgage Loans which are not Specially Serviced Mortgage Loans or REO Mortgage Loans, which may be retained by such Master Servicer as additional servicing compensation hereunder, (3) any amounts received from a Mortgagor to reimburse such Master Servicer, pursuant to the terms of the Mortgage Loan, for costs incurred in connection with the preparation of a Property Inspection Report, (4) Escrow Payments and (5) any fees payable to the related subservicer at the related Subservicing Fee Rate.

          (d) All funds deposited by the Master Servicer in the related Collection Account shall be held for the benefit of the Certificateholders until disbursed or withdrawn in accordance herewith. Except as expressly permitted or required hereunder, the Master Servicer shall not sell, transfer or assign to any Person any interest (including any security interest) in amounts credited or to be credited to the Collection Account or take any action towards that end, and shall maintain such amounts free of all liens, claims and encumbrances of any nature.

          (e) The Master Servicer shall, within one Business Day of receipt or discovery of receipt, remit to the Special Servicer for deposit in the related REO Account any REO Proceeds deposited into the Collection Account or any related Escrow Account.

     SECTION 4.03   Permitted Withdrawals from the Collection Account.

          (a) The Master Servicer may make withdrawals from the Collection Account of amounts on deposit therein attributable to the Mortgage Loans for (without duplication) the following purposes in the following order of priority:

          (i) to recoup any amount deposited in the Collection Account and not required to be deposited therein;

          (ii) on each Master Remittance Date, from amounts on deposit in the Collection Account representing payments by a Mortgagor of interest or principal or Liquidation Proceeds, Excess Insurance Proceeds and Excess Condemnation Proceeds and REO Proceeds with respect to a Mortgage Loan and proceeds from the repurchase of a Mortgage Loan pursuant to the terms hereof, to pay to itself the Master Servicing Fee and to pay the Special Servicer the Special Servicing Fee, if applicable;

          (iii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for previously unreimbursed P&I Advances from any amounts on deposit in such account, together with accrued and unpaid interest at the Advance Rate pursuant to Sections 4.05(c) and 6.10, respectively, the right to withdraw amounts pursuant to this subclause (iii) being limited to amounts on deposit in the Collection Account in respect of Liquidation Proceeds, Excess Insurance Proceeds, REO Proceeds and Excess Condemnation Proceeds with respect to the Mortgage Loan and proceeds from the repurchase of a Mortgage Loan pursuant to the terms hereof with respect to the Mortgage Loan with respect to which such P&I Advance was made or the related Mortgaged Property, and any other amounts received on such Mortgage Loan that represent late recoveries of payments with respect to which such P&I Advances were made;

          (iv) to the  extent not reimbursed  from amounts on deposit  in the
               Escrow Account pursuant to Section 4.06(c)(v) hereof or the REO Account pursuant to Section 6.10 hereof, to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, pursuant to Sections 5.05, 4.05 and 6.10, respectively, for previously unreimbursed Servicing Advances incurred in connection with a Mortgaged Property (which amounts shall be accounted for in accordance with the provisions of Section 4.10 hereof) together with accrued and unpaid interest at the Advance Rate pursuant to Sections 4.05(c) and 6.10, respectively, the right to withdraw amounts pursuant to this subclause (iv) being limited to amounts on deposit in the Collection Account in respect of Liquidation Proceeds, Excess Insurance Proceeds, REO Proceeds and Excess Condemnation Proceeds with respect to such Mortgaged Property or proceeds from the repurchase of a Mortgage Loan pursuant to the terms hereof with respect to such Mortgaged Property, and any other amounts received with respect to the Mortgage Loan including late recoveries of payments with respect to which such Servicing Advances were made;

          (v) to reimburse the Fiscal Agent, the Trustee and itself, in that order, from amounts received from the Special Servicer pursuant to Section 6.10(b) for any Advances, together with accrued and unpaid interest at the Advance Rate pursuant to
               Section 4.05, with respect to any Specially Serviced Mortgage Loan which remain unreimbursed;

          (vi) on each Master Remittance Date, to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for accrued and unpaid interest at the Advance Rate on any reimbursed P&I Advances made with respect to any Mortgage Loan from any amounts on deposit in the Collection Account, to the extent not otherwise offset by default interest collected on the Mortgage Loan;

          (vii) on each Master Remittance Date, to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, from any amounts on deposit in the Collection Account for (A) any unreimbursed Nonrecoverable Advance for which a Nonrecoverable Advance Certificate has been previously delivered or (B) any unreimbursed Servicing Advance for an expense the payment or reimbursement of which is not an obligation of the related Mortgagors under the terms of the related Mortgage Loan Documents, in each case, together with interest at the Advance Rate pursuant to Sections 4.05(c) and 6.10, respectively, made with respect to the Mortgage Loans;

          (viii) on each Master Remittance Date, to pay itself any reinvestment income on amounts on deposit in the Collection Account to which it is entitled pursuant to
                    Section 4.02(b);

          (ix) on each Master Remittance Date, to make remittances to the Trustee pursuant to Section 4.04 hereof; and

          (x) to clear and terminate the Collection Account upon termination of this Agreement.

          (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account and determining any shortfall or overpayment of any amounts due from or on behalf of any Mortgagor or Mortgaged Property.

     SECTION 4.04   Remittances to the Trustee.

          (a) On each Master Remittance Date, the Master Servicer shall (1) withdraw from the Collection Account and remit to the Trustee for deposit into the Certificate Account, by wire transfer of immediately available funds, all amounts on deposit in the Collection Account as of the related Determination Date minus:
                   -----

          (i)  any   permitted  charges  against   or  withdrawals  from  the
               Collection Account pursuant  to clauses (i) through  (viii) of
               Section 4.03(a) hereof; and


          (ii) any amounts on deposit in the Collection Account representing a Monthly Payment due on a Due Date following the Collection Period for such Master Remittance Date net of any reduction in the aggregate amount of P&I Advances for such Determination Date pursuant to Section 4.05(a) (which amounts, other than those representing Escrow Payments, shall be remitted pursuant to this Agreement on the Master Remittance Date immediately following the Collection Period in which such Monthly Payment was due), and (2) remit to the Trustee any P&I Advances required to be made on or prior to such Master Remittance Date pursuant to Section 4.05(a). If the Trustee fails to receive by 2:00 p.m., Chicago time on the Master Remittance Date any or all of the amounts required by this clause (a), the Trustee shall immediately notify the Master Servicer of such failure.

          (b) With respect to any Master Servicer remittance received by the Trustee after the Master Remittance Date, the Master Servicer shall pay to the Trustee interest on such amount until paid at the Advance Rate. Such interest shall be deposited into the Certificate Account by the Master Servicer on the date such late payment is made and shall cover the period commencing with the day following the Master Remittance Date and ending with the Business Day on which such payment is made, both inclusive. The payment by the Master Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default.

          (c) The Master Servicer shall provide any beneficial owner of a Certificate information requested thereby with respect to the calculation of any Prepayment Premium on a prepaying Mortgage Loan.

     SECTION 4.05   Master Servicer Advances.

          (a) To the extent that as of the Determination Date for any month, the full amount of the Monthly Payment due in such month with respect to any Mortgage Loan other than a Specially Serviced Mortgage Loan has not been received by the Master Servicer, the Master Servicer shall remit to the Trustee on the Master Remittance Date, for deposit into the Certificate Account, a P&I Advance in an amount equal to the excess of such Monthly Payment net of any Escrow Payment component and net of an amount corresponding to the related Servicing Fee over the amount received; provided, however, that the Master Servicer shall not be required to make a Nonrecoverable Advance and, provided further, that the Master Servicer shall not be required to make more than two consecutive P&I Advances which have not been reimbursed for any Mortgage Loan and the Master Servicer shall not be required to make a P&I Advance with respect to a Balloon Payment. For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the amount that would be due on such day based on the full amortization schedule used to calculate the Monthly Payments thereon prior to the Maturity Date. If the Master Servicer determines that a P&I Advance is required, it shall on such Master Remittance Date remit to the Trustee for deposit in the Certificate Account out of its own funds an amount equal to the P&I Advance; provided, however, that the aggregate amount of such P&I Advances for any Determination Date shall be reduced by any amounts being held for future remittance to the Master Servicer pursuant to Section 4.04(a)(1)(ii) before deduction for reductions in P&I Advances pursuant to this Section 4.05. Any funds being held in the Collection Account for future distribution and so used shall be replaced by the Master Servicer from its own funds (or from receipts on Mortgage Loans against which such P&I Advance was made) by deposit in such Collection Account on or before any future
Master Remittance Date to the extent that funds in such Collection Account on such Master Remittance Date shall be less than payments to the Trustee required to be made on such date. If the Master Servicer determines with respect to any Mortgage Loan that a P&I Advance, if made, would constitute a Nonrecoverable Advance or that it has made a Nonrecoverable Advance, it shall deliver to the Trustee a Nonrecoverable Advance Certificate.

          (b) The Master Servicer shall determine on each Business Day whether amounts are available in the Collection Account or Escrow Account to reimburse any Servicer for unreimbursed Advances made pursuant to this Agreement. Subject to Section 6.02(f), the Master Servicer shall withdraw all amounts necessary to make such reimbursement to the extent such withdrawals are permitted under Section 4.03(a) or Section 4.06(c), and shall reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, on each Business Day.

          (c) The Fiscal Agent, the Trustee and the Master Servicer shall be entitled to interest on any Advance made with respect to a Mortgage Loan. Such interest shall accrue at the Advance Rate from the date on which such Advance was made to but not including any Business Day on which the Person making such Advance is reimbursed for such Advance as provided in this Agreement.

     SECTION 4.06   Escrow Accounts.

          (a) On or before the Delivery Date, the Master Servicer shall establish, and hereby agrees to maintain for the duration of this Agreement, an Escrow Account. The Escrow Account shall be an Eligible Account. The Escrow Account shall consist of one or more subaccounts, each of which shall relate solely to collections with respect to the Mortgage Loans, and funds in each such subaccount in the Escrow Account shall be held by such Master Servicer for the benefit of the Certificateholders and the related Mortgagors and shall not be commingled with any other moneys. The Master Servicer shall, within five (5) Business Days of the establishment thereof, notify the Trustee and the Special Servicer in writing of the location and account number of each subaccount in the Escrow Account and shall give the Trustee and the Special Servicer written notice of any change of such location or account number on or prior to the date of such change. The Master Servicer shall deposit into the appropriate subaccount of the related Escrow Account any Escrow Payments that it receives, including, without limitation, (i) any Payment Reserve, Repair and Remediation Reserve, Replacement Reserve or Tenant Improvement and Leasing Commissions Reserve required to be deposited therein on the Applicable Closing Date and as of each Due Date for a Mortgage Loan and (ii) any related Insurance Proceeds or Condemnation Proceeds. In addition, if the amounts in any subaccount of the Escrow Account are invested for the benefit of the Master Servicer, such Master Servicer shall deposit into such subaccount out of its own funds an amount representing net losses realized on Permitted Investments with respect to funds in such subaccount.

          (b) Subject to the terms of the Mortgage Loan Documents, and to applicable Law, any funds in any subaccount of an Escrow Account may be invested by (or, if required by such Mortgage Loan Documents or applicable Law, shall be invested by), at the risk of, and for the benefit of, the Master Servicer in Permitted Investments and any such Permitted Investment shall not be sold or disposed of prior to its maturity. If, however, pursuant to the terms of the related Mortgage Loan Documents, or pursuant to applicable Law, any funds in an Escrow Account are required to be invested for the benefit of the related Mortgagor, the Master Servicer shall so invest such funds.

          (c) Withdrawals from any subaccount of an Escrow Account may be made (to the extent amounts have been escrowed for such purpose and to the extent permitted by the related Mortgage Loan Documents) only for the following purposes in the following order of priority:

          (i) to recoup any amount deposited in such subaccount and not required to be deposited therein or to refund to the related Mortgagor any sums determined to be overages;

          (ii) to pay interest earned on such account, if any, to itself or to the related Mortgagor as required by subsection (b) above;

          (iii) from amounts on deposit in such subaccount representing the Payment Reserve for a Mortgage Loan, to effect (by means of deposit to the Collection Account pursuant to
                    Section 4.02(c) hereof) the timely payment of principal or interest on such Mortgage Loan;

          (iv) to effect the timely payment of taxes, assessments, insurance and other basic carrying costs in connection with the related Mortgage Loan;

          (v) from amounts on deposit in such subaccount representing Insurance Proceeds for a Mortgage Loan, to effect the restoration or repair of the related Mortgaged Property or to release to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable Law;

          (vi) from amounts on deposit in such subaccount representing Condemnation Proceeds for a Mortgage Loan, to effect the restoration or repair of the related Mortgaged Property or to release to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable Law;

          (vii) without duplication of any amounts otherwise reimbursed pursuant to Section 4.03(a) to the Master Servicer or the Special Servicer, to reimburse the Master Servicer or the Special Servicer, in that order, out of related collections on the related Mortgage Loan for any Servicing Advances made by such Servicer pursuant to this Agreement together with interest at the Advance Rate pursuant to Sections 4.05(c) and 6.10(d), respectively;

          (viii) upon satisfaction of the conditions relating thereto in the related Mortgage Loan Documents, to disburse to the related Mortgagor any amounts in the Replacement Reserve, the Repair and Remediation Reserve or the Tenant Improvement and Leasing Commissions Reserve required to be so disbursed; or

          (ix) to clear and terminate such subaccount on payment in full of the related Mortgage or upon termination of this Agreement.

          (d) To the extent that interest earned on funds in an Escrow Account is insufficient to pay interest on such funds to the related Mortgagor to the extent required by applicable Law, the Master Servicer shall, as part of its servicing duties under this Agreement, pay such interest from its own funds as a Servicing Advance, and shall be entitled to reimbursement therefor pursuant to Section 4.03(a) hereof; provided, however, that the Master Servicer shall not be required to make a Nonrecoverable Advance.

          (e) The Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, insurance premiums and other similar items that are or may become a lien thereon and the status of insurance premiums and ground rent, if applicable, payable in respect thereof. The Master Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect timely payment thereof in accordance with the provisions of Section 4.01(c) hereof, employing for such purpose amounts in the related Escrow Account as allowed under the terms of the related Mortgage Loan Documents or, if not paid from amounts on deposit in such Escrow Account, by making a Servicing Advance pursuant to Section 4.01(c) hereof. The Master Servicer shall make such Servicing Advances until a Mortgage Loan becomes a Specially Serviced Mortgage Loan and shall be entitled to reimbursement therefore pursuant to Section 4.03(a) or Section 4.06(c).

     SECTION 4.07   Maintenance of Insurance.

            (a) The Master Servicer shall cause to be maintained for each related Mortgaged Property all insurance required by the terms of the related Mortgage Loan Documents; provided, that insurance in the amount required above is available at a commercially reasonable cost. Subject to the preceding sentence, hazard insurance shall be maintained in the amount set forth in the related Mortgage Loan Documents but in any event in an amount at least equal to the lesser of (a) the replacement cost of the improvements which are a part of such property and (b) the unpaid principal balance on such Mortgage Loan. Such insurance policies shall also provide coverage in amounts sufficient such that the insurance carrier would not deem the Mortgagor to be a co-insurer thereunder. All such policies shall provide for at least thirty days' prior written notice to the Master Servicer of any cancellation, reduction in the amount of, or material change in, the coverage provided thereunder. If at any time the Mortgaged Property is in a federally designated special flood hazard area, the Master Servicer shall cause the related Mortgagor to maintain or will itself obtain flood insurance in respect thereof to the extent available. Such flood insurance shall be in an amount equal to the lesser of (x) the unpaid principal balance of the related Mortgage Loan, (y) the maximum amount of such insurance required by the terms of the related Mortgage Note or Mortgage and (z) the maximum amount of such insurance that is available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). Any cost incurred in maintaining any insurance required pursuant to this subsection (a) shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit but such cost shall be deemed to be a Servicing Advance and shall be reimbursed as provided in this Agreement.

          (b) All of the hazard insurance policies required to be maintained under subsection (a) of this Section shall contain a standard mortgagee clause naming the Master Servicer (or Special Servicer with respect to REO Mortgage Loans), as agent for the Trustee and its successors and assigns as the Person to whom all payments made by the insurance carrier shall be made. The Master Servicer (or the Special Servicer with respect to REO Mortgage Loans) shall arrange for the application of all such insurance proceeds (i) to the restoration or repair of the related Mortgaged Property, (ii) to prepay in whole or in part the outstanding principal amount of the related Mortgage Note or (iii) to be released to the related Mortgagor, as the case may be, in all cases in accordance with the express requirements of the applicable Mortgage Loan Documents. To the extent the applicable Mortgage Loan Documents require the delivery of appraisals, engineer's reports, architect's disbursement certificates or other documents or instruments before any such insurance proceeds are applied, the Master Servicer shall obtain and verify the same and any costs so incurred shall be deemed to be a Servicing Advance and shall be reimbursed as provided in this Agreement.

          (c) With respect to any insurance required to be maintained pursuant to this Section 4.07, each Master Servicer shall remit to the Special Servicer any unearned premiums with respect to premiums that were advanced by the Special Servicer pursuant to Section 6.03(b). Amounts to be paid to the Special Servicer pursuant to this clause (c) shall be made upon receipt by the Master Servicer of the refund of such unearned premium and of a certification by the Special Servicer of such amount of unearned premium and of the amount of such unreimbursed Servicing Advance.

     SECTION 4.08   Enforcement   of   "Due-on-Sale"    Clauses;   Assumption
                    Agreements.

          (a) To the extent any Mortgage Loan contains an enforceable "due-on-sale" or "due-on-encumbrance" clause, the Master Servicer shall enforce, and shall not waive, such clause. If the Master Servicer is unable to enforce any such "due-on-sale" clause or if no "due-on-sale" clause is applicable, the Master Servicer shall enter into an assumption agreement with the Person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state Law and the related Mortgage, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, however, that such substitute Mortgagor must satisfy the requirements set forth in the related Mortgage Loan Documents or the underwriting requirements customarily imposed by prudent commercial mortgage lenders as a condition to approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan.

          (b) To the extent any Mortgage Loan contains a clause granting a right of assumption to a qualified substitute Mortgagor upon the sale, conveyance or transfer of the related Mortgaged Property, the Master Servicer shall enter into an assumption agreement with such qualified substitute Mortgagor, pursuant to which such substitute Mortgagor becomes liable under the Mortgage Note. If any Person other than the Mortgagor has, pursuant to the related Mortgage Loan Documents, undertaken to indemnify the mortgagee and, in connection with an assumption of the type referred to in the preceding sentence, the related Mortgage Loan Documents permit a substitution of such third-party indemnitor by a qualified substitute indemnitor, the Master Servicer shall enter into an assumption of liability agreement with such qualified substitute indemnitor, pursuant to which such substitute indemnitor becomes liable under the relevant indemnification obligations. The Master Servicer is also authorized to enter into a substitution of liability agreement with such substitute Mortgagor, pursuant to which the original Mortgagor is released from liability and such substitute Mortgagor is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, however, that such substitute Mortgagor must satisfy the requirements set forth in the related Mortgage Loan Documents or the underwriting requirements customarily imposed by prudent commercial mortgage lenders as a condition to approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan.

          (c) The Master Servicer shall retain any fee collected for entering into an assumption or substitution of liability agreement.

          (d) In connection with any assumption under this Section 4.08, no material term of the Mortgage Note (including, but not limited to, the Mortgage Interest Rate, the amount of the Monthly Payment, any interest rate floor or cap applicable to the calculation of the Mortgage Interest Rate and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Master Servicer shall forward to the Custodian the original substitution or assumption agreement and shall forward to the Trustee a copy of such substitution or assumption agreement.

          (e) Notwithstanding the foregoing or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by a Mortgagor of a Mortgaged Property or any assumption of a Mortgage Loan by operation of Law that the Master Servicer in good faith determines it may be restricted by Law from preventing. The Master Servicer shall deliver prompt written notice to the Trustee of any such determination or assumption.

          (f) The Master Servicer shall notify each Rating Agency if it shall have actual knowledge that such assumption results in any Mortgagor representing more than 5% of the Mortgagors by outstanding principal balance of the Mortgage Loans.

     SECTION 4.09 Review of Property Inspections, Operating Statements and Rent Rolls.

            (a) The Master Servicer shall inspect or cause to be inspected each related Mortgaged Property and shall verify and deliver a copy of a Property Inspection Report in the form of Exhibit M hereto to the Trustee at such times and in such manner as are consistent with Accepted Servicing Practices; provided that (i) each Mortgaged Property securing a Mortgage Loan
           --------
with an outstanding principal balance in excess of $2,000,000 and each Mortgage Loan shall be inspected and a Property Inspection Report shall be delivered at least once a year and (ii) each other Mortgaged Property securing a Mortgage Loan shall be inspected and a Property Inspection Report shall be delivered at least once every two years.

          (b) The Master Servicer shall, within ten (10) Business Days of receipt, verify any operating statements and rent rolls prepared by a Mortgagor of a Mortgaged Property in accordance with the terms of the Mortgage Loan for compliance with any covenants contained in the related Mortgage Loan Documents.

     SECTION 4.10   Reports of the Master Servicer.

          (a) The Master Servicer shall prepare, or cause to be prepared, and deliver to the Trustee and Special Servicer (with respect to Specially Serviced Mortgage Loans), in an electronic format reasonably acceptable to the Trustee, consistent with Accepted Servicing Practices and convertible to EDGAR format, not later than (i) the third (3rd) Business Day immediately preceding each Distribution Date, a copy of a report specifying the total amount to be remitted by the Master Servicer on the related Master Remittance Date and identifying the amounts thereof and (ii) the second (2nd) Business Day immediately preceding each Distribution Date, a copy of a Remittance Report in the form of Exhibit O hereto, (including the information required pursuant to Section 7.04) and a copy of a Detailed Loan Indicative Data File in the form of Exhibit P hereto, which report shall specify, if necessary, any amounts to be advanced on a Distribution Date by the Special Servicer pursuant to Section 6.10. Each such report shall be in respect of the related Collection Period on a Mortgage Loan-by-Mortgage Loan basis to the extent applicable.

          (b) The Master Servicer shall upon the Trustee's reasonable request, provide such other customary information as is necessary for the Certificateholders to prepare their federal, state and local income tax returns.

          (c) The Master Servicer shall prepare and distribute all information statements relating to payments on the Mortgage Loans in accordance with all applicable federal and state laws and regulations. Upon prior written request of the Trustee, the Master Servicer shall prepare such other reports as may be reasonably requested in writing by the Trustee. The Master Servicer shall be entitled to charge a reasonable fee reflecting the internal and external costs to such Master Servicer of preparing such other reports and such fee shall be reimbursable to such Master Servicer as a Servicing Advance and shall be reimbursed as provided in this Agreement.

     SECTION 4.11   Confirmation of Balloon Payment.

          The Master Servicer shall send a letter by first class mail to each related Mortgagor on a Balloon Mortgage Loan not earlier than twelve (12) months and at least six (6) months prior to the related Maturity Date reminding such Mortgagor of such Maturity Date and requesting that not later than ninety (90) days prior to such Maturity Date such Mortgagor confirm in writing that the payment due on such Maturity Date will be made on such date and describe in reasonable detail any arrangements made or to be made with regard to the payment of such Balloon Payment.

     SECTION 4.12   Master Servicer Compensation.

          The Master Servicer shall be entitled to a fee (the "Master
                                                               ------
Servicing Fee"), with respect to each Mortgage Loan that shall be equal to
-------------
one-twelfth of the product of (a) the Master Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month. The Master Servicing Fee is payable solely from the interest portion of the Monthly Payment on the related Mortgage Loan plus Liquidation Proceeds, Excess Insurance Proceeds, Excess Condemnation Proceeds or REO Proceeds with respect to such Mortgage Loan, to the extent permitted by Section 4.03(a)(ii) hereof. The Master Servicer shall also be entitled to receive as part of its servicing compensation net reinvestment income pursuant to Section 4.02(b) and certain fees described in clause (2) of
Section 4.02(c) and as otherwise permitted under this Agreement.


     SECTION 4.13   Adjustment of Master Servicer's Compensation.

          Notwithstanding anything set forth in this Agreement, the Master Servicer's compensation for the period ending on a Distribution Date shall be reduced (but not below zero) by an amount equal to any excess of any Prepayment Interest Shortfall over the sum of any Prepayment Interest Excess and any Prepayment Premiums available for such Distribution Date. The Master Servicer shall be entitled to retain on any Distribution Date the lesser of
(a) any amounts by which its compensation shall have been reduced pursuant to the immediately preceding sentence on prior Distribution Dates which have not been paid to the Master Servicer pursuant to this sentence on prior
Distribution Dates, and (b) the sum of (i) any excess of any Prepayment Interest Excess for such Distribution Date over any Prepayment Interest Shortfall for such Distribution Date and (ii) any Prepayment Premium for such Distribution Date. For purposes of this Section, the Master Servicer's compensation shall include the Master Servicing Fee and any reinvestment income payable to the Master Servicer pursuant to Section 4.03(a)(ix).

     SECTION 4.14   Implementation of Operations and Maintenance Plans.

            To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of the related Mortgage Loan Documents, the Master Servicer shall use reasonable efforts to enforce any such plans in accordance with the terms of the Mortgage Loan Documents.

     SECTION 4.15   Dissemination of Information.

          The  Master Servicer may disseminate the information provided under
Section 7.03(a).


                                  ARTICLE V

                                  (RESERVED)


                                  ARTICLE VI

                              SPECIAL SERVICING

     SECTION 6.01   The Special Servicer.

          The Special Servicer, as independent contract servicer, shall, notwithstanding any other provisions hereof, service and administer the Specially Serviced Mortgage Loans and REO Property on behalf of and in the best interests of and for the benefit of the Certificateholders in accordance with this Agreement and Accepted Special Servicing Practices. In the event that a Mortgage Loan becomes a Specially Serviced Mortgage Loan, subject to the provisions contained in this Article VI, the Master Servicer shall continue to collect all Monthly Payments called for under the terms and provisions of the Mortgage Loan in accordance with Section 4.02, except as otherwise directed by the Special Servicer in writing, but the Special Servicer shall make any Advances pursuant to Section 6.10.

     SECTION 6.02   Transfer to Special Servicing.

          (a) The Master Servicer shall notify the Trustee, the Depositor and the Special Servicer as promptly as practicable by telephone and in an electronic format reasonably acceptable to the Trustee after it becomes aware of (i) any facts or circumstances that might result in any Mortgage Loan becoming a Specially Serviced Mortgage Loan or (ii) the occurrence of a Servicing Transfer Event. If applicable, such notification shall include a discussion of all appropriate courses of action that might be employed to prevent the Mortgage Loan in question from becoming a Specially Serviced Mortgage Loan and shall, to the extent applicable, set forth the information in the form of Exhibit S hereto. The Master Servicer shall provide to the Trustee, the Depositor and the Special Servicer as promptly as practicable after request any additional information reasonably requested thereby with respect to such Mortgage Loan.

          (b)  Unless  the  Master  Servicer and  the  Special  Servicer with respect to a Mortgage Loan are the same Person, not later than two (2) Business Days after the occurrence of a Servicing Transfer Event, the Special Servicer shall send a letter by first class mail in the form of Exhibit T hereto (with a copy to the Special Servicer) notifying the related Mortgagor that the related Mortgage Loan has become a Specially Serviced Mortgage Loan and instructing such Mortgagor to direct all future notices and communications to the Special Servicer but to continue making Monthly Payments to the Master Servicer unless otherwise directed by the Special Servicer in writing.

          (c) Not later than five (5) Business Days after the occurrence of a Servicing Transfer Event, the Master Servicer shall provide the Special Servicer with copies of all information, documents and records (including records stored electronically on computer tapes, magnetic disks and the like) in its possession relating to each Mortgage Loan with respect to which notice is required to be delivered pursuant to clause (a) above. The
Master Servicer and the Special Servicer shall take all other actions necessary or appropriate to effect a transfer of servicing pursuant to this
Section 6.02 or Section 6.12, including but not limited to the preparation, execution and delivery of any and all necessary or appropriate documents and other instruments, and will cooperate fully with each other and the Master Servicer in effecting such transfer as promptly as possible. Servicing of a Mortgage Loan shall be automatically transferred to the Special Servicer on the Servicing Transfer Date.

          (d) Following the related Servicing Transfer Date and prior to the restoration of the related Mortgage Loan pursuant to Section 6.12 to standard servicing, the Master Servicer shall not have any further dealings or communications with the related Mortgagor except as administrator of the Collection Account and Escrow Account. The Master Servicer shall maintain up-to-date information on each Mortgage Loan which becomes a Specially Serviced Mortgage Loan in order to properly administer the Collection Account and Escrow Account, to enable it to resume all servicing obligations with respect to a Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan as promptly as possible pursuant to Section 6.12 and to provide any reports required under Article IV hereof. The Special Servicer shall promptly provide to the Master Servicer all information available to the Special Servicer and not available to such Master Servicer necessary to maintain such up-to-date information.

          (e) Not later than two (2) Business Days after the Servicing Transfer Date, the Special Servicer shall send a letter by first class mail in the form of Exhibit U hereto notifying the related Mortgagor that servicing has been transferred to the Special Servicer.

          (f) Notwithstanding anything set forth herein, upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, the Master Servicer shall not withdraw any amounts on deposit in the Collection Account in respect of such Mortgage Loan (except pursuant to clauses (i), (ii), (vi), (vii), (ix) and (x) of Section 4.03(a)) until two (2) Business Days after giving written notice to the Special Servicer; provided that the Special Servicer may direct the Master Servicer to postpone any withdrawals until the next Distribution Date.

     SECTION 6.03   Servicing of Specially Serviced Mortgage Loans.

          (a) From time to time, following the occurrence of a Servicing Transfer Event, the Special Servicer shall request from the Trustee the name of the current Directing Certificateholder. Upon receipt of the name of such current Directing Certificateholder from the Trustee, the Special Servicer shall notify the Directing Certificateholder of the occurrence of such Servicing Transfer Event. Officers of the Special Servicer shall, at the request of the Directing Certificateholder, be reasonably available during regular business hours to discuss with such Certificateholder objectives and strategies.

          (b) Subject to Sections 6.03(c) and 6.14 below and the other terms of this Agreement, in servicing and administering any Specially Serviced Mortgage Loan or REO
Property, the Special Servicer shall have full power and authority to do any and all things in connection with such servicing and administration that it may deem in its best judgment necessary or advisable including, without limitation, to execute and deliver on behalf of the Trustee and the Certificateholders any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments with respect to such Specially Serviced Mortgage Loan or such REO Mortgage Loan or to agree to any modification, waiver or amendment of any term and to defer, reduce or forgive payment of interest and/or principal of any such Specially Serviced Mortgage Loan. The Special Servicer may not extend the scheduled maturity date of any Specially Serviced Mortgage Loan to a date later than three years prior to the Assumed Final Distribution Date provided that if such Mortgage is secured by a leasehold interest, the related scheduled maturity date may not be extended to a date later than ten years prior to the expiration of the related ground lease; and provided, further, that if such Mortgage Loan is a Balloon Mortgage Loan, the related scheduled maturity date may not be extended to a date later than the amortization term thereof absent the related Balloon Payment.
Notwithstanding the foregoing, no such extension may be effected unless the Special Servicer shall deliver to the Trustee an Officer's Certificate certifying that in the judgment of such Special Servicer such extension is expected to increase the recovery value of the related Mortgage Loan on a net present value basis; provided that such certificate shall not represent any assurances that any such recovery will actually be realized. The expenses incurred in connection with the preparation of certain such instruments shall be reimbursed to the Special Servicer pursuant to Section 11.14(f). The Special Servicer may from time to time request any powers of attorney and other documents necessary or appropriate to enable the Special Servicer to carry out its servicing and administrative duties hereunder. If it shall make such request, the Special Servicer shall prepare for signature by the Trustee, and the Trustee shall sign any such powers of attorney or other documents necessary or appropriate to carry out such duties hereunder. In addition to the duties and obligations set forth in this Article VI, the Special Servicer shall assume the rights and obligations of the Master Servicer with respect to a Mortgage Loan set forth in Sections 4.01(c), 4.05,
4.08 and 4.09 (but not any liabilities incurred by the Master Servicer prior to the related Servicing Transfer Date) with respect to any Specially Serviced Mortgage Loan and any REO Properties, and Section 4.07 with respect to any REO Properties and, to the extent it receives a certificate from a Master Servicer that any amount is due in connection with maintaining any Insurance Policy pursuant to Section 4.07 with respect to any such Specially Serviced Mortgage Loan, with respect to paying any such amount. Any insurance required to be maintained by the Special Servicer with respect to REO Properties pursuant to this Section 6.03 and Section 4.07 shall be maintained with Qualified Insurers.

          Except for a duty or obligation of the Master Servicer not assumed by the Special Servicer pursuant to Section 6.02(d), the Master Servicer shall not have any such duty or obligation with respect to a Mortgage Loan unless and until such Mortgage Loan ceases to be a Specially Serviced Mortgage Loan.

          (c) No later than thirty (30) days after a Servicing Transfer Date for a Mortgage Loan, the Special Servicer shall deliver to the Trustee, the Depositor, the Master

Servicer, each Rating Agency and the Directing Certificateholder a report (the "Asset Strategy Report") with respect to such Mortgage Loan and the
      ---------------------
related Mortgaged Property.   Such Asset Strategy Report  shall set forth the
following information to the extent reasonably determinable:

       (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

      (ii) consideration of alternatives to the exercise of remedies (such as forbearance relief, modification of the terms and conditions of such Mortgage Loan, disposition of the Specially Serviced Mortgage Loan or the related Mortgaged Property and application of the proceeds of such disposition to the outstanding principal balance of such Mortgage Loan and interest thereon, or abandonment of the related Mortgaged Property);

     (iii) a discussion of the probable time frames and estimated amount of any related Servicing Advances applicable to each of the alternatives referred to above;

      (iv) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Accepted Special Servicing Practices, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and a recommendation as to whether outside legal counsel should be retained;

       (v) estimated budgets for any operating or capital funds expected to be required for the related Mortgaged Property;

      (vi) the most current rent roll available for and any strategy for the leasing or releasing of the related Mortgaged Property;

     (vii) the Special Servicer's analysis and recommendations (which will include a discussion of alternative courses of action and a comparison of the probable benefits and detriments of each alternative course of action) on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing under
               Article IV hereof or otherwise realized upon; and

    (viii) such other information as the Special Servicer deems relevant in light of the Accepted Special Servicing Practices.

          If within ten (10) Business Days of receiving an Asset Strategy Report, the Directing Certificateholder does not disapprove such Asset Strategy Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report; provided, however, that any such action is not contrary to applicable Law, the terms of the applicable Mortgage Loan Documents or Accepted Special Servicing
Practices. If the Directing Certificateholder disapproves such Asset Strategy Report, the Special Servicer will revise such Asset Strategy Report and deliver to the Trustee, each Monitoring Certificateholder, the Master Servicer and each Rating Agency a new Asset Strategy Report as soon as practicable. The Special Servicer shall revise such Asset Strategy Report as described above in this Section 6.03(c) until the Directing Certificateholder shall fail to disapprove such revised Asset Strategy Report in writing within ten (10) Business Days of receiving such revised Asset Strategy Report. The Special Servicer may, from time to time, modify any Asset Strategy Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Strategy Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and
(ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to Accepted Special Servicing Practices. Upon making such determination, the Special Servicer shall either implement the Asset Strategy Report or notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include the Asset Strategy Report, and the Trustee shall send such notice to all Certificateholders (or, to the extent known to the Trustee, Certificate Owners). If the majority of such Certificateholders (including Certificate Owners), as determined by Certificate Balance, fail within five
(5) days of the Trustee's sending such notice to reject such Asset Strategy Report, the Special Servicer shall implement the same. If the Asset Strategy Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Strategy Report as described above in this Section 6.03(c). The Trustee shall be entitled to reimbursement for the reasonable expenses of providing such notices.

          (d) The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with Accepted Special Servicing Practices and the related Asset Strategy Report. The Special Servicer shall not take any action inconsistent with the related Asset Strategy Report.

          (e) Upon request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a Certificate pursuant to Section 11.04) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request a copy of the most current Asset Strategy Report for any Specially Serviced Mortgage Loan or REO Property.

          (f) The Special Servicer shall not acquire any personal property on behalf of the Trust Fund pursuant to this Agreement unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (g) Prior to delivering an Asset Strategy Report to any Holder of a Class A1, Class A2, Class A3, Class B, Class C, Class D or Class E Certificate, the Trustee shall have obtained an acknowledgment in the form of Exhibit J from the recipient thereof that U.S. securities law may restrict the use of the information in the Asset Strategy Report.

     SECTION 6.04   Management of REO Property.

          (a) The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

          (b)  The Special Servicer shall not:

          (i) permit the Trust Fund to enter into, renew or extend any new lease with respect to any REO Property, if the new lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) permit any amount to be received or accrued under any new lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
                    Section 856(e)(4)(B) of the Code; or

          (iv) Directly Operate, or allow any other Person to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          (c) Any REO Property acquired by the Special Servicer hereunder shall be acquired in the name of the Trustee for the benefit of the Certificateholders.

     SECTION 6.05   Sale  of  REO  Property and  Specially  Serviced Mortgage
                    Loans.

          Subject to terms of the related Asset Strategy Report, to the extent the conditions, procedures or requirements set forth therein are more restrictive or exacting than those set forth below, each Special Servicer agrees as follows:

          (a) The Special Servicer may purchase any Defaulted Mortgage Loan or any REO Property (in each case at the Purchase Price therefor). The Special Servicer may also offer to sell to any Person any Defaulted Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standard set forth in Section 6.01, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of the Purchase Price and its intention to (i) purchase any Defaulted Mortgage Loan or REO Property at the Purchase Price therefor or (ii) sell any Defaulted Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any Defaulted Mortgage Loan or any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the servicing standard set forth in Section
6.01 hereof, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

          In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan or REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

          The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the servicing standard set forth in
Section 6.01, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid if it determines, in accordance with the servicing standard stated in
Section 6.01, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable).

          (b) In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee and the Special Servicer may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the physical condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

          (c) Subject to the servicing standard set forth in Section 6.01, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Servicers, the Depositor nor the Trustee shall have any liability to the Trust Fund or any
Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (d) The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited into the Collection Account.

     SECTION 6.06   REO Account; Collection of REO Proceeds.

          (a) The Special Servicer shall establish or cause to be established, and hereby agrees to maintain or cause to be maintained for the duration of this Agreement for each REO Mortgage Loan, an REO Account into which all related REO Proceeds shall be deposited as and when received. The Special Servicer's REO Account shall be an Eligible Account.

          (b) All funds deposited by the Special Servicer in any REO Account maintained hereunder shall be held for the benefit of the Certificateholders until disbursed or withdrawn in accordance herewith. Funds in such REO Account shall not be commingled with any other moneys. The Special Servicer shall, within five (5) Business Days of the establishment thereof, notify the Master Servicer, and the Trustee in writing of the location and the account number of the REO Account established by the Special Servicer for the Mortgage Loans and shall give the Trustee and the Master Servicer written notice of any change of such location or account number on or prior to the date of such change.

          (c) Funds in an REO Account may be invested by, at the risk of, and for the benefit of, the Special Servicer in Permitted Investments which shall not be sold or disposed of prior to maturity. All such Permitted Investments shall be registered in the name of the Special Servicer (in its capacity as such and for the benefit of the Certificateholders) or its nominee. All income therefrom shall be the property of the Special Servicer. In addition, if the amounts in any REO Account are invested for the benefit of the Special Servicer, the Special Servicer shall deposit on each Determination Date into such REO Account out of its own funds an amount representing any net losses realized on the Permitted Investments with respect to funds in such REO Account for such Collection Period.

          (d) The Special Servicer shall deposit or cause to be deposited any REO Proceeds into the applicable REO Account on each Business Day.

          (e) Except as expressly permitted or required hereunder, the Special Servicer shall not sell, transfer or assign to any Person any interest (including any security interest) in amounts credited or to be credited to any REO Account or take any action towards that end, and shall maintain such amounts free of all liens, claims and encumbrances of any nature.

     SECTION 6.07   Master Servicer.

          Any collections received by the Special Servicer in respect of any Mortgage Loan, other than REO Proceeds, shall be remitted to the Master Servicer within one Business Day of receipt for deposit into the Collection Account pursuant to Section 4.02.

     SECTION 6.08   Remittances to Master Servicer.

          On each Master Remittance Date, the Special Servicer shall withdraw from each related REO Account and remit to the Master Servicer, by wire transfer of immediately available funds to the Collection Account, all amounts in such REO Account net of any Property Protection Expenses or Property Improvements Expenses incurred or reasonably expected by the Special Servicer to be incurred during the succeeding three months.

     SECTION 6.09 Specially Serviced Mortgage Loan Status Reports, REO Status Reports and Other Reports.

          (a) The Special Servicer shall prepare, or cause to be prepared, and deliver to the Master Servicer, the Trustee and each Rating Agency, via facsimile (with a hard copy sent on the same day by first-class mail and in electronic format reasonably acceptable to the Master Servicer and the Trustee and consistent with Accepted Special Servicing Practices) not later than the third (3rd) Business Day immediately preceding each Distribution Date, a copy of a Specially Serviced Mortgage Loan and REO Status Report in the form of Exhibit V hereto, with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, respectively. In addition, upon the occurrence of a Collateral Value Adjustment Event or Liquidation Event from which a Collateral Value Adjustment, Realized Loss or Collateral Value Adjustment Recovery Amount has resulted, the Special Servicer shall prepare, or cause to be prepared, and deliver to the Master Servicer, the Trustee and each Rating Agency, via facsimile (with a hard copy sent on the same day by first-class mail or in electronic format reasonably acceptable to the Master Servicer and consistent with Accepted Special Servicing Practices) not later than the third (3rd) Business Day immediately preceding each Distribution Date, an Officers' Certificate setting forth (i) the event which gave rise to such Collateral Value Adjustment or Realized Loss and (ii) the amount of such Collateral Value Adjustment, Realized Loss or Collateral Value Adjustment Recovery Amount.

          (b) On the second (2nd) Business Day immediately preceding each Distribution Date, the Special Servicer shall deliver to the Master Servicer a copy of the bank statement for the prior calendar month related to each REO Account and an REO Account Report in the form of Exhibit Z hereto and a report of any other funds or accounts established and maintained by the Special Servicer under this Agreement as of the Business Day preceding the date of such report, showing for the period from the day after the second preceding Master Remittance Date through the immediately preceding Master Remittance Date (or since the related Servicing Transfer Date, in the case of the first of such reports), the aggregate of deposits into and withdrawals from such funds or accounts in accordance with this Agreement.

          (c)  Within  sixty  (60) days  following the  end of  each calendar year, the Special Servicer shall prepare, or cause to be prepared, and deliver to the Master Servicer, the Trustee and each Rating Agency such customary information with respect to each REO Mortgage Loan as the Special Servicer deems necessary or desirable for each Certificateholder to prepare its federal, state and local income tax returns. Such obligation of the Special Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by it pursuant to any requirements of the Code.

          (d) If the Special Servicer receives notice from the Master Servicer of any reporting inconsistencies pursuant to Section 4.06, the Special Servicer shall initiate discussions on the following Business Day with the Master Servicer to reconcile their records.

          (e) Upon prior written request of the Master Servicer, the Trustee, any Rating Agency or the Depositor, the Special Servicer shall prepare such other reasonable reports as may be requested in writing thereby. The Special Servicer shall be entitled to charge a reasonable fee reflecting the internal and external costs to the Special Servicer of preparing such other reports and such fee shall be reimbursable to the Special Servicer as a Servicing Advance pursuant to this Agreement.

     SECTION 6.10   Special Servicer Advances.

          (a) To the extent that as of the Determination Date for any month, the full amount of the Monthly Payment due in such month with respect to any Specially Serviced Mortgage Loan has not been received by the Special Servicer, the Special Servicer shall remit to the Master Servicer on the Master Remittance Date for deposit into the related Collection Account, a P&I Advance in an amount equal to the excess of such Monthly Payment net of any Escrow Payment component over the amount received; provided, however, that the Special Servicer shall not be required to make a Nonrecoverable Advance. If the Special Servicer determines with respect to any Mortgage Loan that a P&I Advance, if made, would constitute a Nonrecoverable Advance or that it has made a Nonrecoverable Advance, it shall deliver to the Master Servicer and the Trustee a Nonrecoverable Advance Certificate. The Special Servicer shall be entitled to reimbursement for any unreimbursed P&I Advance pursuant to this Agreement. The Special Servicer shall make Servicing Advances from its own funds to effect the timely payment of any Property Protection Expense or Property Improvement Expense to the extent necessary to implement any Asset Strategy Report pursuant to the terms hereof; provided that the Special Servicer shall only make Servicing Advances with respect to any Specially Serviced Mortgage Loan from its own funds to the extent there are not sufficient funds in the related REO Account or the related subaccount of the Escrow Account available to cover any such expenses and as permitted under the Mortgage Loan Documents and the Special Servicer shall not be required to make a Nonrecoverable Advance; and provided, further, that the Special Servicer may only make Servicing Advances to effect the timely payment of any Property Improvement Expense to the extent consistent with the Asset Strategy Report implemented by the Special Servicer. The Special Servicer shall be entitled to reimbursement for any unreimbursed Servicing Advance made pursuant to the immediately preceding sentence pursuant to this Agreement. Notwithstanding any other provision hereof, the Special Servicer shall not be entitled to the payment of interest at the Advance Rate on any Advance or portion thereof with respect to any Mortgage Loan subsequently determined to be a Nonrecoverable Advance or remaining unreimbursed following the occurrence of the related Liquidation Event; provided, however, that the Special Servicer shall be entitled to any such interest if it shall certify to the Master Servicer and the Trustee that such Advance or portion thereof became a Nonrecoverable Advance or could not be recovered from Liquidation Proceeds following such Liquidation Event as a result of the occurrence of an event which adversely affected the Mortgaged Property following the date such Advance was made or if such Advance was a Servicing Advance for Property Protection Expenses.

          (b) Within thirty (30) days of the Servicing Transfer Date for any Mortgage Loan to the extent the Special Servicer does not determine such a remittance would be a Nonrecoverable Advance, the Special Servicer shall remit to the Master Servicer from its own funds for deposit into the Collection Account an amount equal to the aggregate unreimbursed Advances with all accrued interest thereon made by the Master Servicer with respect to such Mortgage Loan. Any such remittance shall be deemed a P&I Advance or Servicing Advance, as applicable, by the Special Servicer.

          (c) If the Special Servicer determines, in its good faith judgment, that any amount expended or to be expended by it from its own funds pursuant to clauses (a) and (b) above is or would be a Nonrecoverable Advance, such determination shall be evidenced by a Nonrecoverable Advance Certificate delivered to the Trustee and the Master Servicer.

          (d) Except as otherwise set forth in clause (a) above, the Special Servicer shall be entitled to interest on any Advance it made with respect to a Mortgage Loan. Such interest shall accrue at the Advance Rate from the date on which such Advance was made to but not including any Business Day on which the Special Servicer is reimbursed pursuant to this Agreement.

     SECTION 6.11   Environmental Considerations.

          (a) The Special Servicer shall not obtain title for the Trust Fund to a Mortgaged Property as a result or in lieu of foreclosure or otherwise, nor shall otherwise acquire possession of, or take other action with respect to, any Mortgaged Property, if, as a result of any such action, the Trust Fund, the Trustee, the Master Servicer or the Special Servicer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined, in accordance with Accepted Special Servicing Practices, based on a "Phase I", and, if applicable, a "Phase II", environmental site assessment report prepared within the prior twelve months by a person who regularly conducts environmental audits for purchasers of commercial property with at least 5 years of experience and a regionally recognized firm, as determined by such Special Servicer in a manner consistent with Accepted Special Servicing Practices, that:

          (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

          (ii) there are no circumstances present on such Mortgaged Property relating to the use, management, storage or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any Environmental Law, or that, if any such Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

if the Special Servicer has so determined based on satisfaction of the criteria in clauses (i) and (ii) above that it would be in the best economic interest of the Certificateholders to take any such actions, the Special Servicer has notified the Trustee and the Master Servicer in writing of such proposed action. The Special Servicer shall provide a copy of the report described in the preceding sentence to the Trustee, the Master Servicer and the Directing Certificateholder. If within ten (10) Business Days of receiving such recommendation, the Directing Certificateholder does not disapprove such recommendation in writing the Special Servicer shall implement the recommended action. If the Directing Certificateholder disapproves such recommendation, the Special Servicer will revise such recommendation and deliver to the Trustee, each Monitoring Certificateholder and the Master Servicer a new recommendation as soon as practicable. The Special Servicer shall revise such recommendation as described above in this
Section 6.11(a) until the Directing Certificateholder shall fail to disapprove such revised recommendation in writing within ten (10) Business Days of receiving such revised recommendation. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action it has recommended before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to Accepted Special Servicing Practices. Upon making such determination, the Special Servicer shall either implement its recommendations or notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders, which shall include the Special Servicer's recommendation, and the Trustee shall send such notice to all Certificateholders (or, to the extent known to the Trustee, Certificate Owners). If the majority of such Certificateholders (including Certificate Owners), as determined by Certificate Balance, fail within five (5) days of the Trustee's sending such notice to reject such recommendation, the Special Servicer shall implement the same. If such recommendation is rejected by the Certificateholders, the Special Servicer shall not take any action so recommended. The cost of preparation of any environmental assessment and the cost of any compliance, containment, clean-up or remediation shall be deemed to be a Property Protection Expense and a Servicing Advance and such Special Servicer shall be reimbursed from related REO Proceeds or to the extent provided in Section 4.03(a) from Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds on deposit in the Collection Account.

          (b) If the Special Servicer determines, pursuant to subsection (a) above, that taking such actions as are necessary to bring any such Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of Hazardous Materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, the Special Servicer shall notify the Directing Certificateholders, Trustee and the Master Servicer of such determination and recommend such action as it deems in good faith to be in the best economic interests of the Certificateholders. If within ten (10) Business Days of receiving such recommendation, the Directing Certificateholder does not disapprove such recommendation in writing the Special Servicer shall implement the recommended action. If the Directing Certificateholder disapproves such recommendation, the Special Servicer will revise such recommendation and deliver to the Trustee, the Directing Certificateholder and the Master Servicer a new recommendation as soon as practicable. The Special Servicer shall revise such recommendation as described above in this Section 6.11(b) until the Directing Certificateholder shall fail to disapprove such revised recommendation in writing within ten (10) Business Days of receiving such revised recommendation. Notwithstanding the foregoing, the Special Servicer
(i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action it has recommended before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to Accepted Special Servicing Practices. Upon making such determination, the Special Servicer shall either implement its recommendations or notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders, which shall include the Special Servicer's recommendation, and the Trustee shall send such notice to all Certificateholders (or, to the extent known to the Trustee, Certificate Owners). If the majority of such Certificateholders (including Certificate Owners), as determined by Certificate Balance, fail within five (5) days of the Trustee's sending such notice to reject such recommendation, the Special Servicer shall implement the same. If such recommendation is rejected by the Certificateholders, the Special Servicer shall not take any action so recommended.

          (c) Notwithstanding the foregoing, the Special Servicer shall not take any action pursuant to this Section 6.11 except in connection with the implementation of an Asset Strategy Report pursuant to Section 6.03(c).

     SECTION 6.12   Restoration of Specially Serviced Mortgage Loans.

          (a) Upon determining with respect to a Specially Serviced Mortgage Loan that (i) three consecutive Monthly Payments on a Specially Serviced Mortgage Loan have been made in accordance with the terms of the related Mortgage Note (taking into account any grace periods contained therein), (ii) such Mortgage Loan is current as to payments of principal and interest and
(iii) no Servicing Transfer Event is continuing, the Special Servicer shall immediately give written notice thereof to the Master Servicer, and the Trustee in the form of Exhibit W hereto.

          (b) Unless the Master Servicer and the Special Servicer with respect to a Mortgage Loan are the same Person, not later than two (2) Business Days after notice has been given pursuant to subsection (a) above, the Special Servicer shall send a letter by first class mail in the form of
Exhibit X hereto, with a copy to the Master Servicer, notifying the related Mortgagor that such Mortgage Loan has ceased being a Specially Serviced Mortgage Loan and instructing such Mortgagor to direct all future notices and communications to the Master Servicer.

          (c) In the event that a Specially Serviced Mortgage Loan ceases to be such pursuant to this Section 6.12, not later than five (5) Business Days after notice has been given in (a) above the Special Servicer shall provide the Master Servicer with copies of all information, documents and records (including records stored electronically on computer tapes, magnetic disks and the like) in its possession relating to such Mortgage Loan. Upon receipt of such notice and all information, documents and records by the Master Servicer pursuant to Section 6.02(c) hereof, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, the Special Servicer's obligation to service such Mortgage Loan shall terminate, and all duties and obligations of the Master Servicer with respect to such Mortgage Loan to the extent set forth herein previously assumed by the Special Servicer shall be reassumed by the Master Servicer.

     SECTION 6.13   Special Servicer Compensation.

          The Special Servicer shall be entitled to reasonable compensation for services rendered by it hereunder on each Master Remittance Date from amounts in the Trust Fund in an amount equal to 1.00% of all amounts collected on each Mortgage Loan for the period beginning immediately following the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan until the Distribution Date immediately following the date on which the outstanding principal balance of such Mortgage Loan is reduced to zero.

     SECTION 6.14   (RESERVED)

     SECTION 6.15   Collateral Value Adjustments.

          (a) Within 30 days of a Required Appraisal Date for any Mortgage Loan, the Special Servicer shall obtain an appraisal for the related Mortgaged Property from an independent MAI appraiser at the expense of the Trust Fund (except if an appraisal has been conducted within the 12 month period preceding such event).

          (b) Until such time as the related Collateral Value Adjustment is reduced to zero, within 30 days of each anniversary of a Required Appraisal Date for any Mortgage Loan, the Special Servicer shall order an update of the prior appraisal for the related Mortgaged Property (the cost of which will be a Servicing Advance of the Special Servicer).

          (c) The Special Servicer shall determine and report to the Trustee and the Master Servicer any appraisal value obtained pursuant to clause (a) or (b) above and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

     SECTION 6.16   Replacement Special Servicer.

          (a) The Directing Certificateholder may at any time and without cause terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under this Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with this Agreement, that the designated replacement will be bound by the terms of this Agreement and that this Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under this Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

          (b) Notwithstanding the replacement of a Special Servicer pursuant to clause (a) above, the resigning Special Servicer shall be entitled to receive the Special Servicing Fee for any Mortgage Loan which became a
Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee for all other Specially Serviced Mortgage Loans.

          (c) The Directing Certificateholder shall be responsible for paying any costs associated with such replacement.


                                 ARTICLE VII

                        PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 7.01   Certificate Account; Remittances to the Trustee.

          (a) The Trustee shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Trustee shall deposit in the Certificate Account, when received or as otherwise required hereunder, all amounts received from the Master Servicer with respect to all Mortgage Loans pursuant to this Agreement. If the Trustee shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

          (b) On each Master Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee, by wire transfer of immediately available funds to the Certificate Account, all amounts on deposit in the Collection Account as of the close of business on the Master Remittance Date required to be remitted to the Trustee pursuant to
Section 4.04.

     SECTION 7.02   Distributions.

          (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Certificate Account (which shall remain uninvested) first to payment of the Trustee Fee and reimbursable expenses of the Trustee not previously reimbursed pursuant to Section 11.08 and then, to the extent of the Available Distribution Amount, in the following order of priority:

          (i) On each Distribution Date, (x) the related Class Portion of any U.S. Treasury Net Prepayment Premiums to Class of Certificates other than the Class NR-P Certificates and (y) any Non-U.S. Treasury Net Prepayment Premium, to the Class X Certificates;

          (ii) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

          (iii) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

          (iv) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

          (v) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A3 Certificates, until the Class Balance thereof is reduced to zero;

          (vi) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

          (vii) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A3 Certificates in reduction of the Class Balance thereof is reduced to zero) for such Distribution Date on the Class B Certificates, until the Class Balance thereof is reduced to zero;

          (viii) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

          (ix) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class C Certificates until the Class Balance thereof is reduced to zero;

          (x) to distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

          (xi) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof is reduced to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

          (xii) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

          (xiii) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D

               Certificates  in reduction  of the  Class  Balance thereof  to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

          (xiv) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

          (xv) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class balance thereof is reduced to zero;

          (xvi) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

          (xvii) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero;

          (xviii) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

          (xix) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

          (xx) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR-I Certificates;

          (xxi) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR-P Certificates, until the Class Balance thereof is reduced to zero;

          (xxii) sequentially to the Classes of Certificates in the order set forth for distribution of principal any amounts recovered representing Realized Losses previously allocated to such Class in reduction of its Class Balance; and

          (xxiii)   to distributions to the  Class R-I Certificateholders, in
                    an  amount  equal   to  the  remaining  balance   in  the
                    Certificate Account, if any.

          To the extent the Class Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR-P Certificates have been reduced to zero on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to Clause (a)(ii) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date and each subsequent Distribution Date to the Class A1, Class A2 and Class A3 Certificates pro rata based on their respective Class Balances.

          (b) All distributions made with respect to each Class on each Distribution Date shall be computed by the Trustee based upon information furnished to the Trustee by the Master Servicer and allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. All such distributions with respect to each Class (other than the final distribution with respect thereto) will be made on each Distribution Date to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (or, in the case of the first Distribution Date, no later than the Delivery Date), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          (c) Except as otherwise provided in Section 12.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, promptly mail to each Holder on such date of such Class of Certificates and each Rating Agency a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar therein specified, and

          (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 7.02(c) shall not have been surrendered for cancellation within six months after the-time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 7.02(c). If, within two years after the second notice, any such Certificates shall not have been surrendered for cancellation, then Trustee shall pay to the Holders of the Class R-I Certificates any amounts so held by the Trustee.

     SECTION 7.03   Statements to Certificateholders.

          (a) On each Distribution Date, the Trustee shall forward by mail to each Holder, MGT, each Primary Seller and each Rating Agency and to each Certificate Owner which shall have requested such report from the Trustee and shall have certified to the Trustee that it is a Certificate Owner a statement as to the distributions made on such Distribution Date setting forth the information set forth in Exhibit K based, in so far as practicable and relevant, on the reports furnished to the Trustee by the Master Servicer for such Distribution Date in accordance with the provisions of this Agreement.

          In addition, on each Distribution Date, the Trustee shall make available to each Rating Agency and each Underwriter in an electronic format each statement received prior to such Distribution Date prepared by the Master Servicer pursuant to this Agreement.

          On each Distribution Date, the Trustee shall forward to the Depositor, to each Rating Agency, and to the Master Servicer a copy of the reports forwarded to the Certificateholders on such Distribution Date and, if not otherwise set forth in such reports a statement setting forth the amounts, if any, actually distributed with respect to the Certificates on such Distribution Date. The Trustee shall also provide such reports to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer and the Trustee.

          Subject to Section 6.03(g), upon request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a certificate pursuant to Section 11.04) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request, a copy of the most current Asset Strategy Report for any Specially Serviced Mortgage Loan or REO Property. In addition, upon receipt of a written request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Master Servicer and the Trustee of its interest in a certificate pursuant to Section 11.04) for a copy of any other report, the Trustee shall forward such written request to the Master Servicer. To the extent such report is available to the Master Servicer, the Master Servicer shall deliver a copy thereof to the Trustee for delivery to the requesting Certificateholder (or Certificate Owner) at the address specified in such request. The request, reproduction and delivery of such report, shall be at the expense of the requesting Certificateholder (or Certificate Owner).

          (b) The Trustee covenants to furnish or cause to be furnished, promptly upon the written request of any Holder of a Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II or Class R-III Certificate (or a Certificate Owner which shall have certified to the Trustee that it is a Certificate Owner of any such Class) reasonably current Rule 144A Information (as defined below) to such Certificateholder or to a prospective transferee of such a Certificate (or interests in such Certificate) designated by such Certificateholder, as the case may be, in connection with the resale of such Certificate or such interests by such Certificateholder pursuant to Rule 144A to the extent received from the Master Servicer or the Special Servicer. "Rule 144A Information" shall mean the information specified in Rule 144A(d)(4)(i) and (ii) under the Securities Act of 1933, as amended. The Trustee shall advise the Master Servicer or Special Servicer of any request by a Certificateholder and shall consult with the Master Servicer or Special Servicer as to the information to be supplied. Based upon such consultation and to the extent the Trustee is not in possession of reasonably current Rule 144A Information on the date of any such request, the Master Servicer and the Special Servicer shall, upon request from the Trustee, promptly provide the Trustee with reasonably current Rule 144A Information to the extent reasonably available. The Trustee may place its disclaimer on any such Rule 144A Information to the extent it is not the source of such information.

          (c)  Each  of  the Trustee,  the  Master Servicer  and  the Special
Servicer shall deliver to the Directing Certificateholder copies of all reports or notices prepared thereby or received thereby as requested by the Directing Certificateholder.

          (d) The Trustee shall mail or otherwise provide to any Person requesting a copy of the reports delivered to Certificateholders pursuant to the first paragraph of clause (a) above, a copy of such reports. The Trustee shall be entitled to charge such Person a nominal fee to cover the cost of such mailing.

          (e) The Trustee is hereby authorized to furnish, to Certificateholders and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Loans, any Mortgaged Property or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or Special Servicer or gathered by it in any investigation or other manner from time to time, provided that
(A) any such Additional Information shall only be furnished with the consent or at the request of the
Depositor, (B) the Trustee shall be entitled to indicate the source of all information furnished by it and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (including any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection assembly, reproduction or delivery of any such Additional Information and (D) the Trustee shall be entitled to distribute or make available such information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to require that any consent, direction or request given to it pursuant to this clause (e) be made in writing.

          (f) Subject to availability, the Trustee shall, verbally over the telephone, provide the Pool Factor, for the immediately succeeding Distribution Date, to each Certificateholder and (subject to Section 7.03(a)) each Certificate Owner requesting such factor. Such request shall be made no more than two Business Days preceding such Distribution Date by calling the Trustee at (312) 904-7807.

     SECTION 7.04 Distribution of Reports to the Trustee and the Depositor; Advances by the Master Servicer.

          On or prior to the second Business Day prior to each Distribution Date, the Master Servicer shall furnish a written statement (and an electronic data file) to the Trustee pursuant to Section 4.10 setting forth
(i) the amounts available for deposit into the Certificate Account and (ii) the amounts required to be advanced by the Servicers in connection with the related Distribution Date. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification. To the extent such statement indicates one or more delinquencies in connection with which a related Advance was not made by the Master Servicer or Special Servicer, the Trustee shall commence an evaluation of whether an Advance by the Trustee may be required and whether it would be a Nonrecoverable Advance; provided, however, that notwithstanding such examination, the Trustee shall have no responsibility for reviewing or confirming any decision made with respect to an Advance by a Servicer. The Master Servicer shall promptly provide to the Trustee such information as the Master Servicer may have to enable the Trustee to make such determination.

          In the event that the Master Servicer determines as of the Business Day preceding the Master Remittance Date that it will be unable to deposit in the Certificate Account an amount equal to the P&I Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., Chicago time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than close of business on such Master Remittance Date the Trustee shall, unless on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of such Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 10.01, (b) assume the rights and obligations of the Master Servicer hereunder in accordance with Section 10.02, and (c) immediately notify the Fiscal Agent by telephone promptly confirmed in writing. If the Trustee fails to make any P&I Advance required to be made under this Section 7.04, the Fiscal Agent shall make such P&I Advance not later than 12:00 noon, Chicago time, on the related Distribution Date and, thereby, the Trustee shall not be in default under this Agreement.

          The Trustee  shall deposit all  funds it receives pursuant  to this
Section 7.04 into the Certificate Account.

     SECTION 7.05   Allocations  of  Realized  Losses  and  Collateral  Value
                    Adjustments.

          At least four Business Days prior to each Distribution Date, the Master Servicer shall determine and communicate to the Trustee the total amount of Realized Losses and Collateral Value Adjustment, if any, that resulted during the related Collection Period. As soon as practicable following the occurrence of a Collateral Value Adjustment Event with respect to any Mortgage Loan, the Master Servicer shall make a Collateral Value Adjustment determination with respect to such Mortgage Loan. The amount of each Realized Loss or Collateral Value Adjustment shall be evidenced by an Officers' Certificate. All Realized Losses shall be allocated by the Trustee as follows in reduction of the related Class Balance: first, to the Class NR-P Certificates until the Class Balance thereof has been reduced to zero; second, to the Class H Certificates until the Class Balance thereof has been reduced to zero; third, to the Class G Certificates until the Class Balance thereof has been reduced to zero; fourth, to the Class F Certificates until the Class Balance thereof has been reduced to zero; fifth, to the Class E Certificates until the Class Balance thereof has been reduced to zero; sixth, to the Class D Certificates until the Class Balance thereof has been reduced to zero; seventh, to the Class C Certificates until the Class Balance thereof has been reduced to zero; eighth, to the Class B Certificates until the Class Balance thereof has been reduced to zero, and the remainder of such Realized Losses to the Class A1, Class A2 and Class A3 Certificates, pro rata, until their respective Class Balances have been reduced to zero. All Collateral Value Adjustments shall be allocated by the Trustee in the same order set forth above with respect to the allocation of Realized Losses up to the excess of the related Class
Balance, after giving effect to all reductions thereof on or prior to the related Distribution Date, over the aggregate of all Collateral Value Adjustments previously allocated to the related Class or Certificates. To the extent a Collateral Value Adjustment is reversed, such reversed amount shall be allocated by the Trustee to the Classes the Interest Distribution Amount of which at the time of such allocation is calculated by reference to a Class Balance adjusted by a Collateral Value Adjustment in alphabetic order. The allocation of a Collateral Value Adjustment to a Class of
Certificates shall reduce such Class' Class Balance for purposes of determining Voting Rights.

     SECTION 7.06   Auction.

          On each of (i) the Distribution Date occurring in November of each year from and including November 2017 and (ii) any date after the Distribution Date occurring in November 2017 on which the Trustee receives an unsolicited bona fide offer to purchase all (but not less than all) of the Mortgage Loans (each, an "Auction Valuation Date"), the Trustee shall request that four independent financial advisory or investment banking or investment brokerage firms nationally recognized in the field of real estate analysis and reasonably acceptable to the Master Servicer provide the Trustee (at the expense of the Trust Fund) with an estimated value at which the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund could be sold pursuant to an auction. If the average of the three highest such estimates received equals or exceeds the aggregate amount of the Certificate Balances of all Certificates outstanding on the Auction Valuation Date, plus unpaid interest thereon, the anticipated Auction Fees, unpaid servicing compensation, unreimbursed Advances (together with interest thereon at the Advance Rate) and unpaid Trust Fund expenses, including accrued but unpaid Trustee Fees, the Trustee shall conduct an auction of the Mortgage Loans. The Trustee shall, in such case, appoint an auction agent to solicit offers from prospective purchasers, who must meet certain requirements described in this Agreement, to purchase all (but not less than all) of the Mortgage Loans and such property, for a price not less than an amount equal to the aggregate amount of the Certificate Balances of all Certificates outstanding as of the close of business on the closing date (the "Auction Closing Date"), plus unpaid interest thereon, the Auction Fees, unpaid servicing compensation, unreimbursed Advances (together with interest thereon at the Advance Rate) and unpaid Trust Fund expenses including accrued but unpaid Trustee Fees (the "Minimum Auction Price"). The Auction Closing Date shall be no earlier than the Distribution Date in February 2018. In determining the aggregate Certificate Balances of all Certificates, all Certificates owned by or on behalf of the Depositor, a property manager, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, a borrower or any affiliate thereof shall be included. The Trustee shall have no liability for actions of any auction agent appointed hereunder.

          If the Trustee receives no bids that are qualified pursuant to the terms of this Section, the Trust Fund shall not be terminated pursuant to these auction procedures. If the Trustee receives qualified bids, the Trustee shall accept the highest of such bids, notify the Depositor, the
Master Servicer  and  the Special  Servicer  of the  adoption  of a  plan  of complete
liquidation and shall sell the Mortgage Loans and such property to the successful bidder on or before the Remittance Date immediately preceding the third Distribution Date following the Auction Valuation Date (or such later Distribution Date determined by the auction agent appointed in accordance with the immediately preceding paragraph), but, in either event, no later than the Distribution Date which immediately precedes the date which is 90 days following the date of adoption of a plan of complete liquidation by the Trustee; provided, however, that no such sale shall be consummated unless the Trustee has received an Opinion of Counsel, obtained at the expense of the Trust Fund, to the effect that the resulting termination shall be a "qualified liquidation" under section 860F(a)(4) of the Code with respect to REMICs I, II and III. Such sale shall effect a termination of the Trust Fund and an early retirement of the then outstanding Certificates. The Trustee shall be entitled to be reimbursed from the Collection Account for expenses that it or any auction agent incurs in connection with an auction, including all fees and reasonable expenses of legal counsel and other professionals ("Auction Fees").

          Any auction shall be conducted in accordance with auction procedures to be developed by the auction agent in connection with such auction, provided that such procedures shall include at a minimum provisions substantially to the effect that: (i) no due diligence of the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's records with respect to the Mortgage Loans may be conducted by any bidder prior to being notified that it has submitted the highest bid; (ii) the auction agent is entitled to require that the highest bidder provide a non-refundable good faith deposit sufficient to reimburse the Trustee and the auction agent for all expenses in connection with the evaluation of such bid and in connection with such highest bidder's due diligence; (iii) each bidder may be required to enter into a confidentiality agreement with the Master Servicer, the Special Servicer, the auction agent, the Trustee and the Fiscal Agent prior to being permitted to conduct due diligence; (iv) borrowers on any of the Mortgage Loans shall be prohibited from submitting bids; and (v) in the event that the highest bidder withdraws, the next highest bidder shall be permitted to conduct due diligence of the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's records with respect to the Mortgage Loans as if it were the highest bidder.


                                 ARTICLE VIII

                               THE CERTIFICATES

     SECTION 8.01   The Certificates.

          (a) The Certificates will be substantially in the form annexed hereto as Exhibit A. The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class NR-I and Class NR-P Certificates will be issuable only in minimum denominations (based on their respective Original Class Balances or Notional Amounts) corresponding to initial Certificate Balances or Notional Amounts as of the Delivery Date of not less than $25,000, and integral multiples of $1 in excess thereof.
Only one Class R-I, one Class R-II and one Class R-III Certificate may be issued.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (c) The Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class NR-I and Class NR-P Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the referenced herein Certificates (except for such remainders) through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates (and, if necessary, the selection of the Directing Certificateholder)) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners representing the same. In addition, upon request, the Trustee will issue Definitive Certificates in exchange for Ownership Interests in like Certificate Balances of the Book-Entry Certificates for the Class X, Class F, Class G, Class H, Class NR-I or Class NR-P Certificates in connection with a transfer permitted pursuant to
Section 8.02(b)(ii). Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depositor in connection with the issuance of the Definitive Certificates pursuant to this Section 8.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 8.02   Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Master Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          (b) No transfer of any Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration or qualification and is to be made in connection with the issuance or transfer of a Definitive Certificate, then the Certificate Registrar shall require, in order to assure compliance with such laws, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, a certificate from the prospective transferee substantially in the form attached as Exhibit D-1 hereto, (ii) if such transfer is purportedly being made in reliance upon Regulation S under the 1933 Act, a certificate from the prospective transferee substantially in the form attached as Exhibit D-2 hereto, (iii) if such transfer is purportedly being made in reliance upon Rule 144 under the 1933 Act, a certificate from the prospective transferee substantially in the form attached as Exhibit D-3 hereto, and (iv) in all other cases, (A) except where the Depositor or an Affiliate thereof is the transferor or transferee, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar in their respective capacities as such),
(B) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit C hereto and (C) a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit E hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III Certificate without registration or qualification. Any Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II or Class R-III Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c)  None of  the Certificates except  for the Class A1,  Class A2,
Class A3 or Class X Certificates, or any interest therein shall be transferred to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing any such Class or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification and Opinion of Counsel contemplated by the preceding sentence, the Certificate Registrar shall require the prospective transferee of any Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II or Class R-III Certificate to certify, and each prospective transferee of any Class B, Class C, Class D or Class E Certificate shall be deemed to have represented by its acquisition of such Certificate, that it is neither (A) a Plan nor (B) a Person who is directly or indirectly purchasing any such Class Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          (d) No transfer of any Residual Certificate shall be made to a Non-United States Person. Notwithstanding anything to the contrary contained herein, prior to registration of any transfer, sale or other disposition of a Residual Certificate, the Certificate Registrar shall have received (i) an affidavit from the proposed transferee substantially in the form attached as Exhibit F-1 hereto, to the effect that, among other things, (A) such transferee is not a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, (B) such transferee is not a Non-United States Person, (C) such transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificate remains outstanding, and (D) no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax, and (ii) a certificate from the transferor substantially in the form attached as Exhibit F-2 hereto, to the effect that, among other things, no purpose of such proposed transfer, sale or other disposition of the Residual Certificate is or will be to impede the assessment or collection of any tax. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization or to a Non-United States Person, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions in respect of such Residual Certificate. If any purported transfer of a Residual Certificate shall be in violation of the provisions of this Section 8.02(d), then the prior Holder of the Residual Certificate purportedly transferred shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Section 8.02(d), be restored to all rights as Holder thereof retroactive to the date of the purported transfer. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is not permitted by this Section 8.02(d) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Section 8.02(d) at the time it became a Holder all payments made on such Residual Certificate. The Holder of Residual Certificates, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this
Section 8.02 and to any amendment of this Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of a Residual Certificate to a Disqualified Organization or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust Fund.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the office of the Certificate Registrar, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar and a certificate of such cancellation shall be delivered to the Trustee by the Certificate Registrar. The Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

     SECTION 8.03   Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 8.04   Persons Deemed Owners.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
7.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

                                  ARTICLE IX

                                THE DEPOSITOR

     SECTION 9.01   Liability of the Depositor.

          The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

     SECTION 9.02   Merger, Consolidation or Conversion of the Depositor.

          Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 9.03   Limitation on Liability of the Depositor and Others.

          Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties. The Depositor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind which, prima
                                                                        -----
facie, is properly executed and submitted by any Person respecting any
-----
matters arising hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not involve it in any expense or liability.

                                  ARTICLE X

                                   DEFAULT

     SECTION 10.01  Events of Default.

          "Event of Default", wherever used herein, means with respect to any Servicer any one of the following events:

          (i) with respect to the Master Servicer, failure to advance or remit when due to the Trustee for deposit into the Certificate Account any amount required to be advanced or remitted under the terms of this Agreement; with respect to the Special Servicer, failure to advance or remit to the Master Servicer, as required hereunder, any amount required to be advanced or remitted under the terms of the Agreement within one Business Day of the date required pursuant to the terms of this Agreement; or

          (ii) except as set  forth in clause (i) above,  such Servicer shall
               (x) fail to remit to the Master Servicer or deposit in the Collection Account, Escrow Account or REO Account any amount required to be so remitted or deposited under the terms of this Agreement within one (1) Business Day of the date required pursuant to the terms of this Agreement or (y) fail to make any Advance required to be made by such Servicer under this Agreement within one (1) Business Day of the date required pursuant to the terms of this Agreement; or

          (iii) such Servicer shall fail to timely deliver to the Trustee or any other Servicer any report required pursuant to the provisions of this Agreement and such failure shall continue unremedied for a period of two (2) Business Days following receipt by such Servicer of notice from the Trustee or other Servicer of such failure; or

          (iv) any failure on the part of such Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Trustee, or, in the case of the Special Servicer, the Master Servicer or to such Servicer (with a copy to the Depositor, the Trustee, and, in the case of the Special Servicer, the Master Servicer) by the Holders of Certificates entitled to at least 25% of the Voting Rights of any Class affected thereby; or

          (v)  any  breach of the representations and warranties contained in
               Section 2.03(b) which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Trustee or, in the case of the Special
               Servicer, the Master Servicer, or to such Servicer (with a copy to the Depositor, the Trustee and, in the case of the Special Servicer, the Master Servicer) by the Holders of Certificates entitled to at least 25% of the Voting Rights of any Class affected thereby; or

          (vi) a  decree  or  order  of  a court  or  agency  or  supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

          (vii) such Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

          (viii) such Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (ix) such Servicer shall fail to maintain a required license to do business or service multifamily and commercial mortgage loans in accordance with Accepted Servicing Practices or Accepted Special Servicing Practices, as applicable, and as provided in this Agreement, in any jurisdiction where the Mortgaged Properties or REO Properties are located and such failure shall continue unremedied for a period of thirty (30) Business Days; or

          (x) except as otherwise permitted pursuant to the express terms of this Agreement, such Servicer attempts to assign its right to servicing compensation hereunder or a Servicer attempts, without the prior written consent of Trustee, to assign this Agreement or the servicing responsibilities hereunder or any portion thereof; or

          (xi) any Rating Agency has given written confirmation that with respect to any Servicer that maintaining the Servicer in such capacity hereunder will cause a downgrade, qualification or withdrawal of the ratings then assigned to the Certificates;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to, (a) in the case of an Event of Default described in clauses (i)-(v) hereof, at least 25% of the Voting Rights of any affected Class of Certificates, (b) in the case of any Event of Default described in clauses (ix) or (x) hereof, at least 25% of all of the Voting Rights or, (c) in the case of an Event of Default described in clause (xi) hereof, the Trustee shall, by notice in writing to such Servicer, with a copy of such notice to the Depositor, and, in the case of the Special Servicer, the Master Servicer, terminate all of the rights and obligations of such Servicer as such Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by such Servicer of such written notice, or upon the occurrence of an Event of Default described in clauses (vi)-(viii) hereof, all authority and power of such Servicer under this Agreement shall pass to and be vested in the Master Servicer (or, if such Servicer is the Master Servicer or the Special Servicer and the Master Servicer are the same Person, the Trustee) pursuant to and under this Section, and, without limitation, the Master Servicer or the Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Master Servicer or Trustee, as applicable, with all documents and records requested by it to enable it to assume such Servicer's functions hereunder, and to cooperate with the Master Servicer or the Trustee, as applicable, in effecting the termination of such Servicer's responsibilities and rights hereunder. Any expenses incurred by the Trustee in connection with the transfer of servicing functions shall be paid by the terminated Servicer and shall not be an expense of the Trustee.

     SECTION 10.02  Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer receives a notice of termination pursuant to Section 10.01, the Trustee shall be the successor in all respects to the Master Servicer under this Agreement and the transactions
set  forth  or  provided  for  herein  and  shall  be  subject  to   all  the
responsibilities,  duties  and  liabilities   relating  thereto  and  arising
thereafter  placed on the Master Servicer by the terms and provisions hereof;
provided,   however,   that  any   failure   to   perform   such  duties   or
responsibilities caused by the Master
Servicer's failure to provide information or monies required by Section 10.01
shall not be  considered a  default by  the Trustee hereunder.   The  Trustee
shall not be liable for any of the representations and warranties of the Master Servicer or for any losses incurred by the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the servicing fees and all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Trust Fund if the Master Servicer had
continued to act hereunder.   Notwithstanding the above, the  Trustee may, if
it shall be unwilling to so act, or shall, if it is unable to so act or such Trustee is not an approved Servicer, or if the Holders of Certificates entitled to at least more than 66 2/3% of the Voting Rights so request in writing to the Trustee, promptly appoint a successor pursuant to Section
3.10. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided.

     SECTION 10.03  Notification to Certificateholders.

          (a) Upon any such termination pursuant to Section 10.01 above, any appointment of a successor to the Master Servicer pursuant to Section 10.02, or any appointment of a Replacement Special Servicer pursuant to Section 6.16, the Trustee shall give prompt written notice thereof to
Certificateholders and each Rating Agency at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of 60 days after the occurrence of an Event of Default, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured or waived.

     SECTION 10.04  Waiver of Events of Default.

          The Holders representing at least 66-2/3% of the Voting Rights evidenced by all Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i), (ii) or (xi) of Section 10.01 may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder, except that no Event of Default under Section 10.01(i) shall be deemed so waived or cured unless and until the Trustee and the Fiscal Agent have been reimbursed in full for all Advances which they may have made hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 10.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

     SECTION 10.05  Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 10.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE XI

                   CONCERNING THE TRUSTEE AND FISCAL AGENT

     SECTION 11.01  Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, if applicable. If any such instrument is found not to conform to the requirements of this Agreement if applicable in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     SECTION 11.02  Monitoring      Certificateholders     and      Directing
                    Certificateholder.

          (a) Each Monitoring Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Trustee of the transfer of any Certificate of a Monitoring Class the selection of a Directing
Certificateholder or the resignation or removal thereof. The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns.

          (b) Within thirty (30) days of the Delivery Date, the Trustee shall notify the Monitoring Certificateholders that they may select a Directing Certificateholder for purposes of Sections 6.03 and 6.11 of this Agreement. Such notice shall set forth the process established by the Trustee in order to select a Directing Certificateholder.

          (c) A "Monitoring Class" as of any time of determination shall be the following Class or Classes of Certificates:

          (i) if the Class outstanding with the most subordinate interest in the Trust Fund represents at least 1.75% by Class Balance (adjusted for Collateral Value Adjustments) of all the Certificates, such Class only;

          (ii) otherwise, each Class, in reverse order of seniority, but only to the extent necessary to represent, in the aggregate, at least 1.75% by Class Balance (adjusted for Collateral Value Adjustments) of all the Certificates.

          (d) Once a Directing Certificateholder has been selected pursuant to clause (b) above, each of the Servicer, the Depositor, the Trustee and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Monitoring Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Trustee and each other Monitoring Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder. Upon the resignation of a Directing Certificateholder, the Trustee shall request the Monitoring Certificateholders to select a new Directing Certificateholder.

          (e) Within two (2) Business Days (or as soon thereafter as practicable if Monitoring Certificates are held in Book-Entry Form) of receiving a request from the Special Servicer pursuant to Section 6.03(a) the Trustee shall deliver to the Special Servicer and the Master Servicer a list of each Monitoring Certificateholder and the Directing Certificateholder including names and addresses. In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Monitoring Certificateholder, the Trustee shall notify the Special Servicer.

          (f) If at any time a Book-Entry Certificate belongs to a Monitoring Class, the Trustee shall notify the related Certificateholders (through the Depository, unless the Trustee shall have been previously provided with the name and address of such Certificateholder) of such event and shall request that it be informed of any change in the identity of the related Certificate Owner from time to time.

          (g) Until it receives notice to the contrary each of the Servicers and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Monitoring Certificateholders and the Directing Certificateholder.

     SECTION 11.03  Powers of Attorney.

          The Trustee shall execute and deliver any powers of attorney prepared and delivered to it by the Master Servicer pursuant to Section 4.01(b) or the Special Servicer pursuant to Section 6.03(b).

     SECTION 11.04  Certification by Certificate Owners.

          To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certification of such Person, in form acceptable to the Trustee, which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Balance of the Certificate owned, the value of such Person's interest in such Certificate and any intermediaries through which such Certificate is held. The Trustee shall make such determination at the request of such Person or any Servicer. The Trustee shall be entitled to rely conclusively on information it receives from the Depository, Depository Participants, and indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner.

     SECTION 11.05  Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 11.01:

          (a) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of
Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided, however, that the Trustee shall remain liable for the performance of all duties hereunder;

          (g) The Trustee shall not be required to obtain a deficiency judgment against any Mortgagor;

          (h) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

          (i) The Trustee shall not be responsible for any act or omission of the Certificate Registrar (unless the Trustee or an Affiliate of the Trustee is acting as Certificate Registrar), the Master Servicer, the Special Servicer or the Depositor; and

          (j) Other than as expressly provided herein, the Trustee shall not be required to monitor the activities of any Servicer and shall not be responsible for the actions or omissions of any such Servicer.

     SECTION 11.06  Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the Certificate of Authentication, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as to the due authorization, execution and delivery thereof by
it) or of the Certificates (other than as to the due authorization and execution thereof by it) or of any Mortgage Loans or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

     SECTION 11.07  Trustee and Fiscal Agent May Own Certificates.

          The Trustee, in its individual or any other capacity, and Fiscal Agent may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     SECTION 11.08  Fees and Expenses of Trustee; Indemnification of Trustee.

          (a) The Trustee shall be entitled to receive as reasonable compensation from the Master Servicer from amounts remitted thereby to the Certificate Account (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder on each Distribution Date in an amount equal to 0.0045% per annum, calculated on the same basis as interest on the Certificates.

          (b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent shall be entitled to indemnification out of the Certificate Account from time to time for any loss, liability or expense (including without limitation costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any act or omission on the part of the Trustee with respect to this Agreement or the Certificates (other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of duties hereunder, or as may arise from a breach of any representation or warranty of the Trustee set forth herein or from any failure of the Trustee to perform its obligations set forth in Section 11.15, or as may be covered under Section 10.01); provided, however, that with respect to any third party claim:

          (i) the Trustee shall have given the Master Servicer, the Depositor, the Holders and, if in respect to a Specially Serviced Mortgage Loan, the Special Servicer, written notice thereof promptly after the Trustee shall have knowledge thereof;

          (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer, the Depositor and, if in the respect to a Specially Serviced Mortgage Loan, the Special Servicer in preparing such defense; and

          (iii) notwithstanding anything to the contrary in this Section 11.08, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Master Servicer, the Depositor and, if in the respect to a Specially Serviced Mortgage Loan, the Special Servicer, which consent shall not be unreasonably withheld.

          Without in any way limiting the generality of the foregoing indemnity, such indemnity shall specifically cover any loss, liability, expense and costs of litigation and investigation, counsel fees, damages, judgments and amounts paid in settlement incurred by the Trustee pursuant to any federal, state or local environmental statute.

          (c) The provisions of this Section 11.08 shall survive the termination of this Agreement. Any payment hereunder made by the Depositor, the Master Servicer or the Special Servicer to the Trustee shall be from its own funds, without reimbursement therefor from Certificateholders or the Trust Fund.

     SECTION 11.09  Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term debt obligations of the Trustee shall at all times be rated in a rating category by each Rating Agency (or if such obligations are not rated by Fitch Investors Service, L.P., are rated by each other Rating Agency) at least equal to the rating one category below the highest rating assigned by such Rating Agency to the then outstanding Certificates, in the case of Standard & Poor's Ratings Services and Fitch Investors Service, L.P., and "Aa2", in the case of Moody's Investors Service, Inc., but in no event lower than an "investment grade" rating by such Rating Agency, so as not to cause a downgrade, qualification or withdrawal of the then current ratings on the Certificates, as confirmed in writing by such Rating Agencies; provided, however, that the Trustee shall not cease to be eligible to serve as such based on its failure to satisfy such rating requirements so long as there is a Fiscal Agent that satisfies such rating requirements. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.10. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates, the Master Servicer and its Affiliates or the Special Servicer and its Affiliates.

     SECTION 11.10  Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Depositor and the Special Servicer by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee and appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Depositor and the Special Servicer by the Master Servicer.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the remaining Certificateholders and the Special Servicer by the Master Servicer.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.11.

     SECTION 11.11  Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 11.10 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Loan Files and related documents and statements held by it hereunder (other than any Mortgage Loan Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.09.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

     SECTION 11.12  Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible (including the receipt of Rating Agency confirmations) under the provisions of Section 11.09 or 11.11, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 11.13  Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.09 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.11 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e)  The appointment of a co-trustee or separate trustee under this
Section   11.13  shall   not  relieve   the   Trustee  of   its  duties   and
responsibilities hereunder.

     SECTION 11.14  Appointment of Custodians.

          (a) The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Loan Files as agent for the Trustee. Subject to the other provisions of this
Article XI, the Trustee agrees to enforce the terms and provisions of Sections 2.01 and 2.02 hereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage Loan File and shall not be the Depositor, the Person who originated or sold to the Depositor the related Mortgage Loan or any Affiliate thereof. Each Custodian shall be subject to the same obligations and standard of care as are imposed on the initial Custodian hereunder in connection with the retention of Mortgage Loan Files. Any custodian succeeding the initial Custodian shall be required to have a blanket fidelity bond and an errors and omissions insurance policy in amounts customary for custodians. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          (b) Pursuant to a custodial agreement, the Custodian may, from time to time and as appropriate for the servicing, foreclosure or payoff of any Mortgage Loan, but subject to the restrictions therein provided, upon receipt by the Custodian of a Request for Release and Receipt of Documents provided by any Servicer in the form set forth on Exhibit Y, release to such Servicer the related Mortgage Loan File or the documents from a Mortgage Loan File set forth in such request. Each Servicer acknowledges that during all times that any Mortgage Loan File or any contents thereof are in the physical possession of such Servicer, or are in transit to such Servicer from the Custodian, or are in transit from such Servicer to the Custodian, such Mortgage Loan File and the documents contained therein shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund. For so long as any Mortgage Loan File or any document taken therefrom is in any Servicer's physical possession, the same shall be stored in a one and one-half-hour rated fire-resistant filing cabinet or the equivalent.

          (c) Subject to any state law requirement or court order, each Servicer hereby agrees to return to the Custodian each and every document previously requested from the Mortgage Loan File when such Servicer's need therefor in connection with such foreclosure or servicing no longer exists or upon request of the Trustee, unless the related Mortgage Loan shall be liquidated or paid in full, in which case, upon receipt of the certification set forth in a custodial agreement from any Servicer, the Trustee shall authorize the Custodian to release the related Servicer's prior request form, together with all other documents still retained by the Custodian with respect to such Mortgage Loan, to such Servicer.

          (d) Upon receipt of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer or Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer shall promptly deliver to the Trustee and the Custodian a Request for Release and Receipt of Documents in the form set forth on Exhibit Y requesting delivery to such Servicer of the Mortgage Loan File for such Mortgage Loan and indicating that all amounts received in connection with such payment that are required to be deposited in the related subaccount of the Collection Account or Escrow Account or the related REO Account pursuant to Section 4.02, Section 4.06 or Section 6.06 hereof have been or will be so deposited.

          (e) The Special Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into by such Servicer in accordance with this Agreement within ten (10) Business Days of the execution thereof and the delivery of such instrument to such Servicer; provided,
                                              --------
however, that such Servicer may, in lieu thereof, provide the Custodian with
-------
a certified true copy of any such document submitted for recordation within five (5) Business Days of its execution, in which event such Servicer shall provide the Custodian with the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the recorded original within five (5) Business Days of receipt thereof by such Servicer.

          (f) Upon any payment in full of a Mortgage Loan, the Special Servicer may execute an instrument of satisfaction regarding the related Mortgage and any other related Mortgage Loan Documents, which instruments of satisfaction shall be recorded by such Servicer if required by applicable law and shall be delivered to the Person entitled thereto, it being understood and agreed that all reasonable expenses incurred by such Servicer in connection with such instruments of satisfaction shall be deemed a Servicing Advance, which shall be reimbursed pursuant to the terms of this Agreement. Such Servicer shall notify the Custodian and the Master Servicer of the execution of an instrument of satisfaction described above as soon as practicable.

     SECTION 11.15  Representations and Warranties of the Trustee.

          The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Delivery Date, that:

          (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.


          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets; no license, consent, approval, authorization or order of any court or governmental agency is required for the execution, delivery and performance by the Trustee of this Agreement, except as have been previously obtained.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the Master Servicer, the Special Servicer and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

     SECTION 11.16  Representations and Warranties of the Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Delivery Date, that:

     (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation.

    (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

   (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

    (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

    (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

   (vii) No consent or approval is required for the execution, delivery and performance by the Fiscal Agent of this Agreement which has not been heretofore obtained.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 11.16 (a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 11.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 11.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 11.17  The Fiscal Agent.

          (a) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf of the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 11.17 or otherwise pursuant to the Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

          (b) All fees and expenses of the Fiscal Agent (other than interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

          (c)  The obligations of the initial  Fiscal Agent set forth in this
Section 11.17 shall exist for so long as the initial Trustee shall act as Trustee hereunder. The obligations of the initial Fiscal Agent set forth in this Section 11.17 or otherwise pursuant to the Agreement shall cease to exist to the extent that the initial Trustee is no longer acting as Trustee hereunder. The responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section
11.09. Any successor Fiscal Agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless the successor Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor Fiscal Agent would not, in and of itself, result in a qualification, downgrading or withdrawal of the then current ratings on the Certificates.

     SECTION 11.18  SEC Filings.

          Based upon information  furnished to it by the  Master Servicer and the Depositor,  the Trustee will  prepare and  file with  the Securities  and
Exchange Commission on Forms 8-K and 10-K on behalf of the Trust Fund the reports distributed to the Certificateholders pursuant to the first paragraph of Section 7.03(a). The Trustee shall have no responsibility to file any items other than those specified in this Section 11.18. Prior to January 2, 1998 (and each anniversary thereafter until directed otherwise by the Depositor) the Trustee shall hire counsel selected by the Depositor to file Form 10-K's on behalf of the Trust Fund for the preceding fiscal year. Any expenses incurred by the Trustee in connection with this Section 11.18 (including reasonable attorneys' fees) shall be reimbursed to it by the Depositor.

     SECTION 11.19  Information Systems.

          The Trustee shall maintain a data storage and retrieval system and an electronic bulletin board.


                                 ARTICLE XII

                                 TERMINATION

     SECTION 12.01  Termination  Upon   Repurchase  or  Liquidation   of  All
                    Mortgage Loans.

          The respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and any indemnification provision) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Master Servicer and the Trustee and required hereunder to be so paid or deposited on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer, the Special Servicer, any holder of a Class R-I Certificate, the holder of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates at a price equal to the greater of (a) the aggregate fair market value of all the Mortgage Loans (other than REO Property) included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, as determined by the Depositor and (b) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon, (ii) the purchase of Mortgage Loans pursuant to
Section 7.06, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Any Person which shall make an election to purchase all of the Mortgage Loans remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph shall do so by giving written notice to the Trustee and the Depositor no later than 60 days prior to the anticipated date of purchase; provided, however, that no such election to purchase all of the Mortgage Loans remaining in the Trust Fund pursuant to clause (i) above shall be made unless the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund at the time of such election is less than 1% of the aggregate Cut-off Date Balance of the Mortgage Loans. Any Person which shall make the election described in the previous sentence shall also provide to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code with respect to REMIC I, REMIC II, and REMIC III.

          Notice of any termination shall be given promptly by any such Person electing to terminate by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property, not earlier than the 60th day and not later than the 30th day of the month next preceding the month of the proposed final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i)
the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar. Unless it is acting as Certificate Registrar, the Master Servicer shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the Master Servicer's purchase of all of the Mortgage Loans remaining in the Trust Fund, the Master Servicer shall deposit in the Certificate Account not later than the last Business Day of the Collection Period relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. Upon receipt of an Officers' Certificate to the effect that such final deposit has been made, the Trustee shall release to the Master Servicer the Mortgage Loan Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments necessary to effectuate transfer of the Mortgage Loans.

          Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 7.02 in respect of the Certificates so presented and surrendered, if not in connection with the Master Servicer's purchase of all of the Mortgage Loans, or (ii) such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such Distribution Date allocable to payments on the Class of Certificates so presented and surrendered as described below, if in connection with the Master Servicer's purchase of all of the Mortgage Loans. If the Trust Fund is to terminate in connection with the Master Servicer's purchase of all of the Mortgage Loans, the Available Distribution Amount for the final Distribution Date shall be allocated in the order set forth in Section 7.02.

                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS

     SECTION 13.01  Amendment.

          (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Trust Fund; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided further, however, that an Opinion of Counsel shall not be required if each Rating Agency then rating the Certificates shall have confirmed in writing that immediately following such amendment such Rating Agency will not downgrade, qualify, lower or withdraw its then current rating on the Certificates as a result of such amendment.

          (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates affected thereby entitled to at least 51% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section
13.01, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any Affiliate of the Depositor, the Master Servicer or the Special Servicer shall be entitled to Voting Rights with respect to matters described in clauses (i) and (ii) of this paragraph affecting such Certificates.

          (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Master Servicer shall consent to any amendment to this Agreement unless the Trustee and the Master Servicer shall each have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer or the Trustee in accordance with such amendment will not result in the imposition of a tax on the Trust Fund pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement prepared by the Person requesting such amendment describing the amendment to each Certificateholder and each Underwriter and a copy of such amendment to each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g)  The cost of any Opinion of Counsel to be delivered pursuant to
Section 13.01(a) or (c) shall be borne by the Person seeking the related amendment.

          (h) The Trustee shall not enter into or consent to any amendment of this Agreement unless the conditions set forth in clause (a) or (b) above are satisfied with respect to such amendment.

     SECTION 13.02  Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 13.03  Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of an Event of Default, or of a default by the Depositor in the performance of any of its obligations hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 13.04  Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 13.05  Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid, return receipt requested, and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex, telecopy or telegraph and confirmed by a writing delivered by means of (a), (b) or (c), to: (i) in the case of the Depositor, J.P. Morgan Commercial Mortgage Finance Corp., 60 Wall Street, New York, New York 10260, Attention: President, telecopy number: (212) 648-5138; (ii) in the case of Midland Loan Service, L.P., as Master Servicer or Special Servicer, Midland Loan Services, L.P., 2001 Shawnee Mission Parkway, Shawnee Mission, Kansas 66205, Attention: Alan L. Atterbury, telephone number: 913-677-5300, telecopy number: 913-384-0413; (iii) in the case of the Trustee, LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-- J.P. Morgan, 1997-C5, telephone number: 312-904-7807, telecopy number:
(312) 904-2084; (iv) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--J.P. Morgan, 1997-C5, telephone number:(312) 904-7807, telecopy number: (312) 904-2084; and (v) in the case of the Rating Agencies, (A) Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage-Backed Securities Group, telephone number: 212-908-0537, telecopy number: 212-635-0295,
(B) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, Attention: Commercial Mortgage Surveillance Group, telephone number:
212-553-0300, telecopy number: 212-208-0597, and (C) Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, Attention:
Commercial Mortgage Surveillance Group, telephone number: 212-208-8000, telecopy number 212-208-0597; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be sent to the address of such Holder as shown in the Certificate Register.

     SECTION 13.06  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 13.07  Grant of a Security Interest.

          The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than loan principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Collection Account, and REO Account and all reinvestment earnings on such amounts, together with all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall cause to be filed, as a precautionary filing, a Form UCC-1 in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Trustee shall file continuation statements thereto at such office, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee in preparing and filing such continuation statements. This Section 13.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York Uniform Commercial Code.

     SECTION 13.08  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each Servicer, the Trustee and the respective successors and assigns thereof and shall inure to the benefit of the Certificateholders.

          (b) Pursuant to the terms of Section 8.01, this Agreement shall not be assigned, pledged or hypothecated by any Servicer to a third party without the prior written consent of the Trustee; provided, however, that a Servicer may assign its rights and obligations pursuant to Section 3.13.

     SECTION 13.09  Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 13.10  Notices and Information to Rating Agencies.

          (a) The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

          (i)  any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default;

          (iii) the resignation or termination of the Master Servicer, the Special Servicer or the Trustee;

          (iv) the repurchase of Mortgage Loans pursuant to Section 2.04(a);

          (v)  the final payment to any Class of Certificateholders; and

          (vi) any change in the location of the Certificate Account.

          (b) The Master Servicer shall use its best efforts promptly to provide notice to the Rating Agencies with respect to any determination by the Master Servicer that an Advance with respect to a Mortgage Loan constitutes (or would, if made, constitute) a Nonrecoverable Advance under this Agreement.

          (c) The Master Servicer shall promptly furnish to the Rating Agencies copies of the following:

          (i)  each of  its annual statements  as to compliance  described in
               Section 3.02,

          (ii) each of its annual independent public accountants' servicing reports described in Section 3.03,

          (iii) the most current rent rolls and financial statements available from time to time with respect to any Mortgaged Property or any Mortgagor, and

          (iv) other information  the Rating Agencies may  reasonably request
               consistent  with   the  Master  Servicer's   servicing  duties
               hereunder.

     SECTION 13.11  Certificateholders' List.

          Upon request of the Directing Certificateholder, the Trustee shall provide a list of each Certificateholder and, to the extent known to the Trustee and solely based on the certification of Certificate Owners, each Certificate Owner.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                              J.P. MORGAN COMMERCIAL MORTGAGE
                              FINANCE CORP.,
                              Depositor

                         By:  /s/ Lawrence J. Blume
                              --------------------------------------------
                         Name:     Lawrence J. Blume
                                   ---------------------------------------
                         Title:    Vice President
                                   ---------------------------------------


                              MIDLAND LOAN SERVICES, L.P.,
                              Master Servicer and Special Servicer

                              By: MIDLAND DATA SYSTEMS, INC.,
                                  General Partner

                         By:  /s/ Leon E. Bergman
                              --------------------------------------------
                         Name:     Leon E. Bergman
                                   ---------------------------------------
                         Title:    Executive Vice President
                                   ---------------------------------------


                              LASALLE NATIONAL BANK,
                              Trustee

                         By:  /s/ Brian D. Ames
                              --------------------------------------------
                         Name:     Brian D. Ames
                                   ---------------------------------------
                         Title:    Trust Officer
                                   ---------------------------------------


                              ABN AMRO BANK N.V.,
                              Fiscal Agent

                         By:  /s/ Irene Pazik
                              --------------------------------------------
                         Name:     Irene Pazik
                                   ---------------------------------------
                         Title:    Vice President
                                   ---------------------------------------

                         By:  /s/ Robert C. Smolka
                              --------------------------------------------
                         Name:     Robert C. Smolka
                                   ---------------------------------------
                         Title:    Group Vice President
                                   ---------------------------------------




STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

          On the 29th day of September, 1997 before me, a notary public in and for said State, personally appeared Lawrence J. Blume known to me to be a Vice President of J.P. Morgan Commercial Mortgage Finance Corp., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                        /s/   James M. Wulffleff
                              ______________________________
                                   Notary Public


(Notarial Seal)


STATE OF MISSOURI       )
                        ) ss.:
COUNTY OF JACKSON       )

          On the 29th day of September, 1997 before me, a notary public in and for said State, personally appeared Leon E. Bergman known to me to be a Executive Vice President of Midland Data Systems, Inc., as general partner of Midland Loan Services, L.P., the limited partnership that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such limited partnership executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              /s/ Debra Baier Gilbert
                              ______________________________
                                   Notary Public


(Notarial Seal)



STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

          On the 29th day of September, 1997, before me, a notary public in and for said State, personally appeared Brian D. Ames known to me to be a Trust Officer of LaSalle National Bank, the nationally chartered bank that executed the within instrument, and also known to me to be the person who executed it on behalf of said nationally chartered bank, and acknowledged to me that such nationally chartered bank executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ James M. Wulffleff
                              _______________________________
                                        Notary Public


(Notarial Seal)



STATE OF ILLINOIS   )
                    ) ss.:
COUNTY OF COOK      )

          On the 25th day of September, 1997, before me, Jeanette Karfis, a notary public in and for said State, personally appeared Irene Pazic, Vice President, and Robert C. Smolka, Group Vice President of ABN AMRO Bank N.V., one of the corporations that executed the within instrument, and also known to me to be the persons who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                              /s/ Jeanette Karfis
                              _______________________________
                                        Notary Public


(Notarial Seal)


                                  EXHIBIT A

                             FORM OF CERTIFICATE

(UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

(SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").)

(SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").)

(THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE DELIVERY DATE OF THIS CERTIFICATE IS __________, 199_. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CONSTANT PREPAYMENT RATE OF __%, (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE BALANCE. THE YIELD TO MATURITY IS ______% PER ANNUM. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.)

(TRANSFER OF THIS CLASS ( ) CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS SET FORTH HEREIN. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS ( ) CERTIFICATE TO A DISQUALIFIED ORGANIZATION (AS DEFINED HEREIN) OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR TO A NON-UNITED STATES PERSON (AS DEFINED HEREIN), SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.)

(THIS CLASS ( ) CERTIFICATE IS SUBORDINATE TO THE CLASS ( ) CERTIFICATE OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.)

(THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.)

(NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.)



                 CLASS ( ) MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of a pool of fixed rate mortgage loans formed and sold by

        J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP., SERIES 1997-C5

(Original Class
Balance / Initial Aggregate
Notional Amount): $__________

Date of Pooling and Servicing              (Initial Certificate
Agreement:  September 1, 1997              Balance / Initial Notional Amount)
                                           of this Class ( )  Certificate as
                                           of the Delivery Date: $________

Cut-off Date:  September 1, 1997

Delivery Date:  _______________    Percentage Interest: ____%

First Distribution Date:  October 15, 1997   Pass-Through Rate: ____%

Master Servicer:  Midland Loan Services, L.P.     Trustee:  LaSalle  National
                                                             Bank

No. ___

Cusip No.: 617059 ___


THIS CERTIFICATE  DOES NOT  REPRESENT AN  OBLIGATION OF  OR INTEREST  IN J.P.
MORGAN COMMERCIAL MORTGAGE FINANCE CORP. OR ANY OF ITS AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, A PORTION OF THE INTEREST ACCRUED IN RESPECT OF THIS CERTIFICATE FROM TIME TO TIME MAY NOT BE PAYABLE CURRENTLY BUT MAY INSTEAD BE ADDED TO THE CERTIFICATE BALANCE HEREOF AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that (Cede & Co./J.P. Morgan Securities Inc.) is the registered owner of the Percentage Interest evidenced by this Class ( ) Certificate (obtained by dividing the initial Certificate Balance of this Class ( ) Certificate as of the Delivery Date by the initial Class Balance of the Class ( ) Certificates) in that certain beneficial ownership interest evidenced by all the Class ( ) Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1997 (the "Agreement"), among J.P. Morgan Commercial Mortgage Finance Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, L.P., as master servicer and special servicer (in such capacity, the "Master Servicer" or "Special Servicer", which term includes any successor entity under the Agreement), LaSalle National Bank, as trustee (in such capacity, the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V. as fiscal agent (in such capacity, the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class ( ) Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on a Class ( ) Certificate will be made by the Trustee pursuant to the Agreement.

          Any distribution to the Holder of this Certificate (in reduction of the Certificate Balance hereof) is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Class ( ) Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class ( ) Certificates are exchangeable for new Class ( ) Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          (No transfer of any Class ( ) Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration or qualification and in connection with the transfer or issuance of a Definitive Certificate, then the Certificate Registrar shall require, in order to assure compliance with such laws, receipt of: (a) if such transfer is of a Class ( ) Certificate and is purportedly made in reliance on Rule 144A under the 1933 Act, a certificate from the transferee desiring to effect such transfer substantially in the form of Exhibit D-1 to the Agreement; (b) if such transfer is of a Class ( ) Certificate and is purportedly made in reliance on Regulation S under the 1933 Act, a certificate from the transferee desiring to effect such transfer substantially in the form of Exhibit D-2 to the Agreement; (c) if such transfer is of a Class ( ) Certificate and is purportedly made in reliance on Rule 144 under the 1933 Act, a certificate from the transferee desiring to effect such transfer substantially in the form of Exhibit D-3 to the Agreement; and (d) in all other cases, (i) except as otherwise set forth in the Agreement, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), (ii) a certificate  from  the  Certificateholder desiring  to  effect  such transfer substantially in the form of Exhibit C to the Agreement and (iii) a certificate from such Certificateholder's prospective transferee substantial-ly in the form of Exhibit E to the Agreement. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class ( ) Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class ( ) Certificate without registration or qualification. Any Class ( ) Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.)


          (No transfer of any Class R-( ) Certificate shall be made to a Non-United States Person. Notwithstanding anything to the contrary contained herein, prior to registration of any transfer, sale or other disposition of a Class R-( ) Certificate, the Certificate Registrar shall have received (i) an affidavit from the proposed transferee substantially in the form of Exhibit F-1 to the Agreement, to the effect that, among other things, (A) such transferee is not a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, (B) such transferee is not a Non-United States Person, (C) such transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Class R-( ) Certificate remains outstanding, and (D) no purpose of such proposed transfer, sale or other disposition of the Class R-( ) Certificate is or will be to impede the assessment or collection of any tax, and (ii) a certificate from the transferor substantially in the form of Exhibit F-2 to the Agreement, to the effect that, among other things, no purpose of such proposed transfer, sale or other disposition of the Class R-( ) Certificate is or will be to impede the assessment or collection of any tax. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of a Class R-( ) Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization or to a Non-United States Person, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions in respect of such Class R-( ) Certificate. If any purported transfer of a Class R-( ) Certificate shall be in violation of the provisions of Section 8.02(d) of the Agreement, as described in this paragraph, then the prior Holder of the Class R-( ) Certificate purportedly transferred shall, upon discovery that the transfer of such Class R-( ) Certificate was not in fact permitted by Section 8.02(d) of the Agreement, be restored to all rights as Holder thereof retroactive to the date of the purported transfer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R-( ) Certificate that is not permitted by Section 8.02(d) of the Agreement or for making payments due on such Class R-( ) Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of the Agreement. The prior Holder shall be entitled to recover from any purported Holder of a Class R-( ) Certificate that was in fact not a permitted transferee under Section 8.02(d) of the Agreement at the time it became a Holder all payments made on such Class R-( ) Certificate. The Holder of a Class R-( ) Certificate, by its acceptance thereof, shall be deemed for all purposes to have consented to the provisions of Section 8.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of a Class R-( ) Certificate to a Disqualified Organization or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the Trust Fund.

          A Disqualified Organization is any of (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code. A corporation will not be treated as an instrumentality of the United States or of any State or any political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by a governmental unit. A Non-United States Person is a Person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.)

          (No transfer of a Class ( ) Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class ( ) Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establishes to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer or Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification and Opinion of Counsel contemplated by the preceding sentence, the Certificate Registrar shall require the prospective transferee of any Class ( ) Certificate to certify that it is neither (A) a Plan nor (B) a Person who is directly or indirectly purchasing such Class ( ) Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.)

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Master Servicer or the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Master Servicer, the Special Servicer, any holder of a Class R-I Certificate, the holder of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates at a price equal to the greater of (a) the aggregate fair market value of all the Mortgage Loans (other than REO Property) included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, as determined by the Depositor and (b) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon, (ii) the purchase of the Mortgage Loans pursuant to
Section 7.06 of the Agreement, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund; provided, however, that in no event shall the trust created thereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 1% of the aggregate Cut-off Date Balance of the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.


Dated: _______________


                                   LASALLE NATIONAL BANK,
                                   as Trustee


                                   By:
                                        -------------------------
                                           Authorized Officer


                        CERTIFICATE OF AUTHENTICATION


     This is one of the Class ( ) Certificates referred to in the within-mentioned Agreement.



                                   LASALLE NATIONAL BANK,
                                   as Certificate Registrar


                                   By:
                                        -------------------------
                                        Authorized Signatory





                                 EXHIBIT B


                        FORM OF ASSET STRATEGY REPORT

                            ASSET STRATEGY REPORT

                              TABLE OF CONTENTS

                            XX (Name of Servicer)

                               XX (Pool Title)

                                 XX MORTGAGOR

                                                                         Page
                                                                          ---

Executive Summary                                                          XX

Report Memorandum                                                          XX

EXHIBIT A - XX                                                             XX

EXHIBIT B - XX                                                             XX

EXHIBIT C - XX                                                             XX

EXHIBIT D - XX                                                             XX

EXHIBIT E - XX                                                             XX

EXHIBIT F - XX                                                             XX

EXHIBIT G - XX                                                             XX


                                 XX MORTGAGOR
                              EXECUTIVE SUMMARY

     Loan Balance: $_____                    Current Appraised Value: $______


Capitalized terms used herein shall bear the meaning ascribed to them in the Servicing Agreement dated as of _______ , Series 19__ ("S.A.") unless otherwise defined in the Asset Strategy Report.


     _    XX

     _    XX

     _    XX

     *    XX

     *    XX

(The following sentence should follow the paragraph dealing with the S.A. and where that proposal is outlined in the S.A.).

     * The requested action is not in violation of the applicable agreement.



                                      APPROVALS

 ASST MANAGER         SIGNATURE SYSTEM    SIGNATURE SYSTEM         CREDIT      RELATED OWNER
                      PORTFOLIO MANAGER   CONTRACT MANAGER       COMMITTEE          APPROVAL
-------------         -----------------   ----------------     ------------      -------------
 ___ Approve XX       ___ Approve XX      ___ Approve XX       ___ Approve XX    ___ Approve XX
 ___ Decline          ___ Decline         ___ Decline          ___ Decline       ___ Decline
 ___ No Action        ___ No Action       ___ No Action        ___ No Action     ___ No Action

 DATE:                DATE:               DATE:                DATE:             DATE:

 COMMITTEE CONDITIONS AND/OR COMMENTS:_________________________________________________
 _____________________________
 Approval Expiration Date:


                                 XX MORTGAGOR
                              REPORT MEMORANDUM


     Loan Balance: $_____                   Current Appraised Value: $_______

Capitalized terms used herein shall bear the meaning ascribed to them in the Servicing Agreement dated as of __________, 19__,- ("S.A.") unless otherwise defined in the Asset Strategy Report.


SECTION I/ RECOMMENDATION:
--------------------------

     *    XX

     *    XX

     *    Does an exception to policy exist?  ___ Yes   ___  No   If yes,
          please state exception and provide the reason and substantiation:__________________________.

SECTION II/ LOAN DETAIL:
------------------------

Primary Loan ID No.:                              XX
Related Owner Loan ID No.:                        XX
Pool No.:                                         XX
Mortgagor Entity:                                 XX
Mortgagor Name:                                   XX
Mortgagor Address, City, State, Zip:              XX
Name of Mortgaged Property:                       XX
Mortgaged Property Address, City, State, Zip:     XX
Date of Note:                                     XX
Original Loan Balance:                            XX
Transfer Loan Balance:                            XX
Current Loan Balance:                             XX
Past Due Interest:                                XX
Net Loan Collection Expenses to Date:             XX
Current P&I Payment:                              XX
Interest Paid to Date:                            XX
Number of Days Past Due:                          XX
Last Amount Received:                             XX
Maturity Date:                                    XX
Mortgage Interest Rate:                           XX
Group Number (Sub-Pool Number):                   XX
Servicing Transfer Date:                          XX
Servicing Transfer Type:                          XX
Performing/Non-Performing Status:                 XX
Recourse:                                         XX


SECTION III/ DESCRIPTION OF COLLATERAL:
---------------------------------------

Collateral:                             XX
Location:                               XX
Occupancy as of Most Recent Rent Roll:  XX
Current LTV Ratio:                      XX
Value/Method/Source/Date:               XX
Debt Service Coverage Ratio (NOI/DS):   XX
Other Liens:                            XX
Market Data:                            XX
Additional Collateral:                  XX
Inspections:                            XX


SECTION IV/ PROBLEM (Including Legal Issues):
---------------------------------------------

XX


SECTION V/ FURTHER DESCRIPTION OF NOTE, LOAN DOCUMENTS AND COLLATERAL:
----------------------------------------------------------------------

XX


SECTION VI/ APPRAISAL DISCUSSION:
---------------------------------

                                  SUMMARY OF APPRAISAL DATA

       PROPERTY NAME                 VALUE                 DATE             SERVICER CONCURRENCE YES OR NO,
                                                                       if no explanation
------------------------    --------------------   -----------------   ------------------------------------
 XX                         XX                     XX                  XX



X
XX


SALES COMPARISON APPROACH:
--------------------------

                                       Size                        Adjusted Price
    Comparables       Date Range     Range/SF    Price Range/PSF     Range/PSF       Indicated Value
    -----------       ----------     --------    ---------------   --------------    ---------------
         XX             XX-XX          XX-XX         $XX-$XX          $XX-$XX              $XX

INCOME APPROACH:
----------------

                        Rental       Est. Market     Est. Oper.                            Indicated
    Comparables        Range/PSF       Rent/PSF        Exp/PSF          NOI     Cap Rate     Value
    -----------        ---------     -----------     ----------         ---     --------   ---------
         XX             $XX-$XX          $XX             $XX            $XX        XX%        $XX

XX

SECTION VII/ ENVIRONMENTAL SITE ASSESSMENT ("ESA") (if applicable):
-------------------------------------------------------------------

 Phase 1 Performed/Ordered:  XX                      Inspection Firm/Date:  XX
 Result:  XX
 Phase 2 Performed/Ordered:  XX                      Inspection Firm/Date:  XX
 Result:  XX
 Asbestos Survey Performed/Ordered:  XX              Inspection Firm/Date:  XX
 Result:  XX


SECTION VIII/ INSURANCE/TAXES:
------------------------------

XX


SECTION IX/ OPERATING INFORMATION (Financial Performance of Collateral.
------------------------------------------------------------------------
Please refer to Class Exhibit X for a Comparative Analysis of Net Operating
---------------------------------------------------------------------
Income):
--------

XX


SECTION X/ FINANCIAL SUMMARY OF OBLIGORS AND ANALYSIS:
------------------------------------------------------

 BRIEF FINANCIAL SUMMARY OR UPDATE (COMPARE MOST RECENT INTERIM STATEMENTS TO LATEST FYE STATEMENTS)

 BUSINESS                   CURRENT F/S DATE   PRIOR F/S DATE     INDIVIDUAL                 CURRENT F/S DATE   PRIOR F/S DATE
 XX                          NAV               NAV               XX                             NAV               NAV

 RELATIONSHIP TO Mortgagor                                      RELATIONSHIP TO Mortgagor
 XX                                                             XX
--------------------------  ----------------  ----------------  ------------------------     ----------------   --------------
 TOTAL ASSETS               NAV               NAV               TOTAL ASSETS                 NAV                NAV
 TOTAL LIABILITIES          NAV               NAV               TOTAL LIABILITIES            NAV                NAV
 NET WORTH (NW)             NAV               NAV               NET WORTH (NW)               NAV                NAV
 CA/CL                      NAV               NAV               NW LESS HOMESTEAD            NAV                NAV
 WORKING CAPITAL            NAV               NAV               TOTAL LIQUID ASSETS          NAV                NAV
 LTD                        NAV               NAV               LEVERAGE RATIO               NAV                NAV
 CMLTD                      NAV               NAV               UNSECURED DEBT               NAV                NAV
 NET INCOME                 NAV               NAV               CONTINGENT LIABILITIES       NAV                NAV
 CASH FLOW FROM OPS         NAV               NAV               TOTAL SOURCES OF INCOME      NAV                NAV
 CF AVAIL FOR DEBT SRVC     NAV               NAV               CF AFTER DEBT SERVICE        NAV                NAV

SECTION XI/ BRIEF BACKGROUND/NEGOTIATIONS/SIGNIFICANT EVENTS (in
----------------------------------------------------------------
chronological order):
---------------------

XX

SECTION XII/ REAL ESTATE MORTGAGE INVESTMENT CONDUIT ("REMIC"):
---------------------------------------------------------------

XX


SECTION XIII/ ALTERNATIVES-NPV ANALYSIS:
----------------------------------------

* The possible range of alternatives considered for the Mortgage Loan and the Net Present Values for each of the scenarios are provided in the following table with the respective discount rates:

     Two modification scenarios:

               NET PRESENT VALUE        DISCOUNT RATE
               -----------------        -------------

     SCENARIO  1A:    $XX                      XX%
     SCENARIO  1B:    $XX                      XX%

     *    XX

     *    XX


     Two foreclosure scenarios:

               NET PRESENT VALUE        DISCOUNT RATE
               -----------------        -------------

     SCENARIO  2A:    $XX                      XX%
     SCENARIO  2B:    $XX                      XX%



     Two modification scenarios have been prepared and have the following assumptions:

     1A:  XX

     1B:  XX

     Two foreclosure scenarios have been prepared and have the following assumptions:

     2A:  XX

     2B:  XX


SECTION XIV/ STRATEGY AND TIMETABLE FOR RESOLUTION OF ASSET:
------------------------------------------------------------

Summary of NPV Analysis of Alternatives as compared to the Proposal:

XX

SECTION XV/ SUBSTANTIATION:
---------------------------

XX
     *    XX

     *    XX


            Outline for Asset Strategy Report Format Presentation
           -----------------------------------------------------


I. WHAT IS AN ASSET STRATEGY REPORT (ASP), ITS PURPOSE AND WHAT IS IT COMPRISED OF:

          A. A package of information to recommend and support a proposal for the resolution of an asset.

          B.   Components:
               *    Table of Contents
               *    Executive Summary
               *    Case Memorandum
               *    Exhibits

II.  THE TABLE OF CONTENTS

          *    reference to specific pool
          *    reference to exhibits A...Z
          *    include page #s

III. EXECUTIVE SUMMARY

          *    phone # - include area code
          *    reference to S.A. & specific pool
          * THE EXECUTIVE SUMMARY SHOULD BE LIMITED TO ONE PAGE AND CONTAIN ONLY A SYNOPSIS OF THE MOST IMPORTANT FACTS OR HIGH POINTS IN THE REPORT MEMORANDUM. IT SHOULD ANSWER THESE QUESTIONS IN THIS ORDER:
               *    WHAT IS THE RECOMMENDATION?
               *    WHO IS THE BORROWER/WHAT IS THE COLLATERAL?
               *    WHY IS THE RECOMMENDATION SUBSTANTIATED?
          *    reference case memorandum & date
          * reference Servicing Agreement ("S.A.") (always state a brief explanation of sections being quoted from S.A., as opposed to just listing the section.
          * approval box - changes/inclusion of expiration date/this is the location of any "subject to's" / all signatures / initials / approval stamps are on this box

IV.  REPORT MEMORANDUM

          *    the top of this form is similar to Executive Summary

SECTION I/ RECOMMENDATION:
--------------------------

          *    List in a bullet format the specific actions for which
               ----
approval is requested. It is important to list every action and to specify a deadline.


          * STATE THE APPLICABLE SECTION OF THE SERVICING AGREEMENT AND SUMMARIZE THE PROPOSAL; eg. Pursuant to Section 6.05(a) of the Servicing Agreement, we propose to modify the monthly payments to interest only at a rate of 5% per annum for a period of 12 months. The reduction will result in debt service coverage of 1.10x, and the borrower will utilize the additional cash flow to perform certain property repairs that should benefit the property OR; borrower will be required to pay $60,000 to bring the loan current prior to modification and will be required to provide monthly cash flow statements.

          *    Some examples:
               *    Request acceptance of $        settlement.
               *    Request approval to accept    % of principal and
                    interest(as alternative could state minimum $
                    amount)
               *    Request release of       lien on
               *    Approval of litigation budget
          *    Waiver of competitive bid

          *    can be in more detail than Executive Summary
          *    bullet format/avoid verbiage that is not part of proposal
          *    answer exception to policy question

SECTION II/ LOAN DETAIL:
------------------------

          * same as before w/a few additions/rearrangements (i.e. current loan balance/interest due/net collection expenses to date/listed together for the readers benefit)
          *    examples: occupancy versus vacancy
                         performing/non-performing status

SECTION III/ DESCRIPTION OF COLLATERAL:
---------------------------------------

COLLATERAL:                   PROVIDE A BRIEF DESCRIPTION OF THE LIEN
                              POSITION AND THE COLLATERAL; ie. neighborhood shopping center with 100,000 sf and anchored by supermarket, or 100 garden apartment units with clubhouse and pool. Also state source in information where our knowledge was obtained.
                              (i.e. Deed of Trust/Mortgage)

LOCATION:                     PROVIDE PROPERTY LOCATION AND RELATED AREA; ie.
                              Overland Park, Kansas, suburb of Kansas City
                              SMSA.

OCCUPANCY:                    80% of retail space equalling 20,000 sf, or 80%
                              of units equalling 20 apartment units.

CURRENT LTV RATIO:            State the current loan to value ratio.

VALUE/METHOD/SOURCE/DATE:     Estimate current market value of property and a
                              per unit amount.

DSCR (NOI/DS):                PROVIDE CURRENT NOI AND DEBT SERVICE COVERAGE;
                              ie. or $100,000 NOI covers debt service 0.90 times or NOI of $100,000 supports debt service of $111,111 (.90 times).

OTHER LIENS:                  IDENTIFY ANY SECOND LIENS OR, IF THIS IS A
                              SECOND MORTGAGE, GIVE DETAILS OF SENIOR DEBT;
                              ie. loan balance, monthly payment, interest rate, maturity date, last payment date and combined debt service coverage. SUBORDINATE
                              LIEN HOLDERS SHOULD NOT RECEIVE PAYMENT UNTIL
                              THE TRUST IS MADE WHOLE.

MARKET DATA:                  Compare property rental rates and vacancy level
                              to market comparables; ie. current apartment rental rates are $10-$50 higher than competitors but subject units are larger in size. Vacancies at competitive properties are lower than subject property (currently 10% -
                              15% vacancies).

INSPECTIONS:                  SPECIFY DATE OF SERVICER INSPECTION AND GENERAL
                              CONDITION OF PROPERTY; ie. property was
                              inspected by Servicer on May 24, 1993, and we verified vacancies and identified deferred maintenance estimated to cost $50,000. State who inspected and general condition (Exhibit ___ attached).

          *    same categories/wording changes
          *    value/method/source/date (include a per unit value)
          * DSCR = debt service coverage ratio (is the calculation of NOI over Debt Service) - (should be relative to our lien position only/other info is useful for informational purposes only, but state the source)


SECTION IV/ PROBLEM (Including Legal Issues):
---------------------------------------------

     GIVE A CONCISE DESCRIPTION OF THE FACTORS CREATING OR CONTRIBUTING TO THE PROBLEM; ie. area has experienced over building of retail properties which has resulted in higher vacancy rates and lower rental rates. Borrower appears to be in a weak competitive condition as debt service level restricts property upkeep and ability to offer leasing concessions prevalent in marketplace OR; borrower is funding shortfall to the extent of $20,000 per month and cannot continue to pay at the note rate.

          *    includes any legal issues

SECTION V/ FURTHER DESCRIPTION OF NOTE, LOAN DOCUMENTS AND COLLATERAL:
----------------------------------------------------------------------

          *    further is the key word - do not repeat Section III.

SECTION VI/ APPRAISAL DISCUSSION:
---------------------------------

                                  SUMMARY OF APPRAISAL DATA

       PROPERTY NAME                 VALUE                 DATE             SERVICER CONCURRENCE YES OR NO,
                                                                       if no explanation
------------------------    --------------------   -----------------   ------------------------------------
 XX                         XX                     XX                  XX


          *    table allows reader to easily refer to data
          *    continue summarizing & discussing merits of the appraisal

SECTION VII/ ENVIRONMENTAL SITE ASSESSMENT ("ESA") (if applicable):
-------------------------------------------------------------------

 Phase 1 Performed/Ordered:  XX                Inspection Firm/Date:  XX
 Result:  XX
 Phase 2 Performed/Ordered:  XX                Inspection Firm/Date:  XX
 Result:  XX
 Asbestos Survey Performed/Ordered:  XX        Inspection Firm/Date:  XX
 Result:  XX


          * when applicable also include narrative regarding the Executive Summary provided by the Environmental firm (i.e.
               low/moderate/high risk; whether additional work is required).

SECTION VIII/ INSURANCE/TAXES:
------------------------------

          * continue including pertinent data with regard to payment and coverage of insurance and taxes.

SECTION IX/ OPERATING INFORMATION (Financial Performance of Collateral.
------------------------------------------------------------------------
Please refer to Exhibit X for a Comparative Analysis of Net Operating
---------------------------------------------------------------------
Income):
--------

          * highlight critical data regarding the revenues & expenses of the collateral property
          *    business services exhibit examples:
               *    rent roll analysis  (may have exhibit)
               *    comparative analysis of NOI (may have exhibit)


SECTION X/ FINANCIAL SUMMARY OF OBLIGORS AND ANALYSIS:
------------------------------------------------------

 BRIEF FINANCIAL SUMMARY OR UPDATE (COMPARE MOST RECENT INTERIM STATEMENTS TO LATEST FYE STATEMENTS)

 BUSINESS                   CURRENT F/S DATE   PRIOR F/S DATE     INDIVIDUAL                 CURRENT F/S DATE   PRIOR F/S DATE
 XX                          NAV               NAV               XX                             NAV               NAV

 RELATIONSHIP TO Mortgagor                                      RELATIONSHIP TO Mortgagor
 XX                                                             XX
--------------------------  ----------------  ----------------  ------------------------     ----------------   --------------
 TOTAL ASSETS               NAV               NAV               TOTAL ASSETS                 NAV                NAV
 TOTAL LIABILITIES          NAV               NAV               TOTAL LIABILITIES            NAV                NAV
 NET WORTH (NW)             NAV               NAV               NET WORTH (NW)               NAV                NAV
 CA/CL                      NAV               NAV               NW LESS HOMESTEAD            NAV                NAV
 WORKING CAPITAL            NAV               NAV               TOTAL LIQUID ASSETS          NAV                NAV
 LTD                        NAV               NAV               LEVERAGE RATIO               NAV                NAV
 CMLTD                      NAV               NAV               UNSECURED DEBT               NAV                NAV
 NET INCOME                 NAV               NAV               CONTINGENT LIABILITIES       NAV                NAV
 CASH FLOW FROM OPS         NAV               NAV               TOTAL SOURCES OF INCOME      NAV                NAV
 CF AVAIL FOR DEBT SRVC     NAV               NAV               CF AFTER DEBT SERVICE        NAV                NAV

          *    NAV, then input data that is applicable
          *    Block & copy for additional financial statements
          *    narrative might include:
               *    steps taken to verify items/values on the statements
               *    nature of the business, background & trends
               *    steps taken to verify the items on the statements
               *    personal information on the principals
               *    products produced and/or services rendered
               *    contingencies
          * annualizing data is appropriate for comparison purposes, but so footnote

SECTION XI/ BRIEF BACKGROUND/NEGOTIATIONS/SIGNIFICANT EVENTS (in
----------------------------------------------------------------
chronological order):
---------------------

          * State events leading to current proposal, including the history of negotiations with amounts of various offers and counter-offers. The entire history is probably not needed
                                    ------
               unless it is relevant to making a decision on the proposed action or if the account has been specially serviced for six months or greater.
          * include here statements by Borrowers of unsuccessful attempts to refinance.
          * collection actions such as phone calls, letters, proposals, valuations, etc. should be listed as appropriate.

SECTION XII/ REAL ESTATE MORTGAGE INVESTMENT CONDUIT ("REMIC") (post
--------------------------------------------------------------------
securitization):
----------------

          *    state how REMIC is not violated
          * refer to opinion letter (include "no opinion letter" when applicable).


SECTION XIII/ ALTERNATIVES-NPV ANALYSIS:
----------------------------------------

     DISCUSS BRIEFLY THE ALTERNATIVES TO THE PROPOSAL; ie. the borrower has indicated they would file for bankruptcy protection if the modification is not approved OR; the foreclosure process will foster further deterioration of the collateral.

     * Then list-- including the proposal-- possible alternatives which could include:

          *    Accelerate
          *    Sale of company
          * Sale of assets-- efforts to sell property-- give specifics as to attempts made, reasons why not sold.
          *    Refinancing
          * Litigation-- include attorney's analysis of time, expense, chances of winning.
          * Bankruptcy and/or liquidation-- likelihood and impact (i.e., whether we are likely to get any payments in bankruptcy, expected outcome).
          *    Foreclosure
          * Pursuit of guarantors-- likelihood of bankruptcy, likely time involved.
          *    Sell note-- stand alone or bulk sale.

     *    Give points that support or devalue each alternative such as:

          *    Appraised value of collateral
          *    Estimated NPV, % recovery
          * Why settlement offer is largest achievable offer (e.g., repair expenses prospective buyer will incur).
          * To justify a settlement, estimate likely amount of collection from borrower/guarantors (refer to affidavits and asset searches).

     * For each applicable alternative, describe time necessary (e.g., sale dates) estimate collection, operating and capital expenses (list detailed assumptions on NPV model), and net present value -- refer to supporting exhibits.


SECTION XIV/ STRATEGY AND TIMETABLE FOR RESOLUTION OF ASSET:
------------------------------------------------------------

          *    establish goal for completion
          *    document time & steps necessary to resolve asset
          *    summarize NPV of alternatives as compared to Recommendation
          *    document time and steps necessary to resolve asset.

SECTION XV/ SUBSTANTIATION:
---------------------------

          *    bullet format
          *    hit the high points


V.   EXHIBITS

     * The exhibits are for amplification and should be referred to and explained in the Report Memorandum. The reader should refer to the attachments for detail only and not for part of the decision making process.

     * The exhibits would typically be included in an order which complements the decision making process; and therefore should also logically follow the order as presented in the case memorandum. An exception would be the Present Value Analysis which is referenced in Section XIII of the Report Memorandum, but is included as an Exhibit.

     *    Examples of some exhibits are:

          *    Present Value Analysis
          *    Location Map
          *    Operating Data (on the Collateral Property)
          *    Appraisal Valuation
          *    Financial Information on the Borrower/Guarantors/Assuming
               Party
          *    Settlement Agreement with Attachments
          *    Title Report
          *    Bankruptcy Discharge
          *    Photos
          *    Inspection
          *    Environmental Site Assessment Executive Summary
          *    Foreclosure/Deed-in-Lieu/Bid Price Worksheet
          *    Proposal Letter from Borrower
          *    REMIC Opinions (post securitization)
          * Any prior approvals by "Servicer" (include Executive Summary only)

VII. OTHER IDEAS/COMMENTS

          *    Use bullet format as often as possible
          *    "economy of words"; simplify sentences
          * footnote information sources (for financial data and other general statements) (i.e. the Borrower indicated...)

VI.  EXAMPLES OF ASSET STRATEGY REPORTS/RECOMMENDATIONS

          *    Extension of Maturity
          * Extension of Maturity with Modification of Terms (i.e. must restructure terms due to weaknesses in credit)
          *    Assumption/Assumption with Release of Originating Party
          *    Modification/Restructure, but not due to Maturity.
          * Partial Release of Collateral/Obligor due to change in situation with Borrower (can include many issues)
          *    Foreclosure
          *    Litigation for Collection due to default
          * Bankruptcy Plan Approval (could relate to or incorporate previous examples)
          *    Discounted Settlement




                                  EXHIBIT C

                        FORM OF TRANSFEROR CERTIFICATE



                                                                       (Date)

(Certificate Registrar Name and Address)


     Re:  J.P. Morgan Commercial Mortgage Finance Corp.,
          Mortgage Pass-Through Certificates,
          Series 1997-5, Class ( )
          ----------------------------------------------


Dear Sirs:


     This letter is delivered to you in connection with the transfer by
                                                                        ---
                       (the "Transferor") to
----------------------
                                        (the "Transferee") of a Certificate
---------------------------------------
evidencing a    % Percentage Interest in the captioned Class of Certificates
             ---
(the "Certificate"), pursuant to Section 8.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
September 1, 1997, among J.P. Morgan Commercial Mortgage Finance Corp., as depositor, Midland Loan Services, L.P., as master servicer and special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever.

          2.   Neither the  Transferor nor  anyone acting on  its behalf  has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person by means of any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar news medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising, or in any manner which would constitute a distribution under the Securities Act of 1933 (the "1933 Act") or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.



                                   ------------------------------
                                   (Transferor)


                                   By:
                                        --------------------------
                                   Name:
                                          -----------------------
                                   Title:
                                           ----------------------




                                 EXHIBIT D-1


                         FORM OF INVESTMENT LETTER --
                        QUALIFIED INSTITUTIONAL BUYER


                                                  (Date)


J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

(collectively, as Initial Purchasers
in connection with the Private
Placement Memorandum referred to below)

(Trustee Name and Address)

Dear Sirs:

     In connection with our proposed purchase of the Mortgage Pass-Through Certificates, Series 1997-C5, Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III (the "Certificates") of J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"), we confirm that:

          1. We have received a copy of the Private Placement Memorandum (the "Private Placement Memorandum") dated September 25, 1997, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Private Placement Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

          2.   We understand that  the Certificates have  not been, and  will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be sold except as permitted by the restrictions and conditions set forth in the Pooling and Servicing Agreement dated as of September 1, 1997 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Act. We understand that on any proposed resale of any Certificates, we will be required to furnish to the Trustee such certifications, legal opinions and other information as it may require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. We further understand that the Certificates will bear a legend to the foregoing effect.

          3. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Act) (a "QIB") and we are acquiring the
     Certificates for our own account or for the account of a QIB for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment. We acknowledge that the sale of the Certificates to us is being made in reliance on Rule 144A.

          4. We are acquiring each of the Certificates purchased by us for our own account or for a single account (which is a QIB and from which no resale, pledge or other transfer may be made except to another QIB) as to each of which we exercise sole investment discretion.

          5.   We  are not  an employee  benefit plan  (a "Plan")  subject to
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a person acting on behalf of such a Plan or using the assets of such a Plan to acquire the Certificates.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,


                                   By:
                                      -----------------------------
                                   Name:
                                   Title:


Securities To Be Purchased:

$           principal amount of Certificates




                                 EXHIBIT D-2

                         FORM OF INVESTMENT LETTER -
                                 REGULATION S

                                                  (Date)



J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292


Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

(collectively, as Initial Purchasers
in connection with the Private
Placement Memorandum referred to below)

(Trustee Name and Address)

Dear Sirs:

     In connection with our proposed purchase of the Mortgage Pass-Through Certificates, Series 1997-C5, Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III (the "Certificates") of J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"), we confirm that:

          1. We have received a copy of the Private Placement Memorandum (the "Private Placement Memorandum") dated September 25, 1997, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Private Placement Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

          2. We understand that the Certificates have not been, and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be sold except as permitted by the restrictions and conditions set forth in the Pooling and Servicing Agreement dated as of September 1, 1997 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Act. We understand that on any proposed resale of any Certificates, we will be required to furnish to the Trustee such certifications, legal opinions and other information as it may require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. We further understand that the Certificates will bear a legend to the foregoing effect.

          3. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Act) (a "QIB") and we are acquiring the
     Certificates for our own account or for the account of a QIB for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment. We acknowledge that the sale of the Certificates to us is being made in reliance on Rule 144A.

          4.   We are aware  that the purchase of such  Certificates is being made in reliance on the exemption from registration provided by Regulation S and understand that the Certificates offered in reliance on Regulation S will bear the appropriate legend set forth in the Pooling and Servicing Agreement, and be represented by one or more Regulation S Global Certificates. The Certificates so represented may not at any time be held by or on behalf of U.S. Persons as defined in Regulation S under the Securities Act. Neither we nor any beneficial owner of the Certificates that we may hold is not, and will not be, a U.S. Person as defined in Regulation S under the Securities Act. Before any interest in a Regulation S Global Certificate may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Physical Certificate, the transferee will be required to provide the Trustee with a written certification as to compliance with the transfer restrictions.

          5.   We  are not  an employee  benefit plan  (a "Plan")  subject to
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a person acting on behalf of such a Plan or using the assets of such a Plan to acquire the Certificates.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,


                                   By:
                                      -----------------------------
                                   Name:
                                   Title:




Securities To Be Purchased:

$           principal amount of Certificates



                                 EXHIBIT D-3

                         FORM OF INVESTMENT LETTER -
                                  RULE 144A

                                                  (Date)



J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

(collectively, as Initial Purchasers
in connection with the Private
Placement Memorandum referred to below)

(Trustee Name and Address)

Dear Sirs:

     In connection with our proposed purchase of the Mortgage Pass-Through Certificates, Series 1997-C5, Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III (the "Certificates") of J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"), we confirm that:

          1. We have received a copy of the Private Placement Memorandum (the "Private Placement Memorandum") dated September 25, 1997, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Private Placement Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

          2. We understand that the Certificates have not been, and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be sold except as permitted by the restrictions and conditions set forth in the Pooling and Servicing Agreement dated as of September 1, 1997 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Act. We understand that on any proposed resale of any Certificates, we will be required to furnish to the Trustee such certifications, legal opinions and other information as it may require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. We further understand that the Certificates will bear a legend to the foregoing effect.

          3. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Act) (a "QIB") and we are acquiring the
     Certificates for our own account or for the account of a QIB for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment. We acknowledge that the sale of the Certificates to us is being made in reliance on Rule 144A.

          4. We are acquiring each of the Certificates purchased by us pursuant to an exemption from registration provided by Rule 144 under the Securities Act.

          5.   We  are not  an employee  benefit plan  (a "Plan")  subject to
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a person acting on behalf of such a Plan or using the assets of such a Plan to acquire the Certificates.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,


                                   By:
                                      -----------------------------
                                   Name:
                                   Title:


Securities To Be Purchased:

$           principal amount of Certificates




                                  EXHIBIT E


                         FORM OF INVESTMENT LETTER --
                             ACCREDITED INVESTOR


                                                  (Date)



J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

(collectively, as Initial Purchasers
in connection with the Private
Placement Memorandum referred to below)

(Trustee Name and Address)

Dear Sirs:

     In connection with our proposed purchase of the Mortgage Pass-Through Certificates, Series 1997-C5, Class X, Class F, Class G, Class H, Class NR-I, Class NR-P, Class R-I, Class R-II and Class R-III (the "Certificates") of J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"), we confirm that:

          1. We have received a copy of the Private Placement Memorandum (the "Private Placement Memorandum") dated September 25, 1997, relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We understand that the Private Placement Memorandum speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date.

          2. We understand that the Certificates have not been, and will not be registered under the Securities Act of 1933, as amended (the "Act") and may not be sold except as permitted by the restrictions and conditions set forth in the Pooling and Servicing Agreement dated as of September 1, 1997 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Act. We understand that on any proposed resale of any Certificates, we will be required to furnish to the Trustee such certifications, legal opinions and other information as it may require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. We further understand that the Certificates will bear a legend to the foregoing effect.

          3.   We are an "accredited investor" (as defined in Rule 501(a)(1),
     (2), (3), or (7) under the Act) and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

          4. We are acquiring each of the Certificates purchased by us for our own account or for a single account (each of which is an "accredited investor" and from which no resale, pledge or other transfer may be made except to another "accredited investor") as to which we exercise sole investment discretion.

          5.   We  are not  an employee  benefit plan  (a "Plan")  subject to
     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a person acting on behalf of such a Plan or using the assets of such a Plan to acquire the Certificates.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


Securities To Be Purchased:

$           principal amount of Certificates





                                 EXHIBIT F-1

                          FORM OF TRANSFER AFFIDAVIT



STATE OF       )
               ) ss.:
COUNTY OF      )


     (NAME OF OFFICER), being first duly sworn, deposes and says that:

     1. He is the (Title of Officer) of (Name of Owner) (the record or beneficial owner (the "Owner") of J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificate, Series 1997-C5, Class ( ), No.
                                                                        ---
   (the "Class ( ) Certificate")), a                      duly organized and
                                     --------------------
existing under the laws of (the State of              ) (the United States),
                                         -------------
on behalf of which he makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class ( ) Certificate was issued.

     2. The Owner (i) is and will be a "Permitted Transferee" as of (date of transfer) and (ii) is acquiring the Class ( ) Certificate for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class ( ) Certificate to disqualified organizations under the Internal Revenue Code of 1986, as amended, that applies to all transfers of the Class ( ) Certificate after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false.

     4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class ( ) Certificate if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5.   The Owner is aware that it cannot transfer the Class
( ) Certificate unless the transferee, or the transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit in substantially the same form as this affidavit.

     6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class ( ) Certificate will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

     7.   The Owner's taxpayer identification number is
                         .
-------------------------

     8. No purpose of the Owner relating to its purchase of a Class ( ) Certificate is or will be to impede the assessment or collection of any tax.

     9. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as the Class ( ) Certificate remains outstanding.

     10. The Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Class ( ) Certificate remains outstanding.

     11. No purpose of the Owner relating to any sale of any Class ( ) Certificate will be to impede the assessment or collection of any tax.

     12.  The Owner is not a Non-United States Person.


     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its (Title of Officer) and its Corporate Seal to be hereunto attached, attested
by its (Assistant) Secretary, this      day of                 , 199_.
                                   ----        ----------------



                              (NAME OF OWNER)


                              By:
                                   -----------------------------
                                   (Name of Officer)
                                   (Title of Officer)


(Corporate Seal)



ATTEST:



----------------------
(Assistant) Secretary


Personally appeared before me the above-named (Name of Officer), known or proved to me to be the same Person who executed the foregoing instrument and to be the (Title of Officer) of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

     Subscribed and Sworn before me this ____ day of 199_.



                              ----------------------------------
                              NOTARY PUBLIC

                              COUNTY OF
                                        ------------------------
                              STATE OF
                                       -------------------------
                              My Commission expires the
                                   day of                , 19__.
                              ----        ---------------



                                 EXHIBIT F-2

                        FORM OF TRANSFEROR CERTIFICATE


                                                                       (Date)

(Certificate Registrar Name and Address)


          Re:  J.P. Morgan Commercial Mortgage Finance Corp.,
               Mortgage Pass-Through Certificates, Series
               1997-C5, Class (  )
               ----------------------------------------------

Dear Sirs::

          In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class ( ) Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

                                   Very truly yours,


                                   ___________________________
                                   (Transferor)

                                   By:
                                       --------------------------
                                       Name:
                                       Title:




                                               EXHIBIT G

                                        MORTGAGE LOAN SCHEDULE

 Loan                                                                                                                     Property
Number Property Name                              Property Address                                   Property City          State
------ ------------------------------------------ ---------------------------------------------      ------------------   --------
   1   The Spectrum at Reston Town Center         Reston Parkway                                     Reston                  VA
   2   79 Madison Avenue                          79 Madison Avenue                                  New York                NY
   3   Capital Office Park VI                     6406 Ivy Lane                                      Greenbelt               MD
   4   I-90 Preston Industrial Park               8110-8180 304th Ave. S.E.                          Preston                 WA
   5   Los Colobos Shopping Center                Los Colobos Avenue                                 Carolina                PR
   6   Old Salem Village Apartments               3306 Culmore Court                                 Falls Church            VA
   7   Southgate Square                           24-690 Southpark Boulevard                         Colonial Heights        VA
   8   Hoboken Portfolio                          Various                                            Hoboken                 NJ
   9   Miramar Metroplex-Phase II                 7380-7480 Miramar Road and 7630 Carroll Road       San Diego               CA
  10   The Rotunda                                711 West 40th Street                               Baltimore               MD
  11   Starks Office Building                     455 South Fourth Avenue                            Louisville              KY
  12   The Exchange                               116-126 North Maryland Avenue & 134-210 East Wil   Glendale                CA
  13   Crosstown Plaza Shopping Center            WC N. MIlitary Trail & CommunityDrive              West Palm Beach         FL
  14   Club Pacifica RSD                          12191 Cuyamaca College Drive                       Rancho San Diego        CA
  15   Terra Nova Shopping Center                 300 - 386 East H Street                            Chula Vista             CA
  16   Point Richmond Technology Center           1001 & 1003 West Cutting Blvd.                     Point Richmond          CA
  17   Palm Springs Hilton                        400 E. Tahquitz Canyon Way                         Palm Springs            CA
  18   Palomar Oaks Technology Park               6349 & 6359 Paseo DelLago & 1939, 1945, 1949 & 1   Carlsbad                CA
  19   Mesa Verde Apartments                      14-19 90th Street                                  Jackson Heights         NY
  20   Hilton Hotel and Resort                    17120 Gulf Boulevard                               North Reddington Beach  FL
  21   Bay View Mobile Home Community             5100 Coe Ave.                                      Seaside                 CA
  22   Rego Park Nursing Home                     111-26 Corona Ave.                                 Flushing                NY
  23   Brentwood Plaza Shopping Ctr.              1595-1659 Route 23 South                           Wayne                   NJ
  24   Cary Village Square                        Maynard Rd. and Cary Towne Blvd.                   Cary                    NC
  25   BrandsMart, USA                            4320 NW 167th St.                                  Miami                   FL
  26   Salina Meadows Office Park                 220 Salina Meadows & 301 Plainfield                Salina                  NY
  27   Cress Creek Square Shopping Center         790 Royal St. George Drive                         Naperville              IL
  28   Miramar Metroplex - Phase III              7310 Miramar Rd.                                   San Diego               CA
  29   Fountain Village Apartments                135 South Kolb                                     Tucson                  AZ
  30   Best Buy                                   21601 Victory Boulevard                            Canoga Park             CA
  31   Park Vista at Morningside Health Care Ctr  2525 & 2527 N. Brea Boulevard                      Fullerton               CA
  32   Sunset Lake Apartments                     1610 Sunset Avenue                                 Waukegan                IL
  33   American Financial Center No. 5            2400 Louisiana Blvd. NE                            Albuquerque             NM
  34   Springs at North Mesa                      262 East Brown Road                                Mesa                    AZ
  35   Hawthorne Suites Hotel                     10 Westminster Way Road                            Lincolnshire            IL
  36   Aspen Place Apartments                     2700 Indian Creek Blvd.                            Oklahoma City           OK
  37   Professional Hospital Supply Building      Zevo Drive and Diaz Road                           Temecula                CA
  38   Holiday Gardens Apartments                 2502 Independence Lane                             Madison                 WI
  39   Clark Industrial Park                      10-25 Walker Way                                   Colonie                 NY
  40   Broadway-Webster Medical Plaza, Ltd.,L.P.  3300 Webster Street                                Oakland                 CA
  41   Riverpark Apartments                       7803 South Wheeling Avenue                         Tulsa                   OK
  42   Liberty Commons Nursing Home               390 Orleans Road                                   North Chatham           MA
  43   Autumn Breeze Apartments                   1679 South Highway 121                             Lewisville              TX
  44   Riverview Mall                             2350 Miracle Mile Road                             Bullhead City           AZ
  45   Westminster Tower Apartments               112th Street South & Park Avenue                   Tacoma                  WA
  46   Gateway Square Shopping Center             4801-4899 Hopyard Road                             Pleasanton              CA
  47   West Oaks Village Shopping Center          14017 Westheimer Road                              Houston                 TX
  48   In The Pines Apartments                    205 S.E. 16th Avenue                               Gainesville             FL
  49   Woodlands of Arlington                     2800 Lynnwood Drive                                Arlington               TX
  50   The Tiffany Buildings                      393 & 401 Fifth Avenue                             New York                NY
  51   The Willows Apartments                     3511 Roma Lane                                     Middleton               WI
  52   Quality Inn - Holland Tunnel               180 12th Street                                    Jersey City             NJ
  53   Pillsbury Manor, North, South & Gazebo     1530 Williston Rd. & 20 Harbor Rd.                 South Burlington        VT
  54   Brookstone Apartments                      1401 North Lamb Boulevard                          Las Vegas               NV
  55   I-10 Gessner Place Shopping Center         1003- 1037 N Gessner                               Houston                 TX
  56   The McCallum Glen Apartments               7740 McCallum Blvd.                                Dallas                  TX
  57   Carriage Park Shopping Center              535 - 650 N. Carriage Pkwy.                        Wichita                 KS
  58   2400 Stevens Center                        2400 Stevens Blvd                                  Richland                WA
  59   DuPont Building                            6200 Hillcrest Drive                               Valley View             OH
  60   Home Base                                  1050 Old Alturas Road                              Redding                 CA
  61   Timbercreek Apartments                     6816 South 137th Plaza                             Omaha                   NE
  62   Creekwood Apartments                       2600 Camp Creek Parkway                            College Park            GA
  63   Heritage Park Apartments                   3045 N. Alton                                      Indianapolis            IN
  64   Belmont Warehousing Complex                217 S. Belmont Avenue                              Indianapolis            IN
  65   The Lodges Apartments                      8307 Meadow Road                                   Dallas                  TX
  66   The LAM Research Corporation               4540 Cushing Prwy                                  Fremont                 CA
  67   Silvergate San Marcos Retirement Residence 1550 Security Place                                San Marcos              CA
  68   Hillside Shopping Center                   7253 E. Silver Spring Blvd                         Ocala                   FL
  69   Beechwood Manor                            24600 Greater Mack                                 St. Clair Shores        MI
  70   Villa Pacifica Apartments                  18400 Lemon Drive                                  Yorba Linda             CA
  71   Sunrise Heights Apartments                 5405 Century Avenue                                Middleton               WI
  72   Chestnut Ridge Plaza                       102 Chestnut Ridge Road                            Montvale                NJ
  73   Best Western                               2261 East Irlo Bronson Highway                     Kissimmee               FL
  74   Mallow Mall Shopping Center                1050 Mall Road                                     Covington               VA
  75   Stillwater Marketplace Shopping Center     1980 - 2080 Market Drive                           Stillwater              MN
  76   500 Maryland Avenue                        500 Maryland Avenue                                Fort Washington         PA
  77   The Palms of Lake Worth                    4905 Lantana Road                                  Lake Worth              FL
  78   Chase Terrace Apartments                   21450 Chase Street                                 Canoga Park             CA
  79   Stanley Station Shopping Ctr.              U.S. 69 & 151st Street                             Overland Park           KS
  80   Elden Plaza                                150 Elden Streeet                                  Herndon                 VA
  81   Palisade Nursing Center                    6819 JFK Memorial Blvd. East                       Guttenberg              NJ
  82   Miramar Metroplex - Phase I                8909, 8949, 8969 Kenamar Drive                     San Diego               CA
  83   Days Inn - East                            11639 East Colonial Drive                          Orlando                 FL
  84   Bally's Scandinavian Health Club           501 Village Boulevard                              West Palm Beach         FL
  85   Honey Creek Village Shopping Center        Highway 20 & Honey Creek Road                      Conyers                 GA
  86   Cedars of Liberty                          200 West Ruth Ewing Road                           Liberty                 MO
  87   Raintree Village Apartments                8 Raintree Circle                                  Brockton                MA
  88   Willow Springs Apartments                  3240 S.W. Doyle Place                              Aloha                   OR
  89   Sullivan's Lumber Yard                     NE Corner of Oracle & Pastime Rd.                  Tucson                  AZ
  90   The Sunset in Green Valley Shopping Center 4451 East Sunset Road                              Henderson               NV
  91   Creekwood Apartments                       301 North 70th Terrace                             Kansas City             KS
  92   Harvey Oaks Plaza                          14410-141632 West Center Road                      Omaha                   NE
  93   Federal East Plaza Shopping Center         12008 I-10 East                                    Houston                 TX
  94   Villa Santini Plaza                        7205 Estero Blvd.                                  Fort Myers              FL
  95   Montecito Apartments                       4341 N. 24th St.                                   Phoenix                 AZ
  96   The Willo-Wick Gardens                     6880 West Fairfield Drive                          Pensacola               FL
  97   JumboSports                                7848 County Line Rd.                               Littleton               CO
  98   Clopper II Research & Development          2 & 8 Metropolitan Court                           Gaithersburg            MD
  99   Leffingwell Manor                          11410 Santa Gertrudes Avenue                       Whittier                CA
  100  JumboSports                                7500 South Priest Drive                            Tempe                   AZ
  101  Holiday Inn Express                        5455 Winward Parkway West                          Alpharetta              GA
  102  Best Western Midway Hotel                  780 Packer Dr.                                     Ashwaubenon             WI
  103  Eastern Parkway Apartments                 276-336 Eastern Parkway                            Irvington               NJ
  104  Arlington Farms Apartments                 1800 Primrose                                      Waco                    TX
  105  Midtown Promenade, Phase II                931 Monroe Drive, NE                               Atlanta                 GA
  106  Roseville Professional Center              2233 N. Hamline Avenue                             Roseville               MN
  107  Shady Grove Industrial Park - Bldgs. A,B,&D8501, 8517, 8705 Grovemont Circle                  Gaithersburg            MD
  108  Holiday Inn Express - Mesa, AZ             5750 East Main Street                              Mesa                    AZ
  109  Cisco Systems Building                     225 Baypoint Parkway                               San Jose                CA
  110  Bally's Scandinavian Health Club           21069 Military Trail                               Boca Raton              FL
  111  Airport Plaza                              1755 East Plumb Lane                               Reno                    NV
  112  Harrington Place                           1700 Alma Drive                                    Plano                   TX
  113  Orange Commons Industrial                  50 South Center Street                             Orange                  NJ
  114  Summerset at International Crossing        5900 Cass Del Rey Circle                           Orlando                 FL
  115  Independence Tower Building                4801 E. Independence Blvd.                         Charlotte               NC
  116  21021 Vanowen Street                       21021 Vanowen Street                               Canoga Park             CA
  117  Woodbridge Court Apartments                7050 Pecos Street                                  Westminster             CO
  118  Sacramento Center Phase II                 8790 - 8796 Sacramento Drive                       Alexandria              VA
  119  The Oaks Apartments                        305 Hobbs Road                                     League City             TX
  120  Temple Terrace Shopping Center             8805-8825 N. 56th Street                           Temple Terrace          FL
  121  Plaza Del Lago                             3400 - 3480 Del Lago Boulevard                     Escondido               CA
  122  Huntington Park Apartments                 1027 21st Avenue NE                                Hickory                 NC
  123  Southlake Tech Center #7                   11227 Lakeview                                     Lenexa                  KS
  124  Northbridge Plaza                          5700-5800 Frantz Road                              Dublin                  OH
  125  Villa La Paloma Apartments                 7722 Reseda Boulevard                              Reseda                  CA
  126  Holiday Inn-Las Cruces                     201 E. University Avenue                           Las Cruces              NM
  127  Appletree Townhome Apartments              2328 Cambellton Road SW                            Atlanta                 GA
  128  Newberry Building                          19 -27 Congress Street                             Portsmouth              NH
  129  Best Western - Cedar Point                 US 6 Highway, 1530 Cleveland Rd.                   Sandusky                OH
  130  Empire Park Shopping Center                108th and "Q" Street                               Omaha                   NE
  131  The Corporate Apartments                   2805 N.E. Expressway Access RD.                    Atlanta                 GA
  132  Knights Inn                                7475 W. Irlo Bronson Memorial                      Kissimmee               FL
  133  Portec Building                            3200 Como Avenue                                   Minneapolis             MN
  134  123 - 127 Lafayette Street                 123 Lafayette Street                               New York                NY
  135  Security Shopping Center                   Northwest Corner of Main Street and Security Bou   Colorado Springs        CO
  136  Cedar Creek Townhomes                      5650 Bellaire Drive                                Benbrook                TX
  137  Nakoma Heights Apartments                  4929 Chalet Gardens Road                           Madison                 WI
  138   Hills Plaza                               2400- 2412 Seneca Street                           Buffalo                 NY
  139  Days Inn Monroeville                       2727 Mosside Boulevard                             Monroeville             PA
  140  JumboSports                                6635 Northeast Loop 820                            North Richland Hills    TX
  141  Alhambra Apartments                        101 Alhambra Place                                 Madison                 WI
  142  Arriba En Blanco Apartments                5200 Blanco Road                                   San Antonio             TX
  143  Matley Plaza                               961 Matley Lane                                    Reno                    NV
  144  Holiday Inn                                3499 Street Road                                   Bensalem                PA
  145  Town Line Center                           664-666 Main Avenue                                Norwalk                 CT
  146  Cloverly Village Center                    15410-40 New Hampshire Avenue                      Cloverly                MD
  147  77 Moonachie Avenue                        77 Moonachie Avenue                                Moonachie               NJ
  148  Villa Cascade Nursing Home                 350 S. Eighth Street                               Lebanon                 OR
  149  9021 Snowden Square Drive                  9021 Snowden Square Drive                          Columbia                MD
  150  Glendale Retail Center                     130 - 144 North Central Avenue                     Glendale                CA
  151  Westgate Shopping Center                   2250 Highland Avenue                               Enterprise              AL
  152  Rancho Temecula Center                     27713 - 27725 Jefferson Ave.                       Temecula                CA
  153  JumboSports                                11100 North Central Expressway                     Dallas                  TX
  154  Comfort Suites Hotel                       1558 N. Main St.                                   Altavista               VA
  155  Battenkill Plaza                           Route 7A                                           Manchester              VT
  156  Valencia - Y Shopping Center               2510-2540 Main Street                              Los Lunas               NM
  157  Ranch Auto Center                          9550 N. 90th Street                                Scottsdale              AZ
  158  International Common Market                771 Bell Rd.                                       Nashville               TN
  159  Prince Georgetown Apartments               6201-6399 67th Court                               Riverdale               MD
  160  Sunrise Village Shopping Center            5420-5500St. Barnabas Road                         Oxon Hill               MD
  161  2316 Surf Avenue                           2316 Surf Avenue                                   Brooklyn                NY
  162  John Hanson Business Center                339 Busch's Frontage Road                          Annapolis               MD
  163  The Villas at Countryside                  3771 Tampa Road                                    Oldsmar                 FL
  164  Park Clayton Apartments                    6605-25 Clayton Avenue                             St. Louis               MO
  165  Atlantic Plaza Shopping Center             271 - 289 S. Atlantic Blvd.                        E. Los Angeles          CA
  166  Oakland Palm Apartments                    4051-81 North Dixie Highway                        Oakland Park            FL
  167  A&F Service Center                         3275-3309 Chamblee Dunwoody Rd                     Chamblee                GA
  168  Quality Inn and Suites                     701 North Marine Blvd.                             Jacksonville            NC
  169  Emerson Ave. Revco                         7915-7935 Emerson Ave.                             Indianapolis            IN
  170  Canyon Pass Apartments                     7020 Grand Canyon Drive                            Austin                  TX
  171  Dixieline Lumber                           3607 Avacado Blvd                                  La Mesa                 CA
  172  Whitehall Apartments                       2008 - 2103 Tynewood Drive                         Clarksville             TN
  173  Sacramento Center Phase I                  8790 - 8796 Sacramento Drive                       Alexandria              VA
  174  Poore Brothers                             NWC of El Sol & La Cometa Dr.                      Goodyear                AZ
  175  Whitney Estates                            89 - 33 Whitney Avenue                             Elmhurst                NY
  176  Stoneybrook of Raytown                     9805 East 61st Street                              Raytown                 MO
  177  Waldorf Manor                              1211-1217-1219 Ocean Front Walk                    Los Angeles             CA
  178  165 - 167 First Avenue                     165 - 167 First Avenue                             New York                NY
  179  Trailridge Shopping Center                 75th at Neiman Road                                Shawnee                 KS
  180  Shopper's Village                          2434 Catasauqua Road                               Bethlehem               PA
  181  Willowcrest Apartments                     2600 Nonesuch Road                                 Abilene                 TX
  182  JumboSports                                5000 North 27th Street                             Lincoln                 NE
  183  Northgate Shopping Center                  SWC of 7th St. & 11th St. NW                       Rochester               MN
  184  President's Square Shopping Center         8725 Marbach Road                                  San Antonio             TX
  185  Colonial Arms Apartments                   966 Silas Deane Highway                            Wethersfield            CT
  186  Santa Fe Professional Plaza                9755 North 90th Street                             Scottsdale              AZ
  187  Devonshire Apartments                      902 - 953 Gribbin Lane                             Toledo                  OH
  188  Lakes at 610 Service Center                2525 West Bellfort Avenue                          Houston                 TX
  189  Days Inn Lewisville                        1401 South Stemmons Freeway                        Lewisville              TX
  190  JumboSports                                9350 Hickman Road                                  Clive                   IA
  191  Days Inn - Orangeburg                      3691 St. Matthews Road                             Orangeburg              SC
  192  Best Western Midway Hotel                  3033 W. College Ave.                               Grand Chute             WI
  193  Plummer Street                             19900 Plummer Street                               Chatsworth              CA
  194  Artist Loft Building                       900 East First Street                              Los Angeles             CA
  195  Best Western-Town House                    730 N. Santa Fe                                    Pueblo                  CO
  196  Brookside Mobile Estates                   3121 Highway 35                                    Hazlet                  NJ
  197  Quality Inn - Colony                       309 Page Street                                    Williamsburg            VA
  198  Medlock Place Office Park                  5380 & 5390 Peachtree Ind. Blvd.                   Norcross                GA
  199  Franklin Commons AutoCare Center           4211 S. Carothers Road                             Franklin                TN
  200  Angleton Manor Apartments                  2100 Buchta Road                                   Angleton                TX
  201  Ryan Manor/Bradford Arms Apts.             2450 Hartel Ave.                                   Philadelphia            PA
  202  80 University Place                        80 University Place                                New York                NY
  203  The Concord Apartments                     2200 Wirt Road                                     Houston                 TX
  204  Everett Court Apartments                   6500 Large Street                                  Philadelphia            PA
  205  Ramada Limited Hotel                       5625 Major Boulevard                               Orlando                 FL
  206  Lafayette Rd. Revco                        2927 Lafayette Rd.                                 Indianapolis            IN
  207  The Baywood Square Apartments              1700 Baywood Drive                                 Bay City                TX
  208  Northport Village                          14275 Tamiami Trail (US 41)                        North Port              FL
  209  3939 South Karlov Avenue                   3939 South Karlov Avenue                           Chicago                 IL
  210  Harundale Professional Bldg                791-795 Aquahart Road                              Glen Burnie             MD
  211  Utah Central Self Storage                  6380 S. 350 West / 7210 S. Redwood St              Murray/West Jordan      UT
  212  Sherman Dr. Revco                          3808 E. Washington St.                             Indianapolis            IN
  213  320 West Commercial                        320 West Commercial Avenue                         Moonachie               NJ
  214  Pompano West Properties                    4300 North Powerline Road                          Pompano Beach           FL
  215  Van Horn Holiday Inn Express               1905 Southwest Frontage Road                       Van Horn                TX
  216  Fleming Foods Warehouse                    60 Industrial Parkway                              Cheektowaga             NY
  217  JumboSports                                3814 Ambassador Caffery Parkway                    Lafayette               LA
  218  InnerSpace Mini Storage                    2950 N. 73rd Street                                Scottsdale              AZ
  219  Sesqui Station                             9600 Two Notch Road                                Columbia                SC
  220  74 Green Pond Road                         74 Green Pond Road                                 Rockaway                NJ
  221  Liberty Park                               12th Street & Liberty Street                       Allentown               PA
  222  Horizon Building                           1820 Midpark Lane                                  Knoxville               TN
  223  Willow Walk Apartments                     3808 N Ann Arvor Ave                               Oklahoma City           OK
  224  Broadway Shopping Center                   500 - 508 W. Broadway                              Glendale                CA
  225  Highland Park West                         4300 MacArthur Avenue                              Highland Park           TX
  226  Cedar Hills Apartments                     4625 Tinker Diagonal                               Del City                OK
  227  Seronala Pines Apartments                  3406 SW 31st Street                                Gainesville             FL
  228  JumboSports                                8551 Rivers Ave                                    North Charleston        SC
  229  JumboSports                                7207 S. Interstate 35 Service Rd.                  Oklahoma City           OK
  230  Econo Lodge                                3013 North Highway, 123 Bypass                     Seguin                  TX
  231  411 East 118th Street                      411 E. 118 Street                                  New York                NY
  232  Temecula Plaza                             41915-41925 Motor Car Parkway                      Temecula                CA
  233  Boulevard Plaza Shopping Center            2800-2828 El Cajon Blvd.                           San Diego               CA
  234  JumboSports                                6959 East 21st Street                              Wichita                 KS
  235  5450 Riggins Court                         5450 Riggins Court                                 Reno                    NV
  236  Sun Plaza                                  3501 N. Federal Highway                            Boca Raton              FL
  237  Shady Grove Industrial Park-Building C     8571 Grovemont Circle                              Gaithersburg            MD
  238  Quail Oaks Apartments                      12721 Quail Drive                                  Balch Springs           TX
  239  Jefferson Triad Apartments                 210-212 Jefferson Street                           Hoboken                 NJ
  240  The Business Park of Santa Teresa          5290 McNutt Road                                   Santa Teresa            NM
  241  Gainsford Center                           7951 Gainsford Court                               Bristow                 VA
  242  Savannah Professional Building             1250-1260 Morena Blvd.                             San Diego               CA
  243  8255-8265 Broadway                         8255 -8265Broadway                                 Elmhurst, Queens        NY
  244  The Shoppes at Knightdale                  7110 U.S. Highway 64 East                          Knightdale              NC
  245  JumboSports                                6301 S. University                                 Little Rock             AR
  246  JumboSports                                2323 Lakeland Drive                                Flowood                 MS
  247  Autumn Park Apartments                     16602 N. 25th Street                               Phoenix                 AZ
  248  4 Taft Road                                4 Taft Road                                        Totowa                  NJ
  249  Bally's Health & Fitness - Clearwater      28270 US Highway 19, North                         Clearwater              FL
  250  Crittenden Manor Apartments                801-23 Vernon Road                                 Philadelphia            PA
  251  United Plaza Shopping Center               6121 Hillcroft                                     Houston                 TX
  252  Pendleton Revco                            6336 Oaklandon Rd.                                 Indianapolis            IN
  253  Casa Adobe Apartments                      3617 Marion Drive                                  Colorado Springs        CO
  254  Neighborhood Self Storage - Highland Dr    6075 S Highland Dr.                                Salt Lake City          UT
  255  1040 East Herndon Office Building          1040 East Herndon Avenue                           Fresno                  CA
  256  Econo Lodge                                2400 Stadium Road                                  Lynchburg               VA
  257  Tidewater Crane & Rigging Co.              500 Newtown Road                                   Virginia Beach          VA
  258  Alpine Village M H P                       2959 Alpine Boulevard                              Bay City                MI
  259  Coastal Auto Service Center                1050 - 1098 East Thompson Blvd.                    Ventura                 CA
  260  8300-8320 Central Park Drive               8300-8320 Central Park Drive                       Waco                    TX
  261  Gallery Apartments                         3950 Gallery Road                                  Colorado Springs        CO
  262  770 Riverview Boulevard                    770 Riverview Boulevard                            Tonawanda               NY
  263  North Bluff Shopping Center                6801 IH-35                                         Austin                  TX
  264  The Stratford Apartments                   1300 Nashville Parkway                             Gallatin                TN
  265  The Kiesub Center                          3185 South Highland Drive                          Las Vegas               NV
  266  Hearth and Home Building                   10305 Guilford Road                                Jessup                  MD
  267  Broadmoor Place                            28120 Front Street                                 Temecula                CA
  268  The Professional Building                  1831 Chestnut Street                               Philadelphia            PA
  269  Hearth and Home                            11850 Canon Boulevard                              Newport News            VA


(table continued)


                                                       Primary      Master
 Loan                     Original       Cut Off      Servicing   Servicing
 Number   Zip Code         Balance       Balance         Fee         Fee      Source
 ------  ----------    -------------  -------------  -----------  ---------  ---------
   1       20194         27,400,000     27,238,845      0.05000    0.01450      JPM
   2       10016         19,430,000     19,374,593                 0.11450      MCF
   3       20770         16,100,000     16,071,543      0.05000    0.01450      JPM
   4       98050         15,853,000     15,784,607                 0.11450      MCF
   5       00625         14,742,581     14,500,863                 0.06450      SB
   6       22041         14,200,000     14,164,385      0.05000    0.01450      JPM
   7       23834         14,180,000     14,153,623                 0.11450      MCF
   8       07030         13,900,000     13,900,000                 0.06450      SB
   9       92126         13,800,000     13,759,336                 0.11450      MCF
  10       21211         13,500,000     13,470,486      0.05000    0.01450      JPM
  11       40202         13,450,000     13,411,266                 0.11450      MCF
  12       91206         13,200,000     13,163,034                 0.11450      MCF
  13       33401         12,000,000     11,936,911      0.05000    0.01450      JPM
  14       92020         11,600,000     11,578,638                 0.11450      MCF
  15       91910         11,100,000     11,060,410                 0.11450      MCF
  16       94804         11,000,000     10,954,995      0.05000    0.01450      JPM
  17       92262         10,850,000     10,772,445      0.05000    0.01450      JPM
  18       92009         10,300,000     10,252,204                 0.11450      MCF
  19       11372         10,000,000      9,954,728      0.05000    0.01450      JPM
  20       33708         10,000,000      9,911,441                 0.06450      SB
  21       93955          9,750,000      9,690,070      0.05000    0.01450      JPM
  22       11368          9,500,000      9,472,196      0.05000    0.01450      JPM
  23       07470          9,500,000      9,471,915                 0.06450      SB
  24       27511          9,400,000      9,357,584                 0.11450      MCF
  25       33054          9,300,000      9,282,586      0.05000    0.01450      JPM
  26       13212          9,000,000      8,969,103      0.05000    0.01450      JPM
  27       60532          8,400,000      8,363,981      0.05000    0.01450      JPM
  28       92121          8,100,000      8,076,520                 0.11450      MCF
  29       85710          8,200,000      8,002,577      0.05000    0.01450      JPM
  30       91303          8,000,000      7,970,508                 0.11450      MCF
  31       92635          8,000,000      7,934,872      0.05000    0.01450      JPM
  32       60087          8,000,000      7,810,028      0.05000    0.01450      JPM
  33       87110          7,850,000      7,787,621                 0.11450      MCF
  34       85301          7,750,000      7,705,609                 0.11450      MCF
  35       60069          7,600,000      7,577,483                 0.06450      SB
  36       73120          7,500,000      7,482,078                 0.11450      MCF
  37       92590          7,500,000      7,436,586                 0.11450      MCF
  38       53704          7,217,000      7,187,412                 0.06450      SB
  39       12205          7,177,000      7,144,293                 0.06450      SB
  40       94609          7,200,000      7,137,459      0.05000    0.01450      JPM
  41       74136          7,000,000      6,987,056                 0.11450      MCF
  42       02650          6,500,000      6,469,837      0.05000    0.01450      JPM
  43       75067          6,400,000      6,373,854                 0.11450      MCF
  44       86442          6,300,000      6,281,345                 0.11450      MCF
  45       98444          6,200,000      6,200,000                 0.11450      MCF
  46       94588          6,100,000      6,086,934      0.05000    0.01450      JPM
  47       77077          6,100,000      6,072,656                 0.11450      MCF
  48       32601          6,000,000      5,904,179      0.05000    0.01450      JPM
  49       76013          5,750,000      5,727,528                 0.11450      MCF
  50       10016          5,700,000      5,689,760                 0.06450      SB
  51       53562          5,600,000      5,577,042                 0.06450      SB
  52       07302          5,600,000      5,572,457                 0.06450      SB
  53       05403          5,600,000      5,553,894      0.05000    0.01450      JPM
  54       89110          5,500,000      5,493,778      0.05000    0.01450      JPM
  55       77055          5,500,000      5,457,413                 0.11450      MCF
  56       75252          5,225,000      5,185,501                 0.11450      MCF
  57       67208          5,000,000      4,995,367                 0.11450      MCF
  58       99352          5,000,000      4,954,630      0.05000    0.01450      JPM
  59       44125          4,900,000      4,891,603                 0.11450      MCF
  60       96003          4,900,000      4,886,685                 0.06450      SB
  61       68137          5,000,000      4,883,519                 0.11450      MCF
  62       30337          4,650,000      4,618,000      0.05000    0.01450      JPM
  63       46222          4,700,000      4,588,997      0.05000    0.01450      JPM
  64       46222          4,600,000      4,587,329      0.05000    0.01450      JPM
  65       75231          4,650,000      4,586,361      0.05000    0.01450      JPM
  66       94538          4,522,000      4,481,036                 0.11450      MCF
  67       92069          4,475,000      4,448,519                 0.11450      MCF
  68       34474          4,200,000      4,184,208      0.05000    0.01450      JPM
  69       48080          4,200,000      4,171,831      0.05000    0.01450      JPM
  70       92886          4,087,500      4,075,748                 0.11450      MCF
  71       53562          4,030,000      4,013,478                 0.06450      SB
  72       07645          3,975,000      3,962,107                 0.06450      SB
  73       34744          3,965,000      3,938,284                 0.06450      SB
  74       24426          3,825,000      3,814,815                 0.06450      SB
  75       55082          3,800,000      3,778,762                 0.11450      MCF
  76       19034          3,750,000      3,724,726                 0.11450      MCF
  77       33463          3,725,000      3,715,398      0.05000    0.01450      JPM
  78       91304          3,700,000      3,695,524      0.12500    0.01450      SB
  79       66211          3,675,000      3,671,262                 0.06450      SB
  80       22070          3,650,000      3,622,192      0.05000    0.01450      JPM
  81       07093          3,600,000      3,593,980                 0.06450      SB
  82       92121          3,600,000      3,589,129                 0.11450      MCF
  83       32826          3,600,000      3,586,253                 0.06450      SB
  84       33401          3,600,000      3,555,785      0.05000    0.01450      JPM
  85       30208          3,550,000      3,521,099      0.05000    0.01450      JPM
  86       64068          3,520,000      3,514,025                 0.06450      SB
  87       02402          3,500,000      3,496,524                 0.06450      SB
  88       97007          3,500,000      3,494,051                 0.11450      MCF
  89       85705          3,500,000      3,493,500      0.05000    0.01450      JPM
  90       89014          3,500,000      3,490,948                 0.11450      MCF
  91       66112          3,382,236      3,372,404                 0.06450      SB
  92       68144          3,350,000      3,350,000                 0.06450      SB
  93       77029          3,350,000      3,324,060                 0.11450      MCF
  94       33931          3,325,000      3,306,689                 0.06450      SB
  95       85016          3,300,000      3,294,667      0.05000    0.01450      JPM
  96       32506          3,300,000      3,288,346                 0.11450      MCF
  97       80124          3,296,000      3,268,688                 0.11450      MCF
  98       20878          3,250,000      3,223,484      0.05000    0.01450      JPM
  99       90604          3,215,000      3,212,258                 0.06450      SB
  100      85283          3,227,000      3,200,260                 0.11450      MCF
  101      30201          3,200,000      3,200,000                 0.06450      SB
  102      54304          3,200,000      3,194,047      0.05000    0.01450      JPM
  103      07103          3,200,000      3,193,908      0.05000    0.01450      JPM
  104      76706          3,200,000      3,192,447                 0.11450      MCF
  105      30308          3,200,000      3,180,472      0.05000    0.01450      JPM
  106      55133          3,175,000      3,155,860      0.05000    0.01450      JPM
  107      20877          3,170,000      3,144,137      0.05000    0.01450      JPM
  108      85205          3,150,000      3,117,881      0.05000    0.01450      JPM
  109      95110          3,100,000      3,086,218      0.05000    0.01450      JPM
  110      33432          3,125,000      3,085,656      0.05000    0.01450      JPM
  111      89509          3,100,000      3,073,110      0.05000    0.01450      JPM
  112      75075          3,030,000      3,007,803                 0.06450      SB
  113      07050          3,000,000      3,000,000                 0.06450      SB
  114      32809          3,000,000      2,990,239      0.05000    0.01450      JPM
  115       28212         3,000,000      2,973,941      0.05000    0.01450      JPM
  116       91303         2,985,000      2,969,370      0.05000    0.01450      JPM
  117       80221         3,000,000      2,964,333      0.05000    0.01450      JPM
  118       22309         2,953,000      2,949,380                 0.11450      MCF
  119       77573         2,950,000      2,941,711                 0.11450      MCF
  120       33619         2,950,000      2,921,003                 0.06450      SB
  121       92029         2,900,000      2,897,560                 0.11450      MCF
  122       28601         2,900,000      2,896,510      0.05000    0.01450      JPM
  123       66219         2,900,000      2,895,287                 0.11450      MCF
  124       43017         2,850,000      2,844,880                 0.11450      MCF
  125       91135         2,800,000      2,796,613      0.12500    0.01450      SB
  126       88011         2,800,000      2,784,775      0.05000    0.01450      JPM
  127       30311         2,800,000      2,776,272      0.05000    0.01450      JPM
  128       03801         2,740,000      2,731,143                 0.06450      SB
  129       44870         2,800,000      2,728,684      0.05000    0.01450      JPM
  130       68137         2,650,000      2,650,000                 0.06450      SB
  131       30345         2,650,000      2,645,255      0.05000    0.01450      JPM
  132       34746         2,665,000      2,639,065                 0.06450      SB
  133       55440         2,650,000      2,629,613      0.05000    0.01450      JPM
  134       10013         2,625,000      2,611,467                 0.06450      SB
  135       80911         2,600,000      2,588,293                 0.11450      MCF
  136       76109         2,570,000      2,565,296                 0.11450      MCF
  137       53711         2,550,000      2,539,546                 0.06450      SB
  138       14220         2,600,000      2,537,526                 0.11450      MCF
  139       15146         2,550,000      2,536,727                 0.06450      SB
  140       76180         2,500,000      2,493,249                 0.11450      MCF
  141       53713         2,500,000      2,491,247                 0.06450      SB
  142       78216         2,500,000      2,487,227      0.05000    0.01450      JPM
  143       89502         2,500,000      2,476,972                 0.11450      MCF
  144       19020         2,490,000      2,472,898                 0.06450      SB
  145       06851         2,490,000      2,471,818                 0.06450      SB
  146       20904         2,450,000      2,450,000                 0.11450      MCF
  147       07074         2,425,000      2,420,519                 0.11450      MCF
  148       97355         2,450,000      2,418,810      0.05000    0.01450      JPM
  149       21046         2,400,000      2,396,211                 0.11450      MCF
  150       91203         2,400,000      2,395,616                 0.06450      SB
  151       35205         2,400,000      2,395,476      0.05000    0.01450      JPM
  152       92390         2,400,000      2,393,936                 0.11450      MCF
  153       75243         2,400,000      2,393,519                 0.11450      MCF
  154       24517         2,400,000      2,369,647      0.05000    0.01450      JPM
  155       05255         2,350,000      2,345,693                 0.11450      MCF
  156       87058         2,325,000      2,317,023                 0.11450      MCF
  157       85258         2,300,000      2,289,565      0.05000    0.01450      JPM
  158       37013         2,300,000      2,285,384                 0.11450      MCF
  159       20737         2,300,000      2,281,124      0.05000    0.01450      JPM
  160       20744         2,625,000      2,243,498      0.05000    0.01450      JPM
  161       11224         2,200,000      2,178,227                 0.11450      MCF
  162       21401         2,150,000      2,144,318      0.05000    0.01450      JPM
  163       34677         2,150,000      2,125,841                 0.06450      SB
  164       63139         2,125,000      2,110,804                 0.06450      SB
  165       90022         2,100,000      2,096,164                 0.06450      SB
  166       33334         2,100,000      2,096,151      0.05000    0.01450      JPM
  167       30341         2,100,000      2,094,614      0.05000    0.01450      JPM
  168       28540         2,112,894      2,092,157                 0.06450      SB
  169       46266         2,060,000      2,055,330      0.05000    0.01450      JPM
  170       78752         2,060,000      2,043,828      0.05000    0.01450      JPM
  171       91941         2,050,000      2,040,612      0.05000    0.01450      JPM
  172       NA            2,010,000      2,010,000                 0.06450      SB
  173       22309         2,000,000      1,997,548                 0.11450      MCF
  174       85338         2,000,000      1,996,437      0.05000    0.01450      JPM
  175       11373         2,000,000      1,996,401                 0.06450      SB
  176       64133         2,000,000      1,992,853                 0.06450      SB
  177       90291         2,000,000      1,981,171      0.05000    0.01450      JPM
  178       10003         1,970,000      1,958,624                 0.06450      SB
  179       66203         1,930,000      1,926,685                 0.06450      SB
  180       18017         1,925,000      1,910,167      0.05000    0.01450      JPM
  181       79604         1,900,000      1,898,153                 0.11450      MCF
  182       68588         1,900,000      1,894,869                 0.11450      MCF
  183       55901         1,908,000      1,893,949                 0.11450      MCF
  184       78239         1,900,000      1,892,003                 0.11450      MCF
  185       06109         1,880,000      1,865,296                 0.11450      MCF
  186       85258         1,850,000      1,845,094                 0.06450      SB
  187       41612         1,850,000      1,841,245                 0.11450      MCF
  188       77054         1,850,000      1,835,768                 0.11450      MCF
  189       75067         1,830,000      1,830,000                 0.06450      SB
  190       50309         1,820,000      1,815,085                 0.11450      MCF
  191       29115         1,800,000      1,797,403                 0.06450      SB
  192       54914         1,800,000      1,796,652      0.05000    0.01450      JPM
  193       91313         1,800,000      1,793,441      0.05000    0.01450      JPM
  194       90012         1,800,000      1,784,938      0.05000    0.01450      JPM
  195       81003         1,800,000      1,784,131      0.05000    0.01450      JPM
  196       07730         1,749,000      1,744,370                 0.06450      SB
  197       23185         1,750,000      1,742,911                 0.06450      SB
  198       30071         1,730,000      1,726,663      0.05000    0.01450      JPM
  199       37064         1,700,000      1,697,186      0.05000    0.01450      JPM
  200       77515         1,700,000      1,696,528                 0.06450      SB
  201       19152         1,700,000      1,687,154                 0.06450      SB
  202       10003         1,700,000      1,687,133                 0.06450      SB
  203       77055         1,692,000      1,665,147                 0.06450      SB
  204       19149         1,675,000      1,658,455                 0.06450      SB
  205       32819         1,650,000      1,624,921                 0.06450      SB
  206       46222         1,620,000      1,614,603      0.05000    0.01450      JPM
  207       77414         1,600,000      1,598,445                 0.11450      MCF
  208       34287         1,600,000      1,595,743                 0.11450      MCF
  209       60632         1,600,000      1,593,038                 0.06450      SB
  210       21061         1,600,000      1,592,453      0.05000    0.01450      JPM
  211       84084         1,600,000      1,587,791      0.05000    0.01450      JPM
  212       46227         1,580,000      1,574,736      0.05000    0.01450      JPM
  213       07074         1,575,000      1,572,384                 0.06450      SB
  214       33073         1,575,000      1,560,311      0.05000    0.01450      JPM
  215       79855         1,530,000      1,530,000                 0.06450      SB
  216       14227         1,525,000      1,513,938                 0.11450      MCF
  217       70503         1,500,000      1,495,949                 0.11450      MCF
  218       85251         1,500,000      1,493,209      0.05000    0.01450      JPM
  219       29223         1,500,000      1,489,741      0.05000    0.01450      JPM
  220       07866         1,500,000      1,488,957                 0.06450      SB
  221       18101         1,500,000      1,488,442      0.05000    0.01450      JPM
  222       37921         1,450,000      1,443,795                 0.06450      SB
  223       73122         1,452,000      1,442,466                 0.11450      MCF
  224       91204         1,440,000      1,436,307                 0.11450      MCF
  225       75209         1,435,000      1,424,487                 0.06450      SB
  226       73115         1,400,000      1,398,623                 0.11450      MCF
  227       32608         1,400,000      1,397,366                 0.06450      SB
  228       29406         1,400,000      1,396,219                 0.11450      MCF
  229       73149         1,400,000      1,396,219                 0.11450      MCF
  230       78155         1,400,000      1,392,571      0.05000    0.01450      JPM
  231       10029         1,400,000      1,385,468                 0.11450      MCF
  232       92390         1,380,000      1,375,418                 0.11450      MCF
  233       92104         1,350,000      1,347,400                 0.11450      MCF
  234       67205         1,350,000      1,346,354                 0.11450      MCF
  235       86502         1,350,000      1,345,303                 0.11450      MCF
  236       33431         1,325,000      1,322,423      0.05000    0.01450      JPM
  237       20877         1,330,000      1,319,149      0.05000    0.01450      JPM
  238       75180         1,300,000      1,279,970      0.05000    0.01450      JPM
  239       07030         1,275,000      1,271,651                 0.06450      SB
  240       88008         1,276,000      1,270,457                 0.11450      MCF
  241       20136         1,250,000      1,240,477      0.05000    0.01450      JPM
  242       92110         1,230,000      1,220,960                 0.11450      MCF
  243       11373         1,220,000      1,216,797                 0.11450      MCF
  244       27545         1,200,000      1,198,711                 0.06450      SB
  245       72209         1,200,000      1,196,759                 0.11450      MCF
  246       39208         1,200,000      1,196,759                 0.11450      MCF
  247       85032         1,200,000      1,196,550                 0.11450      MCF
  248       07512         1,200,000      1,196,153                 0.06450      SB
  249       34618         1,200,000      1,193,588      0.05000    0.01450      JPM
  250       19119         1,200,000      1,191,123                 0.11450      MCF
  251       77081         1,200,000      1,184,577                 0.11450      MCF
  252       46236         1,180,000      1,176,069      0.05000    0.01450      JPM
  253       80909         1,171,000      1,164,248                 0.11450      MCF
  254       84121         1,112,000      1,099,233                 0.11450      MCF
  255       93720         1,100,000      1,097,059                 0.11450      MCF
  256       24501         1,075,000      1,072,018                 0.06450      SB
  257       23462         1,050,000      1,044,261      0.05000    0.01450      JPM
  258       48706         1,050,000      1,043,799                 0.11450      MCF
  259       93001         1,031,250      1,030,405                 0.11450      MCF
  260       76710         1,025,000      1,019,636                 0.11450      MCF
  261       80909         1,005,000        999,206                 0.11450      MCF
  262       14217           920,000        917,660                 0.11450      MCF
  263       78744           904,000        900,056                 0.11450      MCF
  264       37066           850,000        845,607                 0.11450      MCF
  265       89109           800,000        798,840                 0.11450      MCF
  266       20794           800,000        797,767                 0.11450      MCF
  267       92390           795,000        792,360                 0.11450      MCF
  268       19103           800,000        790,629                 0.11450      MCF
  269       23320           500,000        498,604                 0.11450      MCF


                                  EXHIBIT H

                                  (RESERVED)




                                  EXHIBIT I

                        FORM OF LOAN SALE AGREEMENT













                J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.,

                                  PURCHASER,


                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,


                                    SELLER


                             LOAN SALE AGREEMENT

                        Dated as of September 1, 1997


                                $1,033,747,782

                          Fixed Rate Mortgage Loans

                                Series 1997-C5


     This Loan Sale Agreement (the "Agreement"), dated as of September 1, 1997, is between J.P. Morgan Commercial Mortgage Finance Corp., as purchaser (the "Purchaser"), and Morgan Guaranty Trust Company of New York, as seller ("MGT" or the "Seller").

     Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of September 1, 1997 (the "Pooling and Servicing Agreement") among the Purchaser, as depositor, Midland Loan Services, L.P., as master servicer and special servicer, LaSalle National Bank, as trustee ("Trustee") and ABN AMRO Bank N.V. as fiscal agent, pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. Capitalized terms used in this Agreement not defined herein and not defined in the Pooling and Servicing Agreement shall have the meanings ascribed to them in the Mortgage Loan Purchase Agreements, each dated as of September 1, 1997, between MGT and Smith Barney Mortrgage Capital Group, Inc. and Prudential Securities Credit Corp., respectively. For purposes of this Agreement, the "Mortgage Loans" refers to the mortgage loans listed on Exhibit A hereto and "Mortgaged Properties" refers to the properties securing such Mortgage Loans.

     The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

     SECTION I.  Sale and Conveyance of Mortgages; Possession of Mortgage
                 --------------------------------------------------------
File.  The Seller does hereby sell, transfer, assign, set over and convey
----
to the Purchaser all of its right, title, and interest in and to the Mortgage Loans described in Exhibit A hereto, each related Mortgage File including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date) and, to the extent of its rights and obligations thereunder with respect to the Mortgage Loans, the Custodial Agreement. Upon sale of the Mortgage Loans, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and immediately thereafter the Trustee and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser and the Trustee in such custodial capacity only. The Seller's records will accurately reflect the sale of each Mortgage Loan to the Trustee. The Seller shall release its custody of the contents of any Mortgage File only in accordance with the Custodial Agreement.

     As the purchase price for the Mortgage Loans, the Purchaser shall pay to the Seller or at the Seller's direction the net proceeds of the offering of the Certificates (net of any underwriting and placement agent fees).

     SECTION II.  Books and Records.  From and after the sale of the
                  -----------------
Mortgage Loans to the Purchaser, record title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement. All rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with a Mortgage Loan, shall be received and held by the Seller in trust for the benefit of the Trustee as the owner of the Mortgage Loans.

     The transfer of each Mortgage Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of the Mortgage Loans by the Seller to the Purchaser. The Seller shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee pursuant to the Pooling and Servicing Agreement.

     SECTION III.  Delivery of Mortgage Loan Documents.  On the Delivery
                   -----------------------------------
Date, the Seller shall deliver or cause to be delivered to the Trustee or its custodian each of the following documents for each Mortgage Loan:

        a. the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by MGT in blank or to the order of the Trustee;

        b. the original Mortgage, and any intervening assignments (or certified copies of such assignments) thereof, in each case with evidence of recording indicated thereon or a certified copy thereof if not returned from the applicable recording office;

        c. originals or certified copies of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), any intervening assignments of each such document or instrument and any related UCC Financing Statements;

        d. an assignment of the Mortgage, executed by MGT in blank or to the order of the Trustee, with the assignment to the Trustee in the following form:

               "LaSalle National Bank, as trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1997-C5", in recordable form;

        e. assignments of any related Assignment of Leases and Rents and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), executed by MGT or the prior holder which transferred such Mortgage Loan in blank or to the order of the Trustee, with the assignment to the Trustee in the following form: "LaSalle National Bank, as trustee for J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates Series 1997-C5";

        f. originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

        g. the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located;

        h. with respect to any Mortgage Loan secured by a leasehold interest, a certified copy of the related ground lease;

        i. either (i) the originals of all intervening assignments, including warehousing assignments, with evidence of recording thereon, (ii) copies of such assignments certified by a title company or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office or (iii) copies of such assignments certified by the public recording offices where such assignments were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded assignments are lost;

        j. either (i) copies of the UCC-1 financing statements and any related continuation statements, each showing the mortgagors as debtor and the originator as secured party and each with evidence of filing thereon, together with a copy of each intervening UCC-2 or UCC-3 financing statement showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the Trustee with evidence of filing thereon disclosing the assignment to the Trustee of the security interest in the personal property securing the Mortgage Loan or (ii) copies of such financing statements certified to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing;

        k.     the original appraisal; and

        l.     any escrow, guarantee and environmental liability agreement.

     SECTION IV.  Treatment as a Security Agreement.  The Seller,
                  ---------------------------------
concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans, all other payments made in respect of such Mortgage Loans and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

     SECTION V.   Recordation of Assignments of Mortgage.  The Purchaser
                  --------------------------------------
shall require, to the extent required in the Pooling and Servicing Agreement, the Seller to record in the appropriate public recording office for real property the intermediate assignments of the Mortgage Loans, the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement. All recording fees relating to the initial recordation of such intermediate assignments and Assignments of Mortgage shall be paid by the Seller.

     SECTION VI.  Representations and Warranties.  A.  Purchaser
                  ------------------------------
represents and warrants it is a corporation duly organized, validly existing, and in good standing in the State of Delaware.

     B. Seller represents and warrants it is a banking corporation duly organized, validly existing, and in good standing in the State of New York.

     C. Seller represents and warrants that immediately prior to the sale and assignment contemplated herein, the Seller was the sole owner of the Mortgage Loans free and clear of any and all liens, pledges, charges of security interests of any nature and has full right and authority to sell and assign the same.

     D. Seller and Purchaser each represents and warrants to the other that:

          1. it has the power and authority to own its property and to carry on its business as now conducted;

          2. it has the power to execute, deliver and perform this Agreement;

          3. the execution, delivery and performance of this Agreement have been duly authorized by all requisite action by such corporation's or board of directors and will not violate or breach any provision of any organizational document or other agreement or instrument to which such corporation is a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which such party or its property is subject; and

          4. this Agreement constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms.

          5. all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such party have been obtained or made.

     E. Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B hereto as of the Delivery Date. Seller hereby covenants and agrees that it shall cure any breach of such representations and warranties or repurchase any Mortgage Loan as to which there has been any such breach at the Purchase Price, to the extent that such breach materially and adversely affects the value of any Mortgage Loan or the interest of any Certificateholders therein. Such cure or repurchase shall occur within 90 days of the receipt of notice by MGT of any such breach of a representation and warranty in accordance with Section 2.04 of the Pooling and Servicing Agreement.

     F. The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement.

     SECTION VII.  Expenses.  The Seller will pay all costs and expenses of
                   --------
the Purchaser and the Underwriters in connection with the transactions contemplated herein and in the Underwriting Agreement, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the reasonable and documented fees and disbursements of counsel to the Purchaser and the Underwriters; (iii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (iv) the reasonable and documented fees, costs and expenses of the Trustee and its counsel; (v) all accounting fees and disbursements; (vi) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (viii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement and Prospectus and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus and this Agreement as the Underwriters may reasonably request; and (ix) the fees of the rating agency or agencies requested to rate the Certificates.

     SECTION VIII.  Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION IX.  Governing Law.  This Agreement shall be construed in
                  -------------
accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION X.  No Third-Party Beneficiaries.  The parties do not intend
                 ----------------------------
the benefits of this Agreement to insure to any third party except as expressly set forth in Section 11.

     SECTION XI.  Assignment.  The Seller hereby acknowledges that the
                  ----------
Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders.

     SECTION XII.  Notices.  All demands, notices and communications
                   -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Commercial Mortgage Finance Corp., 60 Wall Street, New York, NY 10260 Attention: Michael Jungman, President (ii) in the case of the Seller, Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, NY 10260, Attention: Steven Palmer, Vice President and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such Parties.

     SECTION XIII.  Amendment.  This Agreement may be amended only by a
                    ---------
written instrument which specifically refers to this Agreement and is executed by Purchaser and Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.

     SECTION XIV.  Counterparts.  This Agreement may be executed in any
                   ------------
number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                    J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.


                    By:
                        --------------------------------------------------
                        Name:
                        Title:



                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                    By:
                        --------------------------------------------------
                        Name:
                        Title:



                                  EXHIBIT A


                            MORTGAGE LOAN SCHEDULE

             (See Exhibit G to the Pooling and Servicing Agreement)




                                   EXHIBIT B


                   REPRESENTATIONS AND WARRANTIES OF SELLER


     (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Delivery Date.

     (ii) The Mortgage Loans are fixed rate mortgage loans with terms to maturity at origination or most recent modification as set forth in the Mortgage Loan Schedule.

     (iii) The Mortgage Loan Schedule is true and correct in all material respects.

     (iv) At the time of the assignment of the Mortgage Loans to the Purchaser hereunder, the Seller had good title to and was the sole owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (v) In respect of each Mortgage Loan, (A) in reliance on certified copies of the incorporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan, the related Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the Seller has no actual knowledge that the related Mortgagor is a party to any bankruptcy, reorganization, insolvency or similar proceeding.

     (vi) Each Mortgage Loan is secured by the related Mortgage which establishes and creates a valid and subsisting first priority lien on the related Mortgaged Property, or leasehold interest therein, comprising real estate, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances. Such Mortgage, together with any separate security agreement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan, subject only to Permitted Encumbrances. There exists with respect to such Mortgaged Property an assignment of leases and rents provision, whether as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances. There are no mechanics' or other similar liens or claims which have been filed for work, labor or materials (nor, to the Seller's knowledge, are any rights outstanding that under applicable law could give rise to any such lien) affecting the related Mortgaged Property which are or may be prior or equal to, or coordinate with, the lien of the Mortgage, except those which are insured against pursuant to the applicable Title Insurance Policy (as defined below). No Mortgage Note is secured by any collateral except the lien created by the related Mortgage, any assignment of the related leases, and any related security agreement and such Mortgaged Property does not secure any other mortgage loan not represented by the related Mortgage Note; no Mortgage Loan is cross-defaulted with any other mortgage loan other than a Mortgage Loan nor is any Mortgage Loan secured by property which secures another mortgage loan other than a Mortgage Loan.

     (vii) The related Mortgagor under each Mortgage Loan has good and indefeasible title in fee simple to the related Mortgaged Property, or leasehold interest therein, comprising real estate except for any portion thereof subject to a ground lease meeting the requirements of clause (xxi) and except for any Permitted Encumbrances. No person has any outstanding exercisable rights of record with respect to the purchase or sale of all or any portion of such Mortgaged Property, except for rights of first refusal.

     (viii) The Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy as adopted in the applicable jurisdiction (the "Title Insurance Policy") covering each Mortgaged Property comprising real estate and insuring that the related Mortgage is a valid first lien on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprising real estate, subject only to Permitted Encumbrances. Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, and will provide that the insured includes the owner of the Mortgage Loan.

     (ix) The related Assignment of Mortgage and the related assignment of the assignment of rents and leases executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording and are in recordable form) and constitute the legal, valid and binding assignment of such Mortgage and the other Mortgage Loan Documents from the Seller to Trust Fund. The endorsement of the related Mortgage Note by the Seller constitutes the legal, valid and binding assignment of such Mortgage Note, and together with such Assignment of Mortgage and the related assignment of assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and Mortgage Loan Documents to the Trust Fund.

     (x) (A) The Mortgage Loan Documents for each Mortgage Loan contain provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Mortgagor which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency laws or by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (B) Each of the related Mortgage Loan Documents is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency laws or bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mortgage Loan Documents invalid as a whole, and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and, subject to the foregoing qualifications, there is no offset, defense, counterclaim or right of rescission with respect to any such Mortgage Loan Documents.

     (C) The terms of the Mortgage Loans or the related Mortgage Loan Documents, have not been altered, impaired, modified or waived in any material respect.

     (D) To the Seller's knowledge, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor or in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan following payment of such Mortgage Loan in full.

     (xi) No Mortgage Loan has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Mortgagor has not been released, in whole or in part, from its obligations under any related Mortgage Loan Document.

     (xii) Neither the Mortgage Loan nor any of the related Mortgage Loan Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Mortgage Loan Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Mortgage Loan Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto. None of the Mortgage Loan Documents provides for a release of a portion of the Mortgaged Property from the lien of the Mortgage except that certain of the Mortgage Loans may allow partial release upon payment of an allocated loan amount which, in the case of Mortgage Loans not exceeding approximately 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, may be formula-based.

     (xiii) To the extent not otherwise represented herein, there is no payment default and no other default under any of the related Mortgage Loan Documents which has a material adverse effect on the Mortgage Loan; no such default or breach has been waived by the Seller or on its behalf or, to the Seller's knowledge, by the Seller's predecessors in interest with respect to the Mortgage Loans; and, to the Seller's knowledge, no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach. Such Mortgage Loan has not been accelerated and no foreclosure or power of sale proceeding has been initiated in respect of the related Mortgage.

     (xiv) (A) The principal amount of such Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the origination date specified therein and there are no future advances required to be made by the mortgagee under any of the related Mortgage Loan Documents. Any requirements under the related Mortgage Loan Documents to completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been complied with. The value of the Mortgaged Property relative to the value reflected in the most recent appraisal thereof is not impaired by any improvements which have not been completed. The Seller has not, nor to the Seller's knowledge, has any predecessor in interest with respect to the Mortgage Loans, in respect of such Mortgage Loan, directly or indirectly, advanced funds or received any advance of funds by a party other than the Mortgagor other than interest accruing on such Mortgage Loan, application and commitment fees, escrow funds, points and reimbursements for fees and expenses, from the date of disbursement of such Mortgage Loan to the Delivery Date.

     (B) No Mortgage Loan has capitalized interest included in its principal balance, or provides for any shared appreciation rights or other equity participation therein. No Mortgage Loan is an interest only loan.

     (xv) The terms of the Mortgage Loan Documents evidencing such Mortgage Loan comply in all respects with all applicable state or federal laws, regulations and other material requirements pertaining to usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loans.

     (xvi)  The related Mortgaged Property:

          (1) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress;

          (2) is served by public utilities and services generally available in the surrounding community;

          (3) is serviced by well or public water and sewer systems (or septic facilities);

          (4) has (including available shared space) parking required under currently applicable law for the operation of the business currently conducted thereon or is legally non-conforming with respect to parking; and

          (5)  is one or more separate and complete tax parcels.

     (xvii) The related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable laws and all inspections, licenses and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent the failure to obtain or maintain such inspections, licenses or certificates of occupancy do not materially impair the current use of the Mortgaged Property or the rights of a holder of the related Mortgage Loan.

     (xviii) All taxes and governmental assessments which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and which, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage, have been paid, or an escrow of funds in an amount sufficient to cover such taxes and assessments has been established.

     (xix) None of the improvements which form part of any related Mortgaged Property lies outside the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, except for immaterial encroachments which do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property. With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

     (xx) (A) To the Seller's knowledge, in reliance on an engineering report, to the extent available, the related Mortgaged Property is in good repair and free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Mortgage Loan and such Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not been fully repaired or for which escrows have not been established.

     (B) There are no proceedings pending or, to the Seller's knowledge, threatened, for the partial or total condemnation of the relevant Mortgaged Property.

     (xxi) No Mortgage Loan is secured in whole or in part by a leasehold estate, except for the eleven (11) Mortgage Loans listed on Exhibit E hereto. No such Mortgage Loan is secured in whole or in part by a leasehold estate other than a ground lease (a "Ground Lease") which satisfies the following conditions:

     (A) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; the Seller has not consented to any material change of record in the terms of such Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan File;

     (B) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances and such Ground Lease is, and provides that it shall remain, prior to any mortgage or other lien upon the related fee interest;

     (C) Such Ground Lease provides that upon foreclosure of the related Mortgage or assignment of the Mortgagor's interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee becomes the owner of such interest, such interest is further assignable by such mortgagee and its successors and assigns upon notice to such lessor, but without a need to obtain the consent of such lessor;

     (D) Such Ground Lease is in full force and effect and no default of tenant or ground lessor is currently in existence under such Ground Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease. Either such Ground Lease or a separate agreement contains the ground lessor's covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

     (E) Such Ground Lease or other agreement requires the lessor thereunder to give notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease contains the ground lessor's covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Mortgagor;

     (F) Such Ground Lease or other agreement provides that (i) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (ii) in the case of any such default which is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (iii) all rights of the Mortgagor under such Ground Lease (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

     (G) Such Ground Lease has an original term which extends not less than ten years beyond the stated maturity date of the related Mortgage Loan;

     (H) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by the Seller), or to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan together with any accrued and unpaid interest thereon; and

     (I) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

     (xxii) (A) An Environmental Site Assessment relating to the relevant Mortgaged Property was reviewed by the Seller in connection with the origination of such Mortgage Loan.

     (B) Such Environmental Site Assessment reveals no known, and the Seller has no knowledge of, circumstances or conditions with respect to the Mortgaged Property that would (1) constitute or result in a material violation of any Environmental Laws, (2) require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws, or
(3) require substantial cleanup remedial action or other extraordinary response under any Environmental Laws in excess of any escrow amount calculated pursuant to clause (C) below;

     (C) To the Seller's knowledge, except for any Hazardous Materials being handled in accordance with applicable Environmental Laws and except for any Hazardous Materials present at such Mortgaged Property for which, to the extent that a Environmental Site Assessment recommends remediation or other action, there exists an amount in an escrow account pledged as security for such Mortgage Loan under the relevant Mortgage Loan Documents estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment, (1) such Mortgaged Property is not being nor has it been used for the treatment or disposal of Hazardous Materials; (2) no Hazardous Materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than Hazardous Materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; (3) such Mortgaged Property is not listed by any governmental agency as containing any Hazardous Materials; and (4) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving Hazardous Materials) which under the Environmental Laws would have to be eliminated before the sale of, or which could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

     (xxiii) The Mortgaged Property is covered by Insurance Policies providing the coverage described below. All premiums with respect to the Insurance Policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Mortgage Loan Documents and the Seller has not received any notice of cancellation or termination. The Seller has no knowledge that any action, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of any Person that would reasonably be expected to result in the failure or impairment of full and timely coverage under any such Insurance Policy. The relevant Mortgage Loan File contains the Insurance Policy required for such Mortgage Loan or a certificate of insurance for such Insurance Policy. Each Mortgage requires that the related Mortgaged
Property and all improvements thereon are covered by Insurance Policies reasonably prescribed by the related mortgagee or providing coverage against the lesser of full replacement cost and the outstanding principal balance of the related Mortgage Loan sustained by (A) fire and extended perils included within the classification "All Risk of Physical Loss" in an amount sufficient to prevent the Mortgagor from being deemed a co-insurer and to provide coverage on a full replacement cost basis (in some cases exclusive of foundations and footings) or some other predetermined value basis; such policies contain a standard mortgage clause naming mortgagee and its successor in interest as additional insureds; (B) business interruption or rental loss insurance in an amount at least equal to (a) 12 months of operations or (b) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (C) flood insurance (if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards); (D) workers' compensation; (E) comprehensive general liability insurance in amounts as are generally required by commercial mortgage lenders; all such Insurance Policies contain clauses providing they are not terminable and may not be terminated or expire, without thirty (30) days prior written notice to the Mortgagee (except where applicable law requires a shorter period). In addition, each Mortgage shall permit the related mortgagee to make premium payments to prevent the cancellation thereof and shall entitle such mortgagee to reimbursement therefor.

     (xxiv) All amounts required to be deposited by each Mortgagor at origination under the related Mortgage Loan Documents have been deposited or have been withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.

      (xxv) To the Seller's knowledge in reliance on the tenant estoppel certificates delivered in connection with commercial tenants, lease summary reports, the rent rolls as of the date set forth in Annex A to the Prospectus Supplement dated September 12, 1997 in connection with the offering of the Certificates (the "Prospectus Supplement") under the column captioned "Occupancy as of" (the "Rent Rolls") and any other information obtained by the Seller (A) no Significant Lease or other possessory interest not specified on such Rent Roll is in effect with respect to the relevant
Mortgaged Property, (B) the related Mortgagor is the owner and holder of the landlord's interest under each Significant Lease, (C) all Significant Leases relating to the relevant Mortgaged Property are in full force and effect, (D) no material term or condition of any Significant Lease has been amended or modified in any material respect since the date of the Rent Roll for such Mortgaged Property, (E) neither the Mortgagor nor any lessee thereunder is in default in any material respect under a Significant Lease; (F) except as set forth on the relevant Rent Roll, none of the tenants thereunder have been given any free rent or concessions or abatements relating to the payment of rent or additional rent which remain unexpired on the date hereof, nor have any such tenants been given any credit for or offset or claim against the obligation to pay rent, any fixed rent or additional rent by reason of prepayment of rent or otherwise (except for rights to reimbursement for improvements to leased space) and (G) there has been no termination or expiration of any lease which would have a material and adverse effect on the value of the related Mortgage Loan since the date of the Rent Roll. To the Seller's knowledge the related Rent Rolls are true and correct in all material respects. Each Significant Lease for each of the Mortgage Loans identified as being secured by retail or office properties on the Mortgage Loan Schedule contains a provision to the effect that such lease may not be amended, terminated or cancelled by the lessee and the lessee may not be released from its obligations thereunder, except in the case of (A) certain limited events relating to material damage to, or destruction of, the Mortgaged Property or condemnation of less than the entire Mortgaged Property which in any case the lessee in good faith determines will render its continued occupancy and use of the remainder of such Mortgaged Property economically unsound or which occurs near the end of the lease term or (B) condemnation of all of the Mortgaged Property.

     (xxvi) To the Seller's knowledge, there are no actions, suits or proceedings by or before any court or other governmental authority or agency now pending or to the Seller's actual knowledge threatened against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the ability of such borrower and/or such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan.

     (xxvii) Each Mortgage Loan complied at origination, in all material respects, with all of the terms, conditions and requirements of the underwriting standards applicable to such Mortgage Loan.

     (xxviii) The originator of the Mortgage Loan or the Seller has inspected or caused to be inspected each related Mortgaged Property within the last 12 months.

     (xxix) Each Mortgage requires the Mortgagor to provide the holder of the Mortgage Loan with at least quarterly operating statements, Rent Rolls except for the one-hundred six (106) Mortgage Loans listed on Exhibit E hereto, which require annual operating statements.

     (xxx) All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller, and all amounts required to be deposited by the applicable Mortgagor under the related Mortgage Loan Documents have been deposited, and there are no deficiencies with regard thereto. All of the Seller's interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

     (xxxi) The Seller did not engage in an adverse selection process in selecting the Mortgage Loans for sale, assignment and transfer to the Trust Fund.

     (xxxii) No more than 5% of the aggregate outstanding principal amount of the Mortgage Loans have the same Mortgagor or, to the Seller's knowledge, are to Mortgagors which are entities controlled by one another or under common control.

     (xxxiii) Each Mortgagor with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of 5% of the aggregate principal balances as of the Cut-off Date is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity. For this purpose, "Single Purpose Entity" shall mean a Person, other than an individual, whose organizational documents provide that it shall engage solely in the business of owning and operating a single property and which does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or the other Mortgage Loan Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other person.

     (xxxiv)   Such Mortgage Loan is directly secured by a mortgage on real property, and either (i) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property (as that term is defined in United States Treasury Regulations Section 1.860G-2(a)(4)) that, at the date of origination, was the only security for such Mortgage Loan or (ii) the fair market value of such interest in real property was at least equal to 80% of the principal amount of such Mortgage Loan at origination.

     (xxxv) Each Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder, the property subject to the Mortgage, or any interest therein, is directly or indirectly transferred or sold (except that it may provide for up to three assignments subject to the holder's approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control). The Mortgage prohibits any further pledge or lien on the Mortgaged Property, whether equal or subordinate to the lien of the Mortgage, unless the prior written consent of the holder is obtained or certain conditions set forth on the Mortgage Loan are satisfied.

     (xxxvi) None of the Mortgage Loans is a participation interest in a mortgage loan.

     (xxxvii) With respect to each Mortgaged Property consisting of a nursing home, to the Seller's knowledge, (a) the related Borrower is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property and (b) to the extent such Mortgaged Property participates in Medicare or Medicaid, the related facility is in compliance in all material respects with the requirements for participating in such programs.

     (xxxviii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision).

     (xxxix)   The originator is a mortgagee approved by Housing and Urban
Development pursuant to Sections 203 and 211 of the National Housing Act.


     Defined Terms:
     -------------

     Other.  For purposes of these representations and warranties, the term
     -----
"to the Seller's knowledge" shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of the Mortgage Loans believes that a given representation or warranty is not true or incomplete or inaccurate based upon the Seller's reasonable inquiry and during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate or incomplete. Furthermore, all information contained in documents which are part of or required to be part of a Mortgage Loan File shall be deemed to be within the Seller's knowledge. For purposes of these representations and warranties, the term "to the Seller's actual knowledge" shall mean that a director, officer, employee or agent of the Seller responsible for the underwriting, origination and sale of the Mortgage Loans does not actually know of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate or incomplete.

The term "in reliance on" means that:

     (i) the Seller has examined and relied in whole or in part upon one or more of the specified documents or other information in connection with a given representation or warranty;

     (ii) that the information contained in such document or otherwise obtained by the Seller appears on its face to be consistent in all material respects with the substance of such representation or warranty;

     (iii) the Seller's reliance on such document or other information is consistent with the standard of care exercised by prudent lending institutions originating commercial mortgage loans; and

     (iv) although the Seller is under no obligation to verify independently the information contained in any document specified as being relied upon by it, the Seller believes the information contained therein to be true, accurate and complete in all material respects and has no actual knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.



                                                                    Exhibit C


                    FORM OF SELLER'S OFFICER'S CERTIFICATE


     I, __________________, a duly elected and acting Vice President of Morgan Guaranty Trust Company of New York, a New York banking corporation ("MGT") hereby certify as follows:

     Each of the obligations of MGT required to be performed by it on or prior to the date hereof pursuant to the terms of the Loan Sale Agreement dated as of September 1, 1997 (the "Loan Sale Agreement") by and between MGT, as seller and J.P. Morgan Commercial Mortgage Finance Corp., as purchaser, have been duly performed and complied with and all of the representations and warranties of MGT under the Loan Sale Agreement are true and correct as of the date hereof and no event has occurred which constitutes or would, with notice or passage of time, constitute a default under such agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name this 29th day of September, 1997.



                                   ___________________________
                                   Name:
                                   Title:



                                                                    Exhibit D


                     FORM OF OPINION OF SELLER'S COUNSEL




September 29, 1997


To Addressees Listed on Schedule I


Re:  J.P. Morgan Commercial Mortgage Finance Corp.
     Mortgage Pass-Through Certificates, Series 1997-C5

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Loan Sale Agreement, dated as of September 1, 1997, between Morgan Guaranty Trust Company of New York ("MGT"), as Seller, and J.P. Morgan Commercial Mortgage Finance Corp. (the "Company"), as Purchaser, relating to the sale by MGT to the Company on the date hereof of commercial and multifamily mortgage loans (the "Agreement"). Terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

I am a Vice President and Assistant General Counsel of MGT and have represented MGT in connection with the Agreement and the transactions contemplated thereby. In connection with the delivery of this opinion, I have examined (a) executed copies of the Agreement and the Pooling and Servicing Agreement, dated as of September 1, 1997, among the Company, as Depositor, Midland Loan Services, L.P., as Master Servicer and Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, and (b) copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such investigation of fact and law, as I have deemed necessary or appropriate for the opinions expressed herein. In rendering the opinions expressed below, I have assumed the due authorization, execution and delivery of the Agreement by each of the parties thereto other than MGT and I have assumed and have not verified that the signatures (other than signatures of officers of MGT) on all documents that I have examined are genuine.

     Based on the foregoing and subject to the assumptions and limitations set forth herein, I am of the opinion that:

     (1) MGT is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of New York.

     (2) MGT has full corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder and the Agreement has been duly authorized, executed and delivered by MGT.

     (3) The Agreement constitutes the legal, valid and binding obligation of MGT, enforceable against MGT in accordance with its terms (except as enforcement thereof may be limited by receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles).

     (4) No consents, authorizations or approvals are required for the execution and delivery by MGT of the Agreement and the performance of its obligations thereunder, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery or performance.

     (5) The execution, delivery and performance by MGT of the Agreement do not and will not contravene any law or governmental regulation or order presently binding on MGT or its articles of incorporation or bylaws or contravene any provision of or constitute a default under any indenture, contract or other instrument to which MGT is a party or by which MGT is bound.

I am a member of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the Federal laws of the United States of America.

I am furnishing this letter to you in my capacity as Counsel for MGT and this opinion may not be relied upon by or furnished to any other person without my prior written consent.

Very truly yours,


Vice President and Assistant General Counsel



                                  SCHEDULE I

J.P. Morgan Commercial Mortgage Finance Corp.
60 Wall Street
New York, New York 10260-0060

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Prudential Securities Incorporated
One New York Plaza
New York, New York 10292

Smith Barney Inc.
390 Greenwich Street
New York, New York 10013

Fitch Investors Service, L.P.
One State Street Plaza
New York, New York 10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services
25 Broadway
New York, New York 10004



                                                                    Exhibit E


            EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF SELLER


     Reference is made to the Representations and Warranties contained in Exhibit B corresponding to the roman numerals listed below:


     (xxi):
     -----

          The following eleven (11) Mortgage Loans are secured in whole or in part by a leasehold estate:

               Loan No.  17   Palm Springs Hilton
               Loan No.  21   Bay View Mobile Home Community
               Loan No.  22   Rego Park Nursing Home
               Loan No.  32   Sunset Lake Apartments
               Loan No.  89   Sullivan's Lumber Yard
               Loan No. 105   Midtown Promenade, Phase II
               Loan No. 111   Airport Plaza
               Loan NO. 121   Plaza Del Lago
               Loan No. 122   Huntington Park Apartments
               Loan No. 193   Plummer Street
               Loan No. 266   Hearth and Home Building


     (xxix):
     ------

          All one-hundred six (106) Mortgages purchased from Prudential Securities Credit Corp. require the Mortgagor to provide the holder of the Mortgage Loan with annual operating statements.




                                  EXHIBIT J

                            FORM OF ACKNOWLEDGMENT


     The undersigned hereby acknowledges that U.S. securities laws may impose certain restrictions on the use of the information provided to it pursuant to the Pooling and Servicing Agreement dated as of September 1, 1997 by and among J.P. Morgan Commercial Mortgage Finance Corp., as depositor, Midland Loan Services, L.P., as master servicer and special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

                                   ____________________________


                                   By:_________________________
                                      Name:
                                      Title:


                                  EXHIBIT K

                               FORM OF REPORTS



ABN AMRO                                                      Statement Date:
LaSalle National Bank                                        Payment Date:
                                                              Prior Payment:

Administrator:                                                Record Date:
 Brian Ames (800) 246-5761
 135 S. LaSalle Street  Suite 1740                            WAC:
 Chicago, IL  60603                                           WAMM:

                 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.,
     MIDLAND LOAN SERVICES, L.P., AS MASTER SERVICER AND SPECIAL SERVICER
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-C5

                          ABN AMRO ACCT: 99-9999-99-9


                                                    Number Of Pages
                                                    ---------------
             Table of Contents                              1
             REMIC Certificate Report                       1
             Other Related Information                      1
             Asset Backed Facts Sheets                      1
             Delinquency Loan Detail                        1
             Mortgage Loan Characteristics                  3
             Loan Level Listing                             1

             TOTAL PAGES INCLUDED IN THIS PACKAGE           9


             Specially Serviced Loan Detail            Appendix A
             Modified Loan Detail                      Appendix B
             Realized Loss Detail                      Appendix C




           ORIGINAL                      PRINCIPAL
             FACE     OPENING  PRINCIPAL  ADJ. OR     NEGATIVE     CLOSING  INTEREST    INTEREST
           VALUE (1)  BALANCE   PAYMENT     LOSS    AMORTIZATION   BALANCE   PAYMENT   ADJUSTMENT    PASS-THROUGH
   CLASS      Per       Per       Per       Per          Per         Per       Per         Per         RATE (2)
   CUSIP    $1,000     $1,000    $1,000    $1,000      $1,000       $1,000    $1,000     $1,000      Next Rate(3)
---------- ---------  -------  --------- ---------  ------------   --------  --------  ----------   --------------




                0.00     0.00       0.00      0.00          0.00       0.00      0.00       0.00
                                                          Total P&I Payment      0.00


Notes:  (1) N denotes  notional balance not  included in total   (2) Interest
        Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated



CERTIFICATE     EXCESS PREPAY      UNPAID    DEFERRED   COLLATERAL VALUE   NET PREPAYMENT   GROSS PREPAYMENT
   CLASS     INTEREST SHORTFALL   INTEREST   INTEREST      ADJUSTMENT         PREMIUMS          PREMIUMS
-----------  ------------------   --------   --------   ----------------   --------------   ----------------
    A-1             0.00            0.00       0.00            0.00             0.00              0.00
    A-2             0.00            0.00       0.00            0.00             0.00              0.00
    A-3             0.00            0.00       0.00            0.00             0.00              0.00
     X              0.00            0.00       0.00            0.00             0.00              0.00
     B              0.00            0.00       0.00            0.00             0.00              0.00
     C              0.00            0.00       0.00            0.00             0.00              0.00
     D              0.00            0.00       0.00            0.00             0.00              0.00
     E              0.00            0.00       0.00            0.00             0.00              0.00
     F              0.00            0.00       0.00            0.00             0.00              0.00
     G              0.00            0.00       0.00            0.00             0.00              0.00
     H              0.00            0.00       0.00            0.00             0.00              0.00
    NR              0.00            0.00       0.00            0.00             0.00              0.00
-----------  ------------------   --------   --------   ----------------   --------------   ----------------
  TOTALS:           0.00            0.00       0.00            0.00             0.00              0.00
-----------  ------------------   --------   --------   ----------------   --------------   ----------------



Distribution Delinq 1    Delinq 2    Delinq 3+   Foreclosure/     REO       Modifications  Prepayments    Curr Weighted
Date         Months       Months      Months      Bankruptcy                                                 Avg.
          #   Balance   # Balance   # Balance    # Balance     # Balance     # Balance     # Balance     Coupon   Remit
--------  -----------  -----------  ----------  ------------  -----------  -------------   -----------   --------------
             0     0      0     0      0     0      0     0      0     0      0       0       0     0
          0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00% 0.00%  0.00%   0.00%   0.00% 0.00%





Note:  Foreclosure and REO Totals are included in the Appropriate Delinquency Aging Category







                            DELINQUENT LOAN DETAIL


Disclosure             Paid   Current  Outstanding  Out. Property                    Special
   Doc                 Thru     P&I       P&I        Production      Advance         Servicer      Foreclosure   Bankruptcy    REO
 Control #             Date   Advance  Advances**     Advances     Description(1)  Transfer Date      Date          Date      Date
---------------------  ----   -------  -----------  -------------  --------------  -------------   -----------   ----------   ----







 A. P&I Advance - Loan in Grace       1. P&I Advance - Loan delinquent    3. P&I Advance - Loan delinquent
    Period                               1 month                             3 months or More
 B. P&I Advance - Late Payment but    2. P&I Advance - Loan delinquent    4. Matured Balloon/Assumed
    < month delinq                       2 months                            Scheduled Payment

** Outstanding P&I Advances include the current period P&I Advance


                              POOL TOTAL


                                  DISTRIBUTION OF PRINCIPAL BALANCES
           (2) Current Scheduled                   Number         (2) Scheduled         Based on
                  Balances                        of Loans           Balance             Balance
--------------------------------------------     -----------      --------------     --------------
                 $0 to              $500,000
           $500,000 to            $1,000,000
         $1,000,000 to            $1,500,000
         $1,500,000 to            $2,000,000
         $2,000,000 to            $2,500,000
         $2,500,000 to            $3,000,000
         $3,000,000 to            $3,500,000
         $3,500,000 to            $4,000,000
         $4,000,000 to            $5,000,000
         $5,000,000 to            $6,000,000
         $6,000,000 to            $7,000,000
         $7,000,000 to            $8,000,000
         $8,000,000 to            $9,000,000
         $9,000,000 to           $10,000,000
        $10,000,000 to           $11,000,000
        $11,000,000 to           $12,000,000
        $12,000,000 to           $13,000,000
        $13,000,000 to           $14,000,000
        $14,000,000 to           $15,000,000
        $15,000,000 &                  Above
--------------------------------------------     -----------      --------------     --------------
                 Total                     0                                   0              0.00%

                                      Average Scheduled Balance is                                0
                                      Maximum Scheduled Balance is                                0
                                      Minimum Scheduled Balance is                                0


                           DISTRIBUTION OF PROPERTY TYPES

                                         Number             (2) Scheduled             Based on
         Property Types                 of Loans               Balance                Balance
------------------------------------   ----------          ---------------         --------------
        Warehouse/Office
             Office
        Retail Facility
           MF-Housing
          Hospitality
------------------------------------   ----------          ---------------         --------------
             Total                             0                       0                   0.00%
------------------------------------   ----------          ---------------         --------------

                                        GEOGRAPHIC DISTRIBUTION

                                         Number             (2) Scheduled             Based on
      Geographic Location               of Loans               Balance                 Balance
-----------------------------------   -----------          ----------------        --------------
           California
            Maryland
            Virginia
            Georgia
            Florida
           New Jersey
            Arizona
          Pennsylvania
             Texas
          Rhode Island
         North Carolina
            New York
            Kentucky
              Utah
          Connecticut
-----------------------------------   -----------          ----------------        --------------
             Total                             0                        0                   0.00%
-----------------------------------   -----------          ----------------        --------------


                                DISTRIBUTION OF MORTGAGE INTEREST RATES

        Current Mortgage                 Number             (2) Scheduled             Based on
         Interest Rate                  of Loans               Balance                 Balance
-----------------------------------   -----------          ----------------        --------------
 7.000%  or  less
 7.000%  to  7.125%
 7.125%  to  7.375%
 7.375%  to  7.625%
 7.875%  to  8.125%
 8.125%  to  8.375%
 8.375%  to  8.625%
 8.625%  to  8.875%
 8.875%  to  9.125%
 9.125%  to  9.375%
 9.375%  to  6.625%
 9.625%  to  9.875%
 9.875%  to 10.125%
10.125%  &  Above
-----------------------------------   -----------          ----------------        --------------
             Total                             0                         0                  0.00%
-----------------------------------   -----------          ----------------        --------------


                         W/Avg Mortgage Interest Rate is          0.0000%
              Minimum Mortgage Interest Rate is                   0.0000%
              Maximum Mortgage Interest Rate is                   0.0000%


                                   LOAN SEASONING

Number of               Number             (2) Scheduled             Based on
 Years                 of Loans               Balance                Balance
----------------       --------            -------------             --------




----------------       --------            -------------             --------
                                   Weighted Average Seasoning is          0.0


                    DISTRIBUTION OF REMAINING TERM FULLY AMORTIZING

        Fully Amortizing                 Number             (2) Scheduled             Based on
         Mortgage Loans                 of Loans               Balance                Balance
-----------------------------------   -----------          ----------------        --------------
       60 months or less
        61 to 120 months
       121 to 180 months
       181 to 240 months
       241 to 360 months
-----------------------------------   -----------          ----------------        --------------
             Total                             0                         0                  0.00%
-----------------------------------   -----------          ----------------        --------------
                         Weighted Average Months to Maturity is                                0

                                         DISTRIBUTION OF DSCR

          Debt Service                   Number             (2) Scheduled             Based on
       Coverage Ratio(1)                of Loans               Balance                Balance
-----------------------------------   -----------          ----------------        --------------
         0.500 or less
         0.500 to 0.625
         0.625 to 0.750
         0.750 to 0.875
         0.875 to 1.000
         1.000 to 1.125
         1.125 to 1.250
         1.250 to 1.375
         1.375 to 1.500
         1.500 to 1.625
         1.625 to 1.750
         1.750 to 1.875
         1.875 to 2.000
         2.000 to 2.125
         2.125 & above
            Unknown
-----------------------------------   -----------          ----------------        --------------
             Total                              0                        0                  0.00%
-----------------------------------   -----------          ----------------        --------------
       Weighted Average Debt Service Coverage Ratio is                                      0.000


     (1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the date provided by the borrower for this calculation.

                                   DISTRIBUTION OF AMORTIZATION TYPE
                                         Number             (2) Scheduled             Based on
        Amortization Type               of Loans               Balance                Balance
-----------------------------------   -----------          ----------------        --------------
        Fully Amortizing
       Amortizing Balloon
      Interest Only Balloon

-----------------------------------   -----------          ----------------        --------------
              Total                             0                         0                 0.00%
-----------------------------------   -----------          ----------------        --------------


                        DISTRIBUTION OF REMAINING TERM BALLOON LOANS

            Balloon                      Number             (2) Scheduled             Based on
         Mortgage Loans                 of Loans               Balance                Balance
-----------------------------------   -----------          ----------------        --------------
       12 months or less
        13 to 24 months
        25 to 36 months
        37 to 48 months
        49 to 60 months
        61 to 120 months
       121 to 180 months
       181 to 240 months
-----------------------------------   -----------          ----------------        --------------
             Total                              0                         0                 0.00%
-----------------------------------   -----------          ----------------        --------------
                         Weighted Average Months to Maturity is                                0


                                               NOI AGING

                                         Number             (2) Scheduled             Based on
            NOI Date                    of Loans               Balance                Balance
-----------------------------------   -----------          ----------------        --------------
         1 year or less
          1 to 2 years
        2 Years or More
            Unknown
-----------------------------------   -----------          ----------------        --------------
             Total                              0                         0                 0.00%
-----------------------------------   -----------          ----------------        --------------


                                     DISTRIBUTION OF MAXIMUM RATES
                                         Number             (2) Scheduled             Based on
   Maximum Rates                        of Loans               Balance                 Balance
-----------------------------------   -----------          ----------------        --------------
   No Maximum
  0.01% to 12.00%
 12.01% to 12.50%
 12.51% to 13.00%
 13.01% to 13.50%
 13.51% to 14.00%
 14.01% to 14.50%
 14.51% to 15.00%
 15.01% to 15.50%
 15.51% to 16.00%
 16.01% to 16.50%
 16.51% to 17.00%
 17.01% to 17.50%

 Fixed Rate Mortgage
-----------------------------------   -----------          ----------------        --------------
                                                0                         0                 0.00%

                                   Weighted Average for Mtge with a Maximum Rate is         0.00%

                               DISTRIBUTION OF INDICES OF MORTGAGE LOANS
                                             Number             (2) Scheduled           Based on
   Indices                                  of Loans               Balance               Balance
-----------------------------------       -----------          ----------------      --------------
               6 Mo. COFI
              1 Mo. LIBOR
             2 Yr. Treasury
               1 Mo. COFI
             6 Mo. Treasury
             5 Yr. Treasury
             6 Yr. Treasury
              5 Yr. Prime
             3 Yr. Treasury
             1 Yr. Treasury



          Fixed Rate Mortgage
-----------------------------------       -----------          ----------------      --------------
                 Total                              0                         0               0.00%


                                     DISTRIBUTION OF MINIMUM RATES

                                             Number             (2) Scheduled           Based on
   Minimum Rates(1)                         of Loans               Balance               Balance
-----------------------------------       -----------          ----------------      --------------
   No Minimum
 0.010% to 3.000%
 3.010% to 3.500%
 3.510% to 4.000%
 4.010% to 4.500%
 4.510% to 5.000%
 5.010% to 5.500%
 5.510% to 6.000%
 6.010% to 6.500%
 6.510% to 7.000%
 7.010% to 7.500%
 7.510% to 8.000%
 8.010% to 8.500%
 8.510% to 99.000%
 Fixed Rate Mortgage
-----------------------------------       -----------          ----------------      --------------
                                                    0                         0               0.00%
                               Weighted Average for Mtge with a Minimum Rate is                     0.00%

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

                                  DISTRIBUTION OF PAYMENT ADJUSTMENT
                                             Number             (2) Scheduled           Based on
   Interest Adjustment Frequency            of Loans               Balance               Balance
-----------------------------------       -----------          ----------------      --------------
               One Month
               Six Month
                One Year
                Two Year
               Three Year
               Five Year

          Fixed Rate Mortgage
-----------------------------------       -----------          ----------------      --------------
                 Total                              0                         0               0.00%


                                 DISTRIBUTION OF MORTGAGE LOAN MARGINS
                                             Number             (2) Scheduled           Based on
 Mortgage Loan Margins                      of Loans               Balance               Balance
-----------------------------------       -----------          ----------------      --------------
     No Margin
 0.000% to 0.000%
 0.010% to 1.000%
 1.010% to 1.500%
 1.510% to 2.000%
 2.010% to 2.500%
 2.510% to 3.000%
 3.010% to 3.500%
 3.510% to 4.000%
 4.010% to 4.500%
 4.510% & Above
 Fixed Rate Mortgage
-----------------------------------       -----------          ----------------      --------------
     Total                                          0                         0               0.00%
                               Weighted Average for Mtge with a Margin is                     0.00%


                                  DISTRIBUTION OF INTEREST ADJUSTMENT

   Payment Adjustment                        Number             (2) Scheduled           Based on
       Frequency                            of Loans               Balance               Balance
-----------------------------------       -----------          ----------------      --------------
               One Month
               Six Month
                 Weekly
                One Year
                Two Year
               Three Year
               Five Year
                 Daily
          Fixed Rate Mortgage
-----------------------------------       -----------          ----------------      --------------
                                                    0                         0               0.00%



                                           LOAN LEVEL DETAIL

 Disclosure Appraisal Property Maturity DSCR NOI Operating Ending    Note Scheduled Prepayment  Prepayment Loan
 Control #  Reduction Type     Date              Statement Principal                             Date      Status
             Amount   Code                          Date   Balance   Rate  P&I                             Code(1)
----------- --------- -------- -------- ---- --- --------- --------- ---- --------- ----------  ---------- -------

















 *NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

 (1) Legend:   A. P&I Adv -       1. P&I Adv -     3. P&I Adv -       5. Prepaid     7. Foreclosure   9. REO   11. Modification
                  Grace Period       delinquent       delinquent         in Full
                                     1 month          3+ months
               B. P&I Adv -       2. P&I Adv -     4. Mat. Balloon/   6. Specially   8. Bankruptcy   10. DPO
                  in one month       delinquent       Assumed P&I        Serviced
                  delinq             2 months



                                                           Appendix A

                                    SPECIALLY SERVICED LOAN DETAIL


              Beginning                                         Specially
Disclosure    Scheduled    Interest    Maturity    Property     Serviced
Control #     Balance      Rate        Date        Type         Status Code(1)                        Comments
----------    ---------    --------    --------    --------     --------------    ------------------------------------------------




















 (1) Legend:
   1) Request for waiver        4) Loan with Borrower Bankruptcy     7) Loans Paid Off
      of Prepayment Penalty     5) Loan in Process of Foreclosure    8) Loans Returned to Master Servicer
   2) Payment default           6) Loan now REO Property
   3) Request for Loan
      Modification or Workout



                                                               Appendix B

                                         MODIFIED LOAN DETAIL


 Disclosure        Modification                                   Modification
 Control #             Date                                       Description
------------       ------------       ------------------------------------------------------------------























                                                               Appendix C

                                         REALIZED LOSS DETAIL

                                               Beginning          Gross Proceeds  Aggregate   Net         Net Proceeds
Dist.           Disclosure Appraisal Appraisal Scheduled Gross    as a % of       Liquidation Liquidation as a % of      Realized
Date            Control #  Date      Value     Balance   Proceeds Sched Principal Expenses*   Proceeds    Sched. Balance Loss
-----           ---------- --------- --------- --------- -------- --------------- ----------- ----------- -------------- --------



















Current
Total                                0.00                0.00                     0.00        0.00                       0.00
Cumulative                           0.00                0.00                     0.00        0.00                       0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



                                  EXHIBIT L

         FORM OF SPECIAL SERVICER LETTER PURSUANT TO SECTION 4.01(E)


                                             (Date)

(Mortgagor's Name)
(Mortgagor's Address)

     Re: Transfer of Servicing of Loan in the Name of (Mortgagor's Name), Loan (Mortgagor's Master Loan ID Number)

Dear (Mortgagor):

     Please be advised that the servicing of the above referenced loan has been returned to ("Master Servicer's Name").

     Please continue to remit all payments to ("Master Servicer's Name"). ("Master Servicer's Name") will continue to process your checks and maintain
the accounting  records for  this loan.   Please  remember to  use the  above
("Master Servicer's Name") Loan Number when communicating with us and making your payments to ("Master Servicer's Name").

     Should you have any questions, please call __________________ or write at the following address:


                           (Special Servicer's Name)
                          (Special Servicer's Address)



                                             Sincerely,


                                        By:--------------------------------
                                        Name:------------------------------
                                        Title:-----------------------------


cc:  ("Master Servicer's Name")


                                  EXHIBIT M

        FORM OF PROPERTY INSPECTION REPORT PURSUANT TO SECTION 4.09(A)




                                      PROPERTY INSPECTION REPORT

 Servicer:                     _____________________
 Loan Number:                  _____________________
 Name of Mortgaged Property:   _____________________


______________________________________________________________________________________________________

 MF =             _____    RT = Retail      _____    IN =           _____    MH = Mobile Home _____
 Multi-Family                                        Industrial              Park
 OF = Office      _____    HO = Hotel       _____    MU = Use       _____    CH = Congregate  _____
                                                                             Housing
 SS = Self        _____    NH = Nursing              OT = Other     _____    ________________________
 Storage                   Home Facility    _____                                  Description
______________________________________________________________________________________________________


 Property Manager: __________________          Property
                                               Address:        ________________________________
 Property Manager Phone: ____________                          ________________________________

 Contacted                   ____ Yes  ____  No                ________________________________

 Resident Property Manager   ____ Yes  ____  No

                                               Accessibility/
 Site Area (SF): ____________________          Visibility:     ___ Excellent  ____ Good  ____ Fair ___ Poor

 Number of            Number                   Year
 Stories: __________  of Buildings: _______    Built: _____

 Gross Square         Net Leasable             Number of                 Renovated:  Date* _______________
 Footage: __________  Area: _____________      Units/                    Yes  _____
                                               Rooms/Beds/Pads: _______  No   ______
                                                                         Unknown _____

 Occupancy Per Most Recent Rent Roll: ______  Date of Most Recent Roll: _____    Occupancy of Inspection Date: ______

                                  Corner                                 Nearest
 Zoning (Code & Descrip):         Location: ________ Yes  _________ No   Intersection:  ________

 Area Competition: ________________________________________________________________________
 __________________________________________________________________________________________

 Demographic Information

 Surrounding Economy:     ____ Prospectus          ____ Stable               ____ Depressed

 Neighborhood:            ____ Residential         ____ Multi-Family         ____ Commercial

 Accessibility:           ____ Good                ____ Fair                 ____ Poor

 Rate of Growth:          ____ High                ____ Moderate             ____ Low

 Comments: _________________________________________________________________________________
 ___________________________________________________________________________________________
 ___________________________________________________________________________________________
 ___________________________________________________________________________________________


                                     OVERALL INSPECTION EVALUATION

                               ______ Excellent  ______ Good   ______ Fair   _____ Poor

             INSPECTED BY:                                            INSPECTION DATE:
______________________________________                        _______________________________


 Servicer:                     _____________________
 Loan Number:                  _____________________
 Name of Mortgaged Property:   _____________________

 Note:  Comment as appropriate, however all poor ratings should be explained in the Comments section, with supporting date attached as applicable. (e.g., photographs, maps, comparable market data, etc.)

 PARKING LOT/DRIVES/FIRE LANES:        ____  Excellent  ____ Good  _____ Fair  ______ Poor  ______ N/A

 Comments: _________________________________________________________________________________

 LANDSCAPING:                           ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A


 Comments: _________________________________________________________________________________

 SIGNAGE                                ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 CORRIDORS, LANDINGS, STAIRWELLS &
 WALKWAYS:                              ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 LEASING OFFICE:                        ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 AMENITIES:                             ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 VACANT LEASE AREAS: (Discuss built out space/slab space and if possible estimate cost of refit or build out.)

 Comments: _________________________________________________________________________________

 "ADA" COMPLIANCE:

 Comments: _________________________________________________________________________________

 FIRE CODE - LIFE SAFETY:

 Comments: _________________________________________________________________________________


 ENVIRONMENTAL ISSUES:

 N = None Observed
 X = Potential Problems/Issues Observed (Describe Below)
 A = Professional Inspection/Assistance Recommended
    Hazardous Waste      ______       Pipelines            _______      Other Containers      ________
    Asbestos Containing               Storage Drums        _______      Manhole Covers        ________
    Materials            ______
    Surface Staining     ______       Underground Storage               Leaking Transformers  ________
                                      Tanks                 ______
    Soil Staining        ______       Above Ground Storage              Septic Tanks          ________
                                      Tasks                 ______
                                                                        Other                 ________

 Comments: _________________________________________________________________________________

 Servicer:                     _____________________
 Loan Number:                  _____________________
 Name of Mortgaged Property:   _____________________

 Note:  Comment as appropriate, however all poor ratings should be explained in the Comments section, with supporting date attached as applicable. (e.g., photographs, maps, comparable market data, etc.)

 BUILDINGS/STRUCTURAL:  (Describe type, condition, and other observations as applicable
 --------------------

 FOUNDATION:                              ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 EXTERIOR WALLS:                          ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 ROOF:                                    ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 HVAC SYSTEMS:                            ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________


 MECHANICAL:                              ____  Excellent  ____ Good  _____ Fair  ______ Poor______ N/A

 Comments: _________________________________________________________________________________

 UNRESTORED CASUALTY DAMAGE:               ____ Yes     ____ No    ____  Unknown  ______ N/A

 Comments: _________________________________________________________________________________

 INCOMPLETE CONSTRUCTION:                  ____ Yes     ____ No    ____  Unknown  ______ N/A

 Comments: _________________________________________________________________________________

 GENERAL/OVERALL COMMENTS:
 ___________________________________________________________________________________________
 ___________________________________________________________________________________________
 ___________________________________________________________________________________________
 ___________________________________________________________________________________________
 ___________________________________________________________________________________________
 ___________________________________________________________________________________________


 Servicer:                     _____________________
 Loan Number:                  _____________________
 Name of Mortgaged Property:   _____________________




                         ATTACH SUBJECT PHOTO(S) HERE

Property Inspection Report
Revised June 21, 1996



                                  EXHIBIT N

  FORM OF SUMMARY OF OPERATING STATEMENTS AND RENT ROLLS PURSUANT TO SECTION
                                   4.09(B)

                      OPERATING STATEMENT ANALYSIS


PROPERTY SUMMARY

    Servicer
    Loan Number
    Mortgagor
    Name of Mortgaged Property
    Street
    City, State, Zip
    # of Units/Rooms/Beds/Pads // Sq. Ft.(Gross; Net)
    Number of Months
    Period From - To:

INCOME                Current Period    12 Month Trailing

    Total Income
    Income Per Unit/Room/Bed/Pad // Sq. Ft. (Net)

OPERATING EXPENSES

    Management Fee
    Administration
    Utilities
    Maintenance & Repair
    Insurance
    Real Estate Taxes
    Ground Rent
    Other Expenses
      Total Operating Expenses

Expenses Per Unit/Room/Bed/Pad // Sq. Ft. (Net)

CAPITAL EXPENSES

    Replacement Reserves

     Total Capital Expenses

NET OPERATING INCOME

    Debt Service

Debt Service Coverage Ratio (NOI/Debt Service)

Operating Statement Analysis
Revised June 21, 1996

 Servicer Name:                                            (Mortgagor's Name)
                                                           Rent Roll Analysis


 Mortgagor and Primary     Name of Mortgaged Property    Net Rentable Sq. Ft.
       ID Number              and Property address



 Suite     Tenant   Contact Person     Annual Base Rental    Gross Sq. Ft. of   Escalation Clauses   Current         Lease
 Number             and Phone Number   Rate (excluding any   Lease Space        (CPI fixed)          Market Rent     Commencement
                                         amortization of                                             of the Space    Date
                                         tenant finish)

<table continued>
 Primary Term      Expense Payment           Percentage Rent   Stated Options or   Concessions        Percentage         Security
 Expiration Date   Provision (Pass Through   Payable           Fixed Renewals      (Build-out, free   Rent/Breakpoint    Deposit
                   or Stop)                                                        Rent, etc.)





                                     Exhibit O

              Form of Remittance Report Pursuant to Section 4.10 (A)


Submitted by Midland Loan Services, L.P., as Master Servicer     Prepared On:
J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP., SERIES 1997-C5
FOR THE COLLECTION PERIOD ENDING:                               Balances As Of:
POOL #:


 PRIMARY LOAN    RELATED       MORTGAGOR    BEGINNING       CURRENT     ENDING          CURRENT        PAID-TO    LIQUIDATION
 ID NUMBER       OWNER LOAN                 SCHEDULED       INTEREST    SCHEDULED       PRINCIPAL      DATE       EVENT CODE
                 ID NUMBER                  PRINCIPAL       RATE        PRINCIPAL       BALANCE
                                            BALANCE                     BALANCE

<table continued>
 PREPAYMENT          PRINCIPAL        SCHEDULED          SCHEDULED            INTEREST        INTEREST            NEGATIVE
 EFFECTIVE DATE      PREPAYMENT       PRINCIPAL          INTEREST PAYMENT     ADJUSTMENT      ADJUSTMENT          AMORTIZATION
                     AMOUNT           PAYMENT AMOUNT     AMOUNT                               EFFECTIVE DATE      AMOUNT

<table continued>
 MASTER        PRIMARY       SPECIAL      PREPAYMENT     PRINCIPAL      PRINCIPAL
 SERVICER      SERVICER      SERVICER     INTEREST       BALANCE        ADJUSTMENT
 FEE           FEE           FEE          SHORTFALL/     ADJUSTMENT     EFFECTIVE DATE
                                          EXCESS


REMITTANCE RECAP--NET PRINCIPAL AND INTEREST REMITTANCE:
________________________________________________________


PRIMARY    PRINCIPAL      INTEREST        NET
LOAN ID    REMITTANCE    REMITTANCE    REMITTANCE
NUMBER      AMOUNT         AMOUNT




PREPAYMENT:
-----------


NOTICE HAS BEEN RECEIVED WITH RESPECT TO ANY INTENT BY A BORROWER TO PREPAY WITHIN 30 DAYS:


___ YES  ___ NO  PRIMARY LOAN ID NUMBER _____________
OUTSTANDING PRINCIPAL BALANCE _______________




NOTE: The data fields represented on this exhibit are an example of a hypothical Remittance Report format.
         The data fields rendered in an actual Remittance Report will normally include only those fields that had activity in them for the collection period reported.




                                               EXHIBIT P
                              FORM OF DETAILED LOAN INDICATIVE DATA FILE
                                      PURSUANT TO SECTION 4.10(A)
                                        COMMERCIAL REAL ESTATE

                                           SECONDARY MARKET
                                                  AND
                                      SECURITIZATION ASSOCIATION

                                 (CSSA 100.1 Setup Data Record Layout)
                           Loan Level Only - Reflects Offering Documentation


         Specification                                    Description/Comments
Acceptable Media Types            Magnetic Tape, Diskette, Electronic Transfer
Character Set                     ASCII
Field Delineation                 Comma
Density (Bytes-Per-Inch)          1600 or 6250
Magnetic Tape Label               None (unlabeled)
Magnetic Tape Blocking Factor     10285 (17 records per block)
Physical Media Label              Servicer Name; Data Type (Collection Period Data); Density (Bytes-
                                  Per-Inch); Blocking Factor; Record Length
Return Address Label              Required for return of physical media (magnetic tape or diskette)


                                             Field             Format
                 Field Name                  Number  Type     Example         Description/Comments
Transaction Id                                 1      AN      XXX97001   Unique Issue Identification
                                                                           Mnemonic
Group Id                                       2      AN      XXX9701A   Unique Identification Number
                                                                         Assigned To Each Loan Group
                                                                         Within An Issue
Loan Id                                        3      AN   0000000001234 Unique Identification Number
                                                                 5       Assigned To Each Collateral
                                                                         Item in A Pool
Offering Document Loan Id                      4      AN        123      Unique Identification Number
                                                                         Assigned To Each Collateral
                                                                         Item In The Prospectus
Original Note Amount                           5   Numeric   1000000.00  The Mortgage Loan Balance At
                                                                         Inception Of The Note
Original Term Of Loan                          6   Numeric      240      Original Number Of Months
                                                                         Until Maturity Of Loan
Original Amortization Term                     7   Numeric      360      Original Number of Months
                                                                          Loan Amortized Over
Original Note Rate                             8   Numeric     0.095     The Note Rate At Inception
                                                                         Of
                                                                          The Note
Original Payment Rate                          9   Numeric     0.095     Original Rate Payment
                                                                          Calculated On
First Loan Payment Due Date                    10     AN      YYYYMMDD   First Payment Date On The
                                                                          Mortgage Loan
Grace Days Allowed                             11  Numeric       10      Number of Days From Due Date
                                                                          Borrower Is Permitted To
                                                                          Remit Payment
Interest Only (Y/N)                            12     AN         Y       Y=Yes, N=No
Balloon                                        13     AN         Y       Y=Yes, N=No
Interest Rate Type                             14  Numeric       1       1=Fixed, 2=Arm, 3=Step,
                                                                          9=Other
Interest Accrual Method Code                   15  Numeric       1       1=30/360, 2=Actual/365,
                                                                          3=Actual/360,
                                                                         4=Actual/Actual,
                                                                          5=Actual/366, 6=Simple,
                                                                          7=78'S
Interest in Arrears (Y/N)                      16     AN         Y       Y=Yes, N=No
Payment Type Code                              17  Numeric       1       See Payment Type Code Legend
Prepayment Lock-out End Date                   18     AN      YYYYMMDD   Date After Which Loan Can Be
                                                                          Prepaid
Yield Maintenance End Date                     19     AN      YYYYMMDD   Date After Which Loan Can Be
                                                                         Prepaid Without Yield
                                                                         Maintenance
Prepayment Premium End Date                    20     AN      YYYYMMDD   Date After Which Loan Can Be
                                                                         Prepaid Without Penalty
Prepayment Terms Description                   21     AN        Text     Description Of Prepayment
                                                                         Terms (Not To Exceed 50
                                                                         Characters)
ARM Index Code                                 22     AN         A       See Arm Index Code Legend
First Rate Adjustment Date                     23     AN      YYYYMMDD   Date Note Rate Originally
                                                                         Changed
First Payment Adjustment Date                  24     AN      YYYYMMDD   Date Payment Originally
                                                                         Changed
ARM Margin                                     25  Numeric     0.025     Rate Added To Index Used In
                                                                         The Determination Of The
                                                                         Gross Interest Rate
Lifetime Rate Cap                              26  Numeric      0.15     Maximum Rate That The
                                                                         Borrower Must Pay On An Arm
                                                                         Loan Per The Loan Agreement
Lifetime Rate Floor                            27  Numeric      0.05     Minimum Rate That The
                                                                         Borrower Must Pay On An Arm
                                                                         Loan Per The Loan Agreement
Periodic Rate Increase Limit                   28  Numeric      0.02     Maximum Periodic Increase To
                                                                         The Note Rate Allowed Per
                                                                         The Loan Agreement
Periodic Rate Decrease Limit                   29  Numeric      0.02     Minimum Periodic Increase To
                                                                         The Note Rate Allowed Per
                                                                         The Loan Agreement
Periodic Payment Adjustment Max-%              30  Numeric      0.03     Maximum Periodic Percentage
                                                                         Increase to The Borrowers
                                                                         P&I Payment Allowed Per The
                                                                         Loan Agreement
Periodic Payment Adjustment Max-$              31  Numeric    5000.00    Maximum Periodic Dollar
                                                                         Increase To The Borrower P&I
                                                                         Payment Allowed Per The Loan
                                                                         Agreement
Payment Frequency                              32  Numeric       1       1=Monthly, 3=Quarterly,
                                                                         6=Semi-Annually, 12=Annually
                                                                         ...
Rate Reset Frequency In Months                 33  Numeric       1       1=Monthly, 3=Quarterly,
                                                                         6=Semi-Annually, 12=Annually
                                                                         ...
Payment Reset Frequency In Months              34  Numeric       1       1=Monthly, 3=Quarterly,
                                                                         6=Semi-Annually, 12=Annually
                                                                         ...
Rounding Code                                  35  Numeric       1       Rounding Method For Sum Of
                                                                         Index Plus Margin (See
                                                                         Rounding Code Legend)
Rounding Increment                             36  Numeric    0.00125    Used In Conjunction With
                                                                         Rounding Code
Index Look Back In Days                        37  Numeric       45      Use Index In Effect X Days
                                                                         Prior to Adjustment Date
Negative Amortization Allowed (Y/N)            38     AN         Y       Y=Yes, N=No
Max Negate Allowed (% of Orig Balance)         39  Numeric     0.075     Maximum Lifetime Percentage
                                                                         Increase To The Original
                                                                         Balance Allowed Per The Loan
                                                                         Agreement
Maximum Negate Allowed ($)                     40  Numeric    25000.00   Maximum Lifetime Dollar
                                                                         Increase To The Original
                                                                         Balance Allowed Per The Loan
                                                                         Agreement
Remaining Term At Securitization               41  Numeric      240      Remaining Number Of months
                                                                         Until Maturity Of Loan At
                                                                         Cutoff
Remaining Amortized Term At Securitization     42  Numeric      360      Remaining Number of Months
                                                                         Loan Amortized Over At
                                                                         Cutoff
Maturity Date At Securitization                43     AN      YYYYMMDD   The Scheduled Maturity Date
                                                                         Of The Mortgage Loan At
                                                                         Securitization
Scheduled Principal Balance At                 44  Numeric   1000000.00  The Scheduled Principal
Securitization                                                           Balance Of The Mortgage Loan
                                                                         At Securitization
Note Rate At Securitization                    45  Numeric     0.095     Cutoff Annualized Gross
                                                                         Interest Rate Applicable To
                                                                         The Calculation Of Schedule
                                                                         Interest
Servicer And Trustee Fee Rate                  46  Numeric    0.00025    Cutoff Annualized Fee Paid
                                                                         To The Servicer And Trustee
Fee Rate/Strip Rate 1                          47  Numeric    0.00001    Cutoff Annualized Fee/Strip
                                                                         Netted Against Current Note
                                                                         Rate To Determine Net Pass-
                                                                         Through Rate
Fee Rate/Strip Rate 2                          48  Numeric    0.00001    Cutoff Annualized Fee/Strip
                                                                         Netted Against Current Note
                                                                         Rate To Determine Net Pass-
                                                                         Through Rate
Fee Rate/Strip Rate 3                          49  Numeric    0.00001    Cutoff Annualized Fee/Strip
                                                                         Netted Against Current Note
                                                                         Rate To Determine Net Pass-
                                                                         Through Rate
Fee Rate/Strip Rate 4                          50  Numeric    0.00001    Cutoff Annualized Fee/Strip
                                                                         Netted Against Current Note
                                                                         Rate To Determine Net Pass-
                                                                         Through Rate
Fee Rate/Strip Rate 5                          51  Numeric    0.00001    Cutoff Annualized Fee/Strip
                                                                         Netted Against Current Note
                                                                         Rate To Determine Net Pass-
                                                                         Through Rate
Net Rate At Securitization                     52  Numeric     0.0947    Cutoff Annualized Interest
                                                                         Rate Applicable To The
                                                                         Calculation Of Remittance
                                                                         Interest
Periodic P&I Payment At Securitization         53  Numeric    3000.00    The Periodic Scheduled
                                                                         Principal & Interest Payment
# of Properties                                54  Numeric       13      The Number Of Properties
                                                                         Underlying The Mortgage Loan
Property Name                                  55     AN        Text     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
Property Address                               56     AN        Text     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
Property City                                  57     AN        Text     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
Property State                                 58     AN        Text     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
Property Zip Code                              59     AN        Text     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
Property County                                60     AN        Text     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
Property Type Code                             61     AN         MF      If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various" (See Property Type
                                                                         Code Legend)
Net Square Feet At Securitization              62  Numeric     25000     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
# of Units/Beds/Rooms At Securitization        63  Numeric       75      If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
Year Built                                     64     AN        1990     If Number Of Properties Is
                                                                         Greater Than 1 Then
                                                                         "Various"
NOI At Securitization                          65  Numeric   100000.00   Net Operating Income At
                                                                         Securitization
DSCR At Securitization                         66  Numeric      2.11     DSCR At Securitization
Appraisal Value At Securitization              67  Numeric   1000000.00  Appraisal Value At
                                                                         Securitization
Appraisal Date At Securitization               68     AN      YYYYMMDD   Appraisal Date At
                                                                         Securitization
Physical Occupancy At Securitization           69  Numeric      0.88     Physical Occupancy At
                                                                         Securitization
Revenue At Securitization                      70  Numeric   100000.00   Revenue At Securitization
Operating Expenses At Securitization           71  Numeric   100000.00   Expenses At Securitization
Securitization Financials As Of Date           72     AN      YYYYMMDD   Securitization Financials As
                                                                         Of Date
Recourse (Y/N)                                 73     AN         Y       Y=Yes, No=No
Ground Lease (Y/N)                             74     AN         Y       Y=Yes, No=No
Cross-Collateralized Loan Grouping             75  Numeric      9(3)     All Loans With The Same
                                                                         Numeric Value Are Crossed
Collection Of Escrows (Y/N)                    76     AN         Y       Y=Yes, No=No
Collection Of Other Reserves (Y/N)             77     AN         Y       Y=Yes, No=No
Lien Position At Securitization                78  Numeric       1       1=First, 2=Second...

                                    Payment Type Code Legend
1                             Fully Amortizing
2                             Amortizing Balloon
3                             Interest Only/Balloon
4                             Interest Only/Amortizing
5                             Interest Only/Amortizing/Balloon
6                             Principal Only
9                             Other


                                        ARM Index Code Legend
A                             11 FHLB COFI (1 Month)
B                             11 FHLB COFI (6 Month)
C                             1 Year CMT Weekly Average Treasury
D                             3 Year CMT Weekly Average Treasury
E                             5 Year CMT Weekly Average Treasury
F                             Wall Street Journal Prime Rate
G                             1 Month LIBOR
H                             3 Month LIBOR
I                             6 Month LIBOR
J                             National Mortgage Index Rate

                              All Others Use Short Text Description


                                        Rounding Code Legend
1                             Unrounded
2                             Nearest Percentage Increment
3                             Up To Nearest Percentage Increment
4                             Down To Nearest Percentage Increment


                                      Property Types Code Legend
MF                            Multifamily
RT                            Retail
HC                            Health Care
IN                            Industrial
WH                            Warehouse
MH                            Mobile Home Park
OF                            Office
MU                            Mixed Use
LO                            Lodging
SS                            Self Storage
OT                            Other


                                        Commercial Real Estate
                                           Secondary Market
                                                  And
                                      Securitization Association
                               (CSSA 100.1 Periodic Data Record Layout)
                          Loan Level Only - Reflects Distribution Statements

            Specification                                  Description/Comments
 Acceptable Media Types             Magnetic Tape, Diskette, Electronic-Transfer
 Character Set                      ASCII
 Field Delineation                  Comma
 Density (Bytes-Per-Inch)           1500 or 6250
 Magnetic Tape Label                None (unlabeled)
 Magnetic Tape Blocking Factor      10285 (17 records per block)
 Physical Media Label               Servicer Name; Data Type (Collection Period Data);
                                    (Bytes-Per-Inch); Blocking Factor; Record Length
 Return Address Label               Required for return of physical media
                                    (magnetic tape or diskette)


                            Field
        Field Name          Number     Type     Format Example          Description/Comments
 Transaction Id               1         AN         XXX97001    Unique Issue Identification Mnemonic
 Group Id                     2         AN         XXX97C1A    Unique Identification Number Assigned
                                                               To Each Loan Group Within An Issue
 Loan Id                      3         AN      00000000012345 Unique Identification Number Assigned
                                                               To Each Collateral Item In A Pool
 Prospectus Id                4         AN           123       Unique Identification Number Assigned
                                                               To Each Collateral Item In The
                                                               Prospectus
 Distribution Date            5         AN         YYYYMMDD    Date Payments Made To
                                                               Certificateholders
 Current Beginning            6      Numeric      100000.00    Outstanding Scheduled Principal
 Scheduled Balance                                             Balance At The Beginning Of The
                                                               Current Period

 Current Ending               7       Numeric     100000.00    Outstanding Scheduled Principal
 Scheduled Balance                                             Balance At The End Of The Current
                                                               Period
 Paid To Date                 8         AN         YYYYMMDD    Due Date Of The Last Interest Payment
                                                               Received
 Current Index Rate           9       Numeric        0.09      Index Rate Used In The Determination
                                                               Of The Current Period Gross Interest
                                                               Rate
 Current Note Rate            10      Numeric        0.09      Annualized Gross Rate Applicable To
                                                               The Calculation Of The Current Period
                                                               Scheduled Interest
 Maturity Date                11        AN         YYYYMMDD    Date Collateral Is Scheduled To Make
                                                               Its Final Payment
 Servicer and Trustee         12      Numeric      0.00025     Annualized Fee Paid To The Servicer
 Fee Rate                                                      And Trustee
 Fee Rate/Strip Rate 1        13      Numeric      0.00001     Annualized Fee/Strip Netted Against
                                                               Current Note Rate To Determine Net
                                                               Pass-Through Rate
 Fee Rate/Strip Rate 2        14      Numeric      0.00001     Annualized Fee/Strip Netted Against
                                                               Current Note Rate To Determine Net
                                                               Pass-Through Rate
 Fee Rate/Strip Rate 3        15      Numeric      0.00001     Annualized Fee/Strip Netted Against
                                                               Current Note Rate To Determine Net
                                                               Pass-Through Rate
 Fee Rate/Strip Rate 4        16      Numeric      0.00001     Annualized Fee/Strip Netted Against
                                                               Current Note Rate To Determine Net
                                                               Pass-Through Rate
 Fee Rate/Strip Rate 5        17      Numeric      0.00001     Annualized Fee/Strip Netted Against
                                                               Current Note Rate To Determine Net
                                                               Pass-Through Rate
 Net Pass-Through Rate        18      Numeric       0.0897     Annualized Interest Rate Applicable To
                                                               The Calculation Of The Current Period
                                                               Remittance Interest
 Next Index Rate              19      Numeric        0.09      Index Rate Used In The Determination
                                                               Of The Next Period Gross Interest Rate
 Next Note Rate               20      Numeric        0.09      Annualized Gross Interest Rate
                                                               Applicable To The Calculation Of The
                                                               Next Period Scheduled Interest
 Next Rate Adjustment         21        AN         YYYYMMDD    Date Note Rate Is Next Scheduled To
 Date                                                          Change
 Next Payment Adjustment      22        AN         YYYYMMDD    Date Scheduled P&I Amount Is Next
 Date                                                          Scheduled To Change
 Scheduled Interest           23      Numeric      1000.00     Scheduled Gross Interest Payment Due
 Amount                                                        For The Current Period
 Scheduled Principal          24      Numeric      1000.00     Scheduled Principal Payment Due For
 Amount                                                        The Current Period
 Total Scheduled P&I Due      25      Numeric      1000.00     Scheduled Principal And Interest
                                                               Payment Due For The Current Period
 Neg am/Deferred              26      Numeric      1000.00     Negative Amortization/Deferred
 Interest Amount                                               Interest Amount Due For The Current
                                                               Period

 Unscheduled Principal        27      Numeric      1000.00     Unscheduled Payments of Principal
 Collections                                                   Received During The Related Collection
                                                               Period
 Other Principal              28      Numeric      1000.00     Unscheduled Principal Adjustments For
 Adjustments                                                   The Related Collection Period
 Liquidation/Prepayment       29        AN         YYYYMMDD    Date Unscheduled Payment Of Principal
 Date                                                          Received
 Prepayment                   30      Numeric      1000.00     Additional Payment Required From
 Penalty/Yield Maint.                                          Borrower Due To Prepayment Of Loan
 Received                                                      Prior To Maturity
 Prepayment Interest          31      Numeric      1000.00     Scheduled Gross Interest Applicable To
 Excess (Shortfall)                                            The Prepayment Amount
 Liquidation/Prepayment       32      Numeric         1        See Liquidation/Prepayment Codes
 Code                                                          Legend
 Most Recent ASER $           33      Numeric      1000.00     Excess Of The Principal Balance Over
                                                               The Defined Appraisal Percentage
 Most Recent ASER Date        34        AN         YYYYMMDD    Date ASER Amount Applied To Loan
 Cumulative ASER $            35      Numeric      1000.00     Cumulative ASER Amount
 Actual Balance               36      Numeric     100000.00    Outstanding Actual Principal Balance
                                                               At The End Of The Current Period
 Total P&I Advance            37      Numeric      1000.00     Outstanding P&I Advances At The End Of
 Outstanding                                                   The Current Period
 Total T&I Advance            38      Numeric      1000.00     Outstanding Taxes & Insurance Advances
 Outstanding                                                   At The End Of The Current Period

 Other Expense Advance        39      Numeric      1000.00     Other Outstanding Advances At The End
 Outstanding                                                   Of The Current Period
 Status of Loan               40        AN            1        See Status Of Loan Legend
 In Bankruptcy                41        AN            Y        Bankruptcy Status Of Loan (If In
                                                               Bankruptcy "Y".  Else "N")
 Foreclosure Date             42        AN         YYYYMMDD    Date Of Foreclosure
 REO Date                     43        AN         YYYYMMDD    Date of REO
 Bankruptcy Date              44        AN         YYYYMMDD    Date Of Bankruptcy
 Net Proceeds Received        45      Numeric     100000.00    Net Proceeds Received On Liquidation
 on Liquidation                                                To Be Remitted To The Trust Per The
                                                               Trust Documentation.
 Liquidation Expense          46      Numeric     100000.00    Expenses Associated With The
                                                               Liquidation To Be Netted From The
                                                               Trust Re: The Trust Documentation
 Realized Loss to Trust       47      Numeric      10000.00    Liquidation Balance Less Net
                                                               Liquidation Proceeds Received
 Date of Last                 48        AN         YYYYMMDD    Date Loan Was Modified
 Modification
 Modification Code            49      Numeric         1        See Modification Codes Legend

 Modified Note Rate           50      Numeric        0.09      Note Rate Loan Modified To
 Modified Payment Rate        51      Numeric        0.09      Payment Rate Loan Modified To
 Preceding Fiscal Year        52      Numeric      1000.00     Preceding Fiscal Year Revenue
 Revenue
 Preceding Fiscal Year        53      Numeric      1000.00     Preceding Fiscal Year Expenses
 Expenses
 Preceding Fiscal Year        54      Numeric      1000.00     Preceding Fiscal Year Net Operating
 NOI                                                           Income
 Preceding Fiscal Year        55      Numeric      1000.00     Preceding Fiscal Year Debt Service
 Debt Service Amt.                                             Amount
 Preceding Fiscal Year        56      Numeric        2.55      Preceding Fiscal Year Debt Service
 DSCR                                                          Coverage Ratio
 Preceding Fiscal Year        57      Numeric        0.85      Preceding Fiscal Year Physical
 Physical Occupancy                                            Occupancy
 Preceding FY Financial       58        AN         YYYYMMDD    Preceding Fiscal Year Financial As Of
 As of Date                                                    Date
 Second Preceding FY          59      Numeric      1000.00     Second Preceding Fiscal Year Revenue
 Revenue
 Second Preceding FY          60      Numeric      1000.00     Second Preceding Fiscal Year
 Expenses                                                      Expenses
 Second Preceding FY NOI      61      Numeric      1000.00     Second Preceding Fiscal Year Net
                                                               Operating Income
 Second Preceding FY          62      Numeric      1000.00     Second Preceding Fiscal Year Debt
 Debt Service                                                  Service
 Second Preceding FY          63      Numeric        2.55      Second Preceding Fiscal Year Debt
 DSCR                                                          Service Coverage Ratio
 See Preceding FY             64      Numeric        0.85      Second Preceding Fiscal Year Physical
 Physical Occupancy                                            Occupancy
 See Preceding FY             65        AN         YYYYMMDD    Second Preceding Fiscal Year Financial
 Financial As of Date                                          As Of Date
 Most Recent Fiscal YTD       66      Numeric      1000.00     Most Recent Fiscal Year To Date
 Revenue                                                       Revenue
 Most Recent Fiscal YTD       67      Numeric      1000.00     Most Recent Fiscal Year To Date
 Expenses                                                      Expenses
 Most Recent Fiscal YTD       68      Numeric      1000.00     Most Recent Fiscal Year To Date Net
 NOI                                                           Operating Income
 Most Recent Fiscal YTD       69      Numeric      1000.00     Most Recent Fiscal Year To Date Debt
 Debt Service                                                  Service
 Most Recent Fiscal YTD       70      Numeric        2.55      Most Recent Fiscal Year To Date Debt
 DSCR                                                          Service Coverage Ratio
 Most Recent Fiscal YTD       71      Numeric        0.85      Most Recent Fiscal Year To Date
 Phys. Occ.                                                    Physical Occupancy
 Most Recent Fiscal YTD       72        AN         YYYYMMDD    Most Recent Fiscal Year To Date Start
 Start Date                                                    Date
 Most Recent Fiscal YTD       73        AN         YYYYMMDD    Most Recent Fiscal Year To Date End
 End Date                                                      Date
 Most Recent Appraisal        74        AN         YYYYMMDD    The Date Of The Latest Available
 Date                                                          Appraisal For The Property
 Most Recent Appraisal        75      Numeric     100000.00    The Latest Available Appraisal Value
 Value                                                         For The Property
 Workout Strategy Code        76      Numeric         1        See Workout Strategy Codes Legend
 Most Recent Spec             77        AN         YYYYMMDD    Date Transferred To The Special
 Service Transfer Date                                         Servicer
 Most Recent Master           78        AN         YYYYMMDD    Date Returned To The Master Servicer
 Service Return Date
 Date Asset is Expected       79        AN         YYYYMMDD    Date Asset Is Expected To Be Resolved
 to Be Resolved
 Year Last Renovated          80        AN           1997      Year Property Last Renovated


   All Financial Update Fields Are Calculated and/or Presented in The Manner Described In The Associated Trust Documentation.

   Most Recent Fiscal YTD Figures Are From The Last Financials Processed By The Servicer Pursuant To The Terms Of The Trust Document, And Cover The Period From The Start Date To The End Date.

Liquidation/Prepayment Code
          Legend

1    Partial Liquidation (Curtailment)
2    Payoff Prior to Maturity
3    Disposition
4    Repurchase
5    Full Payoff At Maturity
6    DPO
7    Liquidation


Status of Mortgage Loan
        Legend

A    Payment Not Received But Still In Grace Period
B    Late Payment But Less Than 1 Month Delinquent
0    Current
1    One Month Delinquent
2    Two Months Delinquent
3    Three or More Months Delinquent
4    Assumed Scheduled Payment (Performing Matured Balloon)
7    Foreclosure
9    REO

Modification Code
     Legend

1    Maturity Date Extension
2    Amortization Change
3    Principal Write-Off
4    Combination

Workout Strategy Code
     Legend

1    Modification
2    Foreclosure
3    Bankruptcy
4    Extension
5    Note Sale
6    DPO
7    REO
8    Resolved
9    Pending Return to Master Servicer
10   Deed in Lieu of Foreclosure



EXHIBIT Q

(RESERVED)







EXHIBIT R

(RESERVED)




                                  EXHIBIT S

           FORM OF NOTICE REGARDING TRANSFER TO SPECIAL SERVICING
                         PURSUANT TO SECTION 6.02(A)



(Date)

(Trustee Name and Address)
(Depositor Name and Address)
(Master Servicer's Name and Address)
(Special Servicer's Name and Address)

     Re: Transfer of Servicing of Loan in the Name of (Mortgagor's Name), Loan (Mortgagor's Primary Loan ID Number)

Dear Sir/Madam:

     Please be advised that the servicing of the above-referenced loan will be transferred to ("Special Servicer's Name") for special servicing as of the date of this letter. This loan is being transferred to ("Special Servicer's Name") for servicing for the following noted reason:

     1.   The loan has become a Defaulted Mortgage Loan;

     2. The Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or a similar proceeding, or the Mortgagor has become a subject of a decree or order for such a proceeding which shall have remained in force on discharged or unstayed for a period of 6 days;

     3. Either ("Special Servicer's Name") or ("Master Servicer's Name") has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

     4. In the judgement of ("Special Servicer's Name") or ("Master Servicer's Name"), a payment default has occurred or is imminent and is not likely to be cured by the related Mortgagor within sixty (60) days;

     5. The related Mortgagor has admitted in writing its inability to pay its debts generally as they become due, has filed a petition to take advantage of any applicable insolvency or reorganization statue, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

     6. With respect to a Balloon Mortgage Loan, the related Mortgagor, in response to a letter from ("Master Servicer's Name") pursuant to
          Section 4.11 of the Servicing Agreement, has requested either an extension of the related Maturity Date of any other modification or has otherwise indicated the inability to make the payment due on such Maturity Date, or has failed to respond within thirty (30) days after the 3-months' notice letter referenced in Section 4.11 of the Servicing Agreement;

     7. Any other material default has, in ("Special Servicer's Name")'s judgement or ("Master Servicer's Name")'s judgement, occurred which is not reasonably susceptible of cure within the time periods and on the terms and conditions, if any, provided in the related Mortgage;

     8.   The related Mortgaged Property has become REO Property; or

     9. If for any reason, ("Master Servicer's Name") cannot enter into an assumption agreement pursuant to Section 4.08 of the Servicing Agreement.

     All capitalized terms used herein shall have the same meaning as defined in, and all references to the "Servicing Agreement" shall refer to, the Pooling and Servicing Agreement, dated as of September 1, 1997, among J.P. Morgan Commercial Mortgage Finance Corp., Midland Loan Services L.P, LaSalle National Bank and ABN AMRO Bank N.V.

                                        Sincerely,


                                        By:--------------------------------
                                        Name:------------------------------
                                        Title:-----------------------------



                                  EXHIBIT T

         FORM OF SPECIAL SERVICER LETTER PURSUANT TO SECTION 6.02(B)

(Date)


(Mortgagor's Name)
(Mortgagor's Address)

     Re: Transfer of Servicing of Loan in the Name of (Mortgagor's Name), Loan (Mortgagor's Primary Loan ID Number)

Dear (Mortgagor):

     ("Master Servicer's Name") is responsible for receiving all payments on
your loan  and for  normal  servicing of  your  loan.   ("Special  Servicer's
Name") (the "Special Servicer") is the Special Servicer who is responsible for servicing any loan that requires special attention such as one which is delinquent, has matured or when a default appears imminent.

     This letter is to inform you that we have determined that your loan meets one or more of the conditions for transfer to the Special Servicer.

     Please continue to remit all payments to ("Master Servicer's Name") while your loan is being serviced by the Special Servicer. ("Master Servicer's Name") will continue to process your checks and maintain the
accounting  records  for this  loan.    The  acceptance  of any  payments  by
("Master Servicer's Name") does not constitute any agreement to modify or amend your loan in any way.

     A Special Servicer employee will contact you shortly to discuss what options are available to you at this time. Should you have any questions
regarding  your  loans,  please   contact the Special  Servicer's toll-free
Customer Service number (("Customer Service Number")), or write to the
Special Servicer at  the  following address.    Please remember  to  use the
above ("Master Servicer's Name") loan number when communicating with the Special Servicer and making your payments to ("Master Servicer's Name") while the Special Servicer is servicing your loan:

                          ("Special Servicer's Name")
                         ("Special Servicer's Address")
                         Attention: Special Servicing

     No statement, act, omission or course of dealing or conduct on the part of ("Master Servicer's Name") or the Special Servicer, or both, shall be construed to alter or waive any default or any obligation under applicable law and/or the documents pertaining to your loan; no agreement or waiver shall be binding on ("Master Servicer's Name") or the Special Servicer unless reduced to writing and signed by an employee duly authorized to do so; and neither delay in nor failure of ("Master Servicer's Name") or the Special Servicer to exercise any right, power or privilege under any loan document shall operate as a waiver thereof, and no single or partial exercise of any right, power or any privilege shall preclude any other and further exercise thereof or the exercise of any right, power or privilege.

                                        Sincerely,

                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________


ATTENTION TO ANY DEBTOR IN BANKRUPTCY OR WHO HAS RECEIVED A DISCHARGE IN BANKRUPTCY OR WHO MAY HAVE PAID, SETTLED OR IS OTHERWISE NOT OBLIGATED:

Please be advised that this letter constitutes neither a demand for payment of the captioned debt nor a notice of personal liability to any recipient hereof who: might have received a discharge of such debt in accordance with applicable bankruptcy laws or who might be subject to the automatic stay of
Section 362 of the United States Bankruptcy Code, has paid, settled, or is otherwise not obligated by law.

cc:  ("Master Servicer")


                                  EXHIBIT U

         FORM OF SPECIAL SERVICER LETTER PURSUANT TO SECTION 6.02(E)



                                        (Date)

(Mortgagor's Name)
(Mortgagor's Address)

     Re: Transfer of Servicing of Loan in the Name of (Mortgagor's Name), Loan (Mortgagor's Primary Loan ID Number)

Dear (Mortgagor):

     Your loan has been transferred to ("Special Servicer Name") (the "Special Servicer") for Special Servicing. After we review your records, we will be contacting you soon.

     Please continue  to remit  all payments  to ("Master  Servicer's Name")
while  your  loan is  being  serviced  by  the Special Servicer.    ("Master
Servicer's  Name") will  continue to  process  your checks  and maintain  the
accounting  records  for  this  loan.   The  acceptance  of  any  payments by
("Master Servicer's Name") does not constitute any agreement to modify or amend your loan in any way.

     A Special Servicer employee will contact you shortly to discuss what
options are  available to you  at this time.   Should you have  any questions
regarding  your  loans,  please   contact the Special  Servicer's  toll-free
Customer Service number (("Customer Service Number")), or write to the Special Servicer at the following address. Please remember to use the above ("Master Servicer's Name") loan number when communicating with the Special Servicer and making your payments to ("Master Servicer's Name") while the Special Servicer is servicing you loan:

                         ("Special Servicer's Name")
                        ("Special Servicer's Address")
                         Attention: Special Servicing

     The Special  Servicer may  be  engaging  third  party firms  to  perform property inspections as well as certain other analyses and studies on property which serves as collateral for your loan. You may be contacted by such third party firms to provide access to your property and other information. We will appreciate your cooperation during this process and look forward to completing these activities in the near future.

     No statement, act, omission or course of dealing or conduct on the part of the ("Master Servicer's Name") or the Special Servicer, or both, shall be construed to alter or waive any default or any obligation under applicable law and/or the documents pertaining to your loan; no agreement or waiver shall be binding on ("Master Servicer's Name") or the Special Servicer unless reduced to writing and signed by an employee duly authorized to do so; and neither delay in nor failure of (Master Servicer's Name) or the Special Servicer to exercise any right, power or privilege under any loan document shall operate as a waiver thereof, and no single or partial exercise of any right, power or any privilege shall preclude any other and further exercise thereof or the exercise of any right, power or privilege.


                                        Sincerely,


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________


ATTENTION TO ANY DEBTOR IN BANKRUPTCY OR WHO HAS RECEIVED A DISCHARGE IN BANKRUPTCY OR WHO MAY HAVE PAID, SETTLED OR IS OTHERWISE NOT OBLIGATED:

Please be advised that this letter constitutes neither a demand for payment of the captioned debt nor a notice of personal liability to any recipient hereof who: might have received a discharge of such debt in accordance with applicable bankruptcy laws or who might be subject to the automatic stay of
Section 362 of the United States Bankruptcy Code, has paid, settled, or is otherwise not obligated by law.

cc:  ("Master Servicer")







                                EXHIBIT V

   FORM OF SPECIALLY SERVICED MORTGAGE LOAN AND REO STATUS REPORT PURSUANT TO
                             SECTION 6.09(A)



Report Format:                                Report Date:

                        Specially Serviced Mortgage Loan

                                      and

                              REO Status Reports


Servicer:
Pool Number:
Group Number:


Primary Loan ID Number
Related Owner Loan ID Number
Specially Serviced Loan Status
Servicing Transfer Date
REO Date of Acquisition
Date of Note
Lien Position Code
Cross Collateralization Provision
Cross Default Terms
Maturity Date
Paid-To-Date
Number of Days Past Due
Current Principal Balance
Mortgage Interest Rate
Mortgagor
Name of Mortgaged Property
Property Street Address
Property City
Property County
Property State
Property Zip Code
Property Type Code
Property Type Sub-Code
Occupancy as of Most Recent Rent Roll
Date of Most Recent Rent Roll
Net Rentable Building Area (S.F.)
# of Units/Pads/Beds/Rooms
Cumulative Outstanding Servicing Advance
Most Recent Annual NOI
Date of Most Recent Annual NOI
Annual NOI Statement Type
Trailing NOI
Trailing NOI Date
Trailing Effective Gross Income
Trailing Effective Gross Income Date


Most Recent Appraised Value
Most Recent Appraised Value Date
Current LTV Ratio
Non-Recoverable Advance Flag
Cumulative Outstanding Non-Recoverable
Sales Contract Due Diligence Expiration Date
Ad Valorum Assessed Value
Executed Sales Contract
Executed Sales Contract Amount
Executed Sales Contract Estimated Closing Date
Issues/Action
Estimated Gain/Loss at REO Sale
Overall Inspection Evaluation at Last Property Inspection Report
Date of last Property Inspection Report
Net Expense Since Date of REO Acquisition
Number of Pending Offer(s)
Amount of Pending Offer(s)
Prospective Purchaser's Name(s)
Asset Officer
Asset Officer Phone Number





IDF                        Field       Field
Field    Field Name        Size        Format          Edit Reference

1        Report Date       8           Date            Date file created for any and all exhibits
                                                       transferred to the Master Servicer.

227      Primary Servicer
         Code              2           Alpha           Master Servicer defined. (This field may change)

2        Primary Loan
         ID Number         10          Alpha           Primary Servicer defined.  Must be unique.

3        Related Owner
         Loan ID Number    10          Numeric         Related owner loan number during conduit period only.
                                                       Master Servicer defined.  (This field will not be static)

237      Pool Number       2           Alpha           Master Servicer defined.  Asset pool identification number.
                                                       Can be used to identify loans for upcoming securitizations.
                                                       (This field will remain static)

238      Group Number
         (Sub-Pool Number) 4           Numeric         Unique number assigned to track loans in securitized pools.
                                                       Master Servicer defined.  (This field will remain static).

195      Specially Serviced
         Loan Status       2           Alpha           1 = Modification/Negotiations Pending (Anticipate
                                                       modification to loan terms and return to performing status)
                                                       2 =  Intent to Foreclose (Mortgage loan identified
                                                       for foreclosure)
                                                       3 =  Foreclosure In Process (Mortgage loan in the
                                                       actual process of judicial foreclosure)
                                                       4 =  Foreclosure in Process (Mortgage loan in the
                                                       actual process of non-judicial foreclosure)
                                                       5 =  Banktruptcy (Confirmation of bankrutpcy filing
                                                       received)
                                                       6 =  Monitoring (Mortgage loans which have been
                                                       modified and/or brought current and are being monitored
                                                       for three consecutive monthly payments before being
                                                       restored to Primary Servicer)
                                                       7 =  Payoff in full anticipated.
                                                       8 =  Payoff at discount anticipated.
                                                       9 =  REO property.

193    Servicing
       Transfer Date       8           Date            The date after the occurrence of a Servicing Transfer
                                                       Event on which the Special Servicer receives the
                                                       information, documents and records required to be delivered thereto.

203    REO Date of
       Acquisition         8           Date            Special Servicer defined field.  Date title passed from
                                                       Borrower to related owner or Trustee.

26     Date of Note        8           Date            Note date.  May be different from Date Loan Funded.

15     Lien Position
       Code                1           Alpha           Identify investor lien position:

12     Cross
       Collateralization
       Provision           1           Alpha           Indicate if provision is made for collateral pledged
                                                       on related debt:  Y = Yes; N = No.

11     Cross Default
       Terms               40          Alpha           Narrative.  Identify related loan number / name.

45     Maturity Date       8           Date            Date on which the last payment of principal is due and payable.

50     Paid-To Date        8           Date            If providing a next due date, indicate on documentation.
                                                       NOTE: For Interest in Advance Loans: Use Last
                                                       Paid Installment Due Date.  Use this field for the most
                                                       recent P&I payment.

51     Number of Days
       Past Due           8           Date

47     Current Principal
       Balance            12          Numeric          As of the first of each month or the preceding business day as of collection period.

52     Mortgage Interest
       Rate               10          Numeric          Note rate in effect on 1st day in loan accrual period for loan payment due in current due period.  Per annum rate of interest at which interest accrues on the outstanding principal balance.  Example: 8.375% coded as 0.08375000.

120    Mortgagor          40          Alpha            The name of the obligor(s).

126    Name of Mortgaged
       Property           40          Alpha            Primary property, if applicable.

127    Property Street
       Address            35          Alpha

128    Property City      25          Alpha

129    Property County    25          Alpha

130    Property State      2          Alpha           Postal abbreviation.

131    Property Zip Code   9          Numeric         Nine digit zip code.

152    Property Type Code  2          Alpha           MF   =   Multi-family
                                                      RT   =   Retail
                                                      NH   =   Skilled Nursing Home Facility
                                                      CH   =   Congregate Housing
                                                      IN   =   Industrial
                                                      SS   =   Self Storage Facility
                                                      MH   =   Mobile Home Park
                                                      OF   =   Office Building
                                                      HO   =   Hotel
                                                      MU   =   Mixed Use
                                                      OT   =   Other

153   Property Type
      Sub-Code             2         Alpha

154   Occupancy as of
      Most Recent Rent
      Roll                 10        Numeric          Percentage occupied as of date indicated in Date of Most Recent Rent Roll.

155   Date of Most
      Recent Rent Roll     8         Date             Date applicable to Occupancy as of Most Recent Rent Roll.

159   Net Rentable
      Building Area
      (S.F.)               9         Numeric          The area (square footage) for which tenants are obligated to pay rent according to the lease.

160   # of Units/Pads/
      Beds/Rooms                                      As applicable to property type.

61   Cumulative
     Outstanding
     Servicing Advance    12         Numeric

169  Most Recent
     Annual NOI           12         Numeric         Most recent fiscal year ended NOI for property (Fiscal Year may equal
                                                     Current Year).

170  Date of Most
     Recent Annual NOI    8          Date

171  Annual NOI
     Statement Type       1          Alpha           1 = Audited; 2 = Non-Audited.

172  Trailing NOI         12         Numeric         Last four quarter NOI annualized, as derived from last four quarters.


173  Trailing NOI Date     8         Date           Stated usually as the most recent quarter from which trailing NOI was calculated.

182  Trailing Effective
     Gross Income         12         Numeric        Last four quarters Effective Gross Income Annualized.
                                                    For Hotel Property Type this is known as Total Revenue.

183  Trailing Effective
     Gross Income Date     8         Date           Stated usually as the most recent quarter from which trailing
                                                    NOI was calculated.

149  Most Recent
     Appraised Value      12         Numeric      The latest appraisal that has been performed.  Unless Specially
                                                  Serviced loan or other circumstances, this will usually remain the Original Appraised Value.

150  Most Recent
     Appraised Value
     Date                  8         Date

151  Current LTV Ratio     10        Numeric      Calculation:  CLTV = 100 X [Current Principal Balance/
                                                  Most Recent Appraised Value]

200  Non-Recoverable
     Advance Flag          1         Alpha        Indicate whether the advance is deemed non-recoverable:
                                                  Y = Yes; N = No.

201 Cumulative Outstanding
    Non-Recoverable
    Advances              12         Numeric

206 Sales Contract Due
    Diligence Expiration
    Date                  8          Date

204 Ad Valorum Assessed
    Value                 12         Numeric

207 Executed Sales
    Contract              1          Alpha        Y  =  Yes;  N = No

208 Executed Sales
    Contract Amount       12         Numeric

209 Executed Sales
    Contract Estimated
    Closing Date          8          Date

213 Issues/Action        40         Alpha         Brief narrative.  E.G.. Encroachment, taxes being
                                                  protested, environmental spill.  Field to be used
                                                  by Special Servicing and REO.

214 Estimated Gain/Loss
    at REO Sale          12         Numeric

163 Overall Inspection
    Evaluation at Last
    Property Inspection
    Report                1         Alpha        From last Property Inspection Report:

164 Date of Last Property
    Inspection Report     8         Date

216 Net Expenses Since
    Date of REO
    Acquisition          12         Numeric


210 Number of Pending
    Offer(s)             1          Alpha      Indicate number of pending offers 0 - 6.  0 = None;
                                               1 = 1 Offer; etcetera up to 6 offers.

211 Amount of Pending
    Offer(s)             12         Numeric    Indicate amount of each pending offer, 1 - 6.  Allow fields for 6 offers.

212 Prospective
    Purchaser's Name(s)  25         Alpha      Indicate Prospective Purchaser in accordance with Amount of Pending Offers.

242 Asset Officer        25         Alpha      Name of Asset Officer assigned to monitoring loan.

243  Asset Officer
    Phone Number         12         Alpha      Phone Number of Asset Officer assigned to monitoring loan.




                                  EXHIBIT W

         FORM OF SPECIAL SERVICER NOTICE PURSUANT TO SECTION 6.12(A)


                                                  (Date)

(Trustee)
(Trustee's Address)

(Master Servicer's Name)
(Master Servicer's Address)

Re:  Transfer of Servicing of Mortgage Loan in the Name of
     (Mortgagor's Name), Loan (Mortgagor's Primary Loan ID Number)

Dear Sir or Madam:

Please be advised that the servicing of the above referenced Mortgage Loan will be returned to ("Master Servicer's Name") as of (Date). This Mortgage Loan is being returned for the following reason:

     __    1.   Request from Master Servicer that the Mortgage Loan be
                returned based on receipt of information which resulted in the Mortgage Loan not being considered a Specially
                Serviced Mortgage Loan.

     __    2.   The Mortgage Loan is current as to payments of principal and interest.  No Servicing Transfer Event is continuing.
                Three Monthly Payments have been made in accordance with the terms of the related Mortgage Note for the months of (List Months), (Year).

     __    3.   Other:

All capitalized terms, unless otherwise defined, shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of September 1, 1997, among J.P. Morgan Commercial Mortgage Finance Corp., Midland Loan Services L.P, LaSalle National Bank and ABN AMRO Bank N.V.



                                   Very truly yours,

                                   (Name of Special Servicer Servicing
                                   Officer and Title)


                                  EXHIBIT X

         FORM OF SPECIAL SERVICER NOTICE PURSUANT TO SECTION 6.12(B)





(Date)

(Mortgagor's Name)
(Mortgagor's Address)

(Master Servicer's Name)
(Master Servicer's Address)

     Re: Transfer of Servicing of Loan in the Name of (Mortgagor's Name), Loan (Mortgagor's Primary Loan ID Number)

Dear (Mortgagor):

     Please be advised that the servicing of the above-referenced loan will be returned to ("Master Servicer's Name") for servicing as of the date of this letter. This loan is being returned to ("Master Servicer's Name") for servicing for the following reason:

     __   The loan has been current in payments under existing terms for three consecutive monthly payments.

     __   The loan is returned to ("Master Servicer's Name") based upon receipt of information which resulted in the loan not being considered a Specially Serviced Mortgage Loan.

     __   The loan has been modified and the three consecutive monthly payments have been made in accordance with the terms of the modified mortgage note.

     __   Other:

                ------------------------------------------------
                ------------------------------------------------

     Please continue to remit all payments to ("Master Servicer's Name"). ("Master Servicer's Name") will continue to process your checks and maintain the accounting records for this loan. Please remember to use the above ("Master Servicer's Name") Loan Number when communicating with us and making your payments to ("Master Servicer's Name").

     Please acknowledge receipt of this letter by signing the enclosed copy and returning it to my attention.

                                        Sincerely,


                                        By:

                                            -------------------------------
                                        Name:
                                             ------------------------------

                                        Title:
                                              -----------------------------

cc:  ("Master Servicer's Name")

Borrower Acknowledgment

By: --------------------------
Name: ------------------------
Title: -----------------------
Date:-------------------------


                                  EXHIBIT Y

FORM OF REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS PURSUANT TO SECTION 3.15
                             OR SECTION 11.14(B)



     To:       (Trustee's Name)

     From:     (Servicer)

     Date:     (Date)

     Re: Pooling and Servicing Agreement, dated as of September 1, 1997, among J.P. Morgan Commercial Mortgage Finance Corp., Midland Loan Services L.P, LaSalle National Bank and ABN AMRO Bank N.V.


     In connection with the administration of the Mortgage Loans held by you as the Trustee, we request the release of the Mortgage File/(specify documents) for the Mortgage Loan described below, for the reason indicated. The undersigned agrees to acknowledge receipt of such Mortgage Loan file promptly upon receipt.


Mortgagor's Name, Address & Zip Code:
------------------------------------


Mortgage Loan Number
--------------------


Reason for Requesting Documents  (check one)
-------------------------------

----     1.  Mortgage Loan paid in full.  (Servicer hereby certifies that all amounts received in connection therewith have been credited or will be escrowed as provided in the Servicing Agreement.)

____     2.  Mortgage Loan Liquidated.  (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to or will be escrowed pursuant to the Servicing Agreement.)

____     3.  Mortgage Loan in Foreclosure.

____     4.  Other (explain)

     If item 1 or 2 above is checked, and if all or part of the Custodian's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan. If item 3 or 4 is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                      (Servicer)


                                      By:___________________________________
                                      Name:_________________________________
                                      Title:________________________________
                                      Date:_________________________________


Documents returned to Trustee:

By: ___________________________
Name:  ________________________
Title:_________________________
Date: _________________________



                                  EXHIBIT Z

                REO ACCOUNT LETTER PURSUANT TO SECTION 6.09(B)



REO ACCOUNTS REPORT
FROM (DAY AFTER PRIOR PRIMARY REMTTANCE DATE)
  TO AND INCLUDING (CURRENT PRIMARY REMITTANCE DATE)      Account #


BEGINNING BALANCE                                          $0.00

COLLECTIONS:
-----------

DELINQUENT PAYMENTS                      $0.00

PAYMENTS FOR CURRENT DUE PERIOD          $0.00

(Includes net liquidation proceeds
 & prepayments)

PAYMENTS FOR FUTURE DUE PERIODS          $0.00

PRIMARY SERVICER ADVANCES                $0.00

LIQUIDATION PROCEEDS
- To be applied to Servicer Advances     $0.00

LATE FEES/PREPAYMENT PREMIUMS            $0.00

UNAPPLIED FUNDS                          $0.00

LOANS IN PROCESS                         $0.00

INVESTMENT INCOME -
  Due to Primary Servicer                $0.00         -------------

      TOTAL COLLECTIONS                                    $0.00
                                                       =============

DISBURSEMENTS:
-------------

TRANSFER TO ESCROW                       $0.00

SERVICE FEES                             $0.00

MASTER SERVICER REMITTANCE               $0.00

PRINCIPAL ADVANCE REIMBURSEMENTS         $0.00

INTEREST ADVANCE REIMBURSEMENTS          $0.00

SERVICER ADVANCE REIMBURSEMENTS          $0.00

ADVANCE INTEREST (Due and collected)     $0.00

INVESTMENT INCOME - Due Primary Servicer $0.00         ---------------

            TOTAL DISBURSEMENTS                           $0.00
                                                       ===============


Report should be supported by account reconciliation and copy of bank statement.